FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-286968-05

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated December 3, 2025, may be amended or completed prior to time of sale.

PROSPECTUS

$721,928,000 (Approximate)

BBCMS Mortgage Trust 2025-C39
(Central Index Key Number 0002097938)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

Citi Real Estate Funding Inc.
(Central Index Key Number 0001701238)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

German American Capital Corporation
(Central Index Key Number 0001541294)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

BSPRT CMBS Finance, LLC

(Central Index Key Number 0001722518)

UBS AG New York Branch

(Central Index Key Number 0001685185)

Zions Bancorporation, N.A.

(Central Index Key Number 0000109380)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-C39

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-C39 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2025-C39. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2026. The rated final distribution date for the offered certificates is the distribution date in December 2058.

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$16,918,000		[___]%	(6)	December 2030
Class A-4	(7)		[___]%	(6)	(7)
Class A-5	(7)		[___]%	(6)	(7)
Class A-SB	$25,463,000		[___]%	(6)	June 2035
Class X-A	$564,636,000	(8)	[___]%	Variable(9)	NAP
Class A-S	$86,712,000		[___]%	(6)	December 2035
Class B	$40,332,000		[___]%	(6)	December 2035
Class C	$30,248,000		[___]%	(6)	December 2035

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 61 and page 63, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, UBS Securities LLC, Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 37.7% of each class of offered certificates, Citigroup Global Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 36.3% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 9.4% of each class of offered certificates, Wells Fargo Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 8.4% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as co-lead manager and joint bookrunner with respect to approximately 8.2% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 0.0% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 23, 2025. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately [__]% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2025, before deducting expenses payable by the depositor.

Barclays	Citigroup	Deutsche Bank Securities
Goldman Sachs & Co. LLC	UBS Securities LLC	Wells Fargo Securities

Co-Lead Managers and Joint Bookrunners
Academy Securities		Drexel Hamilton
Co-Managers

December [_], 2025

BBCMS Mortgage Trust 2025-C39

Commercial Mortgage Pass-Through Certificates, Series 2025-C39

Idaho
2 properties
$4,663,357
0.6% of total
Utah
1 property
$26,650,000
3.3% of total
Missouri
1 property
$13,450,000
1.7% of total
Minnesota
1 property
$826,402
0.1% of total
Wisconsin
3 properties
$10,400,880
1.3% of total
Illinois
1 property
$256,116
0.0% of total
Indiana
1 property
$2,361,581
0.3% of total
Pennsylvania
4 properties
$26,510,844
3.3% of total
New York
9 properties
$195,520,000
24.2% of total
Massachusetts
1 property
$1,226,702
0.2% of total
Michigan
2 properties
$3,617,754
0.4% of total
Connecticut
1 property
$2,741,772
0.3% of total
Ohio
2 properties
$25,846,337
3.2% of total
New Jersey
2 properties
$13,845,934
1.7% of total
Maryland
1 property
$60,000,000
7.4% of total
California
9 properties
$128,425,839
15.9% of total
District of Columbia
1 property
$34,500,000
4.3% of total
Hawaii
1 properties
$5,000,000
0.6% of total
Virginia
2 properties
$13,761,032
1.7% of total
West Virginia
1 property
$30,000,000
3.7% of total
Arizona
1 property
$55,000,000
6.8% of total
South Carolina
1 property
$1,126,911
0.1% of total
North Carolina
2 properties
$6,338,040
0.8% of total
Colorado
2 properties
$26,301,306
3.3% of total
New Mexico
1 property
$737,235
0.1% of total
Georgia
1 property
$11,478,972
1.4% of total
Texas
4 properties
$61,531,068
7.6% of total
Tennessee
2 properties
$10,632,603
1.3% of total
Kentucky
2 properties
$4,020,000
0.5% of total
Oklahoma
1 property
$400,300
0.0% of total
Alabama
1 property
$786,941
0.1% of total
Florida
4 properties
$28,666,188
3.6% of total
Percentage of Initial Pool Balance
0.0% – 1.0%
1.1% – 5.0%
5.1% – 24.2%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Expected Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$16,918,000		$16,283,000		$635,000		30.000%	%	[___](6)	December 2030	2.86	1/26-12/30
A-4	(7)		(7)		(7)		30.000%	%	[___](6)	(7)	(7)	(7)
A-5	(7)		(7)		(7)		30.000%	%	[___](6)	(7)	(7)	(7)
A-SB	$25,463,000		$24,508,000		$955,000		30.000%	%	[___](6)	June 2035	7.38	12/30-6/35
X-A	$564,636,000	(8)	$543,461,000	(8)	$21,175,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
A-S	$86,712,000		$83,460,000		$3,252,000		19.250%	%	[___](6)	December 2035	9.94	11/35-12/35
B	$40,332,000		$38,819,000		$1,513,000		14.250%	%	[___](6)	December 2035	9.98	12/35-12/35
C	$30,248,000		$29,113,000		$1,135,000		10.500%	%	[___](6)	December 2035	9.98	12/35-12/35
Non-Offered Certificates
X-B	$157,292,000	(10)	$151,392,000	(10)	$5,900,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
X-D	$23,191,000	(12)	$22,321,000	(12)	$870,000	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
X-E	$16,132,000	(14)	$15,527,000	(14)	$605,000	(14)	NAP	%	Variable(15)	NAP	NAP	NAP
X-F	$10,083,000	(16)	$9,704,000	(16)	$379,000	(16)	NAP	%	Variable(17)	NAP	NAP	NAP
D	$23,191,000		$22,321,000		$870,000		7.625%	%	___](6)	December 2035	9.98	12/35-12/35
E	$16,132,000		$15,527,000		$605,000		5.625%	%	___](6)	December 2035	9.98	12/35-12/35
F	$10,083,000		$9,704,000		$379,000		4.375%	%	___](6)	December 2035	9.98	12/35-12/35
G-RR	$35,290,115		$33,966,000		$1,324,115		0.000%	%	___](6)	December 2035	9.98	12/35-12/35
S(18)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(19)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing, the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E or Class X-F Certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.
(2)	On the closing date, Starwood Mortgage Capital LLC (a sponsor and an affiliate of the special servicer) is expected to act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 3.7500% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(6)	The pass-through rates for the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are
3

expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $522,255,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approx. Initial Available Certificate Balances	Expected Range of Approx. Initial Retained Certificate Balances	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 - $200,000,000	$0 - $192,500,000	$0 - $7,500,000	NAP – October 2035	NAP – 9.71	NAP / 6/35 – 10/35
Class A-5	$322,255,000 - $522,255,000	$310,170,000- $502,670,000	$12,085,000 -$19,585,000	November 2035	9.87 – 9.81	10/35 – 11/35 / 6/35 – 11/35
(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-E certificates are notional amount certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time. The Class X-E certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.
(17)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(18)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will to the extent collected, be allocated to the Class S certificates. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.
(19)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-B, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR, Class S and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	26
Summary of Risk Factors	61
Risks Relating to the Mortgage Loans	61
Risks Relating to Conflicts of Interest	62
Other Risks Relating to the Certificates	62
Risk Factors	63
Risks Related to Market Conditions and Other External Factors	63
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	63
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	64
Retail Properties Have Special Risks	66
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	67
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	67
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	68
Office Properties Have Special Risks	69
Industrial Properties Have Special Risks	70
Self Storage Properties Have Special Risks	71
Hotel Properties Have Special Risks	72
Risks Relating to Affiliation with a Franchise or Hotel Management Company	74
Multifamily Properties Have Special Risks	75
Mixed Use Properties Have Special Risks	77
RV Park Properties Have Special Risks	79
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	79
General	79
A Tenant Concentration May Result in Increased Losses	80
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	81
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	81
Mortgaged Properties Leased to School Tenants Also Have Risks	81
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	82
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	82
Early Lease Termination Options May Reduce Cash Flow	83
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	84
Condominium Ownership May Limit Use and Improvements	85
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	86
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	87
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	89
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	90
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	91
Risks Related to Zoning Non-Compliance and Use Restrictions	93
Risks Relating to Inspections of Properties	94
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	94
5

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	94
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	95
Insurance May Not Be Available or Adequate	95
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	97
Terrorism Insurance May Not Be Available for All Mortgaged Properties	97
Risks Associated with Blanket Insurance Policies or Self-Insurance	98
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	99
Limited Information Causes Uncertainty	99
Historical Information	99
Ongoing Information	100
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	100
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	101
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	101
Static Pool Data Would Not Be Indicative of the Performance of this Pool	102
Appraisals May Not Reflect Current or Future Market Value of Each Property	102
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	104
The Borrower’s Form of Entity May Cause Special Risks	104
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	107
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	107
Other Financings or Ability to Incur Other Indebtedness Entails Risk	108
Tenancies-in-Common May Hinder Recovery	109
Risks Relating to Delaware Statutory Trusts	110
Risks Relating to Enforceability of Cross-Collateralization	110
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	111
Risks Associated with One Action Rules	111
State Law Limitations on Assignments of Leases and Rents May Entail Risks	111
Risks of Anticipated Repayment Date Loans	112
Various Other Laws Could Affect the Exercise of Lender’s Rights	112
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	112
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	113
Risks Related to Ground Leases and Other Leasehold Interests	115
Sale-Leaseback Transactions Have Special Risks	116
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	118
Increases in Real Estate Taxes May Reduce Available Funds	118
Risks Relating to Tax Credits	118
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	119
Risks Related to Conflicts of Interest	119
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	119
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	121
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	123
Potential Conflicts of Interest of the Operating Advisor	125
Potential Conflicts of Interest of the Asset Representations Reviewer	126
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	126
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	128
6

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	129
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	130
Other Potential Conflicts of Interest May Affect Your Investment	130
Other Risks Relating to the Certificates	131
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	131
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	133
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	136
General	136
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	137
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	138
Losses and Shortfalls May Change Your Anticipated Yield	139
Risk of Early Termination	139
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	139
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	140
You Have Limited Voting Rights	140
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment.	141
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.	143
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	143
Risks Relating to Modifications of the Mortgage Loans	145
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	146
Risks Relating to Interest on Advances and Special Servicing Compensation	146
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	147
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	147
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	148
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	149
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	149
Tax Considerations Relating to Foreclosure	149
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	150
REMIC Status	150
Material Federal Tax Considerations Regarding Original Issue Discount	151
General Risks	151
The Certificates May Not Be a Suitable Investment for You	151
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	151
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	151
7

Other Events May Affect the Value and Liquidity of Your Investment	152
The Certificates Are Limited Obligations	152
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	152
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	153
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules	155
Description of the Mortgage Pool	156
General	156
Co-Originated and Third-Party Originated Mortgage Loans	157
Certain Calculations and Definitions	158
Definitions	158
Mortgage Pool Characteristics	169
Overview	169
Property Types	170
Retail Properties	170
Office Properties	171
Industrial Properties	171
Self Storage Properties	171
Hotel Properties	171
Multifamily Properties	172
Mixed Use Properties	172
Manufactured Housing Community Properties	173
Specialty Use Concentrations	174
Mortgage Loan Concentrations	175
Top Fifteen Mortgage Loans	175
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	175
Geographic Concentrations	177
Mortgaged Properties with Limited Prior Operating History	177
Tenancies-in-Common or Diversified Ownership	178
Condominium and Other Shared Interests	178
Fee & Leasehold Estates; Ground Leases	179
Environmental Considerations	179
Mortgaged Properties Subject to Local Law 97	187
Redevelopment, Renovation and Expansion	187
Assessment of Property Value and Condition	188
Litigation and Other Considerations	188
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	190
Tenant Issues	191
Tenant Concentrations	191
Lease Expirations and Terminations	192
Expirations	192
Terminations	193
Other	193
Purchase Options and Rights of First Refusal	194
Affiliated Leases	195
Competition from Certain Nearby Properties	196
Insurance Considerations	196
Use Restrictions	197
Appraised Value	199
Non-Recourse Carveout Limitations	200
Real Estate and Other Tax Considerations	200
Delinquency Information	201
Certain Terms of the Mortgage Loans	201
Amortization of Principal	201
8

Due Dates; Mortgage Rates; Calculations of Interest	202
Single Purpose Entity Covenants	202
ARD Loan	203
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	203
Voluntary Prepayments	204
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	205
Defeasance	206
Releases; Partial Releases	207
Escrows	208
Mortgaged Property Accounts	209
Exceptions to Underwriting Guidelines	211
Additional Indebtedness	211
General	211
Whole Loans	211
Mezzanine Indebtedness	211
Other Secured Indebtedness	213
Preferred Equity	213
Other Unsecured Indebtedness	214
The Whole Loans	215
General	215
The Serviced Pari Passu Whole Loans	220
Intercreditor Agreement	220
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loan	221
Certain Rights of each Non-Controlling Holder	221
Sale of Defaulted Mortgage Loan	222
The Non-Serviced Pari Passu Whole Loans	222
Intercreditor Agreement	223
Control Rights	223
Certain Rights of each Non-Controlling Holder	224
Custody of the Mortgage File	225
Sale of Defaulted Mortgage Loan	225
Additional Information	225
Transaction Parties	226
The Sponsors and Mortgage Loan Sellers	226
Barclays Capital Real Estate Inc.	226
General	226
Barclays’ Securitization Program	226
Review of Barclays Mortgage Loans	227
Barclays’ Underwriting Guidelines and Processes	229
Compliance with Rule 15Ga-1 under the Exchange Act	232
Retained Interests in This Securitization	232
Citi Real Estate Funding Inc.	232
General	232
CREFI’s Commercial Mortgage Origination and Securitization Program	233
Review of the CREFI Mortgage Loans	233
CREFI’s Underwriting Guidelines and Processes	237
Compliance with Rule 15Ga-1 under the Exchange Act	241
Retained Interests in This Securitization	241
Starwood Mortgage Capital LLC	241
General	241
Starwood’s Securitization Program	241
Review of SMC Mortgage Loans	242
SMC’s Underwriting Guidelines and Processes	243
Exceptions to SMC’s Disclosed Underwriting Guidelines	247
Servicing	247
9

Compliance with Rule 15Ga-1 under the Exchange Act	247
Retained Interests in This Securitization	250
Wells Fargo Bank, National Association	258
General	258
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	259
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	259
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	264
Compliance with Rule 15Ga-1 under the Exchange Act	266
Retained Interests in This Securitization	270
UBS AG New York Branch	286
General	286
UBS AG New York Branch’s Securitization Program	287
Review of the UBS AG New York Branch Mortgage Loans	287
UBS AG New York Branch’s Underwriting Standards	289
Exceptions	291
Compliance with Rule 15Ga-1 under the Exchange Act	292
Retained Interests in This Securitization	295
Zions Bancorporation, N.A.	295
General	295
ZBNA’s Securitization Program	295
Review of ZBNA Mortgage Loans	296
ZBNA’s Underwriting Guidelines and Process	297
Exceptions	301
Compliance with Rule 15Ga-1 under the Exchange Act	302
Retained Interests in This Securitization	302
The Depositor	302
The Issuing Entity	303
The Master Servicer	303
The Special Servicer	307
The Certificate Administrator and Trustee	312
The Operating Advisor and Asset Representations Reviewer	315
Credit Risk Retention	317
General	317
Qualifying CRE Loans; Required Credit Risk Retention Percentage	318
Material Terms of the Eligible Vertical Interest	318
Eligible Horizontal Residual Interest	318
Material Terms of the Eligible Horizontal Residual Interest	318
Yield-Priced Certificates	325
Determination of Class Sizes of Yield-Priced Certificates.	325
Determination of Expected Price for the Yield-Priced Certificates.	325
Calculation of Estimated Fair Value of Certificates	325
Hedging, Transfer and Financing Restrictions	326
Description of the Certificates	327
General	327
Distributions	329
Method, Timing and Amount	329
Available Funds	330
Priority of Distributions	331
Pass-Through Rates	334
Interest Distribution Amount	336
Principal Distribution Amount	337
Certain Calculations with Respect to Individual Mortgage Loans	338
Excess Interest	340
Application Priority of Mortgage Loan Collections or Whole Loan Collections	340
Allocation of Yield Maintenance Charges and Prepayment Premiums	343
Assumed Final Distribution Date; Rated Final Distribution Date	344
10

Prepayment Interest Shortfalls	345
Subordination; Allocation of Realized Losses	347
Reports to Certificateholders; Certain Available Information	349
Certificate Administrator Reports	349
Information to be Provided to Risk Retention Consultation Party	355
Information Available Electronically	355
Voting Rights	359
Delivery, Form, Transfer and Denomination	360
Book-Entry Registration	360
Definitive Certificates	363
Certificateholder Communication	363
Access to Certificateholders’ Names and Addresses	363
Requests to Communicate	363
List of Certificateholders	364
Description of the Mortgage Loan Purchase Agreements	364
General	364
Dispute Resolution Provisions	373
Asset Review Obligations	373
Pooling and Servicing Agreement	374
General	374
Assignment of the Mortgage Loans	374
Servicing Standard	375
Subservicing	376
Advances	377
P&I Advances	377
Servicing Advances	378
Nonrecoverable Advances	379
Recovery of Advances	380
Accounts	381
Withdrawals from the Collection Account	383
Servicing and Other Compensation and Payment of Expenses	385
General	385
Master Servicing Compensation	390
Special Servicing Compensation	394
Disclosable Special Servicer Fees	398
Certificate Administrator and Trustee Compensation	399
Operating Advisor Compensation	399
Asset Representations Reviewer Compensation	400
CREFC® Intellectual Property Royalty License Fee	401
Appraisal Reduction Amounts	401
Maintenance of Insurance	407
Modifications, Waivers and Amendments	410
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	414
Inspections	415
Collection of Operating Information	416
Special Servicing Transfer Event	416
Asset Status Report	418
Realization Upon Mortgage Loans	421
Sale of Defaulted Loans and REO Properties	423
The Directing Certificateholder	426
General	426
Major Decisions	428
Asset Status Report	431
Replacement of the Special Servicer	431
Control Termination Event and Consultation Termination Event	431
Servicing Override	433
11

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan	433
Rights of the Holders of Serviced Pari Passu Companion Loans	434
Limitation on Liability of Directing Certificateholder	434
The Operating Advisor	435
General	435
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	435
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	436
Recommendation of the Replacement of the Special Servicer	438
Eligibility of Operating Advisor	438
Other Obligations of Operating Advisor	439
Delegation of Operating Advisor’s Duties	440
Termination of the Operating Advisor With Cause	440
Rights Upon Operating Advisor Termination Event	441
Waiver of Operating Advisor Termination Event	441
Termination of the Operating Advisor Without Cause	441
Resignation of the Operating Advisor	442
Operating Advisor Compensation	442
The Asset Representations Reviewer	442
Asset Review	442
Asset Review Trigger	442
Asset Review Vote	444
Review Materials	444
Asset Review	445
Eligibility of Asset Representations Reviewer	447
Other Obligations of Asset Representations Reviewer	448
Delegation of Asset Representations Reviewer’s Duties	448
Assignment of Asset Representations Reviewer’s Rights and Obligations	448
Asset Representations Reviewer Termination Events	449
Rights Upon Asset Representations Reviewer Termination Event	450
Termination of the Asset Representations Reviewer Without Cause	450
Resignation of Asset Representations Reviewer	450
Asset Representations Reviewer Compensation	451
Limitation on Liability of Risk Retention Consultation Party	451
Replacement of the Special Servicer Without Cause	451
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	453
Termination of the Master Servicer or Special Servicer for Cause	455
Servicer Termination Events	455
Rights Upon Servicer Termination Event	456
Waiver of Servicer Termination Event	457
Resignation of the Master Servicer or Special Servicer	458
Limitation on Liability; Indemnification	458
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	461
Dispute Resolution Provisions	462
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	462
Repurchase Request Delivered by a Party to the PSA	462
Resolution of a Repurchase Request	463
Mediation and Arbitration Provisions	465
Servicing of the Non-Serviced Mortgage Loans	467
General	467
Rating Agency Confirmations	470
Evidence as to Compliance	472
Limitation on Rights of Certificateholders to Institute a Proceeding	473
12

Termination; Retirement of Certificates	473
Amendment	474
Resignation and Removal of the Trustee and the Certificate Administrator	477
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	478
Certain Legal Aspects of Mortgage Loans	478
General	479
Types of Mortgage Instruments	479
Leases and Rents	480
Personalty	480
Foreclosure	480
General	480
Foreclosure Procedures Vary from State to State	481
Judicial Foreclosure	481
Equitable and Other Limitations on Enforceability of Certain Provisions	481
Nonjudicial Foreclosure/Power of Sale	481
Public Sale	482
Rights of Redemption	483
Anti-Deficiency Legislation	483
Leasehold Considerations	484
Bankruptcy Laws	484
Environmental Considerations	490
General	490
Superlien Laws	490
CERCLA	490
Certain Other Federal and State Laws	491
Additional Considerations	492
Due-on-Sale and Due-on-Encumbrance Provisions	492
Subordinate Financing	492
Default Interest and Limitations on Prepayments	492
Applicability of Usury Laws	493
Americans with Disabilities Act	493
Servicemembers Civil Relief Act	493
Anti-Money Laundering, Economic Sanctions and Bribery	494
Potential Forfeiture of Assets	494
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	494
Interim Servicing Arrangements	496
Interim and Other Custodial Arrangements	496
Pending Legal Proceedings Involving Transaction Parties	497
Use of Proceeds	497
Yield and Maturity Considerations	498
Yield Considerations	498
General	498
Rate and Timing of Principal Payments	498
Losses and Shortfalls	499
Certain Relevant Factors Affecting Loan Payments and Defaults	500
Delay in Payment of Distributions	500
Yield on the Certificates with Notional Amounts	501
Weighted Average Life	501
Pre-Tax Yield to Maturity Tables	505
Material Federal Income Tax Considerations	508
General	508
Qualification as a REMIC	509
Status of Offered Certificates	510
Taxation of Regular Interests	511
General	511
13

Original Issue Discount	511
Acquisition Premium	513
Market Discount	513
Premium	514
Election To Treat All Interest Under the Constant Yield Method	514
Treatment of Losses	515
Yield Maintenance Charges and Prepayment Premiums	515
Sale or Exchange of Regular Interests	516
Taxes That May Be Imposed on a REMIC	516
Prohibited Transactions	516
Contributions to a REMIC After the Startup Day	517
Net Income from Foreclosure Property	517
REMIC Partnership Representative	517
Taxation of Certain Foreign Investors	517
FATCA	518
Backup Withholding	519
Information Reporting	519
3.8% Medicare Tax on “Net Investment Income”	519
Reporting Requirements	519
Certain State and Local Tax Considerations	520
Method of Distribution (Underwriter)	520
Incorporation of Certain Information by Reference	523
Where You Can Find More Information	524
Financial Information	524
Certain ERISA Considerations	524
General	524
Plan Asset Regulations	525
Administrative Exemptions	525
Insurance Company General Accounts	527
Legal Investment	528
Legal Matters	529
Ratings	529
Index of Defined Terms	533

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

15

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2025-C39 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
16

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A CLIENT AS DEFINED IN POINT (7) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) AND AS AMENDED (“UKMIFIR”), WHO IS NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF UK MIFIR (A “UK PROFESSIONAL CLIENT”); OR (II) a customer within the meaning of the provisions of

17

the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a UK professional client; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

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(B)   it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION Regulation

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) (I) THE SECURITISATION REGULATIONS 2024 (si 2024/102) OF THE UK, (II) THE SECURITISATION SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY AND (III) THE SECURITISATION PART OF THE RULEBOOK OF PUBLISHED POLICY OF THE PRUDENTIAL REGULATION AUTHORITY OF THE BANK OF ENGLAND, TOGETHER WITH THE RELEVANT PROVISIONS OF THE FSMA ((I), (II) AND (III) TOGETHER THE “UK SECURITIZATION FRAMEWORK”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

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FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization REGULATION Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT
SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
•	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
•	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
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●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION

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REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2025-C39, Commercial Mortgage Pass-Through Certificates, Series 2025-C39.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2025-C39, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Citi Real Estate Funding Inc., a New York corporation
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	German American Capital Corporation, a Maryland corporation
●	Wells Fargo Bank, National Association, a national banking association
●	Goldman Sachs Mortgage Company, a New York limited partnership
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	Zions Bancorporation, N.A., a national banking association

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

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Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	7	$77,530,000	9.6%
Citi Real Estate Funding Inc.	7	292,628,972	36.3
Starwood Mortgage Capital LLC	6	107,021,306	13.3
German American Capital Corporation	6	75,920,000	9.4
Wells Fargo Bank, National Association	2	67,500,000	8.4
Goldman Sachs Mortgage Company	4	66,023,838	8.2
BSPRT CMBS Finance, LLC	1	55,000,000	6.8
UBS AG New York Branch	2	41,000,000	5.1
Zions Bancorporation, N.A.	1	24,000,000	3.0
Total	36	$806,624,116	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

All of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”. The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the related servicing shift date, the servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the

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Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. LNR Partners, LLC was appointed to be the special servicer by LNR Securities Holdings, LLC. LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, Starwood Conduit CMBS Vertical Retention II LLC, the expected holder of the VRR interest, and Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, the expected holder of the Class G-RR certificates (excluding the portion comprising the VRR interest), will also purchase an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (excluding the portion comprising the VRR interest) (and may purchase other classes of certificates), and on the closing date, is expected to be the initial directing certificateholder. CMBS 4 Sub 12, LLC, is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC and 35% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S Certificates (excluding the portion comprising the VRR interest). LNR Securities Holdings, LLC is also expected to be the initial risk retention consultation party. The principal servicing office of the special servicer is located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305)-695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”. LNR Securities Holdings, LLC, the initial directing certificateholder, Starwood Conduit CMBS Vertical Retention II LLC, the entity expected to retain the VRR interest, Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, the entity expected to retain the Class G-RR certificates (excluding the portion comprising the VRR interest), LNR Partners, LLC, and Starwood Mortgage Capital LLC, a sponsor, originator, mortgage loan seller and retaining sponsor, are affiliates of each other.

LNR Partners, LLC or an affiliate, assisted LNR Securities Holdings, LLC (or its affiliate) and CMBS 4 Sub 12, LLC (the entity anticipated to purchase approximately 35% of the Class X-E, Class X-F, Class E, Class F and Class S Certificates

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(excluding the portion comprising the VRR interest) and anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC) (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the applicable servicing shift date, the servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See

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“Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special

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servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the related controlling pari passu companion loan holder with respect to any servicing shift whole loan prior to the related servicing shift date the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) the servicing shift mortgage loan and (iii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

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The controlling class will be, as of any date of determination, the most subordinate class of the Class E, Class F and Class G-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class G-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that LNR Securities Holdings, LLC, an affiliate of (i) LNR Partners, LLC, the initial special servicer, (ii) Starwood Mortgage Capital LLC, a sponsor, originator, mortgage loan seller and retaining sponsor, (iii) Starwood Conduit CMBS Vertical Retention II LLC, the entity expected to purchase the VRR interest and (iv) Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, the entity expected to purchase the Class G-RR certificates (excluding the portion comprising the VRR interest), will purchase an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (excluding the portion comprising the VRR interest) (and may purchase certain other classes of certificates) and, on the closing date, LNR Securities Holdings, LLC is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan or (ii) the servicing shift mortgage loan, any excluded loan). CMBS 4 Sub 12, LLC is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC.

With respect to the servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to the related servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of the related servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the related servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-

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serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the retaining sponsor. LNR Securities Holdings, LLC, an affiliate of (i) LNR Partners, LLC, the initial special servicer, (ii) Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller, (iii) Starwood Conduit CMBS Vertical Retention II LLC, the entity expected to purchase the VRR interest and (iv) Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, the entity expected to purchase the Class G-RR certificates (excluding the portion comprising the VRR interest), is expected to be appointed as the initial risk retention consultation party. CMBS 4 Sub 12, LLC is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the retaining sponsor entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

For so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the risk retention consultation party.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2025 (or, in the case of any mortgage loan that has its first due date after December 2025, the date that would have been its due date in December 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about December 23, 2025.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Kansas, New York, Pennsylvania and Maryland or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

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Assumed Final Distribution
Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	December 2030
Class A-4	NAP – October 2035(1)
Class A-5	November 2035
Class A-SB	June 2035
Class X-A	NAP
Class A-S	December 2035
Class B	December 2035
Class C	December 2035

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $200,000,000.

The rated final distribution date for the offered certificates will be the distribution date in December 2058.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below (the following illustration does not take into account the sale of any non-offered certificates):

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-C39:
●	Class A-1
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-B, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR, Class S and Class R certificates (referred to as the “non-offered certificates”). The offered certificates and the non-offered certificates are collectively referred to as the “certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-1	$16,918,000	$16,283,000	$635,000	2.097%	30.000%
Class A-4	(4)	(4)	(4)	(4)	30.000%
Class A-5	(4)	(4)	(4)	(4)	30.000%
Class A-SB	$25,463,000	$24,508,000	$955,000	3.157%	30.000%
Class X-A	$564,636,000	$543,461,000	$21,175,000	NAP	NAP
Class A-S	$86,712,000	$83,460,000	$3,252,000	10.750%	19.250%
Class B	$40,332,000	$38,819,000	$1,513,000	5.000%	14.250%
Class C	$30,248,000	$29,113,000	$1,135,000	3.750%	10.500%

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity.
(2)	On the closing date, offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” are expected to be purchased from the underwriters by a majority-owned affiliate of Starwood Mortgage Capital LLC (a sponsor), in partial satisfaction of Starwood Mortgage Capital LLC’s obligations as retaining sponsor as described in “Credit Risk Retention”. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 3.7500% of the Certificate Balance or Notional Amount, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.

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(3)	The approximate initial credit support with respect to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates represents the approximate initial credit enhancement for the Class A-1, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.
(4)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances and approximate % of cut-off date balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $522,255,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approx. Initial Certificate Balances	Expected Range of Approx. Initial Available Certificate Balances	Expected Range of Approx. Initial Retained Certificate Balances	Expected Range of Approx. % of Cut-off Date Balances
Class A-4	$0 - $200,000,000	$0 - $192,500,000	$0 - $7,500,000	0.000% – 24.795%
Class A-5	$322,255,000 - $522,255,000	$310,170,000- $502,670,000	$12,085,000 - $19,585,000	39.951% – 64.746%

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	[_]%
Class A-4	[_]%
Class A-5	[_]%
Class A-SB	[_]%
Class X-A	[_]%
Class A-S	[_]%
Class B	[_]%
Class C	[_]%

(1)	The pass-through rates for the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, excess interest that accrues on a mortgage loan that has an anticipated repayment

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date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.002500% to 0.051250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing

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Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01169%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan) at a per annum rate equal to 0.00174%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00031%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be

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entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Market Place Center	0.00125%	0.25%
4 Union Square South	0.00125%	0.25%
Rentar Plaza	0.00125%	0.25%
Honolulu FBI Office	0.00250%	0.25%

(1)	Does not reflect the U-Haul Portfolio mortgage loan (3.7%), which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.
(2)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.

Distributions

A. Amount and Order of

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and (ii) any yield maintenance charges and prepayment premiums (other than any excess interest attributable to the Class S certificates), will be distributed in the following amounts and order of priority:

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First, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (d) fourth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (e) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above),

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to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-B, Class X-D, Class X-E, Class X-F and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class S and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance
Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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D. Subordination,

Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class S and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E or Class X-F certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates and, therefore, the amount of interest they accrue.

Class A-1, Class A-4, Class A-5, Class A-SB(1), Class X-A(2), Class X-B(2), Class X-D(2), Class X-E(2) and Class X-F(2)

Class A-S

Class B

Class C

Non-offered certificates(3)

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.
(2)	The Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates are interest-only certificates and the Class X-B, Class X-D, Class X-E and Class X-F certificates are not offered by this prospectus.
(3)	Other than the Class X-B, Class X-D, Class X-E, Class X-F, Class S and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal

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payments, if any, allocated to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D certificates. The notional amount of the Class X-E certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

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F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the Class S certificates on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

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B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing

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agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be thirty-six (36) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in sixty-nine (69) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $806,624,116.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-six (36) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, and (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
525 7th Avenue	$75,000,000	9.3%	$ 50,000,000	N/A	53.2%	1.84x	12.3%	53.2%	1.84x	12.3%
Brandywine Regency Warehouse & Distribution Center	$60,000,000	7.4%	$ 16,000,000	N/A	55.0%	1.27x	10.5%	55.0%	1.27x	10.5%
Haverford Retail Partners Portfolio	$51,900,000	6.4%	$ 30,000,000	N/A	59.7%	2.04x	12.9%	59.7%	2.04x	12.9%
Market Place Center	$35,000,000	4.3%	$100,000,000	N/A	50.9%	2.96x	17.7%	50.9%	2.96x	17.7%
4 Union Square South	$32,500,000	4.0%	$ 87,500,000	N/A	41.4%	2.42x	14.2%	41.4%	2.42x	14.2%
U-Haul Portfolio	$29,953,838	3.7%	$ 48,868,688	N/A	51.6%	1.47x	11.0%	51.6%	1.47x	11.0%
Rentar Plaza	$11,000,000	1.4%	$149,000,000	N/A	32.7%	2.92x	17.8%	32.7%	2.92x	17.8%
Honolulu FBI Office	$5,000,000	0.6%	$ 42,200,000	N/A	54.0%	1.62x	12.3%	54.0%	1.62x	12.3%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the U-Haul Portfolio mortgage loan, the cut-off date LTV ratio was calculated based on a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.

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The U-Haul Portfolio whole loan (3.7%), (the “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift date, such servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the related servicing shift date, such servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Market Place Center	WFCM 2025-C65	4.3%	Midland Loan Services, a Division of PNC Bank, National Association(4)	Argentic Services Company LP	Computershare Trust Company, National Association
4 Union Square South	WFCM 2025-C65	4.0%	Midland Loan Services, a Division of PNC Bank, National Association(4)	Argentic Services Company LP	Computershare Trust Company, National Association
Rentar Plaza	BBCMS 2025-C35	1.4%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Computershare Trust Company, National Association
Honolulu FBI Office	MSBAM 2025-C35	0.6%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(4)
Market Place Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
4 Union Square South	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
Rentar Plaza	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	BellOak, LLC	BREC Securities Holdings, LLC
Honolulu FBI Office	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Argentic Securities Income USA 2 LLC

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the U-Haul Portfolio whole loan (3.7%), which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory note(s) will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
(4)	Trimont LLC acts as primary servicer of the Market Place Center whole loan and the 4 Union Square South whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$806,624,116
Number of mortgage loans	36
Number of mortgaged properties	69
Range of Cut-off Date Balances	$3,180,000 to $75,000,000
Average Cut-off Date Balance	$22,406,225
Range of Mortgage Rates	5.54600% to 7.25300%
Weighted average Mortgage Rate	6.15257%
Range of original terms to maturity(2)	120 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	115 months to 120 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization terms(3)	180 months to 360 months
Weighted average original amortization term(3)	311 months
Range of remaining amortization terms(3)	178 months to 360 months
Weighted average remaining amortization term(3)	311 months
Range of Cut-off Date LTV Ratios(4)(5)	32.7% to 67.6%
Weighted average Cut-off Date LTV Ratio(4)(5)	53.9%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)	24.3% to 67.6%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)	50.9%
Range of U/W NCF DSCRs(5)(6)	1.18x to 3.51x
Weighted average U/W NCF DSCR(5)(6)	1.92x
Range of U/W NOI Debt Yields(5)	8.7% to 24.4%
Weighted average U/W NOI Debt Yield(5)	13.2%
Percentage of Initial Pool Balance consisting of:
Interest-Only	70.2%
Interest-Only, Amortizing Balloon	14.7%
Amortizing Balloon	11.4%
Amortizing Balloon – ARD(2)	3.7%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) mortgage loan with an anticipated repayment date, secured by the mortgaged property identified on Annex A-1 as U-Haul Portfolio (3.7%), calculated as of the related anticipated repayment date.
(3)	Excludes twenty-four (24) mortgage loans (collectively, 70.2%) that are interest-only for the entire term or the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or until the anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(5)	In the case of eight (8) mortgage loans (collectively, 37.2%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).
(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to

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maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

None of the mortgage loans refinanced a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.

With respect to the Raytheon Aurora mortgage loan (2.5%), the prior loan secured by the mortgaged property was placed into special servicing due to an incomplete insurance certificate. Although the borrower sponsor provided an updated insurance certificate, the special servicer force-placed insurance and requested funding of an insurance impound, which resulted in the prior loan being considered delinquent. The special servicer approved cancellation of the force-placed insurance in June 2025 and the prior loan was current as of August 2025. The borrower refinanced the prior loan with the mortgage loan on September 25, 2025, and proceeds from the mortgage loan were used to repay the prior loan in full.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to fourteen (14) of the mortgaged properties (collectively, 21.5%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—

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Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; and “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

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Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. Starwood Mortgage Capital LLC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements (i) through the purchase by Starwood Conduit CMBS Vertical Retention II LLC, a majority-owned affiliate of Starwood Mortgage Capital LLC (the “Vertical MOA”) from the underwriters, on the closing date, an “eligible vertical interest”, in the form of certificates representing approximately 3.7500% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R certificates) and (ii) through the purchase by Starwood CMBS Horizontal Retention BBCMS 2025-C39, a majority-owned affiliate of Starwood Mortgage Capital LLC (the “Horizontal MOA”) from the underwriters, on the closing date, of an “eligible horizontal residual interest”, which will be comprised of the Class G-RR certificates (excluding the portion comprising the VRR interest) and the Class S certificates. Starwood Mortgage Capital LLC, as the “retaining sponsor” for the transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules. For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Starwood Mortgage Capital LLC, as retaining sponsor, see “Credit Risk Retention” and “Risk Factors—General Risks—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

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Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, CRED iQ and Recursion Co.;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in December 2035 and the U-Haul Portfolio mortgage loan (3.7%) is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate

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the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, subject to the consent rights of the holders of the companion loans (if any) under the related co-lender agreement in the case of any mortgage loan that is part of a whole loan, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s), determines to sell such pari passu companion loan(s), then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan(s). See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

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Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

In addition, (1) the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (the “grantor trust”); and (2) the Class S certificates will represent undivided beneficial ownership interests in their respective portions of such entitlement for federal income tax purposes, as further described under “Material Federal Income Tax Considerations”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] and Class [_] certificates will be issued with original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

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The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, office, industrial, self storage, hospitality, multifamily, mixed use and manufactured housing) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial, multifamily or manufactured housing mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
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●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

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Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity date or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope, or may terminate upon guarantor replacement or events occurring after satisfaction of the mortgage loan. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
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●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	the availability of water in the related geographic area;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
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●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10-year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

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Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

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Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

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Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect

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a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

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Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self storage property is typically low, the insurable value of a self storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

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Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any

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shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

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In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements, comfort letters and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property. Additionally, certain comfort letters that require a replacement comfort letter to be issued to the issuing entity after the closing date of the securitization may not be enforceable by the trust until such time as the replacement comfort letter is issued in the name of the issuing entity.

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In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the proximity of the property to the college or university compared to that of competing properties, whether or not parent guarantees are required, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and the concentration of lease expirations in a short period between school years;
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●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

We cannot assure you that recent action taken, or any additional action that may be taken in the future, by the federal government to freeze payments on certain grants and loans supporting certain federal financial assistance programs will not result in delays or reductions in payments to tenants at mortgaged properties that rely on federal, state or local assistance programs to partially or fully fund their rental payments.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to

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implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the Sani East Village 2-Pack mortgaged property (2.5%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”; “—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

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●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of

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well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

RV Park Properties Have Special Risks

RV park properties may be subject to seasonal fluctuations in occupancy and rents. Additionally, such properties may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. In addition, in certain cases, RV park properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below and “—Risks of Commercial and Multifamily Lending Generally” above.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant was to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

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In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

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Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;
●	competition from other schools;
●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;
●	poor performance by teachers, administrative staff or students; or
●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition,

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there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

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Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

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Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	reimbursement policies; and
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●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to

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pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.
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Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity or ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, industrial, self storage and hospitality properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase

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the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. Further, we cannot assure you that any damage caused by such events would be covered by insurance. See “—Insurance May Not Be Available or Adequate” below.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas, Maryland and Arizona. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

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Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—UBS AG New

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York Branch—UBS AG New York Branch’s Underwriting Standards”; and “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

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Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

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Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular

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office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are

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condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and

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enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance,

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correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 17 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on January 30, 2026. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering

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such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would

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otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced

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and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History”.

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See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

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Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; and “—Zions Bancorporation,

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N.A.—ZBNA’s Underwriting Guidelines and Process”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection

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with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB

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Originators’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; and “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

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The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court

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would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, to the extent certain borrowers and the related guarantors have significant recourse obligations, such obligations may increase the risk of consolidation in the event of a bankruptcy of such guarantor or certain principals or affiliates of such borrowers. While a non-consolidation opinion may be delivered in such cases, such opinion may exclude or not expressly address the impact of such guaranteed obligations on the opinion. We cannot assure you that a bankruptcy court would not consider the additional recourse obligations as a reason to consolidate the assets of such borrowers with the guarantor, sponsor or affiliates in a bankruptcy of such guarantor, sponsor or affiliates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” and “—Risks Relating to Delaware Statutory Trusts” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Risks Relating to Delaware Statutory Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

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A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the

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mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
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●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty no. 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that

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has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

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Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Certain of the rating agencies may have downgraded the U.S. Government’s credit rating below “AAA”. In the event that such rating agency thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that such rating agency would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

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Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated

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by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the mortgage loans have lockbox accounts or other accounts are at Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

All of the mortgage loans that provide for amortization have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan. In addition, certain of the borrowers may have obtained a reduced interest rate on its mortgage loan by making an upfront payment to the originator at the time of origination. We cannot assure you that any borrower would be able to obtain refinancing at maturity at the interest rate of the related mortgage loan.

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A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for retail, office, industrial, self storage, hospitality, multifamily, mixed use or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

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In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the

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sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were the subject of a sale-leaseback transaction in connection with (or following) the acquisition of such property (or a portion of such property) by a prior owner or the related borrower. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or a portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the

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court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

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Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 (the “Code”), as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made

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to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that

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may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Starwood Conduit CMBS Vertical Retention II LLC is expected to hold the VRR Interest as described in “Credit Risk Retention” and is affiliated with LNR Securities Holdings, LLC, the entity expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the retaining party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or retaining sponsor holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or retaining sponsor by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”. In addition, for so long as the risk retention consultation party is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that Starwood Conduit CMBS Vertical Retention II LLC or the initial risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to

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exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Starwood Mortgage Capital LLC, Starwood Conduit CMBS Vertical Retention II LLC, Starwood CMBS Horizontal Retention BBCMS 2025-C39 and LNR Partners, LLC (the special servicer) are also affiliates of LNR Securities Holdings, LLC, the entity expected to purchase an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (excluding the portion comprising the VRR Interest) and anticipated to be appointed as the initial directing certificateholder and risk retention consultation party.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in

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connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) (“Rule 192”) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates. As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party

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will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity that is expected to be the holder of the “eligible horizontal residual interest” consisting of the Class G-RR certificates (excluding the portion of such class comprising the VRR interest). In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2025-C39 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

LNR Securities Holdings, LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and LNR Partners, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

LNR Securities Holdings, LLC, LNR Partners, LLC, Starwood Conduit CMBS Vertical Retention II LLC, Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC and Starwood Mortgage Capital LLC are each affiliates of each other.  LNR Securities Holdings, LLC is the entity that is expected to purchase on the closing date an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (in each case, excluding the portion comprising the VRR Interest) and to be the initial directing certificateholder and initial risk retention consultation party.  LNR Partners, LLC, is the special servicer.  Starwood Conduit CMBS Vertical Retention II LLC is the entity expected to purchase the VRR Interest.  Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC is the entity expected to

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purchase the Class G-RR certificates (excluding the portion comprising the VRR Interest) and CMBS 4 Sub 12, LLC is the entity anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC and 35% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S Certificates (excluding the portion comprising the VRR interest). Starwood Mortgage Capital LLC is a sponsor, originator and mortgage loan seller. LNR Partners, LLC or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate) and CMBS 4 Sub 12, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

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In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LNR Securities Holdings, LLC (or its affiliate) will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan, any servicing shift mortgage loan or any non-serviced mortgage loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan or any servicing shift mortgage loan), the loan-specific directing certificateholder with respect to the servicing shift mortgage loan or the directing certificateholder (or

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equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan); provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-controlling class of certificates. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart under “Summary of Terms—The Mortgage Pool—Non-Serviced Whole Loans” above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing

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shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class S, Class X-E, Class X-F, Class E, Class F and Class G-RR certificates, which are collectively referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback

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will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, although Rule 192 may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or the composition of the underlying asset pool, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the other sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyers, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder”, “The Non-Serviced Pari Passu Whole Loans—Control Rights”.

LNR Partners, LLC, which is expected to act as the special servicer, or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate) and CMBS 4 Sub 12, LLC (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the U-Haul Portfolio whole loan (3.7%), a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by the related servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the related servicing shift pooling

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and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the related servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or (i) with respect to the servicing shift whole loan, and (ii) with respect to or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder (or with respect to the servicing shift whole loan, the holder of the related controlling companion loan) under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans or a servicing shift whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions

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might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (a) institutions for occupational retirement provision and investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “EU CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the EU CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS). The EU Due Diligence Requirements apply also to certain consolidated affiliates institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Framework) being: (a) insurance undertakings and reinsurance undertakings, each as defined in the FSMA; (b) the trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993, that have their main administration in the UK, and certain fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorized for the purposes of the FSMA; (c)AIFMs, as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that have permission under the FSMA for managing AIFs (as defined in the AIFM Regulations) and market or manage AIFs in the UK, and small registered UK AIFMs, as defined in the AIFM Regulations; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms and FCA investment firms, each as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”). The UK Due Diligence Requirements apply also to certain consolidated of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each “Securitization Rules” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Rules or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Framework, a country other than the UK.

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The EU Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless, among other things, it has verified:

(a)	that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the EU Securitization Regulation, and the risk retention is disclosed to the EU Institutional Investor (the “EU Risk Retention Requirement”);
(b)	that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation; and
(c)	that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The UK Due Diligence Requirements restrict a UK Institutional Investor from investing in a securitization unless, among other things, it has verified that:

(a)	that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than 5% in the securitization in accordance with the UK Securitization Framework and the risk retention is disclosed to the UK Institutional Investor (the “UK Risk Retention Requirement” and together with the EU Risk Retention Requirement, the “Risk Retention Requirements”);
(b)	that the originator, sponsor or SSPE has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitization position and has committed to make further information available on an ongoing basis, as appropriate, including: (i) on at least a quarterly basis, details of the underlying exposures and (ii) on at least a quarterly basis investor reports providing periodic updates on the credit quality and performance of the underlying exposures, any relevant financial or other triggers contained in the transaction documentation including information on events which trigger changes to the priority of payments or a substitution of any counterparty to the transaction, data on the cash flows generated by the underlying exposures and by the liabilities of the securitization and the calculation and modality of retention of a material net economic interest in the transaction by the originator, sponsor or original lender; and
(c)	that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Rules, while holding an exposure to a

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securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Rules.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
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●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its

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intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

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Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the Pooling and Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings. Failure to maintain the ongoing rating requirements by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement. In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the

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certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is

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located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-4, Class A-5 and Class A-SB certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such

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application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction of the certificate balance of the Class A-1, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction of the notional amount of the Class X-A certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C

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certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

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The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, a servicing shift mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause (provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to any servicing shift mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the applicable servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

The holder of the controlling companion loan for the related servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loan, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan (and a servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. See “Description of

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the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, risk retention consultation party and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)              may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)           may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)        does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party, or in the case of any servicing shift whole loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)        may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)           will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is

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generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan) for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu nature of such companion loans). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement, as applicable. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer (i) for cause at any time and (ii) without cause if either (a) LNR Partners, LLC or its affiliate is no longer the special servicer or (b) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-controlling class of certificates, in each case so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to any servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of the Special Servicer”.

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement or trust and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion

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loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or a servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
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●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

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Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. and (ii) Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT CMBS Finance, LLC Mortgage Loans. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence. In addition, a financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the trust’s enforcement of the mortgage loan seller’s obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense

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is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles

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applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

UBS AG New York Branch is an uninsured Federal branch of a foreign bank regulated and authorized by the Office of the Comptroller of the Currency (the “OCC”) and also regulated by the Federal Reserve System under the International Banking Act of 1978, as amended (the “IBA”). In the event of the insolvency of UBS AG, as an uninsured Federal branch of a foreign bank, the UBS AG New York Branch would not be subject to the Bankruptcy Code, the receivership provisions of the FDIA, or the provisions of the OLA (as defined below). Rather, the receivership of Federal branches of foreign banks is governed by the IBA. If UBS AG New York Branch were to become subject to a receivership, the proceeding would be administered by a receiver appointed by the OCC pursuant to the IBA. We are not aware of any instance in which a Federal branch has been placed in receivership and, as a result, there is no practical guidance regarding who the OCC would appoint as the receiver for an uninsured Federal branch.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA

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compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties

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(or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In addition, proceeds received from any mortgaged property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

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Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing

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may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The Trump administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyber security incidents (domestic or abroad), military conflicts, geopolitical instability, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

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The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S.
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banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Starwood Conduit CMBS Vertical Retention II LLC, a “majority-owned affiliate” (as defined in the risk retention rules) of Starwood Mortgage Capital LLC (“SMC”), in its capacity as seller, is expected to enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between Starwood Conduit CMBS Vertical Retention II LLC and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Starwood Conduit CMBS Vertical Retention II LLC to finance a portion of the purchase price of the VRR Interest to be acquired by Starwood Conduit CMBS Vertical Retention II LLC. The VRR Interest will be purchased in order for SMC to satisfy its obligation as retaining sponsor with respect to this securitization under the risk retention rules.

Although the risk retention rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangements to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the risk retention rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause SMC, in its capacity as retaining sponsor, or Starwood Conduit CMBS Vertical Retention II LLC, in its capacity as retaining party, to fail to comply with the risk retention rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or the other sponsors makes any representation as to the compliance of SMC or Starwood Conduit CMBS Vertical Retention II LLC in any respect with the risk retention rules including, without limitation, whether (i) the manner in which SMC is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Starwood Conduit CMBS Vertical Retention II LLC is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause SMC to fail to comply with the risk retention rules.

In connection with the repurchase financing transaction, Starwood Conduit CMBS Vertical Retention II LLC has represented to the repurchase counterparty that (i) SMC is a “sponsor” (as defined in the risk retention rules) of the securitization transaction constituted by the issuance of the certificates, (ii) it is a “majority-owned affiliate” (as defined in the risk retention rules) of SMC, (iii) its obligations under the repurchase finance facility are full recourse to it, and (iv) to its knowledge, it is in compliance with the risk retention rules. In addition, the obligations of Starwood Conduit CMBS Vertical Retention II LLC under any repurchase finance facility will be (a) subject to a limited guaranty by Starwood Property Trust, Inc. and (b) secured by the VRR Interest. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from Starwood Conduit CMBS Vertical Retention II LLC’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of Starwood Conduit CMBS Vertical Retention II LLC and not transferring legal title to the VRR Interest back to Starwood Conduit CMBS Vertical Retention II LLC. In addition, Starwood Conduit CMBS Vertical Retention II LLC’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility would result in an event of default for all such repurchase finance facilities with such counterparty. The occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in SMC, in its capacity as retaining sponsor, failing to be in compliance with the risk retention rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a

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repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Starwood Conduit CMBS Vertical Retention II LLC upon payment in full of Starwood Conduit CMBS Vertical Retention II LLC’s obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Starwood Conduit CMBS Vertical Retention II LLC when due would likely cause the applicable regulatory authority to view SMC as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or SMC); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the risk retention rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-six (36) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $806,624,116 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in December 2025 (or, in the case of any Mortgage Loan that has its first due date after December 2025, the date that would have been its due date in December 2025 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eight (8) Mortgage Loans (collectively, 37.2%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.	7	7	$77,530,000	9.6%
Citi Real Estate Funding Inc.	7	20	292,628,972	36.3
Starwood Mortgage Capital LLC	6	6	107,021,306	13.3
German American Capital Corporation	6	6	75,920,000	9.4
Wells Fargo Bank, National Association	2	2	67,500,000	8.4
Goldman Sachs Mortgage Company	4	24	66,023,838	8.2
BSPRT CMBS Finance, LLC	1	1	55,000,000	6.8
UBS AG New York Branch	2	2	41,000,000	5.1
Zions Bancorporation, N.A.	1	1	24,000,000	3.0
Total	36	69	$806,624,116	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

All of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee and/or leasehold interest in one or more retail, office, industrial, self storage, hospitality, multifamily, mixed use or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

None of the borrowers, property managers, borrower sponsors or franchisors have reviewed this prospectus, and nothing contained herein should be construed as an endorsement by any borrower-related party.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another unaffiliated entity and transferred to the mortgage loan seller:

●	The Market Place Center Mortgage Loan (4.3%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.
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●	The Rentar Plaza Mortgage Loan (1.4%) is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and UBS AG New York Branch. Such Mortgage Loan was underwritten pursuant to UBS AG New York Branch’s underwriting guidelines.
●	The Honolulu FBI Office Mortgage Loan (0.6%), for which Goldman Sachs Mortgage Company is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Argentic Real Estate Finance 2 LLC. Such Mortgage Loan was underwritten pursuant to Goldman Sachs Mortgage Company’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 23, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 525 7th Avenue Mortgage Loan or the 525 7th Avenue Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the 525 7th Avenue Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the 525 7th Avenue Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
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●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow

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summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as described in the following paragraph, a value other than the “as-is” Appraised Value or on a portfolio basis).

With respect to the U-Haul Portfolio Mortgage Loan (3.7%), the Appraised Value of $152,700,000 reflects a portfolio premium of approximately 4.4% over the aggregate “As-Is” Appraised Values of the individual Mortgaged Properties. The aggregate of the “As-Is” Appraised Values of the Mortgaged Properties as of various dates in August and September 2025 is $146,240,000.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account

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amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan

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documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date;

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(ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

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“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of the ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of

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anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

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For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may

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be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

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“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes (or parking spaces for recreational vehicle parks), (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

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Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$806,624,116
Number of Mortgage Loans	36
Number of Mortgaged Properties	69
Range of Cut-off Date Balances	$3,180,000 to $75,000,000
Average Cut-off Date Balance	$22,406,225
Range of Mortgage Rates	5.54600% to 7.25300%
Weighted average Mortgage Rate	6.15257%
Range of original terms to maturity(2)	120 months to 120 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	115 months to 120 months
Weighted average remaining term to maturity(2)	119 months
Range of original amortization terms(3)	180 months to 360 months
Weighted average original amortization term(3)	311 months
Range of remaining amortization terms(3)	178 months to 360 months
Weighted average remaining amortization term(3)	311 months
Range of Cut-off Date LTV Ratios(4)(5)	32.7% to 67.6%
Weighted average Cut-off Date LTV Ratio(4)(5)	53.9%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	24.3% to 67.6%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	50.9%
Range of U/W NCF DSCRs(5)(6)	1.18x to 3.51x
Weighted average U/W NCF DSCR(5)(6)	1.92x
Range of U/W NOI Debt Yields(5)	8.7% to 24.4%
Weighted average U/W NOI Debt Yield(5)	13.2%
Percentage of Initial Pool Balance consisting of:
Interest-Only	70.2%
Interest-Only, Amortizing Balloon	14.7%
Amortizing Balloon	11.4%
Amortizing Balloon - ARD(2)	3.7%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, secured by the Mortgaged Properties identified on Annex A-1 as U-Haul Portfolio (3.7%), calculated as of the related Anticipated Repayment Date.
(3)	Excludes twenty-four (24) Mortgage Loans (collectively, 70.2%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD, as applicable) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(5)	In the case of eight (8) Mortgage Loans (collectively, 37.2%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s).
(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax
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Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include four (4) Mortgage Loans (collectively, 21.9%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	20	$248,510,000	30.8%
Anchored	10	206,300,000	25.6
Single Tenant	8	24,340,000	3.0
Shadow Anchored	1	13,450,000	1.7
Unanchored	1	4,420,000	0.5
Office	10	$226,431,306	28.1%
CBD	2	110,000,000	13.6
Suburban	4	69,021,306	8.6
Flex / Lab	1	32,000,000	4.0
Medical	3	15,410,000	1.9
Industrial	2	$103,500,000	12.8%
Warehouse / Distribution	2	103,500,000	12.8
Self Storage	29	$89,653,838	11.1%
Self Storage	29	89,653,838	11.1
Hospitality	2	$89,500,000	11.1%
Full Service	1	55,000,000	6.8
Extended Stay	1	34,500,000	4.3
Multifamily	3	$31,478,972	3.9%
Mid Rise	2	20,000,000	2.5
Student Housing	1	11,478,972	1.4
Mixed-Use	1	$11,000,000	1.4%
Retail / Industrial	1	$11,000,000	1.4
Manufactured Housing	2	$6,550,000	0.8%
RV Park	1	3,350,000	0.4
Manufactured Housing	1	3,200,000	0.4
Total	69	$ 806,624,116	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan (4.9%), each of the Tractor Supply – Batavia, Tractor Supply – Lockport, Tractor Supply – Tully, Tractor Supply – Warren, and Tractor Supply – Driggs Mortgaged Properties (collectively, 2.4%) was obtained by the borrower in a sale-leaseback transaction. See “Risk Factors—Risks Related to the Mortgage Loans—Sale-Leaseback Transactions have Special Risks.”
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●	With respect to the Merritt Creek Farm Mortgage Loan (3.7%), in February 2024, due to the failure of a retaining wall constructed by shadow anchor Target, located within the shopping center but adjacent to and not part of the subject collateral, a corner of the Target building at or near the Mortgaged Property separated from the remainder of the Target building (the “Target Hill Slip”), which also resulted in damage to the Mortgaged Property (that did not impact the collateral buildings and was limited to slope and utility failure). Target sent the borrower parties a default letter dated March 24, 2024 under the related operating and easement agreement (“REA”) alleging that the borrower parties failed to maintain the common areas and common utilities of the shopping center. The borrower has represented to the lender that as of the origination date, Target has not commenced or specifically threatened any action to pursue any claim of any kind against the borrower parties for the Target Hill Slip, nor has Target sought to resolve the matter through any type of alternative resolution. There is also a 2008 settlement agreement in place among Target as plaintiff and the borrower parties as defendants in resolution of Target’s 2005 lawsuit alleging that the defendants’ initial site development work was the cause of a prior (2001) retaining wall failure at the Target pad (the “Prior Hill Slip”), pursuant to which the defendants reimbursed Target $3.8 million and Target released the defendants for claims relating to the Prior Hill Slip and any unaccrued claims relating to or arising from the site development work. The related guarantors have provided a guaranty of payment in an amount equal to 10% of the original principal balance of the Mortgage Loan (i.e., $3,000,000). In addition, the Mortgage Loan is loss recourse to the borrower and guarantors for any amounts owed to Target as well as any breach of representations and covenants in the Mortgage Loan agreement related to the Target Hill Slip. Such recourse terminates once the Target Hill Slip recourse allegations are fully resolved in accordance with the terms and conditions set forth the loan agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below.

Office Properties

In the case of office properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Industrial Properties

In the case of the industrial properties or mixed-use properties with industrial components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth above, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than the Capitol Hill Hotel Mortgaged Property (4.3%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.

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●	With respect to the Renaissance Phoenix Downtown Mortgaged Property (6.8%), approximately 31.4% of the revenue of such Mortgaged Property is derived from food and beverage operations.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Renaissance Phoenix Downtown	$55,000,000	6.8%	12/31/2041	11/06/2035

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●	With respect to the Sani East Village 2-Pack Mortgage Loan (2.5%), of the 24 multifamily units at the related Mortgaged Properties, seven are rent stabilized and one is rent controlled.
●	With respect to the Magnolia Park Mortgage Loan (1.4%), the Mortgaged Property is a student housing apartment complex located 2.0 miles southwest of Georgia College and State University and 2.5 miles northwest of Georgia Military College. Leases are generally for 11 months or 11.5 months.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the Rentar Plaza Mortgage Loan (1.4%), the fifth largest tenant, Abco Refrigeration Supply Corp., in a draft estoppel (which ultimately was not signed), noted that it had raised concerns with the borrower on multiple occasions related to its overall management of the Mortgaged Property and continued submission of what the borrower had identified as “extraordinary expenses” separate and apart from the reconciliation of operating expenses, some of which the tenant disputes are eligible for pass-through. The draft estoppel also stated that after the borrower’s installation of an updated sprinkler system, there had been two leaks which resulted in damages in excess of $350,000, and that the tenant was looking to the borrower to repair the sprinkler system and reimburse the tenant for its damages. According to the borrower, repairs have been completed, damage claims have been submitted to the related subcontractors’ insurance companies and there have been no further communications with the tenant regarding any further objections to operating expenses and extraordinary expenses.
●	In addition, with respect to the Rentar Plaza Mortgage Loan (1.4%), the borrower is party to a revocable consent agreement between the New York City Department of Transportation, as grantor, and the borrower, as grantee, which consents to the borrower’s use and maintenance of certain structures including a retaining wall, 14 light poles, snow melting pipes, 2 stairways and 5
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planted areas located on city property in front of the Mortgaged Property. The agreement expires on June 30, 2026 and the borrower may petition the city for a renewal of the revocable consent agreement. The grantor’s consent is revocable at any time. Upon expiration or termination of such agreement, the borrower is required, at its own cost, to cause the structures to be removed or deactivated at the discretion of the grantor and the affected streets to be restored to their proper condition to the satisfaction of the grantor. The borrower represented in the loan agreement that the failure to renew, or any termination of, such agreement will not have consequences that would materially and adversely affect the condition (financial or other) or operations of the borrower or its properties (or the value thereof), or might have consequences that would adversely affect its performance under the loan agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Olive Branch Mortgage Loan (0.4%), the Mortgaged Property is operated as a recreational vehicle (“RV”) facility, with 138 sites that can be leased on a daily, weekly, monthly or seasonal basis, with peak season occurring from April 1 through October 31 of each calendar year (“Peak Season”) and off-season occurring from November 1 through March 31 of each calendar year (“Off-Season”). According to the related appraisal, the Mortgaged Property is comprised of (i) 44 seasonal RV sites leased on a seasonal basis during Peak Season, (ii) 66 monthly year-round RV sites leased on a monthly basis during Off-Season and Peak Season, (iii) 10 flex, seasonal or monthly RV sites leased on a monthly basis during Off-Season and Peak Season, (iv) 15 nightly RV sites leased on a nightly basis and (v) three cabins leased on a nightly, two-night minimum basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Grocery store(1)	7	15.6%
Restaurant/Bakery(2)	5	11.7%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(4)	7	8.7%
Gym, fitness center, spa, salon or a health club(3)	3	7.7%
Theater/entertainment venue(5)	2	6.6%
Bank Branch(6)	2	5.1%
Clean room/lab space(7)	1	4.0%
Data center/carrier hotel(8)	1	2.5%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as Denton Center, New York Plaza, Rentar Plaza, 4 Union Square South, H-Mart Town Center, Haverford Retail Partners Portfolio-Stow Community Center and ExchangeRight Net Leased Portfolio # 73—Dollar General Market.
(2)	Includes the Mortgaged Properties identified on Annex A-1 as Broadstone Plaza II, Denton Center, Thorn Run, H-Mart Town Center and Wentzville Bend.
(3)	Includes the Mortgaged Properties identified on Annex A-1 as Denton Center, H-Mart Town Center and Governor Crossing.
(4)	Includes the Mortgaged Properties identified on Annex A-1 as Thorn Run, H-Mart Town Center, PGA Financial Plaza, Wentzville Bend, ExchangeRight Net Leased Portfolio #73 – BioLife Plasma Services – Colorado Springs, ExchangeRight Net Leased Portfolio #73 – BioLife Plasma Services – Madison and ExchangeRight Net Leased Portfolio #73 –BioLife Plasma Services – Greenfield.
(5)	Includes the Mortgaged Properties identified on Annex A-1 as Denton Center and H-Mart Town Center.
(6)	Includes the Mortgaged Properties identified on Annex A-1 as Broadstone Plaza II and PGA Financial Plaza.
(7)	Includes the Mortgaged Property identified on Annex A-1 as Foothill Tech Center.
(8)	Includes the Mortgaged Property identified on Annex A-1 as Raytheon Aurora.

In addition, the Denton Center, Wentzville Bend, Honolulu FBI Office and Brandywine Regency Warehouse & Distribution Center Mortgaged Properties (collectively, 13.8%) include one or more tenants that operate an on-site gas station or automobile repair and servicing facility.

In addition, the Thorn Run Mortgaged Property (0.5%) includes one or more tenants that operate an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
525 7th Avenue	$ 75,000,000	9.3%	$246	1.84x	53.2%	Office
Brandywine Regency Warehouse & Distribution Center	$ 60,000,000	7.4%	$122	1.27x	55.0%	Industrial
Renaissance Phoenix Downtown	$ 55,000,000	6.8%	$105,566	3.51x	35.0%	Hospitality
Haverford Retail Partners Portfolio	$ 51,900,000	6.4%	$107	2.04x	59.7%	Retail
Sonwil Distribution Center	$ 43,500,000	5.4%	$135	1.34x	56.9%	Industrial
ExchangeRight Net Leased Portfolio #73	$ 39,750,000	4.9%	$165	2.08x	49.4%	Various
Market Place Center	$ 35,000,000	4.3%	$117	2.96x	50.9%	Office
Capitol Hill Hotel	$ 34,500,000	4.3%	$225,490	1.78x	54.2%	Hospitality
Denton Center	$ 33,000,000	4.1%	$99	1.98x	57.9%	Retail
4 Union Square South	$ 32,500,000	4.0%	$588	2.42x	41.4%	Retail
Foothill Tech Center	$ 32,000,000	4.0%	$126	1.85x	50.2%	Office
Merritt Creek Farm	$ 30,000,000	3.7%	$132	1.46x	66.6%	Retail
U-Haul Portfolio	$ 29,953,838	3.7%	$121	1.47x	51.6%	Self Storage
Daybreak Corporate Center	$ 26,650,000	3.3%	$151	2.28x	64.2%	Office
Broadstone Plaza II	$ 24,000,000	3.0%	$203	1.46x	67.6%	Retail
Top 3 Total/Weighted Average	$ 190,000,000	23.6%		2.14x	48.5%
Top 5 Total/Weighted Average	$ 285,400,000	35.4%		2.00x	51.8%
Top 15 Total/Weighted Average	$ 602,753,838	74.7%		2.00x	53.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.
(2)	In the case of the U-Haul Portfolio Mortgage Loan, the Cut-off Date LTV Ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

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The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Haverford Retail Partners Portfolio	$51,900,000	6.4%
ExchangeRight Net Leased Portfolio #73	39,750,000	4.9
U-Haul Portfolio	29,953,838	3.7
Sani East Village 2-Pack	20,000,000	2.5
Total	$141,603,838	17.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers. For example, with respect to each of the Foothill Tech Center Mortgaged Property and the Merritt Creek Farm Mortgaged Property (collectively, 7.7%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Denton Center	1	$33,000,000	4.1%
H-Mart Town Center	1	19,900,000	2.5
New York Plaza	1	5,500,000	0.7
Total for Group 1:	3	$58,400,000	7.2%
Group 2:
Security Public Storage – Richmond	1	$15,800,000	2.0%
Security Public Storage – Herndon	1	11,500,000	1.4
Security Public Storage – Vacaville	1	8,720,000	1.1
Security Public Storage – Roseville	1	4,200,000	0.5
Security Public Storage – Sacramento II	1	3,700,000	0.5
Total for Group 2:	5	$43,920,000	5.4%
Group 3:
Woodridge Mini Storage	1	$5,350,000	0.7%
Olive Branch	1	3,350,000	0.4
A Safe Storage	1	3,180,000	0.4
Total for Group 3:	3	$11,880,000	1.5%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography,

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Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	10	$195,520,000	24.2%
California	9	$128,425,839	15.9%
Texas	4	$61,531,068	7.6%
Maryland	1	$60,000,000	7.4%
Arizona	1	$55,000,000	6.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-seven (27) other states and Washington D.C., with no more than approximately 4.3% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Ten (10) Mortgaged Properties (collectively, 19.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property located in seismic zones 3 or 4 has a seismic expected loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).
●	Six (6) Mortgaged Properties (collectively, 4.2%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representations and warranties no. 17 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Fourteen (14) of the Mortgaged Properties (collectively, 21.5%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

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See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Brandywine Regency Warehouse & Distribution Center, Haverford Retail Partners Portfolio and Capitol Hill Hotel (collectively, 18.1%) each have two or more borrowers that own all or a portion of the related Mortgaged Property or Mortgaged Properties as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan (4.9%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

With respect to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan (4.9%), the related borrower is a Delaware statutory trust. The applicable Mortgage Loan documents limit the number of ultimate owners of the related borrower to 400 persons. The related borrower has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight Net Leased Portfolio #73 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant. The Debt Yield on Underwritten NOI and UW NCF DSCR, based only on the initial annual master lease rent, is 12.3% and 2.01x, respectively. The Debt Yield on Underwritten NOI and UW NCF DSCR based on the rents from the underlying tenants (and not the master lease rent), is 12.8% and 2.08x, respectively.

Condominium and Other Shared Interests

The Haverford Retail Partners Portfolio Mortgage Loan (6.4%) is secured, with respect to the Southmont Plaza Mortgaged Property (2.4%), by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loan, the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

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Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	68	$751,624,116	93.2%
Leasehold	1	$55,000,000	6.8%
Total	69	$806,624,116	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

●	With respect to the Renaissance Phoenix Downtown Mortgage Loan (6.8%), the related Mortgaged Property is subject to the Development Ground Lease (as defined in “—Real Estate and Other Tax Considerations” below), which expires in November 2031, before the related maturity date, and does not provide for any renewal options. Upon expiration of the Development Ground Lease, the related borrower is required to purchase the fee interest in the Mortgaged Property for a termination fee equal to $50,000. In addition, prior to the expiration of the Development Ground Lease, the ground lessor’s consent is required prior to any subletting, which consent may be withheld in the ground lessor’s sole discretion.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than nine (9) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses”. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the 525 7th Avenue Mortgage Loan (9.3%), the related ESA identified as a REC for the Mortgaged Property the onsite operation of a dry cleaning facility from approximately 1936 through 2016, involving the use of chlorinated solvents. Based on the duration of these dry cleaning operations and the lack of any historic environmental investigations performed at the Mortgaged Property to evaluate the environmental condition of the subsurface, the related ESA consultant recommended conducting a limited subsurface investigation in order to confirm the presence or absence of contamination at the Mortgaged Property. The consultant estimated the cost of such subsurface investigation and the design, installation and operation of a system necessary to address any vapor intrusion risk to be $269,500 to $490,000. In lieu of conducting such subsurface investigation, a pollution legal liability plus insurance policy, issued by SiriusPoint Specialty Insurance Corporation, was purchased at origination with the lender and its successors and assigns as their interests may appear as the named insured. The environmental insurance policy, which has a term of 13 years expiring November 4, 2038, includes a limit of liability of $1.5 million (per claim and in the aggregate) and a $25,000 self-insured retention.
●	With respect to the Brandywine Regency Warehouse & Distribution Center Mortgage Loan (7.4%), the related ESA identified long-term, onsite auto repair operations, which historically may have involved the use of an oil-water separator (“OWS”), as a REC for the Mortgaged Property. According to the Phase I ESA, a building at the Mortgaged Property has been used for auto repair activities since it was built in 1991. Two manhole covers were observed during the Phase I ESA site inspection, which indicated the potential presence of an OWS along the northern side of the building, but no information was available in relation to the current condition of, or maintenance activities on, the OWS. Additionally, poor housekeeping was observed throughout the site. The Phase I ESA consultant estimated the cost to further investigate and, if necessary, remediate this REC to be $80,000 to $135,000. In lieu of conducting any further investigation, a pollution legal liability plus insurance policy, issued by SiriusPoint Specialty Insurance Corporation, was purchased at origination with the lender and its successors and assigns as their interests may appear as the named insured, a term of 13 years expiring November 20, 2038, a limit of liability of $1 million (per claim and in the aggregate) and a $25,000 self-insured retention.
●	With respect to the Renaissance Phoenix Downtown Mortgage Loan (6.8%), the related ESA identified a REC at the Mortgaged Property in connection with the historical operation of a Motorola plant located approximately seven miles west of the Mortgaged Property (the “Motorola 52nd Street Superfund Site”), which has been identified as a Superfund Site by the Environmental Protection Agency (“EPA”). According to the ESA, a plume of groundwater contamination from the Motorola 52nd Street Superfund Site extends to the area surrounding the Mortgaged Property, though no impacts to the on-site soils have been identified. Although the Mortgaged Property's past and present site activities are not expected to have contributed to this regional contamination and the Mortgaged Property is not listed as a potentially responsible party for this area of contamination, the groundwater beneath the Mortgaged Property has been impacted by a release attributed to the Motorola 52nd Street Superfund Site, and such known impact to the groundwater is considered a REC. Since the groundwater at the Mortgaged Property is reported to be approximately 80 feet below grade, vapor migration from impacted groundwater is not expected to migrate to on-site structures. In addition, the Mortgaged Property is on a municipal water supply. According to the ESA, no exposure pathways are present and no further action is recommended.
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●	With respect to the Haverford Retail Partners Portfolio Mortgage Loan (6.4%), as to the Stow Community Center Mortgaged Property (2.8%), the related ESA identified ongoing remediation at the Mortgaged Property to address contaminated stormwater as a REC. In 2016, a white residue coating was identified on surfaces in the conveyance behind the building occupied by Hobby Lobby. An investigation into the cause of this white residue detected concentrations of total dissolved solids and pH in stormwater discharges at the Mortgaged Property exceeding allowable limits. The source of these stormwater discharge exceedances was determined to be steel mill slag that had been used as a sub-base material beneath the Mortgaged Property’s asphalt parking lot during initial site development. On February 3, 2017, the Ohio Environmental Protection Agency (“OEPA”) issued a “Director’s Final Findings and Orders” letter (“Compliance Order”) imposing effluent limits on stormwater discharges from the Mortgaged Property and requiring that stormwater monitoring be conducted. Since 2019, various remedial actions have been undertaken at the Mortgaged Property to address stormwater concerns, including removal of the asphalt and underlying slag from the site parking lots. Additionally, recent stormwater discharge sampling has shown a consistent decrease in pH and other parameters. According to the Phase I ESA, the Compliance Order continues to apply to the Mortgaged Property and, based on communications between the Phase I ESA consultant and representatives of OEPA, the Mortgaged Property was in compliance with the Compliance Order as of July 2025. On November 7, 2025, the environmental consultant addressing stormwater remediation activities (the “Stormwater Consultant”) provided a letter documenting steps that have already been completed at the Mortgaged Property to address stormwater impacts and the anticipated steps toward completion of remediation and closure of the Compliance Order. The Stormwater Consultant has estimated the costs to achieve remediation completion and closure of the Compliance Order to be $825,000. At origination, a $239,250 environmental escrow associated with stormwater was reserved with the lender. In addition, in connection with the related borrower’s purchase of the Mortgaged Property, at origination $792,000 was deposited with the title company retained in connection with such purchase pursuant to an escrow agreement among the borrower, the seller of the Mortgaged Properties (the “Property Seller”), an escrow agent and the lender. The escrow agreement provides that at any time prior to November 21, 2027 (the “Final Release Date”), upon receipt of (i) an invoice documenting stormwater operations and maintenance costs incurred by the borrower to the Stormwater Consultant or to a vendor for holding tank rentals and associated services and (ii) the Property Seller’s approval of such invoice (which may not be unreasonably withheld, conditioned or delayed), the escrow agent must disburse the related amount of funds to the borrower. The Property Seller may trigger an early release of the escrow funds on or after March 1, 2026, upon which the escrow agent is required to release funds to the borrower equal to the product of (1) the number of months remaining until the Final Release Date times (2) the monthly average amount of stormwater related invoices (as either (x) determined by agreement of the parties or (y) if the parties cannot agree, determined based on the trailing twelve month average amount of such invoices), and the remaining escrow funds must be released to the Property Seller. The funds released to the borrower upon such an early release are required to be deposited into the stormwater reserve maintained by the lender under the Mortgage Loan documents. On the Final Release Date, to the extent not released earlier, all remaining escrow funds are required to be released to the Property Seller. Upon an event of default under the Mortgage Loan, pursuant to a collateral assignment of such escrow agreement, the lender has the right to exercise the rights of the borrower under the escrow agreement.

In addition, with respect to the Haverford Retail Partners Portfolio Mortgage Loan (6.4%), as to the East Hanover Plaza Mortgaged Property (1.3%), the Phase I ESA identified onsite impacts to groundwater associated with a regional groundwater plume as a REC. The Mortgaged Property is located within a Classification Exception Area (“CEA”) established by the New Jersey Department of Environmental Protection (“NJDEP”) to address residual contamination associated with the regional groundwater plume. The CEA prohibits the use of groundwater at any property within its boundaries, including the Mortgaged Property, for potable purposes. Because groundwater impacts within the CEA are greater than 40 feet below ground surface, the Mortgaged Property is connected to the municipal water supply, and sub-slab soil gas sampling results did not identify any vapor intrusion concerns at the Mortgaged Property, no further investigation in relation to this

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matter was recommended. However, the ESA did recommend adhering to the groundwater use restriction (unless and until NJDEP lifts the CEA), reviewing the status of the CEA periodically, and developing and implementing a soil and groundwater management plan prior to conducting any intrusive activities at the Mortgaged Property (such as subsurface construction, utility installation or dewatering).

●	With respect to the ExchangeRight Net Leased Portfolio # 73 Mortgage Loan (4.9%), as to the Hobby Lobby – Madisonville Mortgaged Property (0.4%), the related ESA identified as a REC for the Mortgaged Property its location within a larger parcel that was historically used for the manufacturing of bolts, nuts, screws, and similar items, which manufacturing activities included the operation of at least two aboveground storage tanks (“ASTs”) on the eastern boundary of the Mortgaged Property. The Phase I ESA also identified as a REC for the Mortgaged Property the use of a 1,000-gallon gasoline underground storage tank (“UST”) as part of the former manufacturing operations. This UST is identified on environmental databases as empty and out-of-service since 1988, however, no closure documentation was available for review, and it was unclear whether the UST had ever been removed from the ground. Although limited subsurface investigations have been historically performed to assess potential impacts caused by the former manufacturing operations, the Phase I ESA consultant determined that these historic investigations were too limited in scope and in area to sufficiently evaluate the potential risk of the manufacturing operations, including the operation of the UST, to the Mortgaged Property. Therefore, the Phase I ESA recommended that a limited subsurface investigation be conducted at the Mortgaged Property in order to determine the presence or absence of soil, soil vapor, and/or groundwater contamination associated with the identified RECs.

Such Phase II Subsurface Investigation (“Phase II”) was completed at the Hobby Lobby-Madisonville Mortgaged Property in September 2025, and detected certain polycyclic aromatic hydrocarbons (“PAHs”) and metals in site soils above applicable standards. Because impacts had been identified, the Phase II recommended enrolling the Mortgaged Property into the Kentucky Redevelopment and Reuse Program – Liability Relief (“415 Program”) and implementing a Property Management Plan. However, based on the current and proposed commercial land use of the Mortgaged Property, and that the Mortgaged Property is covered by asphalt and concrete pavement and is connected to the municipal potable water supply, the Phase II concluded that no further evaluation of soils impacted by PAHs and/or metals was necessary. The Phase II additionally recommended evaluation of the vapor intrusion exposure pathway at the Mortgaged Property through an indoor air quality investigation. Accordingly, a follow-up Indoor Air Quality Survey was completed in November 2025, which did not detect any impacts above applicable commercial levels, and no additional investigation was recommended. In lieu of enrolling the Mortgaged Property into the 415 Program and implementing a Property Management Plan, a pollution legal liability plus insurance policy, issued by SiriusPoint Specialty Insurance Corporation, was purchased at origination with the lender and its successors and assigns as their interests may appear as the named insured. The environmental insurance policy, which has a term of 13 years expiring on November 20, 2038, includes a limit of liability of $1.0 million (per claim and in the aggregate) and a $25,000 self-insured retention.

●	With respect to the Capitol Hill Hotel Mortgage Loan (4.3%), the related ESA identified residual impacts to soils associated with the historic onsite operation of two heating oil USTs as a controlled recognized environmental condition (a “CREC”) for the Mortgaged Property. These USTs include a 10,000-gallon UST installed at the Mortgaged Property in 1953 and closed in place in 1997, and a 4,000-gallon heating oil UST installed in 1959 and removed from the Mortgaged Property in 1994. Soil sampling conducted during the removal of the 4,000-gallon UST identified petroleum constituents exceeding standards in a single sample, and the UST was granted a conditional closure on May 24, 1994. Petroleum constituents exceeding regulatory standards were also identified in samples collected during the closure of the 10,000-gallon UST. While some impacted soils were removed, residual impacts were allowed to remain in place near to the building foundation, and the 10,000-gallon UST received conditional closure on June 15, 1998. The conditions associated with closure of the 10,000-gallon UST included requiring the
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preparation of a work plan submitted to the regulatory authority prior to the commencement of any future work at the Mortgaged Property, such as excavation or redevelopment. The Phase I ESA consultant concluded it was likely that these same conditions apply to the 4,000-gallon UST closure. Given that the residual impacts to soils associated with the historic USTs have received conditional closure from the regulatory authority, the Phase I ESA consultant determined that no further action in relation to this matter was necessary but recommended adhering to the conditions of the UST closures.

●	With respect to the Denton Center Mortgage Loan (4.1%), the related ESA identified a controlled REC related to five USTs from a former gas station located on the Mortgaged Property from approximately 1962 until 1992. These USTs were removed in March 1992, and initial sampling revealed volatile organic compounds (“VOC”) and total petroleum hydrocarbons (“TPH”) in the groundwater above clean-up guidelines. Additional sampling in 1996 indicated all VOC and TPH concentrations were below the related action levels, although an off-site monitoring well revealed higher concentrations of benzene. After quarterly sampling for one year to establish stabilization of the related plume, a No Further Action letter was issued on June 13, 1997, granting regulatory closure based in part on the commercial use of the Mortgaged Property, the presence of an impervious cover over the impacted areas, and the lack of beneficial use of the shallow groundwater.
●	With respect to the U-Haul Portfolio Mortgage Loan (3.7%), the related ESAs identified RECs or CRECs at six of the related Mortgaged Properties as identified below. The borrower is required to maintain an environmental insurance policy and the Mortgage Loan is fully recourse for the borrower’s failure to maintain or renew any environmental insurance policy as required under the Mortgage Loan documents.
●	With respect to the U-Haul Moving & Storage at Burlingame Mortgaged Property (1.4%), the related ESA identified a CREC in connection with impacts from former USTs at the Mortgaged Property. The Mortgaged Property formerly contained one 10,000-gallon gasoline UST, one 1,500-gallon diesel fuel UST, and two 1,000-gallon used oil USTs. These USTs were removed from the ground in 1993. Confirmed releases of petroleum products were reported to the State of Wyoming on March 23, 1993 and April 20, 1993. Corrective actions including groundwater monitoring and sampling were performed. Release closure was accomplished with land and resource use restrictions in 2009, including groundwater use prohibition, vapor intrusion evaluation, soil management, maintenance of surface cover to prevent exposure to impacted media, and evaluation for the need for engineering controls (such as vapor barriers) should new construction occur.
●	With respect to the U-Haul Moving & Storage of Gardena Mortgaged Property (0.2%), the related ESA identified a REC in connection with the absence of completed subsurface investigations in the area related to the former operation of a dry cleaner on the Mortgaged Property from at least the mid-1970s through the mid-1980s.
●	With respect to the U-Haul Moving & Storage of Gardena Mortgaged Property (0.2%), the related ESA identified a REC in connection with chlorinated solvent contamination that appears to be migrating onto the Mortgaged Property from off-site sources. A property adjacent to the Mortgaged Property had been impacted by PCBs, metals, TPH, and VOCs (including chlorinated solvents) from former operations. Per the most recent groundwater monitoring report (from the fourth quarter of 2024), PCE-, TCE-, and 1,1-DCA-impacted groundwater has likely migrated onto the eastern portion of the Mortgaged Property. The groundwater monitoring report indicated that another nearby property (the “Chromalloy Property”) is conducting ongoing groundwater monitoring under Los Angeles Regional Water Quality Control Board (“LARWQCB”) oversight. In the LARWQCB's 2024 comments to the Chromalloy Property’s most recent monitoring report, it mentioned that concentrations of PCE in groundwater have recently been increasing in the southwestern portion of the Chromalloy Property facility. The most recent groundwater monitoring report for the Chromalloy Property,
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issued in June 2025, indicated PCE was detected at 2,100 parts per billion in MW-10, located in the southwestern area of the Chromalloy Property facility approximately 440 feet east-northeast of the Mortgaged Property. Groundwater direction was noted to be to the south-southeast in the recent report. Additionally, the northeastern adjacent property to the Mortgaged Property formerly generated PCE waste. Although the facility did not qualify for federal investigation by the EPA, the DTSC has listed the facility as inactive, which requires evaluation per the environmental consultant.

●	With respect to the U-Haul Moving & Storage of Spartanburg Mortgaged Property (0.1%), the related ESA identified a REC in connection with continued remediation and monitoring activity at the Mortgaged Property, in connection with leaking UST (“LUST”) listings. A single-walled steel 10,000-gallon gasoline UST at the Mortgaged Property was abandoned on June 7, 1993. Although the UST database identified this UST as being in abandonment status, additional documentation confirmed the removal of the UST. The LUST listing indicates that the facility reported a release on July 26, 1993 that was subsequently confirmed on April 13, 1995. Cleanup activities were initiated on May 1, 2000, free-product was identified at a thickness of 0.01 feet, during monitored natural attenuation activities, and the responsible party is identified as Amerco Real Estate Company. The case remains active. In connection with the removal of two USTs from the Mortgaged Property in June 1993 (including the 10,000-gallon gasoline UST and one 550-gallon heating oil UST), Coastal Remediation Company identified soils and groundwater impacted by petroleum hydrocarbons above the South Carolina Department of Environmental Services (“SCDES”) guidance, reported the gasoline UST was in good condition with no noted holes, and surmised the source of the contamination may have been partially associated with overfills or leaking pipelines. In addition, the presence of diesel fuel in the excavation suggested there may have been some releases associated with a historically removed UST. A Groundwater Sampling Report was prepared on November 11, 2022 by Environmental Resources Management, Inc. (“ERM”), and ERM prepared a Site Specific Work Plan and Cost Agreement dated July 8, 2025 for the SCDES outlining the continued monitoring work ongoing at the Mortgaged Property.
●	With respect to the U-Haul Moving & Storage of Eastside Erie Mortgaged Property (0.2%), the related ESA identified a REC in connection with the lack of identified institutional/engineering controls or deeded activity and use restrictions in connection with the presence of contaminated soils at the Mortgaged Property related to historical uses as a railroad marshaling yard from at least 1899 through the 1950s and as a dump site for the Erie Water Authority as recently as 2008. A Phase II limited subsurface investigation in December 2016 confirmed the presence of soil contamination, likely from the past uses of the Mortgaged Property. Exceedances were noted to be below levels for non-used aquifer standards, but above those for used aquifers. The site was incorrectly noted to be located within a municipality that restricted groundwater use via ordinance (by the City of Erie) and the Phase II report indicated that additional action may be required in order to properly regulate the site. These actions included potential engineering controls or codified activity and use limitations (“AUL”) related to groundwater usage at the site.
●	With respect to the U-Haul Moving & Storage at Appleton Ave Mortgaged Property (0.1%), the related ESA identified a REC in connection with the unknown disposition of a UST installed in 1963 at the Mortgaged Property. Based on permit records for the Mortgaged Property, it appeared that the main building was constructed in 1963 for use as an auto sales and service facility. Permits were issued in 1963 to install six hoist tanks and a 560-gallon UST. The owner at the time was the Chrysler Corporation. No other information related to the contents, use, location, and/or removal/abandonment of the 560-gallon UST was identified during preparation of the related ESA or any previous Phase I ESAs.
●	With respect to the U-Haul Moving & Storage at Appleton Ave Mortgaged Property (0.1%), the related ESA identified a CREC in connection with an AUL and continuing obligation related to residual contamination at the Mortgaged Property as well as a closed LUST case
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file related to the Mortgaged Property. Based on soil sample laboratory analyses from an investigation, soil samples from SB05 (drilled in former gasoline dispenser area) and SB06 (in the area of the former eastern gasoline UST) contained benzene at concentrations above statutory residual contaminant levels (“RCL”). Cooper Environmental & Engineering Resources, Inc. (“Cooper”) reported that the RCLs (table values) for ethylbenzene, toluene, xylenes, and TPH-GRO were also exceeded at SB05. Cooper calculated site-specific RCLs and determined that approximately 333 cubic yards of soil was impacted by petroleum. Based on groundwater sample laboratory analyses, statutory groundwater quality standards for benzene, MTBE, naphthalene, toluene, and total xylenes were exceeded in the sample from P-MW01 (installed in SB06). In October 1996, 258 tons of petroleum impacted soil around the former dispenser island, to the north of the island, and to the south of the island (in the north part of the former gasoline UST areas) were excavated and hauled off the Mortgaged Property for biotreatment. Cooper reported in part that “the accessible impacted soils were effectively remediated through over-excavation and off-Mortgaged Property bioremediation.” Cooper estimated that approximately 15 cubic yards of impacted soil remained at the Mortgaged Property. Based on tank closure assessment sampling/analysis, it appears that no remediation of the former 1,000-gallon diesel fuel UST area and the 550-gallon waste oil UST area was warranted. These tanks were located between the north side of Building A at the Mortgaged Property and the two 6,000-gallon USTs. Prior to soil excavation, the tank pit was dewatered. Approximately 7,000 gallons of petroleum-impacted groundwater were removed from the tank pit. After soil excavation, an extraction well (EW-01) was placed in the remedial excavation to periodically remove impacted groundwater. The extraction well was pumped from January 1997 through September 1998. Based on two years of post-excavation groundwater monitoring, residual groundwater contaminant concentrations were reported to be declining and remediation via natural attenuation was identified by Cooper to be an adequate measure for continued groundwater remediation. In their case closure request letter dated March 29, 1999, Cooper requested unrestricted case closure. However, the Wisconsin Department of Natural Resources (“WDNR”) required that a groundwater use restriction be recorded on the deed for the Mortgaged Property due to the residual contamination. The groundwater use restriction (preventing installation of drinking water well without approval of WDNR) was later recorded on the deed and the LUST case file for the Mortgaged Property was closed in February 2000. Due to the residual contamination, the Mortgaged Property was placed in the WDNR on-line geographic information system (“GIS”) registry. The groundwater use restriction and GIS registry is considered an AUL and continuing obligation related to the Mortgaged Property, as a water well cannot be constructed on the Mortgaged Property without WDNR approval and residual impacted material (if encountered) must be properly handled.

●	With respect to the U-Haul Moving & Storage at Appleton Ave Mortgaged Property (0.1%), the related ESA identified a second CREC in connection with continuing obligations related to a closed environmental repair program case file. In May 2006, EBI Consulting conducted a Phase II ESA that included using a push-probe to collect soil samples from eight locations near and presumably down-gradient of the former lifts at the Mortgaged Property. The probes were advanced to depths ranging from eight to 12 feet below ground surface. Drilling refusal occurred in each sample location due to dense till with some gravel that was encountered. No groundwater was encountered. Based on laboratory analyses of soil samples at each location, diesel range organics were detected at concentrations that ranged from 2.7 to 23 milligrams per kilogram. In their July 26, 2012 case closure request, ATC Associates Inc. (“ATC”) concluded that the “additional investigation did find any NR 720 RCL exceedances in soil. However, accumulative Aroclor 1260 concentrations identified during the hydraulic lift removal are above 1 part per million.” ATC prepared a cap maintenance plan and GIS registry packet for the residual soil contamination and requested case closure. On October 19, 2012, the WDNR granted case closure but identified continuing obligations related to the residual lube oil and Aroclor 1260 closure. The obligations specify that (1) residual impacted soil that exists must be properly managed should it be excavated or removed; (2) pavement and the building slab over the contaminated soil must be maintained and the WDNR must
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approve any changes to this cap/barrier; (3) the building slab obstructed a complete investigation or cleanup, and if removed or modified, additional environmental work must be conducted; and (4) before land use can be changed from commercial to residential, additional environmental work must be conducted.

●	With respect to the U-Haul Moving & Storage at Janaf Mortgaged Property (0.3%), the related ESA identified a CREC in connection with the closure of a release case pertaining to the release of hydraulic oil. The Mortgaged Property reported a release of hydraulic oil from the former in-ground hydraulic lift systems on December 14, 2005. Remedial efforts conducted over eight years to remove the free-phase hydraulic oil were largely ineffective. Based on the review of the ineffectiveness of the remedial effort, plume stability under the northwestern portion of the main subject building, area land use, and nature of the contaminant, the incident was assigned a “closed with free product remaining” status and considered to be closed out with no further action required by the Virginia Department of Environmental Quality (“VADEQ”) on December 4, 2013. The monitoring wells onsite were reportedly abandoned as documented in a January 2014 Monitoring Well Abandonment Report. Review of the Corrective Action Plan (“CAP”) prepared for the Mortgaged Property by ERM, dated October 2013, indicated the concrete floor slab was considered to be an engineering barrier preventing human exposure to the contamination and the migration of the plume into the environment or onto adjacent properties. Based on the VADEQ's approval of the CAP, the concrete floor slab is considered an engineering control.
●	With respect to the U-Haul Moving & Storage at Montgomery Highway Mortgaged Property (0.1%), the related ESA identified a REC in connection with the presence of a waste oil UST listing and in-ground hydraulic lifts. Previous environmental reports identified the former lifts and waste oil UST as RECs and recommended conducting a limited subsurface investigation to determine if the lifts and UST had been removed and if they had impacted soil and groundwater at the Mortgaged Property. The results of the recommended investigation were not presented to the related environmental consultant for review, and it is not clear if the recommended actions were completed. Therefore, it is assumed that the in-ground lifts and waste oil UST are still present.
●	With respect to the Daybreak Corporate Center Mortgage Loan (3.3%), one CREC was identified in connection with impacted groundwater beneath the Mortgaged Property. Kennecott Copper Mines (“Kennecott”) mining activities two to three miles west of the Mortgaged Property impacted groundwater in the area of the Mortgaged Property. The impacted groundwater was designated Operable Unit (OU) OU2 and the Mortgaged Property is located in the Zone B plume. Kennecott redeveloped the Mortgaged Property area as part of a reclamation program for land reuse called the “Daybreak Development”. Approximately 13% of the Daybreak Development is built on the former site of certain evaporation ponds used in mining operations. The sediment from the ponds contained elevated levels of heavy metals and were later removed. Kennecott publicly posted that the groundwater plume is approximately 250 to 450 feet beneath the surface of the Daybreak Development, and noted sulfur and heavy metal contamination. In 2004, two reverse osmosis plants were built to treat the contaminated water and provide drinking water to the Jordan Valley Water Conservancy District. The groundwater treatment project has a 40-year timeline that Kennecott is financing, and the remediation goal at the end of this period is to reduce the size of the plume “substantially.” Kennecott has reported full responsibility for the cleanup and remediation of this area in public outreach documentation.
●	With respect to the H-Mart Town Center Mortgage Loan (2.5%), the related ESA identified a REC at the Mortgaged Property in connection with potential soil, groundwater and/or soil vapor impacts resulting from the prior operation of a dry cleaner at the Mortgaged Property from the 1990s through the mid-2000s. Although no confirmed releases have been documented at the Mortgaged Property, according to the ESA there is a lack of sampling data that represents a data gap resulting in actual impacts being unknown and the potential for a vapor encroachment condition. An opinion of probable cost completed by the related environmental consultant in connection with
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the origination of the Mortgage Loan estimated the total potential cost for investigation to be between $20,000 and $100,000 and for remediation and mitigation (if necessary) to be up to an additional $400,000 (for a total potential cost of between $20,000 and $500,000). At origination, the borrower obtained an environmental insurance policy issued by SiriusPoint Specialty Insurance Corporation, with policy limits of $1,000,000 per each pollution condition and in the aggregate, a deductible of $25,000 per each pollution condition and a term expiring on October 31, 2038.

●	With respect to the Rentar Plaza Mortgage Loan (1.4%), the related ESA identified two business environmental risks (each a “BER”), relating, respectively, to (i) four USTs abandoned in place in 1997-1998, and (ii) the prior occupancy of the Mortgaged Property, from circa 1939 to 1973, by Western Electric, a business of a type that typically uses hazardous materials and petroleum products and generates hazardous wastes. The ESA noted that although the consultant could not completely dismiss the potential impacts from BERs, (i) in the case of the USTs, tank removal documentation was provided to the New York State Department of Environmental Conservation and the USTs are listed as closed with no action required and (ii) in the case of the prior occupancy by Western Electric, there are no documented releases, the Mortgaged Property has been substantially redeveloped and more than 50 years have elapsed. The consultant concluded that based on the above factors, further action does not appear to be warranted at the time. The borrower obtained a Beazley ECLIPSE (Enviro Covered Location Insurance Policy (Site Environmental)) policy for the Mortgaged Property, which names the borrower as named insured and the lender as an additional named insured. The policy also covers several other (non-collateral) properties and several other insured parties. Accordingly such policy provides less protection than would a dedicated policy; however, pursuant to the environmental indemnity, the borrower has agreed that no additional properties may be added to the policy. The policy has limits of $10 million per pollution condition in the aggregate, a $50,000 deductible per pollution condition and expires June 10, 2035 (prior to the loan maturity date of July 6, 2035). Pursuant to the environmental indemnity executed by the borrower, the borrower is required to (i) maintain such policy during the loan term, and (ii) at least two years prior to the end of the policy term, either renew such policy or bind replacement environmental insurance coverage, which in either case (A) has coverages, terms and conditions no less favorable to the lender than those provided under such policy, (B) has a policy term that extends at least three years beyond the end of the loan term, and (C) has a premium for such policy term that has been fully funded at renewal or binding, as the case may be.

See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties Subject to Local Law 97

With respect to the 525 7th Avenue and Rentar Plaza Mortgage Loans (collectively, 10.7%), the respective related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans— Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such

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redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than nine (9) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Haverford Retail Partners Portfolio Mortgage Loan (6.4%), affiliates of the non-recourse carveout guarantors were recently sued for non-payment of a sales commission that the plaintiff claimed was owed to them, relating to a purchase of an office campus by such affiliates, in a case seeking approximately $4.5 million in damages. The complaint was dismissed; however, an appeal is pending.
●	With respect to the Capitol Hill Hotel Mortgage Loan (4.3%), Scott J. Seligman (“Mr. Seligman”), who together with a related trust is the non-recourse carveout guarantor, is subject to a consent order with the United States Office of the Comptroller of the Currency (“OCC”) dated March 25, 2024, in which the OCC stated (and Mr. Seligman neither admitted or denied) that Mr. Seligman, as an “institution affiliated party” was a dominant influence at Sterling Bank (the “Bank”) and participated in the operation of the Advantage Loan Program (“ALP”), a low-document residential
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loan program that presented high risks for fraud, money laundering and lending misconduct, under which, the OCC stated, the Bank originated numerous loans with false or fraudulent loan applications and without adequate monitoring and controls, and Mr. Seligman contributed to a poor compliance culture and pressured Bank employees to quickly underwrite ALP loans. Pursuant to the OCC order Mr. Seligman agreed to pay a $400,000 penalty and to refrain from, among other things, participating in the conduct of affairs of, exercising voting rights with respect to, or acting as an “institution-affiliated party” of, any insured depository institution, insured bank, any appropriate federal depository institution regulatory agency and similar institutions.

In addition, the Bank and Mr. Seligman were sued by investors in the Bank. The plaintiffs alleged, among other claims, that Mr. Seligman and his family and associated trusts had founded the Bank and held a controlling interest, because they beneficially owned 70% of the Bank’s common stock and voting power, that the Bank grew exponentially as a result of the ALP program described above, and that as a result the Bank went public in 2017 through an initial public offering in which Mr. Seligman and his family members and associated trusts received gross proceeds of approximately $115 million, and that the selling shareholders knew of, and failed to disclose, the risks of the ALP program, made false and misleading statements about the ALP program and the risk management and controls related to the ALP program, and omitted to disclose the actual facts about such program. In addition the defendants were alleged to have sold stock prior to such facts being made public and thus to have profited from inside information. The case was settled.

●	With respect to the Broadstone Plaza II Mortgage Loan (3.0%), the related sponsor and non-recourse carveout guarantor, Alan C. Fox (“Fox”) is subject to an unresolved lawsuit from investors in Fox's real estate portfolio, the complaints of which allege among other things, various tort causes of action and investment valuation disputes. As of March 2024, the parties reached a settlement agreement in this matter that provides for the dismissal of the case with prejudice and recursion of the investors’ interests to Fox at near par value, but the settlement has not yet been finalized before the courts.
●	With respect to the Sani East Village 2-Pack Mortgage Loan (2.5%), the related borrower sponsor is subject to litigation with a tenant which leases a unit at a multifamily property securing a securitized mortgage loan regarding whether the tenant’s unit is subject to rent stabilization. A judgement was rendered in favor of the tenant, the owner of the property appealed, and the case was remanded, and is currently in discovery proceedings.
●	With respect to the Magnolia Park Mortgage Loan (1.4%), the two non-recourse carveout guarantors are defendants in a suit filed by a business partner, in connection with the ownership and management of six apartment complexes (which do not include the Mortgaged Property). The litigation asserts claims of, among other things, gross mismanagement of the properties, commingling of funds, breach of fiduciary duty, and fraud and seeks unspecified damages.
●	With respect to the Thorn Run Mortgage Loan (0.5%), ongoing litigation was initiated by MSC-310 Grant HoldCo, LLC (“HoldCo”) against William C. Rudolph (“Rudolph”), one of the guarantors for the Mortgage Loan, and Charles S. Perlow (“Perlow”) arising out of a non-recourse $4 million mezzanine loan made by HoldCo to McKnight Grant Building Associates I, LP (“Mezz Mortgagor”). In connection with the mezzanine loan, Rudolph and Perlow signed a limited Mezzanine Guaranty of Recourse Obligations guarantying payment and performance of certain limited obligations under the mezzanine loan. HoldCo has alleged that Rudolph’s and Perlow’s recourse liability has been triggered by certain actions undertaken by the Mezz Mortgagor regarding (i) an equipment lease for a boiler installed at the related property (which Rudolph and Perlow allege was installed to preserve the related property and which Rudolph and Perlow allege, as of the date the action against Rudolph and Perlow was filed by HoldCo, had been paid in full), (ii) permitting a mechanic’s lien to be filed against the property for certain tenant improvement work (which Rudolph and Perlow allege, as of the date the action against Rudolph and Perlow was filed by HoldCo, had been paid in full), (iii) failure to collect rent under a lease
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with an affiliate of the Mezz Mortgagor (for which Rudolph and Perlow allege the lease obligation was not the obligation of the Mezz Mortgagor and was settled by the third-party with the landlord), (iv) a comingling of funds (which Rudolph and Perlow allege did not occur) and (v) attorney’s fees (which Rudolph and Perlow allege are not owing). The legal action is currently pending a ruling by the court on HoldCo’s motion for summary judgment.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-eight (28) of the Mortgage Loans (collectively, 75.2%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Four (4) of the Mortgage Loans (collectively, 18.9%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	Four (4) of the Mortgage Loans (collectively, 5.8%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	With respect to the Raytheon Aurora Mortgage Loan (2.5%), the prior loan secured by the Mortgaged Property was placed into special servicing due to an incomplete insurance certificate. Although the borrower sponsor provided an updated insurance certificate, the special servicer force-placed insurance and requested funding of an insurance impound, which resulted in the prior loan being considered delinquent. The special servicer approved cancellation of the force-placed insurance in June 2025 and the prior loan was current as of August 2025. The borrower refinanced the prior loan with the Mortgage Loan on September 25, 2025, and proceeds from the Mortgage Loan were used to repay the prior loan in full.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the 525 7th Avenue, Capitol Hill Hotel, 4 Union Square South, Merritt Creek Farm, Broadstone Plaza II, Raytheon Aurora, H-Mart Town Center, Wentzville Bend, Governor Crossing, Thorn Run and L&M MHP Mortgage Loans (collectively, 33.1%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO
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transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans in addition to the defaults described above, we note the following:

●	With respect to the 525 7th Avenue Mortgage Loan (9.3%), MSGT LLC, one of the borrower sponsors and non-recourse carveout guarantors, also sponsored a securitized commercial mortgage loan secured by a mall in Texas, which was foreclosed on in July 2021 and incurred a realized loss of $12.2 million in August 2024.
●	With respect to the Capitol Hill Hotel Mortgage Loan (4.3%), the related borrower sponsor has sponsored other securitized commercial mortgage loans that have been subject to foreclosure or a deed-in-lieu of foreclosure, including a $25,000,000 securitized commercial mortgage loan secured by an office building in San Francisco which is currently non-performing and in maturity default, another securitized commercial mortgage loan secured by an office building in San Francisco which is in maturity default, a commercial mortgage loan secured by an office building in San Francisco which was subject to a deed in lieu of foreclosure, an $88,500,000 securitized mortgage loan secured by a mall in Hawaii and a $48,000,000 commercial mortgage loan secured by a mall in Hawaii, both of which were foreclosed, and a $13,000,000 securitized hotel loan which was subject to a forbearance agreement in 2021 during the COVID-19 pandemic.
●	With respect to the 4 Union Square Mortgage Loan (4.0%), Vornado Realty Trust, the indirect owner of borrower and sponsor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Merritt Creek Farm Mortgage Loan (3.7%), the related borrower sponsors sponsored other commercial mortgage loans that have been subject to foreclosure or a deed-in-lieu of foreclosure, including a mortgage loan secured by a condominium and campground development in Tennessee that was subject to a foreclosure proceeding and was settled in 2014, a mortgage loan secured by a country club in Tennessee for which a receiver was appointed and a deed in lieu was accepted in 2014 and a mortgage loan secured by 12 acres of undeveloped land in Florida that was subject to a foreclosure proceeding and was settled in 2010.
●	With respect to the Broadstone Plaza II Mortgage Loan (3.0%), in addition to such Mortgage Loans, the related sponsor has sponsored 31 mortgage loans since 2015 which have been contributed to commercial mortgage-backed securities transactions. One such loan was transferred to special servicing and ultimately was subject to a deed-in-lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Two (2) of the Mortgaged Properties (collectively, 4.0%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified below).
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●	Four (4) of the Mortgaged Properties (collectively, 16.0%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as 525 7th Avenue, Haverford Retail Partners Portfolio and Daybreak Corporate Center.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of the ARD Loan), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Raytheon Aurora	2.5%	No	9/30/2031	10/6/2035
Honolulu FBI Office	0.6%	No	10/21/2032	7/6/2035
ExchangeRight Net Leased Portfolio # 73-BioLIfe Plasma Services-Madison	0.6%	No	12/18/2035	12/1/2035
ExchangeRight Net Leased Portfolio # 73-BioLIfe Plasma Services-Greenfield	0.6%	No	9/16/2035	12/1/2035

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

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Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as Market Place Center and ExchangeRight Net Lease Portfolio # 73 – BioLife Plasma Services – Colorado Springs.

Set forth below are certain government leases and non-government leases that have termination rights if government funding is reduced or eliminated that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Rentar Plaza(1)	1.4%	City of New York	43.9%	42.1%
(1)	The City of New York Department of Citywide Administrative Services, which leases 516,115 square feet at the Mortgaged Property, may terminate its lease without penalty as of February 10, 2031 with notice no later than February 10, 2030. The City of New York Department of Transportation, which leases 120,000 square feet at the Mortgaged Property, may terminate its lease without penalty at any time on or after September 30, 2028 upon 180 days’ notice given no earlier than March 31, 2028. The City of New York Department of Correction, which leases 38,478 square feet at the Mortgaged Property, may terminate its lease without penalty on or after November 12, 2028 upon 180 days’ notice.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the 525 7th Avenue Mortgage Loan (9.3%), the largest tenant, Reflex Performance Services (“Reflex”), which leases approximately 6.9% of the net rentable area of the related Mortgaged Property, is not yet in occupancy of its expansion space (6.0% of Reflex’s leased space), as to which its lease is set to commence in the first quarter of 2026. In addition, Reflex has partial rent abatements of $34,476 monthly through May 31, 2026; the second largest tenant, Betsy & Adam, has partial rent abatements of approximately $12,958 monthly through October 31, 2027; the third largest tenant, Studio Nazar, has partial rent abatements of approximately $9,921 monthly through May 31, 2028, and the fourth largest tenant, Cameron Industries, Inc. has partial rent abatements of $7,648 monthly from January through June 2026. At origination, $2,026,411 was deposited into a free rent reserve, to cover free or gap rent for multiple tenants, including the foregoing.
●	With respect to the Haverford Retail Partners Portfolio Mortgage Loan (6.4%), as to the East Hanover Plaza Mortgaged Property (1.3%), the fourth largest tenant, The Paper Store, is not yet in occupancy and has gap rent for approximately 12 months. Such rent was not reserved with the lender; however, approximately $304,336 was deposited into escrow by the Property Seller for such free rent, pursuant to an escrow agreement between the Property Seller, the borrower
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and an escrow agent. The Property Seller may trigger an early release of the escrow funds on or after March 1, 2026, upon which the escrow agent is required to release funds to the borrower and the Property Seller pursuant to their joint instructions. The funds released to the borrower upon such an early release are required to be deposited into the unfunded obligations account maintained with the lender under the Mortgage Loan documents. Pursuant to a collateral assignment of such escrow agreement, the lender has the right to exercise the rights of the borrower thereunder after an event of default under the Mortgage Loan.

●	With respect to the Market Place Center Mortgage Loan (4.3%), the third largest tenant, TriMark Raygal, LLC, which currently occupies its leased premises, is marketing 15,101 SF of its 46,526 SF premises for sublease.
●	With respect to the Foothill Tech Center Mortgage Loan (4.0%), the largest tenant at the Mortgaged Property, Azusa Pacific University, which leases approximately 10.8% of the net rentable area of the related Mortgaged Property, is entitled to an abatement of its base rent for December 2025 and January 2026. At origination, the related borrower reserved $351,399 into a rent replication reserve account to replicate the full payment of rent for tenants with abatements, including Azusa Pacific University. In addition, the fifth largest tenant, Financial Technology Solutions International, Inc., which leases approximately 5.2% of the net rentable area, has vacated one of its suites (approximately 7,988 square feet or 3.1% of the net rentable area) and is listing such suite for sublease.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 as Haverford Retail Partners Portfolio - East Hanover Plaza and 575 7th Avenue.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Haverford Retail Partners Portfolio - East Hanover Plaza, Haverford Retail Partners Portfolio - Southmont Plaza, ExchangeRight Net Leased Portfolio #73 – Tractor Supply – Batavia, ExchangeRight Net Leased Portfolio #73 – Tractor Supply – Lockport, ExchangeRight Net Leased Portfolio #73 – Tractor Supply – Tully, ExchangeRight Net Leased Portfolio #73 – Tractor Supply – Warren, ExchangeRight Net Leased Portfolio #73 – Tractor Supply – Driggs, Broadstone Plaza II, Raytheon Aurora and Wentzville Bend Mortgaged Properties (collectively, 13.2%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender, the owner of the related fee interest or another third party. See “Yield and Maturity Considerations”. See representations and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
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In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-1, we note the following:

●	With respect to the Haverford Retail Partners Portfolio Mortgage Loan (6.4%), as to the Southmont Plaza Mortgaged Property (2.4%), the tenant T.G.I. Friday’s has a right of first offer to purchase its leased premises if the landlord decides to sell the leased premises. In addition, as to the East Hanover Plaza Mortgaged Property (1.3%), the tenant Chili’s has a right of first offer if the landlord receives a bona fide third party offer to purchase the tenant’s leased premises as a separate parcel, or the landlord makes an offer to sell or lease the tenant’s leased premises as a separate parcel.
●	With respect to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan (4.9%), the sole tenant at each of (i) the Tractor Supply-Batavia Mortgaged Property, (ii) the Tractor Supply-Lockport Mortgaged Property, (iii) the Tractor Supply-Tully Mortgaged Property, (iv) the Tractor Supply-Warren Mortgaged Property and (v) the Tractor Supply-Driggs Mortgaged Property (collectively 2.4%) has a right of first refusal to purchase the applicable Mortgaged Property upon the borrower’s receipt of an offer from an unaffiliated third party to purchase such Mortgaged Property. Pursuant to a subordination and non-disturbance agreement (“SNDA”), each such tenant agreed that such right of first refusal will be expressly subordinate to the lender’s mortgage. However, such SNDA did not expressly provide that such right of first refusal would not apply to a foreclosure or deed in lieu thereof.
●	With respect to the Broadstone Plaza II Mortgage Loan (3.0%), in the event that the owner of the related Mortgaged Property desires to sell such Mortgaged Property to a third party, such owner is obligated to first notify and offer to sell such Mortgaged Property to the owner of a neighboring property. Such right of first offer does not apply to a foreclosure or the first sale following a foreclosure but such right will apply to any subsequent sales.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Brandywine Regency Warehouse & Distribution Center Mortgage Loan (7.4%), the sole tenant of the Mortgaged Property is 100% owned by the borrower sponsors. The borrower sponsors have provided a guaranty of the lease obligations of the sole tenant. There can be no assurance that the borrower sponsors will have the resources to perform their guaranty obligations. Conversely, the existence of such guaranty increases the likelihood of a consolidation of the borrower with its affiliates in the event of a bankruptcy of such affiliates.
●	With respect to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan (4.9%), the related borrower is a Delaware statutory trust. Accordingly, the related borrower has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The rents payable under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The Debt Yield on Underwritten NOI and UW NCF DSCR, based only on the initial annual master lease rent, is 12.3% and 2.01x, respectively. The Debt Yield on Underwritten NOI and UW NCF DSCR based
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on the rents from the underlying tenants (and not the master lease rent), is 12.8% and 2.08x, respectively.

●	With respect to the Sonwil Distribution Center Mortgage Loan (5.4%), the sole tenant at the Mortgaged Property, Sonwil Distribution, is an affiliate of the borrower sponsor. The lease expires on November 23, 2040 and the borrower sponsor has guaranteed the tenant’s payment obligations under the lease. Notwithstanding the foregoing, there can be no assurance that the borrower sponsor will have the financial capacity to meet the obligations that arise under the guaranty.
●	With respect to the Capitol Hill Hotel Mortgage Loan (4.3%), the tenant-in-common borrowers have master leased the Mortgaged Property to an affiliated master lessee, which has signed a joinder to the loan agreement, mortgage and assignment of leases and rents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Sonwil Distribution Center Mortgage Loan (5.4%), the borrower sponsor owns multiple competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the Foothill Tech Center Mortgage Loan (4.0%), the borrower sponsor owns two other flex/R&D properties located along the same road as the Mortgaged Property, which directly compete with the Mortgaged Property.
●	With respect to the Merritt Creek Farm Mortgage Loan (3.7%), the borrower sponsors developed the Mortgaged Property and there are remaining undeveloped development parcels that are not part of the collateral which may, when developed, compete with the Mortgaged Property in the future. There is an anti-poaching provision in the related loan agreement.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or

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about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Ten (10) of the Mortgaged Properties (collectively, 19.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-six (26) Mortgage Loans (collectively, 77.7%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the ExchangeRight Net Leased Portfolio #73 and Raytheon Aurora Mortgage Loans (collectively, 7.5%), the related borrower(s) may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representations and warranties no. 17 and no. 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged

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Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”. For example:

●	With respect to the Security Public Storage – Richmond Mortgage Loan (2.0%), as part of a subdivision plan, there is a declaration of restrictions (the “Declaration”) that prohibits all non-residential activity on a portion of the Mortgaged Property. The lender estimates that approximately 5-10% of the storage units are located on such portion of the Mortgaged Property. Violation or attempted violation of the Declaration entitles any owner of any plot of land covered by the Declaration to file suit against the violator to either prevent such violation or to recover damages.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the Haverford Partners Retail Portfolio Mortgage Loan (6.4%), as to the Stow Community Center Mortgaged Property (2.8%), a standalone restaurant building is legal non-conforming as to use, as under the current zoning code a conditional use permit would be required for such use, and such a permit has not been obtained.
●	With respect to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan (4.9%), the BioLife Greenfield, WI Mortgaged Property is legal non-conforming as to use, because under the current zoning code a special use permit is required for its use as medical office (blood and organ banks) and such a permit has not been obtained.
●	With respect to the Capitol Hill Hotel Mortgage Loan (4.3%), the Mortgaged Property is legal non-conforming as to use, because hotel uses are no longer permitted under the current zoning code. According to the related zoning report, the related zoning ordinance provides that if a use is abandoned for three years it may not be resumed.
●	With respect to the U-Haul Portfolio Mortgage Loan (3.7%), there are mobile storage units at the U-Haul Moving & Storage at Southside Mortgaged Property (the “OKC Property”) that encroach upon separation/set back requirements. Covenants include that the borrower will not permit the structure(s) located thereon to be expanded in such a manner as to increase or otherwise expand any zoning related non-conformity. Moreover, if the applicable governmental authority issues any notice to the borrower (or any affiliate of the borrower) instructing the borrower to relocate or otherwise modify the improvements located at the OKC Property in such a manner as to comply with applicable legal requirements, then within the earlier of (i) thirty (30) days after receipt of such written notice thereof from the applicable governmental authority and (ii) such date as may be required pursuant to such written notice, the borrower is required to comply with all requirements set forth in such written notice necessary to cause the OKC Property to comply with applicable legal requirements. Loss carve-out includes any zoning related non-conforming (as opposed to legal non-conforming) aspects of the OKC Property.

In addition, the U-Haul Moving & Storage of Spartanburg Mortgaged Property (the “Spartanburg Property”) is non-conforming as to separation required between improvements. Covenants include that the borrower will (at its sole cost and expense) promptly commence all permitting, variance or similar approval process with the applicable governmental authority required to cause

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the Spartanburg Property to comply with all applicable legal requirements and will thereafter diligently and expeditiously pursue the same to satisfactory completion such that the Spartanburg Property complies with all applicable legal requirements, but in any event such approvals will be received no later than the earlier of (x) the date that is six (6) months following the loan origination date (which period may be extended by the lender in its reasonable discretion provided the borrower is using good faith commercially reasonable efforts to obtain such approvals) and (y) such date as may be required by applicable legal requirements. Subject to the borrower rights to contest pursuant to the Mortgage Loan documents, in the event that the borrower is unable to obtain all necessary approvals from the applicable governmental authority such that the Spartanburg Property complies with all applicable legal requirements within the timeframe set forth in the immediately preceding sentence, the borrower is required to cause the Spartanburg Property to be released pursuant to and in accordance with the Mortgage Loan documents on the first date that such release is permitted pursuant to the terms and conditions of the Mortgage Loan documents. Loss carve-out includes any zoning related non-conforming (as opposed to legal non-conforming) aspects of the Spartanburg Property or any breach of the above covenant.

In addition, there are various fire code violations at 2 of the individual Mortgaged Properties which are to be remedied post origination. Such fire code violations have not been deemed material.

●	With respect to the Merritt Creek Farm Mortgage Loan (3.7%), the Village of Barboursville, where the Mortgaged Property is located, has no zoning regulations.
●	With respect to the Security Public Storage – Richmond Mortgage Loan (2.0%), the Mortgaged Property is non-legal non-conforming with respect to parking, being deficient by 56 parking spaces. To return the Mortgaged Property to legal conforming status, an additional 57 parking spaces would need to be striped. The Mortgage Loan agreement requires the borrower to promptly comply with any formal, written requirement, direction or order from a governmental authority to stripe additional parking spaces at the Mortgaged Property and to notify the lender in writing within three business days of such requirement, direction or order.
●	With respect to the Woodridge Mini Storage Mortgage Loan (0.7%), the Mortgaged Property is legal non-conforming as to use, because self storage uses are no longer permitted under the current zoning code. Under such zoning code, the extent of a legal non-conforming use may not be increased. In addition, if a structure containing a legal non-conforming use is destroyed by fire, wind, flood or other natural disaster, it may be only be restored to its prior legal non-conforming use provided that the restoration complies with the provisions of the current zoning code.
●	With respect to the Olive Branch Mortgage Loan (0.4%), the Mortgaged Property is legal non-conforming as to use, because recreational vehicle park uses are no longer permitted under the current zoning code. Under such zoning code, a legal non-conforming use may not be enlarged, expanded or extended in a manner that increases the non-conformity. In addition, if a legal non-conforming use is removed or discontinued, either due to action by the owner or a catastrophic incident, the Mortgaged Property may only be restored in accordance with the current zoning code.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property

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reflects only the “as-is” value, except as set forth in the table under “—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Rentar Plaza Mortgage Loan (1.4%), and the related Whole Loan, there is no non-recourse carveout guarantor or separate environmental indemnitor. Only the single-purpose entity borrower is (i) obligated under the non-recourse carveout provisions in the related loan agreement (such provisions are not guaranteed by a separate entity) and (ii) an indemnitor under the environmental indemnity agreement.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Renaissance Phoenix Downtown Mortgage Loan (6.8%), the Mortgaged Property benefits from Government Property Lease Excise Tax (“GPLET”) treatment in lieu of ad valorem taxation pursuant to a redevelopment agreement dated October 6, 2011 between the City of Phoenix (the “City”) and the related borrower, in which the borrower conveyed the Mortgaged Property to the City and the City leased the Mortgaged Property back to the borrower. In order to render the Mortgaged Property eligible for the GPLET, the related borrower entered into a ground lease with the City (the “Development Ground Lease”), which expires on November 1, 2031 and provides for (i) a fixed rent payment and (ii) a contingent payment equal to the amount, if any, by which $791,468.12 (the property taxes before the GPLET was put in place) exceeds the sum of fixed annual rent, GPLET payments and all other taxes relating to the Mortgaged Property. Upon expiration of the Development Ground Lease, the borrower is required
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to purchase the fee interest in the Mortgaged Property for a $50,000 termination fee. Upon expiration of the Development Ground Lease, full taxes will be due. The lender underwrote taxes based on the average of the scheduled GPLET payments and property taxes during the term of the Mortgage Loan.

●	With respect to the Sonwil Distribution Center Mortgage Loan (5.4%), the Mortgaged Property benefits from a 15-year PILOT tax exemption granted by the Erie County Industrial Development Agency. The PILOT tax exemption provides for an 80% tax exemption for years one and two, a 70% tax exemption for years three and four, a 60% tax exemption for years five through nine and a 50% tax exemption for years 10 through 15. The PILOT tax exemption commenced in 2023.

In addition, certain Mortgaged Properties may benefit from Section 421-a tax abatements as described in “Property Types—Multifamily Properties”. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Twenty-four (24) Mortgage Loans (collectively, 70.2%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.
●	Eight (8) Mortgage Loans (collectively, 14.7%) provide for an initial interest-only period that expires between 24 and 60 months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.
●	Three (3) Mortgage Loans (collectively, 11.4%) require monthly payments of principal and interest for the entire term to stated maturity based on amortization schedules significantly longer than the remaining term to stated maturity.
●	One (1) Mortgage Loan (3.7%) provides for monthly payments of principal and interest for the entire term to the Anticipated Repayment Date based on an amortization schedule significantly longer than the remaining term to stated maturity; provided that if such Mortgage Loan is outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	24	$566,330,000	70.2%
Interest-Only, Amortizing Balloon	8	118,490,000	14.7
Amortizing Balloon	3	91,850,278	11.4
Amortizing Balloon ARD	1	29,953,838	3.7
Total	36	$806,624,116	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

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Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	1	$39,750,000	4.9%
6	33	699,374,116	86.7%
11	2	67,500,000	8.4%
Total	36	$806,624,116	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	35	$766,874,116	95.1%
5	1	39,750,000	4.9
Total	36	$806,624,116	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee, leasehold or fee/leasehold interest or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the Honolulu FBI Office Mortgage Loan (0.6%), the Mortgage Loan will become recourse to the borrower, the guarantor and the individual which controls the guarantor entity in an amount equal to $12,000,000, representing 25.4% of the original principal balance of the Whole Loan (the “Payment Guaranty”), if 12 months prior to the expiration of the lease of the FBI-Honolulu, the sole tenant at the Mortgaged Property, the borrower fails to (i) deposit $12,000,000 into a tenant rollover reserve held by the lender or (ii) deliver a letter of credit in the amount of $12,000,000. At origination, the borrower provided a counsel’s opinion regarding non-consolidation of the related borrower; however, such opinion expresses no opinion with respect to the Payment Guaranty. We cannot assure you that the Payment Guaranty would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower with those of the related guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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ARD Loan

One (1) Mortgage Loan secured by the U-Haul Portfolio Mortgaged Properties (3.7%) (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid (or the failure to have sufficient funds available in the excess cash flow account) will be added to the principal balance of the Mortgage Loan except as described below. See Annex A-1 for the Anticipated Repayment Date for the ARD Loan.

With respect to the U-Haul Portfolio Mortgage Loan (3.7%), on each payment date from and after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest and principal in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender all excess cash flow for the preceding month and the lender is required to apply such amounts as follows: (i) first, to interest in an amount equal to the interest that would have accrued on the outstanding principal balance of the Mortgage Loan (without adjustment for Accrued Interest, as defined below) at the Initial Rate, (ii) second, to the reduction of the principal balance of the related note until the entire outstanding principal balance of such note is paid in full, and (iii) third, to the payment of Accrued Interest on the related note until all Accrued Interest on such note is paid in full. Interest accrued at the Revised Rate and not paid pursuant to the preceding sentence is required to be added to the outstanding principal balance of the Mortgage Loan on the first day following such payment date and will accrue interest at the Revised Rate to the extent permitted by law (such accrued interest referred to as, “Accrued Interest”).

With respect to the U-Haul Portfolio Mortgage Loan (3.7%), the related Revised Rate is a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate as of the ARD plus 1.31%.

The ARD Loan only partially amortizes until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the related ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

The ARD Loan further requires that, after the Anticipated Repayment Date, all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and

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Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-seven (27) of the Mortgage Loans (collectively, 78.1%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Three (3) of the Mortgage Loans (collectively, 12.1%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
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●	Six (6) of the Mortgage Loans (collectively, 9.8%) each prohibit voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	9	18.1%
5	9	22.5
7	18	59.4
Total	36	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the

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related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Defeasance

The terms of thirty-three (33) Mortgage Loans (the “Defeasance Loans”) (collectively, 87.9%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), then due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities (or in certain cases, the borrower is required to deliver such government securities, rather than the Defeasance Deposit), and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance

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Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and/or an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Haverford Retail Portfolio Mortgage Loan (6.4%), the borrowers have the one-time right at any time after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Haverford Retail Partners Portfolio Whole Loan and (b) November 21, 2028 to obtain the release of any one of the individual Mortgaged Properties, provided that, among other conditions, (i) the borrowers prepay an amount equal to 115% of the allocated loan amount with respect to such individual Mortgaged Property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties must be greater than the greater of (1) the debt yield of all the related Mortgaged Properties immediately prior to the release and (2) 12%, and (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the related Mortgaged Properties immediately prior to the release and (2) 66%. The borrowers have the right to make an additional prepayment, without payment of the prepayment fee, to satisfy the above conditions relating to debt yield and loan-to-value ratio.
●	With respect to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan (4.9%), at any time after the date that is two years after the Closing Date, the borrower has the right to obtain the release of any one or more individual Mortgaged Property or Mortgaged Properties, provided that, among other conditions, (i) REMIC related conditions are satisfied; (ii) the Mortgage Loan is defeased in an amount equal to the greater of (a) 115% of the allocated loan amount of the individual Mortgaged Property or Mortgaged Properties being released and (b) 90% of the net sales proceeds applicable to such individual Mortgaged Property or Mortgaged Properties; (iii) the debt service coverage ratio for the Mortgage Loan after any such release is no less than the greater of (x) 2.00x and (y) the debt service coverage ratio immediately prior to release; and (iv) the debt yield for the Mortgage Loan after any such release is no less than the greater of (x) 12.53% and (y) the debt yield immediately prior to release.
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●	With respect to the Market Place Center Mortgage Loan (4.3%), the loan documents provide that, following the lockout period, the borrower may obtain the release of not more than two adjacent buildings at the Mortgaged Property in connection with a sale on an arms-length basis (including to affiliates), subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) partial prepayment of the loan, together with the applicable yield maintenance premium therefor, in an amount equal to the greatest of (A) 110% of the allocated loan amount for the release building; (B) an amount that would result in the post-release DSCR being no less than the greater of (1) 2.42x and (2) the pre-release DSCR for the then-constituent property, (C) an amount that would result in the post-release LTV’s being at least equal to the lesser of (1) 50.9% and (2) the pre-release LTV for the then-constituent property; and (D) an amount sufficient to comply with related REMIC requirements; (iii) a rating agency confirmation; and (iv) an opinion of counsel that the partial release complies with REMIC requirements.
●	With respect to the U-Haul Portfolio Mortgage Loan (3.7%), the Whole Loan documents provide that, following two years from the closing date of the securitization that includes the last note comprising a part of the U-Haul Portfolio Whole Loan to be securitized and prior to the first business day on or after the payment date which is 6 months prior to November 6, 2035, the borrowers may obtain release of a portion of the U-Haul Portfolio Mortgaged Properties, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) all necessary documents to modify the related loan agreement and to amend and restate the notes and issue substitute notes will be prepared at the borrowers’ expense in accordance with the related loan agreement, (iii) partial defeasance of the Whole Loan, together with payment of an amount equal to (a) 125% of the applicable allocated loan amount applicable to the related individual Mortgaged Property plus (b) the pro rata amount of any accrued and unpaid interest on the Whole Loan and/or any other sums payable to the lender under the loan agreement, and in all events subject to compliance with REMIC trust requirements, (iv) after giving effect to the release of the applicable individual Mortgaged Property, the lender determined that the DSCR for the Mortgaged Properties then remaining subject to the liens of the mortgage, based on the trailing twelve-month period immediately preceding such release, are equal to or greater than the greater of (a) 1.47x or (b) the DSCR as of the last day of the calendar month that precedes the release date for all of the Mortgaged Properties that were subject to the liens of the mortgage as of that date, (v) after giving effect to the release of the applicable individual Mortgaged Property, the lender determined that the debt yield for the Mortgaged Properties then remaining subject to the liens of the mortgage, based on the trailing twelve-month period immediately preceding such release, are equal to or greater than the greater of (a) 10.7% or (b) the debt yield ratio as of the last day of the calendar month that precedes the release date for all of the Mortgaged Properties that were subject to the liens of the mortgage as of that date, and (vi) satisfaction of any REMIC requirements.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Twenty-seven (27) Mortgage Loans (collectively, 79.2%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

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Twenty-three (23) Mortgage Loans (collectively, 65.9%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifteen (15) Mortgage Loans (collectively, 53.6%) are secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Eight (8) Mortgage Loans (collectively, 13.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

One (1) Mortgage Loan (6.8%) provides for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

The Capitol Hill Hotel Mortgage Loan (4.3) requires a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing	15	$461,591,306	57.2%
Springing/Springing	13	$224,308,972	27.8
Soft/Springing	3	$76,803,838	9.5
None	5	$43,920,000	5.4
Total:	36	$806,624,116	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.
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Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

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Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated or acquired with material exceptions to the related mortgage loan seller's underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; and “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific

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percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum NCF Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Renaissance Phoenix Downtown(1)	$ 55,000,000	N/A	35.0%	N/A	20.3%	Yes	No(2)
(1)	In addition to the future mezzanine debt described in this chart, the Mortgage Loan documents also permit the borrower to incur, in connection with a Market Disruption, as described and defined below under “—Other Secured Indebtedness”, subdebt or future mezzanine debt secured by an indirect interest in the borrower. See “—Other Secured Indebtedness” below.
(2)	The Mortgage Loan documents do not expressly permit the lender to require a rating agency confirmation, however, the related borrower is required to provide any and all other documentation that the lender may reasonably require in connection with such financing.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

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The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Renaissance Phoenix Downtown Mortgage Loan (6.8%), upon and during the continuance of a Market Disruption (as defined below), the related Mortgage Loan documents permit future unsecured and secured subordinate debt (provided such debt is not secured by the Mortgaged Property or a direct interest in the borrower) upon terms and conditions no less favorable to the borrower (or such indirect equity owner) than those that the lender affords other mortgage borrowers with respect to a loan secured by a hospitality property during such Market Disruption period, provided, among other things, that the borrower delivers any and all documentation that the lender may reasonably require in connection with such financing. “Market Disruption” means a disruption in any of the national or Phoenix metropolitan area real estate, hospitality or financial markets due to unforeseen circumstances outside of the control of the related borrower, such as occurred, by way of example but not of limitation, following the terrorist attacks of September 11, 2001, during the financial crisis of 2007 and the ensuing so-called Great Financial Crisis and during the COVID-19 pandemic.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

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Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the Renaissance Phoenix Downtown Mortgage Loan (6.8%), the related Mortgage Loan documents permit the borrower and its indirect equity owners to incur additional secured or unsecured subordinate debt during the continuation of a Market Disruption, as described above in “—Other Secured Indebtedness”.
●	With respect to the Haverford Retail Partners Portfolio Mortgage Loan (6.4%), the Mortgaged Properties were acquired in a reverse 1031 exchange with respect to two of the three tenant-in-common borrowers of each of the three Mortgaged Properties (collectively, the “1031 Exchange Borrowers”). The 1031 Exchange Borrowers have 180 days from the Mortgage Loan’s origination date (which was November 21, 2025) to complete the reverse 1031 exchange (the “1031 Period”). During the 1031 Period the 1031 Exchange Borrowers are owned by a 1031 exchange accommodation party (the “Accommodation Owner”), and the Mortgaged Properties are managed pursuant to property management agreements with an entity controlled by the borrower sponsors. Following the consummation of the reverse 1031 exchange, ownership of the 1031 Exchange Borrowers will revert to entities controlled by the borrower sponsors. In addition, if the reverse 1031 exchange is not effectuated during the 1031 Period, there is an automatic mechanism in place to revert ownership of the 1031 Exchange Borrowers in the same manner. In connection with the 1031 exchange, SP RE-INV LLC (an entity that owned approximately 85.98% of the borrowers prior to the transfer to the Accommodation Owner and which is expected to own the same percentage following the 1031 Period) lent the Accommodation Owner two loans aggregating approximately $22,314,558 for the purchase of the Mortgaged Properties (each, a “1031 Loan”). Each 1031 Loan is secured by certain of the Accomodation Owner’s interests in the 1031 Exchange Borrowers. The Mortgage Loan documents require that (i) prior to the reverse 1031 exchange the 1031 Loans will be payable only after all sums then currently due and payable under the Mortgage Loan and property level expenses have been paid, and only if no event of default or trigger period exists under the Mortgage Loan, (ii) the 1031 Loans are subordinate to the Mortgage Loan and (iii) the 1031 Loans must be paid in full or cancelled following the reverse 1031 exchange.
●	With respect to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan (4.9%), the related sponsor, ExchangeRight Real Estate, LLC, maintains a $45 million revolving credit facility with Banc of California (formerly Pacific Western Bank). Historically, the facility is used by the sponsor to acquire new properties and the facility is paid down as the sponsor syndicates its recently closed deal portfolios. The credit facility is secured by, among other collateral unrelated to such Mortgage Loan, all assets of (i) ExchangeRight Real Estate, LLC (which owns 100% of the borrower prior to the syndication of the DST interests, the master tenant and the entity through which the guarantors control the borrowers) and (ii) ExchangeRight Income Fund (a permitted transferee that can acquire control and ownership in the borrowers and the master tenant during the loan term and can serve as replacement guarantor). The related sponsor confirmed that ExchangeRight Real Estate, LLC and ExchangeRight Income Fund together have a net worth materially in excess of the revolving credit facility amount. Any enforcement action under the credit facility against any ownership interests of ExchangeRight Real Estate, LLC or
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ExchangeRight Income Fund that are direct or indirect interests in the borrowers or the master tenant would result in an event of default under the related Mortgage Loan documents and full recourse to the guarantors unless such enforcement action complied with permitted transfer provisions of the related loan agreement.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the 525 7th Avenue, Brandywine Regency Warehouse & Distribution Center, Haverford Retail Partners Portfolio, Market Place Center, 4 Union Square South, U-Haul Portfolio, Rentar Plaza and Honolulu FBI Office Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

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“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above and (ii) the Servicing Shift Whole Loan on and after the applicable Servicing Shift Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the trustee under the related Servicing Shift PSA.

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“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) on and after the Servicing Shift Date, the related Servicing Shift Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

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“Servicing Shift Date” means with respect to any Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
525 7th Avenue	Serviced	Note A-1	Control	$75,000,000	BBCMS 2025-C39
		Note A-2	Non-Control	$30,000,000	CREFI
		Note A-3	Non-Control	$20,000,000	CREFI

Brandywine Regency Warehouse & Distribution Center	Serviced	Note A-1	Control	$60,000,000	BBCMS 2025-C39
		Note A-2	Non-Control	$16,000,000	CREFI

Haverford Retail Partners Portfolio	Serviced	Note A-1	Control	$51,900,000	BBCMS 2025-C39
		Note A-2	Non-Control	$30,000,000	CREFI

Market Place Center	Non-Serviced (WFCM 2025-C65)	Note A-1-A	Control	$36,000,000	WFCM 2025-C65
		Note A-1-B	Non-Control	$4,000,000	BBCMS 2025-C39
		Note A-2	Non-Control	$27,000,000	BBCMS 2025-C39
		Note A-3-A	Non-Control	$10,000,000	Wells Fargo Bank
		Note A-3-B	Non-Control	$4,000,000	BBCMS 2025-C39
		Note A-4-A	Non-Control	$24,000,000	WFCM 2025-C65
		Note A-4-B	Non-Control	$10,000,000	JPMorgan Chase Bank, National Association
		Note A-5	Non-Control	$20,000,000	JPMorgan Chase Bank, National Association

4 Union Square South	Non-Serviced (WFCM 2025-C65)	Note A-1-1	Control	$60,000,000	WFCM 2025-C65
		Note A-1-2	Non-Control	$32,500,000	BBCMS 2025-C39
		Note A-2	Non-Control	$27,500,000	Wells Fargo Bank

U-Haul Portfolio	Servicing Shift	Note A-1	Control	$30,000,000	Goldman Sachs Bank USA
		Note A-2	Non-Control	$30,000,000	BBCMS 2025-C39
		Note A-3	Non-Control	$10,000,000	Goldman Sachs Bank USA
		Note A-4	Non-Control	$8,944,000	Goldman Sachs Bank USA

Rentar Plaza	Non-Serviced (BBCMS 2025-C35)	Note A-1	Control	$40,000,000	BBCMS 2025-C35
		Note A-2-1	Non-Control	$10,000,000	Benchmark 2025-B41
		Note A-2-2	Non-Control	$10,000,000	BMO 2025-C13
		Note A-3-1	Non-Control	$5,000,000	BBCMS 2025-C35
		Note A-3-2	Non-Control	$5,000,000	Benchmark 2025-B41
		Note A-4	Non-Control	$10,000,000	BBCMS 2025-C35
		Note A-5	Non-Control	$30,000,000	Benchmark 2025-B41
		Note A-6	Non-Control	$20,000,000	BBCMS 2025-C35
		Note A-7-1	Non-Control	$6,000,000	BBCMS 2025-C39
		Note A-7-2	Non-Control	$4,000,000	BBCMS 2025-C35
		Note A-8	Non-Control	$5,000,000	Benchmark 2025-B41
		Note A-9	Non-Control	$5,000,000	Benchmark 2025-B41
		Note A-10	Non-Control	$5,000,000	Benchmark 2025-B41
		Note A-11	Non-Control	$5,000,000	BBCMS 2025-C39

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Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
Honolulu FBI Office	Non-Serviced (MSBAM 2025-C35)	A-1	Control	$27,200,000	MSBAM 2025-C35
		A-2-A	Non-Control	$15,000,000	Benchmark 2025-B41
		A-2-B	Non-Control	$5,000,000	BBCMS 2025-C39

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).
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With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to the Servicing Shift Whole Loan

With respect to the Servicing Shift Whole Loan, prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each such Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such

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recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire in a specified period (generally five or ten business days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such specified period (generally five or ten business days) will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned specified period (generally five or ten business days).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or

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the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to a Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of)

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the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times

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reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for

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a reporting period commencing on the day after the hypothetical Determination Date in November 2025 and ending on the hypothetical Determination Date in December 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Starwood Mortgage Capital LLC, German American Capital Corporation, DBR Investments Co. Limited, Wells Fargo Bank, National Association, Goldman Sachs Bank USA, BSPRT CMBS Finance, LLC, UBS AG New York Branch and Zions Bancorporation, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Starwood Mortgage Capital LLC, German American Capital Corporation, Wells Fargo Bank, National Association, Goldman Sachs Mortgage Company, BSPRT CMBS Finance, LLC, UBS AG New York Branch and Zions Bancorporation, N.A. on or about December 23, 2025 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare,
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self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on November 26, 2025, Barclays or its affiliates were the loan sellers in approximately 276 commercial mortgage-backed securitization transactions. Approximately $67.2 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023 AND 2024 and through November 26, 2025.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2025*	$ 5,442,699,693
2024	$ 5,885,080,762
2023	$ 2,463,932,012
2022	$ 5,482,697,941
2021	$ 7,251,700,536
2020	$ 3,078,111,026
2019	$ 4,982,776,203
2018	$ 3,916,450,689
2017	$ 4,970,884,850
2016	$ 3,035,842,410
2015	$ 5,275,015,201
2014	$ 3,227,137,803
2013	$ 2,794,488,744
2012	$ 1,919,346,250
* Through November 26, 2025

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

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Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

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Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

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Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances,
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including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

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Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above.

In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 13, 2025 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of September 30, 2025, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated all of the mortgage loans that it is contributing to this securitization (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CREFI makes, and purchases (or may

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purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion and $13.8 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the CREFI Mortgage Loans. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
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●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
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●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
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●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any of CREFI’s representations and

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warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

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A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

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Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1.
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Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph 7 on Annex D-1 without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 17 and 30 on Annex D-1 without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 42 on Annex D-1 without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph 41 on Annex D-1 without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not

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have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2025. CREFI’s Central Index Key is 0001701238. With respect to the period from and including October 1, 2022 to and including September 30, 2025, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain other Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans.” Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of: (a) LNR Partners, LLC, the entity which is expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan); (b) LNR Securities Holdings, LLC, the entity which is expected to hold an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (in each case, excluding the portion comprising the VRR Interest) and to act as the initial Directing Certificateholder and the initial Risk Retention Consultation Party under the PSA (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the Risk Retention Consultation Party); (c) Starwood Conduit CMBS Vertical Retention II LLC, the expected purchaser of the VRR Interest; and (d) Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, the expected purchaser of the Class G-RR certificates (excluding the portion comprising the VRR Interest). CMBS 4 Sub 12, LLC is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC.

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (13.3%).

Starwood’s Securitization Program

This is the 152nd commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial

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mortgage securitization business since 1992 and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $19.31 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans. These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.

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Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

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Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

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Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

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Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

SMC most recently filed a Form ABS-15G on October 31, 2025. SMC’s Central Index Key is 0001548405. With respect to the period commencing October 1, 2022 and ending September 30, 2025, SMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity	Check if registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization(3)			Assets that Were Subject of Demand(3)(4)			Assets that Were Repurchased or Replaced (3)(5)			Assets Pending Repurchase or Replacement (within cure period) (6)			Demand in Dispute(3)(4)(7)			Demand Withdrawn(3)(4)(8)			Demand Rejected(3)(4)(9)
			#	$	% of prin. balance	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
BBCMS Mortgage Trust 2023-C19, Commercial Mortgage Pass-Through Certificates, Series 2023-C19 (0001966434) (12)	X	Starwood Mortgage Capital LLC	2	$60,950,000.00	7.2%	1	$54,500,000.00	6.4%	-	$-	0.0%	1	$54,500,000.00	6.4%	-	$-	0.0%	-	$-	0.0%	-	$-	0.0%
Issuing Entity Total			2	$60,950,000.00	7.2%	1	$54,500,000.00	6.4%	-	$-	0.0%	1	$54,500,000.00	6.4%	-	$-	0.0%	-	$-	0.0%	-	$-	0.0%

(1)       This table contains all applicable information in our records required to be reported that SMC knows and that is available to SMC without unreasonable effort or expense in connection with demands for repurchase or replacement of pool assets in Covered Transactions (as defined below) for breaches of representations or warranties. SMC undertook the following steps to gather the information required by Rule 15Ga-1: (i) identifying all asset-backed securities transactions in which SMC acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer (“Covered Transactions”) and (ii) performing a diligent search of our records for all relevant information.

(2)       “Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. Starwood Mortgage Capital LLC (“SMC”) is one of multiple originators of assets held by the issuing entity. Only the originators related to the securitizer’s securitized assets are listed.

(3)       The numbers of assets or demands (shown in columns (d), (g), (j), (m), (p), (s) and (v)), principal balances (shown in columns (e), (h), (k), (n), (q), (t) and (w)) are with respect to the securitizer’s asset contribution only (without taking into account assets contributed by other securitizers). However, the percentages of principal balances (shown in columns (f), (i), (l), (o), (r), (u) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other securitizers) and based on (i) an aggregate principal balance of approximately $849,358,939.00 at the time of securitization (for column (f)), as shown on the issuing entity's Form 424B2 filed on April 27, 2023, and (ii) an aggregate scheduled principal balance of $847,040,755.64 as of September 17, 2025 (for columns (i) and (o)), as shown on the report of the issuing entity prepared by the Certificate Administrator for the distribution dated September 17, 2025 (as filed in the issuing entity's Form 10-D on September 30, 2025).

(4)       Reflects aggregate numbers for all demand activity shown in this table.

(5)       Includes loans for which the repurchase price or replacement asset was received by the issuing entity during the reporting period. The demand related to loans reported in this column may have been received prior to the reporting period.

(6)       Includes loans that are subject to a demand and within the cure period. The demand related to loans reported in this column may have been received prior to the reporting period.

(7)       Includes demands received during and prior to the reporting period unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to this reporting period and was finally resolved prior to this reporting period.

(8)       Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period. Also includes loans that have been cured. The demand related to loans reported in this column may have been received prior to the reporting period.

(9)       Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period. The demand related to loans reported in this column may have been received prior to the reporting period.

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(10)       Principal balance was determined as of the earlier of (i) the principal balance reported in the September 2025 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the exhibit are based on the securitizer’s records and, in certain instances, may differ from balance and loan count information publicly available.

(11)       % of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the September 2025 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(12)       K-Star Asset Management LLC (“K-Star”), in its capacity as special servicer of the 2 Executive mortgage loan, in a letter dated September 26, 2025, alleged certain breaches of certain representations made in the applicable Mortgage Loan Purchase Agreement and requested that SMC take all actions as are required by Section 2.03 of the related Pooling and Servicing Agreement and Section 5 of the related Mortgage Loan Purchase Agreement. As of the date of this report, the relevant cure period has not expired, and SMC is reviewing the letter and preparing a response.

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Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, which is an affiliate of Starwood, will be entitled to the special servicing fees and certain other fees and compensation described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, (ii) LNR Securities Holdings, LLC, which is an affiliate of Starwood, is expected to hold an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (in each case, excluding the portion comprising the VRR Interest) and to be the initial Directing Certificateholder and initial Risk Retention Consultation Party, (iii) Starwood Conduit CMBS Vertical Retention II LLC is expected to retain the VRR Interest, as described in “Credit Risk Retention”, (iv) Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC is expected to retain the Class G-RR certificates (in each case, excluding the portion comprising the VRR Interest), and (v) CMBS 4 Sub 12, LLC is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, as described in “Credit Risk Retention”. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC co-originated (either directly or, in some cases, through table funding arrangements) the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for which GACC is identified as a mortgage loan seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBR Investments Co. Limited, a Cayman Islands exempted company (“DBRI”) and (ii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to each GACC Mortgage Loan, DBRI purchased a 100% equity participation interest in the related promissory notes from its affiliate, GACC. DBRI is expected to transfer its interest in the promissory notes to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the promissory notes.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization,

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marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through September 30, 2025 is approximately $123.871 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect

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to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originator during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loans based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Property disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of the GACC Mortgage Loans originated by the DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for the GACC Mortgage Loans reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to

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certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of the GACC Mortgage Loans, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of the GACC Mortgage Loans, GACC, together with origination counsel, conducted a search with respect to each borrower under each related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by the DB Originator, a GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. GACC is a sponsor, a loan seller and an originator and is affiliated with DBRI, an originator, and Deutsche Bank Securities Inc., one of the underwriters. GACC and DBRI are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public

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records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date.  The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originators’ minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in

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connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if the applicable DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally

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requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the applicable DB Originator. The typical required escrows for mortgage loans originated by the applicable DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
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●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB

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Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more of the GACC Mortgage Loans may vary from the specific DB Originators’ underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GACC Mortgage Loans, the applicable DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2025. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including November 1, 2022 to and including September 30, 2025, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.
Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National

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Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2023, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.2 billion. Since the beginning of 2010 through September 30, 2025, Wells Fargo Bank originated approximately 3,035 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $77.4 billion, which were included in 272 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

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Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank

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would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an

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environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.
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Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are

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evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The Market Place Center Mortgage Loan (4.3%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

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Data Comparisons and Recalculation. Wells Fargo Bank engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells

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Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2022 to September 30, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC (12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK# 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC (16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate. The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)
(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset, but where no decision has yet been made to accept or contest the demand. (For columns s-u). Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF
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repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division's decisions.

(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2025 through September 30, 2025 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 9, 2025 if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 11, 2025, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of the depositor, GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program.

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial

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Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2024, GSMC originated or acquired approximately 3,443 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $179.9 billion. As of December 31, 2024, GSMC had acted as a sponsor and mortgage loan seller on approximately 501 fixed and floating-rate commercial mortgage-backed securitization transactions. From 2011 through 2024, GSMC securitized approximately $110.1 billion of commercial mortgage loans in public and private offerings.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

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Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

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Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2024	$7.2 billion	$7.3 billion
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2024	$5.9 billion	$5.9 billion
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

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The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

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The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain
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circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

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Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage
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loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on November 14, 2025. GSMC’s Central Index Key is 0001541502. With respect to the period from and including October 1, 2022 to and including September 30, 2025, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of September 30, 2025.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	427	$6,162,167,894.00

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to

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maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to the BSPRT Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to the BSPRT Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding the BSPRT Mortgage Loans was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;

comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and

recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

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Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the BSPRT Mortgage Loans, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for the BSPRT Mortgage Loans reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for the BSPRT Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of the BSPRT Mortgage Loans, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the BSPRT Mortgage Loans to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing each BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether the BSPRT Mortgage Loans materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

The BSPRT Mortgage Loans were originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location,

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market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

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Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

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Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing

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community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.

Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of

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direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2025. BSPRT’s Central Index Key Number is 0001722518. As of September 30, 2025, BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither BSPRT nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

UBS AG New York Branch

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain

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Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006 and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $23,981,029,135 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in

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connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

(i)              comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;

(ii)           comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and

(iii)        recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New

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York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third-party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the

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underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the

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requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the

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mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2025. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	0.0%	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	__	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.
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The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG New York Branch.

Zions Bancorporation, N.A.

General

Zions Bancorporation, N.A. (“ZBNA”) is a national banking association (NASDAQ: ZION) and is a sponsor of, and a seller of certain Mortgage Loans (the “ZBNA Mortgage Loans”) into, the securitization described in this prospectus. The ZBNA Mortgage Loans were all originated, co-originated or acquired by ZBNA. The principal office of ZBNA is located at One South Main Street, Salt Lake City, Utah 84133, and its telephone number is (800) 974-8800. ZBNA offers a wide range of financial and banking services to its customers, including commercial real estate financing, throughout the United States directly or through any of its divisions, comprised of Amegy Bank of Texas, California Bank & Trust, National Bank of Arizona, Nevada State Bank, The Commerce Bank of Oregon, The Commerce Bank of Washington, Vectra Bank Colorado, and Zions First National Bank. ZBNA is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

ZBNA has been engaged in originating commercial and multifamily mortgage loans since 1873 through Zion’s Savings Bank and Trust Company and various other affiliated entities. ZBNA also originates commercial and multifamily mortgage loans that are not securitized, including construction, bridge, subordinated and syndicated loans.

In the normal course of its business, ZBNA may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by ZBNA.

In addition to the origination of commercial and multifamily mortgage loans, ZBNA and its affiliate banking associations and divisions service $13.6 billion of commercial and multifamily mortgage loans as of June 30, 2025.

ZBNA’s Securitization Program

On October 1, 2022, ZBNA launched a real estate capital markets platform for purposes of engaging in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage-backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. ZBNA has been engaged in the securitization of assets since 1988 when it began to securitize Small Business Administration loans.

ZBNA underwrites, originates and acquires mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

This is the seventeenth commercial mortgage securitization to which ZBNA is contributing loans. ZBNA securitized approximately $669.8 million of commercial mortgage loans in its prior securitizations.

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In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by ZBNA will be sold to securitizations in which ZBNA acts as a sponsor.

Review of ZBNA Mortgage Loans

Overview. ZBNA has conducted a review of the mortgage loans (the “ZBNA Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the ZBNA Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of ZBNA or one or more of its affiliates (the “ZBNA Review Team”). The review procedures described below were employed with respect to all of the ZBNA Mortgage Loans. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the ZBNA Review Team created a data tape (“ZBNA Data Tape”) of loan-level and property-level information relating to each ZBNA Mortgage Loan. The ZBNA Data Tape was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the ZBNA Review Team during the underwriting process. After origination of each ZBNA Mortgage Loan, the ZBNA Review Team updated the information in the ZBNA Data Tape with respect to the ZBNA Mortgage Loans from time to time based on applicable information from ZBNA, as interim servicer of the ZBNA Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the ZBNA Review Team. The ZBNA Data Tape was used to provide the numerical information regarding the ZBNA Mortgage Loans in this prospectus.

Data Comparison and Recalculation. ZBNA engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by ZBNA, relating to information in this prospectus regarding the ZBNA Mortgage Loans. These procedures included:

●	comparing the information in the ZBNA Data Tape against various source documents provided by ZBNA that are described in “—Database” above;
●	comparing numerical information regarding the ZBNA Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the ZBNA Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the ZBNA Mortgage Loans disclosed in this prospectus.

Legal Review. ZBNA engaged various law firms to conduct certain legal reviews of the ZBNA Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each ZBNA Mortgage Loan, origination counsel prepared a loan and property summary or completed a questionnaire that sets forth certain salient loan terms and summarizes material deviations from the ZBNA’s standard form loan documents. In anticipation of the securitization of each ZBNA Mortgage Loan, origination counsel for each ZBNA Mortgage Loan reviewed a form of securitization representations and warranties and, if applicable, identified exceptions to those representations and warranties.

ZBNA also engaged legal counsel in connection with this securitization to provide, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the ZBNA Review Team, (ii) the representations and warranties and exception reports relating to the ZBNA Mortgage Loans prepared by origination counsel, (iii) certain loan documents with respect to the ZBNA Mortgage Loans, and (iv) various statistical data tapes prepared by the ZBNA Review Team. Securitization counsel also reviewed the property release provisions, if any, for each ZBNA Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

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Other Review Procedures. For each ZBNA Mortgage Loan originated by ZBNA, ZBNA conducted a search with respect to each borrower under the related ZBNA Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation of which ZBNA was aware at the origination of any ZBNA Mortgage Loan, ZBNA requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If ZBNA became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a ZBNA Mortgage Loan, ZBNA obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The ZBNA Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the ZBNA Mortgage Loans to determine whether any ZBNA Mortgage Loan materially deviated from the underwriting guidelines set forth in “—ZBNA’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, ZBNA determined that the disclosure regarding the ZBNA Mortgage Loans in this prospectus is accurate in all material respects. ZBNA also determined that the ZBNA Mortgage Loans were originated in accordance with ZBNA’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. ZBNA attributes to itself all findings and conclusions resulting from the foregoing review procedures.

ZBNA’s Underwriting Guidelines and Process

General. ZBNA has developed guidelines establishing certain procedures with respect to underwriting the ZBNA Mortgage Loans. All of the ZBNA Mortgage Loans were generally underwritten in accordance with the guidelines below (which guidelines are also generally applicable to mortgage loans acquired by ZBNA). In some instances, one or more provisions of the guidelines were waived or modified by ZBNA at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. Given the unique nature of commercial mortgaged properties, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by ZBNA. Therefore, this general description of the ZBNA’s origination procedures and underwriting guidelines is not intended as a representation that every ZBNA Mortgage Loan complies entirely with all procedures and guidelines set forth below. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Property Analysis. ZBNA performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. ZBNA assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, ZBNA evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. ZBNA reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. ZBNA evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

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Loan Approval. All mortgage loans originated by ZBNA must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. ZBNA’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for ZBNA Mortgage Loans will be equal to or greater than 1.20x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors. Generally, the loan-to-value ratio for ZBNA Mortgage Loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each ZBNA Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain ZBNA Mortgage Loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that ZBNA may be the lender on that additional subordinate debt and/or mezzanine debt. The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. ZBNA’s underwriting guidelines generally permit a maximum amortization period of 30 years, or interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for the ZBNA Mortgage Loans prior to securitization will typically be performed by ZBNA or an unaffiliated third-party; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with ZBNA, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the Closing Date.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)               Appraisals. ZBNA will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, ZBNA will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

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(ii)           Environmental Assessments. ZBNA will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, ZBNA may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, ZBNA might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, ZBNA will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, ZBNA may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

(iii)        Engineering Assessments. In connection with the origination process, ZBNA may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, ZBNA will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)         Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and ZBNA or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, ZBNA typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements. Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program.

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The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In some cases, there may be a cap on the amount that the related borrower will be required to expend on terrorism insurance. The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders. The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, ZBNA will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, ZBNA may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the nonconformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. If a material violation exists with respect to a mortgaged property, ZBNA may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. ZBNA may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, ZBNA may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by ZBNA. Furthermore, ZBNA may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Generally, subject to the discussion in this paragraph, the typical required escrows for mortgage loans originated by ZBNA are as follows:

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. ZBNA may waive this escrow requirement under appropriate circumstances including, but not limited to,
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(i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. ZBNA relies on information provided by an independent engineer to make this determination. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, ZBNA generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by such tenants. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

For a description of the escrows collected with respect to the ZBNA Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions

One or more of the ZBNA Mortgage Loans may vary from the specific underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the ZBNA Mortgage Loans, ZBNA or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the ZBNA Mortgage Loans were originated with any material exceptions from ZBNA’s underwriting guidelines described above.

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Compliance with Rule 15Ga-1 under the Exchange Act

ZBNA most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on January 6, 2025. ZBNA’s Central Index Key is 0000109380. As of September 30, 2025, ZBNA had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither ZBNA nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, prior to the Closing Date, ZBNA or its affiliates may determine that they wish to retain certain Certificates. In addition, ZBNA or its affiliates may acquire Certificates in the secondary market. Any such party will have the right to dispose of any such Certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Zions Bancorporation, N.A.” has been provided by ZBNA.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2025-C39 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer,” “―The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P, Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“Morningstar DBRS”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch, and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

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Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland recently commenced a work from home strategy for certain personnel, Midland's policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody

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of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

As of September 30, 2025, Midland was master and primary servicing approximately 18,976 commercial and multifamily mortgage loans with a principal balance of approximately $430 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,682 of such loans, with a total principal balance of approximately $352 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2022 to 2024.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
CMBS	$328	$336	$347
Other	$315	$244	$173
Total	$642	$580	$521

As of September 30, 2025, Midland was named the special servicer in approximately 298 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $110 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 194 assets with an outstanding principal balance of approximately $5.1 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2022 to 2024.

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Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
Total	$162	$119	$118

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

Midland may enter into one or more arrangements with a Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to a certain interim servicing agreement between Barclays Capital Real Estate Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans.

Pursuant to a certain interim servicing agreement between Citi Real Estate Funding Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Citi Real Estate Funding Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to a certain interim servicing agreement between Goldman Sachs Mortgage Company, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Goldman Sachs Mortgage Company or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GSMC Mortgage Loans.

Pursuant to a certain interim servicing agreement between German American Capital Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain German American Capital Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to a certain interim servicing agreement between UBS AG New York Branch, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG New York Branch or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the

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Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (A) with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the PSA.

Midland is also (i) the master servicer under the WFCM 2025-C65 pooling and servicing agreement, pursuant to which the Market Place Center Whole Loan and the 4 Union Square South Whole loan are serviced, (ii) the master servicer under the BBCMS 2025-C35 pooling and servicing agreement, pursuant to which the Rentar Plaza Whole Loan is serviced and (iii) the master servicer under the MSBAM 2025-C35 pooling and servicing agreement, pursuant to which the Honolulu FBI Office Whole Loan is serviced.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

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●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for at least 27 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 190 as of September 30, 2025. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
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●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion;
●	196 domestic commercial mortgage backed securitization pools as of December 31, 2024 with a then current face value in excess of $111.8 billion; and
●	190 domestic commercial mortgage backed securitization pools as of September 30, 2025 with a then current face value in excess of $100.7 billion.

As of September 30, 2025, LNR Partners has resolved approximately $93.4 billion of U.S. commercial and multifamily loans over the past 27 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily

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mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2023, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2024, and approximately $1.4 billion of U.S. commercial and multifamily mortgage loans through September 30, 2025.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of September 30, 2025, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,351 assets across the United States with a then current face value of approximately $100.7 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (strong), Fitch (CSS1) and Morningstar DBRS (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

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No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC is anticipated to purchase an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (excluding the portion comprising the VRR Interest) (and may purchase certain other classes of certificates) and is expected to be appointed as the initial Directing Certificateholder and to appoint LNR Partners as special servicer. LNR Partners or its affiliate also assisted LNR Securities Holdings, LLC (or its affiliate) and CMBS 4 Sub 12, LLC (the entity anticipated to purchase approximately 35% of the Class X-E, Class X-F, Class E, Class F and Class S Certificates (excluding the portion comprising the VRR interest) and anticipated to purchase a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC) (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then Controlling Class of Certificates.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors and an originator, (ii) LNR Securities Holdings, LLC, which entity is expected to, on the Closing Date, to be appointed the initial Directing Certificateholder and Risk Retention Consultation Party and is expected to purchase an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (excluding the portion comprising the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention II LLC, the entity expected to purchase the VRR Interest and (iv) Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, the entity expected to purchase the Class G-RR certificates (other than the portion comprising the VRR Interest). CMBS 4 Sub 12, LLC is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC and 35% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S Certificates (excluding the portion comprising the VRR interest).

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction, (ii) an affiliate of LNR Partners purchasing an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (in each case excluding the portion comprising the VRR Interest), (iii) an affiliate of LNR Partners acting as the initial Directing Certificateholder and initial Risk Retention Consultation Party, (iv) SMC being one of the sponsors, and an originator of some of the Mortgage Loans, (v) Starwood Conduit CMBS Vertical Retention II LLC, the entity expected to purchase the VRR Interest, (vi) Starwood CMBS Horizontal Retention BBCMS 2025-C39, the entity expected to purchase the Class G-RR certificates (other than the portion comprising the VRR Interest), (vii) CMBS 4 Sub 12, LLC, the entity anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC and (viii) LNR

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Partners or its affiliate assisting LNR Securities Holdings, LLC (or its affiliate), and CMBS 4 Sub 12, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization although, for the avoidance of doubt, LNR Partners will be entitled special servicer fees and certain other fees and compensation as provided in the pooling and servicing agreement. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.3 billion (USD) in assets as of June 30, 2025. Computershare Limited and its affiliates have been engaging in financial service activities,

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including stock transfer-related services, since 1997, and corporate trust-related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2025, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 614 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $401 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $739 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

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Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 450,880 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB(high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P. Such ratings are subject to change by the rating agencies and are only provided as of the date hereof.

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The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the PSA. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the PSA. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2025, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $420.2 billion issued in 488 transactions.

As of September 30, 2025, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $185.4 billion issued in 210 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the

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representations and warranties as operating advisor set forth in the PSA; (c) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act as they relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). SMC (in such capacity, the “Retaining Sponsor”) has been designated by the sponsors to act as the risk retaining sponsor under the Credit Risk Retention Rules and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) of SMC, on the Closing Date, of an “eligible horizontal residual interest” (as defined in Regulation RR) which will consist of the Class G-RR Certificates (excluding the portion comprising the VRR Interest), representing approximately 1.3142% of the aggregate fair value of all applicable “ABS Interests” (consisting of the Certificates other than the Class R certificates), as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and
●	the acquisition by Starwood Conduit CMBS Vertical Retention II LLC, a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) of SMC, on the Closing Date, of an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules, the “VRR Interest”) with an expected initial Certificate Balance of approximately 3.7500% of the Certificate Balance, the Notional Amount or the Percentage Interest, as applicable, of each class of certificates set forth below.

Class	Approx. Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$635,000
Class A-4	(2)
Class A-5	(2)
Class A-SB	$955,000
Class X-A	$21,175,000
Class X-B	$5,900,000
Class X-D	$870,000
Class X-E	$605,000
Class X-F	$379,000
Class A-S	$3,252,000
Class B	$1,513,000
Class C	$1,135,000
Class D	$870,000
Class E	$605,000
Class F	$379,000
Class G-RR	$1,324,115
Class S	3.75000%
(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the retained amounts of each Class shown above is subject to change based on the final pricing of all Certificates and is expected to be approximately 3.75000% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Certificates (other than the Class R certificates) as of the Closing Date.
(2)	The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the retained interests are expected to be $0 - $7,500,000 with respect to Class A-4 certificates and $12,085,000 – $19,585,000 with respect to Class A-5 certificates.
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The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules).

SMC originated or acquired approximately 13.3% of the aggregate Initial Pool Balance.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the retaining parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

Eligible Horizontal Residual Interest

Material Terms of the Eligible Horizontal Residual Interest

CMBS such as the Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-E, Class X-F, Class E, Class F and Class G-RR Certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield-Priced Certificates (other than the Class X-E and Class X-F Certificates) as described below. CMBS such as the Class X-A, Class X-B and Class X-D Certificates (the “Treasury-Priced Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the Treasury-Priced Principal Balance Certificates, the Yield-Priced Certificates and the Treasury-Priced Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e. variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of Certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

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Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC is expected to purchase the Yield-Priced Certificates identified in the table below that comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Certificates	Expected Initial Certificate Balance	Expected Initial Available Certificate Balance(1)	Estimated Range of Fair Values of Horizontal Risk Retention Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class G-RR	$35,290,115	$33,966,000	1.2777% - 1.3555% / $11,024,137	32.45639%

(1)	Excludes the expected initial Certificate Balance of the Class G-RR Certificates that Starwood Conduit CMBS Vertical Retention II LLC expects to purchase on the Closing Date as part of the VRR Interest.
(2)	The estimated fair value of the Class G-RR Certificates (expressed as a percentage of the estimated aggregate fair value of all of the ABS Interests and as a dollar amount) excluding the portion comprising the VRR Interest, which portion of the Class of Certificates would constitute the eligible horizontal residual interest retained by the Retaining Sponsor to meet the requirements of the Credit Risk Retention Rules with respect to this securitization.
(3)	The fair values of such certificates is based on a targeted discount yield, and have been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Yield-Priced Certificates” and “—Calculation of Estimated Fair Value”. The fair value of the other Certificates (other than the Class R certificates) is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Treasury-Priced Expected Price” and “—Interest-Only Certificates—Determination of Interest-Only Expected Price” below.
(4)	Expressed as a percentage of the expected initial available Certificate Balance of the Class G-RR Certificates, excluding accrued interest. The purchase price expected to be paid for the Class G-RR Certificates to be acquired by Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC is approximately $11,024,137 excluding accrued interest.

The fair value of the Class G-RR Certificates excluding the portion comprising the VRR Interest identified in the above table is expected to be approximately 1.3142% of the aggregate fair value of all ABS Interests; however, such percentage is subject to change based upon actual final pricing terms.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Certificates that are Principal Balance Certificates (in reverse sequential order), second, to the Class D Certificates, third, to the Class C Certificates, fourth, to the Class B Certificates, fifth, to the Class A-S Certificates, and sixth, to the Senior Certificates, in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Certificates identified in the table above in this “—Material Terms of the Eligible Horizontal Residual Interest” section, see “Description of the Certificates” and “Pooling and Servicing Agreement”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

A number of inputs factored into the sponsors’ determination of the range of estimated fair values of the classes of certificates presented above. The sponsors computed the range of estimated fair values for the Treasury-Priced Principal Balance Certificates and the Treasury-Priced Interest-Only Certificates and the fair value of the Yield-Priced Certificates in the manner described below for the applicable class of certificates.

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Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the sponsors calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve.

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2YR	3.262%	3.528%	3.713%
3YR	3.302%	3.546%	3.748%
7YR	3.630%	3.865%	4.098%
10YR	3.862%	4.097%	4.337%

Based on the treasury yield curve, the sponsors will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the treasury yield curve with 2, 3, 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination.

The sponsors determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the sponsors’ observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.600%	0.700%	0.900%
Class A-4	0.660%	0.760%	0.960%
Class A-5	0.680%	0.780%	0.980%
Class A-SB	0.630%	0.730%	0.930%
Class A-S	0.900%	1.100%	1.300%
Class B	1.100%	1.450%	1.650%
Class C	1.500%	2.000%	2.400%
Class D	3.000%	3.750%	4.450%

Discount Yield Determination for Treasury-Priced Principal Balance Certificates.

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The sponsors identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	3.8964%	4.2435%	4.6431%
Class A-4	4.4997%	4.8347%	5.2741%
Class A-5	4.5319%	4.8669%	5.3066%
Class A-SB	4.2893%	4.6243%	5.0582%
Class A-S	4.7574%	5.1924%	5.6323%
Class B	4.9603%	5.5453%	5.9852%
Class C	5.3603%	6.0953%	6.7352%
Class D	6.8603%	7.8453%	8.7852%

Determination of Class Sizes for Treasury-Priced Principal Balance Certificates.

The sponsors were provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the sponsors may have elected not to engage a rating agency for particular Classes of Yield-Priced Certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Treasury-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for

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the immediately senior class of Treasury-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination for Treasury-Priced Principal Balance Certificates.

The sponsors determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class D Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price utilized for each class of Treasury-Priced Principal Balance Certificates (other than the Class D Certificates) is set forth in the table below. The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates	Target Price (Low Estimate)	Target Price (Base Case)	Target Price (High Estimate)
Class A-1	100.0%	100.0%	100.0%
Class A-4	101.0%	101.0%	101.0%
Class A-5	103.0%	103.0%	103.0%
Class A-SB	103.0%	103.0%	103.0%
Class A-S	103.0%	103.0%	103.0%
Class B	103.0%	103.0%	103.0%(1)
Class C	100.0%	100.0%	100.0%(1)
Class D	(2)	(2)	(2)

(1)	The Target Price may not be achieved.
(2)	A Target Price was not set, and the Treasury-Priced Expected Price was determined based on the Assumed Certificate Coupon to be equal to 4.50000%.

Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates.

Based on the Target Price (other than Class D Certificates), the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Treasury-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Treasury-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class D Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be 4.50000%, which was set based on expected market demand for the Class D and Class X-D Certificates. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	3.92233%	4.26907%	4.66776%
Class A-4	4.60796%	4.94049%	5.37601%
Class A-5	4.89042%	5.22675%	5.66766%
Class A-SB	4.75721%	5.09425%	5.53022%
Class A-S	5.11457%	5.55091%	5.99153%
Class B	5.31696%	5.81715%(1)	(2)
Class C	5.32819%	5.96464%(3)	(2)
Class D	4.50000%	4.50000%	4.50000%

(1)	Equal to the WAC Rate minus 0.31795% per annum.
(2)	Equal to the WAC Rate.
(3)	Equal to the WAC Rate minus 0.17046% per annum.
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Determination of Expected Price for the Treasury-Priced Principal Balance Certificates.

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

However, if the Assumed Certificate Coupon for any class of Treasury-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Treasury-Priced Expected Prices for each class of Treasury-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of Treasury-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury-Priced Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the sponsors calculated what the expected scheduled interest payments on each class of Treasury-Priced Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury-Priced Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Treasury-Priced Interest-Only Certificates, the sponsors calculated the weighted average life for each such class of Treasury-Priced Interest-Only Certificates.

Determination of Treasury Yield Curve for Treasury-Priced Interest-Only Certificates.

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Treasury-Priced Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yield Curve Values for Treasury-Priced Interest-Only Certificates”. The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values for Treasury-Priced Interest-Only Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	3.630%	3.865%	4.098%
10YR	3.862%	4.097%	4.337%

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Based on the treasury yield curve, the sponsors will determine for each class of Treasury-Priced Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a straight-line interpolation using treasury yield curves with 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury-Priced Interest-Only Certificates.

The sponsors determined the credit spread for each class of Treasury-Priced Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Treasury-Priced Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which is the sponsors’ estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Treasury-Priced Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	0.500%	1.000%	1.500%
Class X-B	0.500%	1.750%	2.250%
Class X-D	0.500%	1.750%	2.250%

Discount Yield Determination for Treasury-Priced Interest-Only Certificates.

Discount Yield for each class of Treasury-Priced Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury-Priced Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Interest-Only Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	4.2919%	5.0269%	5.7647%
Class X-B	4.3264%	5.8114%	6.5502%
Class X-D	4.3345%	5.8195%	6.5587%

Determination of Scheduled Certificate Interest Payments for Treasury-Priced Interest-Only Certificates.

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Treasury-Priced Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Treasury-Priced Interest-Only Certificates is based.

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Determination of Expected Price for the Treasury-Priced Interest-Only Certificates.

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury-Priced Interest-Only Certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Interest-Only Expected Price for each class of Treasury-Priced Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Treasury-Priced Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Treasury-Priced Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

On the basis of the Scheduled Certificate Principal Payments (if any), the sponsors calculated the weighted average life for each such class of Yield-Priced Certificates. The Yield-Priced Certificates are anticipated to be based on a targeted discount yield of approximately 8.5000% with respect to the Class X-E Certificates, approximately 11.0000% with respect to the Class X-F Certificates, approximately 11.5000% with respect to the Class E Certificates, approximately 14.5000% with respect to the Class F Certificates and approximately 25.3262% with respect to the Class G-RR Certificates, an Assumed Certificate Coupon for the Class X-E Certificates equal to the WAC Rate minus the Assumed Certificate Coupon for the Class E Certificates, an Assumed Certificate Coupon for the Class X-F Certificates equal to the WAC Rate minus the Assumed Certificate Coupon for the Class F Certificates, an Assumed Certificate Coupon for each of the Class E and Class F Certificates of 4.5000%, and an Assumed Certificate Coupon for the Class G-RR Certificates equal to the WAC Rate, the Modeling Assumptions and (x) with respect to the Yield-Priced Certificates that are Principal Balance Certificates, 0% CPR and (y) with respect to the Yield-Priced Certificates that are Class X Certificates, 100% CPY, each as agreed to among the sponsors.

Determination of Class Sizes of Yield-Priced Certificates.

The sponsors determined the Certificate Balance or Notional Amount, as applicable, of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates”.

Determination of Expected Price for the Yield-Priced Certificates.

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments (if any) for each class of Yield-Priced Certificates, the sponsors determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount of that class by determining the net present value of the Scheduled Certificate Principal Payments (if any) and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of Certificates

Ranges of Fair Values

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the sponsors determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected

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Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The sponsors determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

The sponsors have determined that the Class S Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class S Certificates.

Range of Estimated Fair Values for the Non-Residual Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$16,917,998	$16,917,998	$16,918,000
Class A-4(1)	$201,999,980	$201,999,900	$201,999,940
Class A-5(1)	$331,922,521	$331,922,424	$331,922,392
Class A-SB	$26,226,880	$26,226,887	$26,226,877
Class X-A	$26,676,454	$45,415,029	$60,976,679
Class X-B	$1,392,050	$5,526,832	$12,367,996
Class X-D	$2,838,010	$2,929,162	$3,126,003
Class X-E	$1,821,146	$1,821,146	$1,821,146
Class X-F	$1,030,940	$1,030,940	$1,030,940
Class A-S	$89,313,317	$89,313,317	$89,313,360
Class B	$41,172,777	$41,541,904	$41,541,932
Class C	$29,246,613	$30,247,967	$30,247,988
Class D	$16,759,554	$17,965,847	$19,347,820
Class E	$9,602,615	$9,602,615	$9,602,615
Class F	$4,902,081	$4,902,081	$4,902,081
Class G-RR	$11,453,897	$11,453,897	$11,453,897
Class S	$0	$0	$0
Total:	$813,276,833	$838,817,948	$862,799,667

(1)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-4 Certificates are expected to be within a range of $0 and $200,000,000, and the initial Certificate Balance of the Class A-5 Certificates is expected to be within a range of $322,255,000 and $522,255,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $522,255,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the initial Certificate Balance of the Class A-4 Certificates is assumed to be $200,000,000 and the initial Certificate Balance of the Class A-5 Certificates is assumed to be $322,255,000.

The estimated range of fair values for all the certificates (except for the Class R certificates) is approximately $813,276,833 to $862,799,667.

Hedging, Transfer and Financing Restrictions

Pursuant to the Credit Risk Retention Rules, the Retaining Sponsor will not be permitted to transfer the VRR Interest or the Class G-RR Certificates (except to an MOA of such Retaining Sponsor), unless such restrictions expire under the Credit Risk Retention Rules as described below or otherwise no longer apply. See “Description of the Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. In addition, the Retaining Sponsor and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or similar transaction or activity with respect to the VRR Interest or the Class G-RR Certificates unless such transaction complies with the Credit Risk Retention Rules.

As of the Closing Date, the Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—General Risks—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

The restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans have been reduced to 33% of the total unpaid principal balance of the Mortgage Loans

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as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the ABS Interests has been reduced to 33% of the total outstanding Certificate Balance of the ABS Interests as of the Closing Date; or (iii) two years after the Closing Date.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-C39 will consist of the following classes: the Class A-1, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class S and Class R certificates.

The Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-B, Class X-D, Class X-E and Class X-F Certificates) and the Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates, the Class S Certificates and the Class R certificates are collectively referred to in this prospectus as the “Certificates”.

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Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$16,918,000
A-4	(2)
A-5	(2)
A-SB	$25,463,000
X-A	$564,636,000
A-S	$86,712,000
B	$40,332,000
C	$30,248,000
Non-Offered Certificates
X-B	$157,292,000
X-D	$23,191,000
X-E	$16,132,000
X-F	$10,083,000
D	$23,191,000
E	$16,132,000
F	$10,083,000
G-RR	$35,290,115
S	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity.
(2)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balance of the Class A-4 certificates is expected to be within a range of $0 and $200,000,000, and the respective initial Certificate Balance of the Class A-5 certificates is expected to be within a range of $322,255,000 and $522,255,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $522,255,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $564,636,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of

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the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $157,292,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balances of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $23,191,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-E certificates will be approximately $16,132,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $10,083,000.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive the Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2026.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in

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the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the holder of the Class R certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

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(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:
(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;
(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been
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made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)	to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;
(d)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;
(e)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;
(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded

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monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class S and Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to [___]%.

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The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Pass-Through Rates on the Class A-1, Class A-4, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b)  the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than any Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the

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related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to, the amount of interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class of Certificates on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

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Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Principal Shortfall for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation

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Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)              the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)           all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

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(iv)         any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)              the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)           the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders

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or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the holders of the Class S Certificates any Excess Interest received by the issuing entity with respect to the ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would

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have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

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Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

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Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, (4) to the Class X-D certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class D certificates as described above, (5) to the Class X-E certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class E certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class E certificates as described above and (6) to the Class X-F certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

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●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	December 2030
Class A-4	NAP – October 2035(1)
Class A-5	November 2035
Class A-SB	June 2035
Class X-A	NAP
Class A-S	December 2035
Class B	December 2035
Class C	December 2035

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 certificates ranging from $0 to $200,000,000.
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The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)              the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu

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Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)           the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

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Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class G-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of

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principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G-RR certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. The Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

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Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)  a CREFC® servicer watch list;

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(11)  a CREFC® loan level reserve and letter of credit report;

(12)  a CREFC® property file;

(13)  a CREFC® financial file;

(14)  a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)  a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2026, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property
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unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded

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Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by Starwood Mortgage Capital LLC as the Retaining Sponsor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from Starwood Mortgage Capital LLC (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. In addition, for so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control

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Termination Event) and with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) is a Borrower Party or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, any holder of Class E, Class F or Class G-RR certificates evidencing part of the VRR Interest or any sub-servicer (as applicable) or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the

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named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, CRED iQ and Recursion Co. (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) will provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver or make available electronic copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the master servicer, the special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
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●	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or that a Consultation Termination Event has occurred;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab; and
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●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other

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information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s

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internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts

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allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class S and Class R certificates will not be entitled to any Voting Rights. None of the Class E, Class F or Class G-RR Certificates which comprise the VRR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and
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clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the

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Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and

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such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2025-C39

With a copy to:
trustadministrationgroup@computershare.com

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Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                     the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                  the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)               an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

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(iv)                the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                   an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)             originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)          the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)              any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                 an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)              the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)           the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)         the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)            the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)         the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xvii)      the original or a copy of any related mezzanine intercreditor agreement;

(xviii)   the original or a copy of all related environmental insurance policies; and

(xix)       a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                     the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                  the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)               any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                   the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)             any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

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(viii)          any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)              any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                 any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)              any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)           any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        all related environmental reports; and

(xiv)         all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

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(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

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(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility,

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nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc. to, the same extent as BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if

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applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, the asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

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(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to

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the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of BSPRT CMBS Finance, LLC, any of that mortgage loan seller and Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and BSPRT CMBS Finance, LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loan only while the PSA governs the servicing of the Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the applicable Servicing Shift Date, a Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage

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Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

With respect to the Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

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(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase, substitute for or make a Loss of Value Payment with respect to a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation,

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by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer, the certificate administrator or the depositor, under any other pooling and servicing agreement governing any related Serviced Companion Loan, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to (A) monitor the performance of sub-servicers retained by it and (B) will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause). However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any

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Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the Collection Account). Once the special

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servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance. If the special servicer makes such a determination, it must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and

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may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the nonrecoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the determination by the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed payment advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing

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Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related Due Date and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any

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full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer or its sub-servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be another account, a sub-account or written ledger, which subaccount or written ledger will be an eligible account and of (1) the Collection Account, (2) if the master servicer is also the other servicer with respect to a related Serviced Companion Loan, the collection account established under the other pooling and servicing agreement with respect to such Serviced Companion Loan or (3) if the master servicer is not also the other servicer with respect to a related Serviced Companion Loan, another segregated account receiving or holding funds which will be remitted to the other servicer with respect to such Serviced Companion Loan, in each case of (1), (2) or (3), created and maintained by the master servicer pursuant to the PSA on behalf of the holders of such Serviced Whole Loan.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally) to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into

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the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts and the Companion Distribution Account may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer will, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                     to remit on or before each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)                  to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

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(iii)               to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                to pay to the operating advisor the Operating Advisor Consulting Fee (but, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)             to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)          to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)              to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                 to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)              to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)           to recoup any amounts deposited in the Collection Account in error;

(xiii)        to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)         to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)            to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)         to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)      to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

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(xviii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)          to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use such efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use efforts to collect such amount from the holder or holders of the related Serviced Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting

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Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain	From any Liquidation Proceeds, Insurance and Condemnation Proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan,	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
but excluding each related Companion Loan).
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $21,750 multiplied by the number of Delinquent Loans, plus (ii) $2,175 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,875 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer with respect to a serviced Mortgage Loan or Serviced Whole Loan (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to (1) with respect to each serviced Mortgage Loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging from 0.00125% to 0.05000% per annum, (2) with respect to each Non-Serviced Mortgage Loan, a master servicing fee rate equal to 0.00125% per annum, and (3) with respect to each Serviced Companion Loan, a primary servicing fee rate equal to 0.00125% per annum (or with respect to the U-Haul Portfolio Serviced Companion Loans, 0.00125% (solely prior to the related Servicing Shift Date)); provided, that with respect to the Servicing Shift Mortgage Loan, on and after the related Servicing Shift Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related Non-Serviced Master Servicer or primary servicer, as applicable, as the non-serviced primary servicing fee rate). The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) and any Serviced Companion Loan, the following amounts to the extent collected from the related borrowers:

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●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	(x) 100% of Excess Modification Fees related to any modifications, waivers, extensions, amendments or similar fees of any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreement) paid in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA and to the extent such action is neither a Major Decision nor a Special Servicer Decision and (y) 50% of Excess Modification Fees related to any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreement) that the master servicer is not permitted to take in the absence of the processing, consent or approval (or deemed consent or approval) of the special servicer under the PSA, consisting of (i) a Major Decision or an item under clause (5), or subclause (9)(a) or (9)(b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such action) or (ii) a Special Servicer Decision processed by the master servicer;
●	(x) 100% of all assumption fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is neither a Major Decision nor a Special Servicer Decision, and (y) 50% of assumption fees, earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA, consisting of (i) a Major Decision or an item under clause (5), or subclause (9)(a) or (9)(b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such consent, approval or other action) or (ii) a Special Servicer Decision processed by the master servicer;
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan), for which the master servicer is processing the underlying assumption transaction;
●	(x) 100% of consent fees and loan service transaction fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent the master servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA that is neither a Special Servicer Decision nor a Major Decision, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent processed by the special servicer) consisting of (i) a Major Decision or (ii) an item under clause (5), or subclause (9)(a) or (9)(b) of the definition of “Special Servicer Decision” (in each case, regardless of who processes such action) or (iii) a Special Servicer Decision processed by the master servicer;
●	with respect to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
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●	100% of charges for beneficiary statements or demands actually paid by the related borrowers to the extent such items are prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

For the avoidance of doubt, the master servicer may not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. Notwithstanding the preceding language, the special servicer will have the right to waive any late fees or default interest regardless of when it accrued. For the avoidance of doubt, the special servicer may waive any or all penalty charges regardless of when they accrued. If the special servicer has partially waived penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other

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income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. If such fees are paid by borrower and subservicers do not retain their fees but pay them to the master servicer, the master servicer will be responsible for such borrower-paid fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

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With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a Special Servicing Fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan)) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)                     within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)                  the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase

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option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)               the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)                with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                   the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)                     (x) 100% of all Excess Modification Fees, ancillary fees (other than fees for insufficient or returned checks), review fees, transfer fees or waiver fees (a) earned in connection with a Special Servicer Decision on a Mortgage Loan that is not a Specially Serviced Loan, where the special servicer processes the related Special Servicer Decision (other than any Special Servicer Decision under clause (5), or sub-clause (9)(a) or (9)(b) of the definition of “Special Servicer Decision”), with respect to which each of the master servicer and special servicer will be entitled to 50% of the fees earned regardless of who processes such decision and/or (b) earned in connection with any Specially Serviced Loan whether or not such fees become due while the loan is Specially Serviced or a Corrected Mortgage Loan;

(ii)                  50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA including but not limited to a Major Decision, a Special Servicer Decision processed by the master servicer or, regardless of who processes such

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decision, any Special Servicer Decision under clause (5), or sub-clause (9)(a) or (9)(b) of the definition of “Special Servicer Decision”;

(iii)               (x) 100% of assumption fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA including but not limited to a Major Decision or in connection with a consent, approval or other action that is a Special Servicer Decision processed by the master servicer or, regardless of who processes such consent, approval or other action, an item under clause (5), or sub-clauses (9)(a) or (b) of the definition of “Special Servicer Decision”;

(iv)                100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)                   (x) 100% of consent fees and loan service transaction fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) or that are Mortgage Loans that are not Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) that is a Special Servicer Decision processed by the Special Servicer, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent processed by the special servicer) consisting of Major Decision or in connection with a consent, approval or other action that is a Special Servicer Decision processed by the master servicer or, regardless of who processes such consent, approval or other action, an item under clause (5), or sub-clauses (9)(a) or (b) of the definition of “Special Servicer Decision”;

(vi)                100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demands were prepared by the special servicer;

(vii)              with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)          late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

For the avoidance of doubt, the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

For the avoidance of doubt, the special servicer may not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

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The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. Notwithstanding the foregoing, the special servicer will have the right to waive any default interest or late fees regardless of when they accrued. If the special servicer has partially waived default interest, late fees or penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property),

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any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01169% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00174% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee

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from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00031% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $21,750 multiplied by the number of Delinquent Loans, plus (ii) $2,175 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,875 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”.

The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the special servicer of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

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CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance

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with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below, equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.     the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

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2.     the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from either (x) (only for purposes of applying Appraisal Reduction Amounts to notionally reduce the Certificate Balance of a Class of Certificates as provided in the PSA) general collections pursuant to subsection (vi) under “—Withdrawals from the Collection Account” above or otherwise pursuant to the PSA, to the extent that such reimbursement results in a Realized Loss or (y) proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

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With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class G-RR certificates, second, to the Class F

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certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination with respect to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the

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modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class G-RR certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificate, and finally, pro rata based on their respective interest entitlements, to the Senior certificates (other than the Class X-A, Class X-B, Class X-D, X-E and X-F certificates)). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR Certificates, second, to the Class F certificates, and third, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any serviced Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

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Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any

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Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention

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Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (if the master servicer and the special servicer mutually agree that the master servicer is required to make the determinations described above) and the special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the master servicer is making such determination, the master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the special servicer were to make such determination.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

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The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or that otherwise does not (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)       approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the

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avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)       any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)       approving any transfer of an interest in the borrower under a serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)       requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)       approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)       agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment;

(10)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease); and

(11)       any determination to terminate or release the payment guaranty entered into in connection with the Merritt Creek Farm Mortgage Loan.

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and

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the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees and loan service transaction fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

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If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

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The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

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For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2026, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

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Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2026 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

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(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

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If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);
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●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.
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With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the Directing Certificateholder Approval Process.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status

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Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans)). For additional information, see “—The Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

If the special servicer determines to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to promptly deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan) and, if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of

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title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC, the Grantor Trust or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the Mortgaged Property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has

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been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited

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circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for

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such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of request therefor, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may

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sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer (i) for cause at any time and (ii) without cause if either (A) LNR Partners or its affiliate is no longer the special servicer or (B) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates, and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also

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be a Specially Serviced Loan; provided, further, that for so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) the Servicing Shift Mortgage Loan and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be LNR Securities Holdings, LLC or its affiliate.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is in the case of the U-Haul Portfolio Mortgage Loan, Goldman Sachs Bank USA. On and after the applicable Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class G-RR certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G-RR certificates. For the avoidance of doubt, no portion of the VRR Interest will be taken into account as part of the Control Eligible Certificates for any purpose.

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The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)                     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

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(ii)                  any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)               following a default or an event of default with respect to a serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)                   any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                any release of material collateral or any acceptance of substitute or additional collateral for a serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)             any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)          any property management company changes with respect to a serviced Mortgage Loan with a principal balance greater than $2,500,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)              releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(x)                 any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)              any determination of an Acceptable Insurance Default;

(xii)           any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area

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of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)        any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof; provided, however, that any such modification or amendment that would (a) materially increase the scope of the master servicer's obligations under the subject agreement or the Pooling and Servicing Agreement, (b) reduce any compensation due to master servicer or modify the obligations of noteholders to pay their pro rata share of compensation due to the master servicer, under the subject agreement or the Pooling and Servicing Agreement, (c) change the terms related to any advancing obligations or right to reimbursement, including related to reimbursement of advances, or interest on advances, or the obligations of noteholders to pay their pro rata share of such advances or interest thereon, under the subject agreement or the Pooling and Servicing Agreement, (d) modify the master servicer’s right to reimbursement of any expense or the obligations of noteholders to pay their pro rata share of expenses, or cause the master servicer to incur additional expenses as provided for in the subject agreement or the Pooling and Servicing Agreement, or (e) modify the timing of reports or remittances required to be delivered by the master servicer under the subject agreement or the Pooling and Servicing Agreement, will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiv)         any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)            any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modifications, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Certificateholder directly by the master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for

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such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan (other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days (or, if the Directing Certificateholder or Risk Retention Consultation Party, as applicable, and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and

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during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan

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and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan

With respect to any Non-Serviced Whole Loan or any Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or the related Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing

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Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan, any Servicing Shift Companion Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

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The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA), any Servicing Shift Whole Loan or any related REO Properties. However, Park Bridge Lender Services LLC is also the operating advisor and asset representations reviewer under the MSBAM 2025-C35 pooling and servicing agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)       promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Appraisal Reduction Amount or Collateral Deficiency Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on or take any affirmative action with respect to such Appraisal Reduction Amount or Collateral Deficiency Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer of such error).

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The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan or Non-Serviced Whole Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)       the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event”;

(c)       the operating advisor will be required to prepare an annual report with respect to such Mortgage Loan or Serviced Whole Loans that was a Specially Serviced Loan during the prior calendar year in the form attached to this prospectus as Annex C, to be provided to the trustee, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)       the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)                     after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)                  if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the

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application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)               if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) will be required to prepare an annual report generally in the form attached as Annex C to be provided to the Trustee, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), the special servicer and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth whether the operating advisor believes that the special servicer is operating in compliance with the Servicing Standard and its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report; provided further that, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to such annual report’s delivery to the trustee, the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be

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required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of certificateholders as a collective whole, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)                  that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)               that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)                that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)                   that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

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Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor is required to keep all such Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

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Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the

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certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

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In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate

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administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2016 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 1, 2020 and October 30, 2025 was approximately 22.4%. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period in each of the Barclays sponsored CMBS transactions between October 1, 2020 and October 30, 2025 was approximately 5.4%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 16.7% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the

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transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

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(i)                     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)                  a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)               copies of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)                a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)                a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)             any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may,

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but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the master servicer, the special servicer and certificate administrator. The period of time by which the Asset Review Report must

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be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

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Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

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Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                  any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)               any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)                a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                   the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)                the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

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Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

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Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the owner of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d)  may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliates own less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the Controlling Class, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. As of the Closing Date, Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC will be an affiliate of LNR Partners, LLC and LNR Securities Holdings, LLC. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. For the avoidance of doubt, a Loan-Specific Directing Certificateholder will be responsible for the reasonable fees and out-of-pocket expenses of any

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termination without cause (including the costs of obtaining a Rating Agency Confirmation) caused by such Loan-Specific Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable,

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that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally

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reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan: (i) prior to the applicable Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the applicable Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

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Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting (after any applicable grace periods) required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more

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classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer, as the case may be, under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The

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appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer

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Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. For the avoidance of doubt, if the master servicer or special servicer, as applicable, do not choose to appoint a successor master servicer or special servicer, as applicable, the Trustee will appoint such successor master servicer or special servicer, as applicable. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or

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agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust, either Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable non-serviced securitization trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

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Notwithstanding any of the foregoing, no such indemnification will apply in the case of an asset review or in connection with the dispute resolution provisions described under “Pooling and Servicing Agreement—The Asset Representations Reviewer” or “—Dispute Resolution Provisions”.

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate

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administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to not less than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing

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Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Certificateholder Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the special servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

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Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not

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agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the

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PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is

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allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loan

The Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Date, from and after which the related Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to any Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on the related Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to the related Servicing Shift Whole Loan.
●	Until the related Servicing Shift Date, the applicable master servicer’s compensation in respect of the such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising such Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case
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that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to such Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to the related Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2025-C39 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).
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●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Major Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).
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●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2025-C39 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced

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Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

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For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor's Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

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Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed

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(and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. For the avoidance of doubt, the conditions described in this paragraph do not apply to the rights of Certificateholders to institute proceedings where indemnity is not otherwise required under the PSA as described in “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

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The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in December 2036 and the U-Haul Portfolio Mortgage Loan (3.7%) is still an asset of the issuing entity, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Cut-Off Date Balance. The voluntary exchange of certificates (other than the Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

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(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating

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Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under such MLPA or otherwise change any rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, related additional obligor under the MLPA or related guarantor, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under any MLPA or otherwise change the rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller, related additional obligor or related guarantor. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

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Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB” by S&P, “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a long term unsecured debt rating of "A" by Fitch or a short term rating of “F1” by Fitch and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch)), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator and, prior to the occurrence and continuance of a Control Termination Event, acceptable to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor

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trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Ten (10) Mortgaged Properties (collectively, 24.2%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Nine (9) Mortgaged Properties (collectively, 15.9%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower

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or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make

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payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

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Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of

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default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be

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responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

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Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee simple estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and

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final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any

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act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-

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residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy

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case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a

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fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in

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an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of

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contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

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Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is

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prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the

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amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates.

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Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is also the certificate administrator, trustee and custodian under (i) the WFCM 2025-C65 pooling and servicing agreement, pursuant to which the Market Place Center Whole Loan and the 4 Union Square South Whole Loan are expected to be serviced, (ii) the BBCMS 2025-C35 pooling and servicing agreement, pursuant to which the Rentar Plaza Whole Loan is serviced, and (iii) the MSBAM 2025-C35 pooling and servicing agreement, pursuant to which the Honolulu FBI Office Whole Loan is serviced.

SMC is a sponsor, an originator, a mortgage loan seller and is an affiliate of: (a) LNR Partners, LLC, the entity which is expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan); (b) LNR Securities Holdings, LLC, the entity which is expected to hold an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (in each case, excluding the portion comprising the VRR Interest) and to act as the initial Directing Certificateholder and the initial Risk Retention Consultation Party under the PSA (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the Risk Retention Consultation Party); (c) Starwood Conduit CMBS Vertical Retention II LLC, the expected purchaser of the VRR Interest; and (d) Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, the expected purchaser of the Class G-RR certificates (excluding the portion comprising the VRR Interest). CMBS 4 Sub 12, LLC is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC.

LNR Partners is an affiliate of SMC, LNR Securities Holdings, LLC, the entity anticipated to be the initial Directing Certificateholder and initial Risk Retention Consultation Party, and expected to hold an approximately 65% interest in each of the Class X-E, Class X-F, Class E, Class F and Class S certificates (in each case, excluding the portion comprising the VRR Interest), Starwood Conduit CMBS Vertical Retention II LLC, the expected purchaser of the VRR Interest, Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, the expected purchaser of the Class G-RR certificates (excluding the portion comprising the VRR Interest). LNR Partners or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate) and CMBS 4 Sub 12, LLC (the entity anticipated to purchase approximately 35% of the Class X-E, Class X-F, Class E, Class F and Class S Certificates (excluding the portion comprising the VRR interest) and anticipated to purchase a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2025-C39) (or its affiliate) with their due diligence of the Mortgage Pool.

Park Bridge Lender Services LLC is also the operating advisor and asset representations reviewer under the MSBAM 2025-C35 pooling and servicing agreement, pursuant to which the Honolulu FBI Office Whole Loan is serviced.

Wells Fargo Bank is a sponsor, a mortgage loan seller and an originator, is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank currently holds one or more of the Market Place Center and 4 Union Square South Companion Loans. However, Wells Fargo Bank intends to sell such Companion Loans in connection with one or more future securitizations.

CREFI, a sponsor, an originator and a mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., one of the underwriters. In addition, CREFI currently holds certain of the 525 7th Avenue, Brandywine Regency Warehouse & Distribution Center and Haverford Retail Partners Portfolio Companion Loans.

BSPRT is a sponsor, a mortgage loan seller and an originator.

GS Bank, an originator and an affiliate of GSMC, a sponsor, and Goldman Sachs & Co. LLC, one of the underwriters. In addition, GS Bank currently holds one or more of the U-Haul Portfolio Companion Loans, but is expected to transfer such Companion Loans (through its affiliate, GSMC) to one or more future securitizations.

UBS AG New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

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ZBNA is a sponsor, a mortgage loan seller and an originator.

GACC, a sponsor, an originator and a mortgage loan seller, is an affiliate of DBRI, an originator, and Deutsche Bank Securities Inc., one of the underwriters.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Midland is expected to enter into one or more agreements with the sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Midland is also (i) the master servicer under the WFCM 2025-C65 pooling and servicing agreement, pursuant to which the Market Place Center Whole Loan and the 4 Union Square South Whole loan are serviced, (ii) the master servicer under the BBCMS 2025-C35 pooling and servicing agreement, pursuant to which the Rentar Plaza Whole Loan is serviced and (iii) the master servicer under the MSBAM 2025-C35 pooling and servicing agreement, pursuant to which the Honolulu FBI Office Whole Loan is serviced.

Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim servicer identified in the table below, which is otherwise a party to this transaction, on the other hand, such interim servicer acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below.

Sponsor/Mortgage Loan Seller	Interim Servicer	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Citi Real Estate Funding Inc.	Midland Loan Services, a Division of PNC Bank, National Association	7	$292,628,972	36.3%
Barclays Capital Real Estate Inc.	Midland Loan Services, a Division of PNC Bank, National Association	7	$77,530,000	9.6%
German American Capital Corporation	Midland Loan Services, a Division of PNC Bank, National Association	6	$75,920,000	9.4%
Goldman Sachs Mortgage Company	Midland Loan Services, a Division of PNC Bank, National Association	4	$66,023,838	8.2%
UBS AG New York Branch	Midland Loan Services, a Division of PNC Bank, National Association	2	$41,000,000	5.1%

Interim and Other Custodial Arrangements

Pursuant to interim custodial arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim custodian, which is otherwise a party to this transaction, identified in the table below, on the other hand, such interim custodian acts as interim custodian with respect to the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below.

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Sponsor/Mortgage Loan Seller	Interim Custodian	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Citi Real Estate Funding Inc.	Computershare Trust Company, National Association	7	$292,628,972	36.3%
Starwood Mortgage Capital LLC	Computershare Trust Company, National Association	6	$107,021,306	13.3%
Barclays Capital Real Estate Inc.	Computershare Trust Company, National Association	7	$77,530,000	9.6%
German American Capital Corporation	Computershare Trust Company, National Association	6	$75,920,000	9.4%
Wells Fargo Bank, National Association	Computershare Trust Company, National Association	2	$67,500,000	8.4%
Goldman Sachs Mortgage Company	Computershare Trust Company, National Association	4	$66,023,838	8.2%
BSPRT CMBS Finance, LLC	Computershare Trust Company, National Association	1	$55,000,000	6.8%

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings currently pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

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Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under the ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower's failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer

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or special servicer, as the case may be, may take action to enforce the issuing entity's right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$564,636,000	Class A-1, Class A-4, Class A-5 and Class A-SB certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

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Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments or performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

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Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$564,636,000	Class A-1, Class A-4, Class A-5 and Class A-SB certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-4 and Class A-5 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

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●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2026;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about December 23, 2025;
●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of a 0% CPR scenario);
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised; and
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables

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indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2026	86%	86%	86%	86%	86%
December 2027	70%	70%	70%	70%	70%
December 2028	51%	51%	51%	51%	51%
December 2029	26%	26%	26%	26%	26%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.86	2.86	2.86	2.86	2.86

Percent of the Maximum Initial Certificate Balance ($200,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	100%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.71	9.64	9.56	9.47	9.30

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($322,255,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	100%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.87	9.85	9.82	9.75	9.43

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.
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Percent of the Maximum Initial Certificate Balance ($522,255,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	100%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.81	9.77	9.72	9.65	9.38

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	80%	80%	80%	80%	80%
December 2032	59%	59%	59%	59%	59%
December 2033	37%	37%	37%	37%	37%
December 2034	13%	13%	13%	13%	13%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.38	7.38	7.38	7.38	7.38
Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	100%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.92	9.89	9.89	9.48
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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	100%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.97	9.89	9.59

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030	100%	100%	100%	100%	100%
December 2031	100%	100%	100%	100%	100%
December 2032	100%	100%	100%	100%	100%
December 2033	100%	100%	100%	100%	100%
December 2034	100%	100%	100%	100%	100%
December 2035 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.98	9.98	9.98	9.97	9.64

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this

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prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, investors subject to the alternative minimum tax and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each class of Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each class of Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code and (b) the Class S certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs

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more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans... secured by an interest in real property which is... residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, three (3) of the Mortgaged Properties (collectively, 3.9%) securing or partially securing two (2) Mortgage Loans are, in whole or in part, multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of

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the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any

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class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A certificates as having no qualified stated interest. Such class will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such class over its respective issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at

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maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

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Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax-exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

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Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Principal Balance Certificates that are corporations or that otherwise hold the Principal Balance Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Principal Balance Certificates becoming wholly or partially worthless, and that, in general, the holders of Principal Balance Certificates that are not corporations and do not hold the Principal Balance Certificates in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Principal Balance Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Principal Balance Certificates should be allowed a bad debt deduction at such time as the certificate balance of any class of such Principal Balance Certificates is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Principal Balance Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Principal Balance Certificates have been otherwise retired. The IRS could also assert that losses on a class of Principal Balance Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Principal Balance Certificates with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

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Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the Trust REMICs and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the Trust REMICs, liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides

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the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

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Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

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In addition, the Grantor Trust may be subject to Treasury Regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class S certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

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Underwriter	Class A-1	Class A-4	Class A-5	Class A-SB
Barclays Capital Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Deutsche Bank Securities Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Goldman Sachs & Co. LLC.	$ [_]	$ [_]	$ [_]	$ [_]
UBS Securities LLC	$ [_]	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Drexel Hamilton, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class X-A	Class A-S	Class B	Class C
Barclays Capital Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Deutsche Bank Securities Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Goldman Sachs & Co. LLC	$ [_]	$ [_]	$ [_]	$ [_]
UBS Securities LLC	$ [_]	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Drexel Hamilton, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2025, before deducting expenses payable by the depositor (such expenses estimated at $[_], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the

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secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, and Barclays, which is a sponsor, an originator, a mortgage loan seller. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., which is a sponsor, an originator, a mortgage loan seller and holder of certain of the 525 7th Avenue, Brandywine Regency Warehouse & Distribution Center and Haverford Retail Partners Portfolio Companion Loans. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is a sponsor, a mortgage loan seller and an originator, and DBR Investments Co. Limited, an originator. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, National Association, which is a sponsor, an originator, a mortgage loan seller and holder of certain of the Market Place Center and 4 Union Square South Companion Loans. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of Goldman Sachs Mortgage Company, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the U-Haul Portfolio Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG New York Branch, which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Goldman Sachs & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of Deutsche Bank Securities Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)  the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)  the payment by the depositor to Citi Real Estate Funding Inc., an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the CREFI Mortgage Loans;

(3)  the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC;

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(4) the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the GACC Mortgage Loans;

(5) the payment by the depositor to Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Wells Fargo Bank, National Association Mortgage Loans;

(6) the payment by the depositor to Goldman Sachs Mortgage Company, an affiliate of Goldman Sachs & Co. LLC., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Goldman Sachs Mortgage Company Mortgage Loans;

(7) the payment by the depositor to BSPRT CMBS Finance, LLC or an affiliate thereof, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the BSPRT CMBS Finance, LLC Mortgage Loans;

(8) the payment by the depositor to UBS AG or an affiliate thereof, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG Mortgage Loans; and

(9) the payment by the depositor to Zions Bancorporation, N.A., in its capacity as a mortgage loan seller, of the purchase price for the ZBNA Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and UBS Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-286968-05)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

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Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-286968) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their

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affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice within the meaning of Section 3(21) of ERISA or Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any

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underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice

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with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where

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insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own

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legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more of the Rating Agencies engaged by the depositor to rate the Offered Certificates. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in December 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in

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connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs

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hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
1031 Loan	214
1031 Period	214
17g-5 Information Provider	359
1986 Act	510
1996 Act	491
3
30/360 Basis	393
4
401(c) Regulations	527
415 Program	182
A
AB Modified Loan	405
ABS Interests	317
Accelerated Mezzanine Loan Lender	352
Acceptable Insurance Default	408
Accommodation Owner	214
Accrued Interest	203
Acting General Counsel’s Letter	148
Actual/360 Basis	202
Actual/360 Loans	382
ADA	493
Additional Exclusions	408
Administrative Cost Rate	336
ADR	158
Advances	378
Affirmative Asset Review Vote	444
AIFM Regulations	131
Aloft Houston by the Galleria	268
Aloft Houston Loan	268
ALP	188
Annual Debt Service	158
Anticipated Repayment Date	203
Appraisal Institute	261
Appraisal Reduction Amount	402
Appraisal Reduction Event	401
Appraised Value	159
Appraised-Out Class	406
ARD	203
ARD Loan	203
AREF	268
Assessment of Compliance Report	472
Asset Representations Reviewer	315

Asset Representations Reviewer Asset Review Fee	400
Asset Representations Reviewer Fee	400
Asset Representations Reviewer Fee Rate	400
Asset Representations Reviewer Termination Event	449
Asset Representations Reviewer Upfront Fee	400
Asset Review	445
Asset Review Notice	444
Asset Review Quorum	444
Asset Review Report	446
Asset Review Report Summary	446
Asset Review Standard	446
Asset Review Trigger	443
Asset Review Vote Election	444
Asset Status Report	418
Assumed Certificate Coupon	322
Assumed Final Distribution Date	344
Assumed Scheduled Payment	338
ASTs	182
ATC	185
Attestation Report	472
AUL	184
Available Funds	330
B
Balloon or ARD LTV Ratio	162
Balloon or ARD Payment	162
Bank	188
Bankruptcy Code	82
Barclays	226
Barclays Data Tape	228
Barclays Holdings	226
Barclays Mortgage Loans	227
Barclays Review Team	227
Barclays’ Qualification Criteria	229
Base Interest Fraction	343
BER	187
Borrower Party	352
Borrower Party Affiliate	352
Breach Notice	368
Bridge Bank	112
BSPRT	279
BSPRT Data Tape	280
BSPRT Mortgage Loans	279
BSPRT Review Team	280

533

C
C(WUMP)O	21
CAP	186
Cash Flow Analysis	159
CEA	181
CERCLA	490
Certificate Administrator/Trustee Fee	399
Certificate Administrator/Trustee Fee Rate	399
Certificate Balance	328
Certificate Owners	361
Certificateholder	353
Certificateholder Quorum	452
Certificateholder Repurchase Request	462
Certificates	327
CGMRC	233
Chromalloy Property	183
C-III	268
City	200
Class A Certificates	327
Class A-SB Planned Principal Balance	338
Class X Certificates	327
Clearstream	360
Clearstream Participants	362
Closing Date	158, 226
CMBS	151, 295, 303
Code	118, 508
Collateral Deficiency Amount	405
Collection Account	381
Collection Period	331
Communication Request	363
Companion Distribution Account	382
Companion Holder	215
Companion Holders	215
Companion Loan Rating Agency	215
Companion Loan(s)	156
Compensating Interest Payment	345
Computershare	313
Computershare Limited	312
Computershare Trust Company	312
Constant Prepayment Rate	501
Constraining Level	321
Consultation Termination Event	432
Control Eligible Certificates	427
Control Note	215
Control Termination Event	432
Controlling Class	427
Controlling Class Certificateholder	427
Controlling Holder	215
Cooper	185
Corrected Loan	418
Covered Transactions	248
CPR	501
CPY	501
CRE Loans	266

CREC	182
Credit Risk Retention Rules	317
CREFC®	349
CREFC® Intellectual Property Royalty License Fee	401
CREFC® Intellectual Property Royalty License Fee Rate	401
CREFC® Reports	349
CREFI	232
CREFI Data File	234
CREFI Mortgage Loans	232
CREFI Securitization Database	233
Cross-Over Date	334
CTS	313
Cumulative Appraisal Reduction Amount	405
Cure/Contest Period	446
Cut-off Date	156
Cut-off Date Balance	160
Cut-off Date Loan-to-Value Ratio	161
Cut-off Date LTV Ratio	161
D
D or @%(#)	163
D or YM(#)	163
D or YM@(#)	164
D(#)	163
Daybreak Development	186
DBRI	250
Debt Service Coverage Ratio	161
Declaration	198
Defaulted Loan	424
Defeasance	11
Defeasance Deposit	206
Defeasance Loans	206
Defeasance Lock-Out Period	206
Defeasance Option	206
Definitive Certificate	360
Delinquent Loan	444
Depositaries	360
Determination Date	329
Deutsche Bank	250
Development Ground Lease	200
Diligence File	366
Directing Certificateholder	427
Directing Certificateholder Approval Process	420
Disclosable Special Servicer Fees	398
Discount Rate	343
Discount Yield	321
Dispute Resolution Consultation	464
Dispute Resolution Cut-off Date	464
Distribution Accounts	382
Distribution Date	329
Distribution Date Statement	349

534

Distributor	17
DISTRIBUTOR	18
DMARC	251
Dodd-Frank Act	153
DOJ	250
DOL	525
DSCR	161
DTC	360
DTC Participants	360
DTC Rules	361
Due Date	202
Due Diligence Questionnaire	234
Due Diligence Requirements	131
E
EDGAR	524
EEA	17
EEA Retail Investor	17
Effective Gross Income	159
Eligible Asset Representations Reviewer	447
Eligible Operating Advisor	438
Enforcing Party	462
Enforcing Servicer	462
Environmental Condition	14
EPA	180
ERM	184
ESA	179, 255, 14
Escrow/Reserve Mitigating Circumstances	231, 257
EU CRR	131
EU Due Diligence Requirements	131
EU Institutional Investor	131
EU PRIIPS Regulation	17
EU Prospectus Regulation	17
EU Securitization Regulation	19
EU Transparency Requirements	132
Euroclear	360
Euroclear Operator	362
Euroclear Participants	362
EUWA	17, 19
Excess Interest	329
Excess Interest Distribution Account	382
Excess Modification Fee Amount	394
Excess Modification Fees	393
Excess Prepayment Interest Shortfall	346
Exchange Act	226, 258
Excluded Controlling Class Holder	351
Excluded Controlling Class Loan	352
Excluded Information	352
Excluded Loan	352
Excluded Plan	526
Excluded Special Servicer	452
Excluded Special Servicer Loan	452
Exemption	525

Exemption Rating Agency	525
F
FATCA	518
FDIA	147
FDIC	112, 147
FIEL	23
Final Asset Status Report	420
Final Dispute Resolution Election Notice	464
Final Release Date	181
Financial Market Publisher	354
Financial Promotion Order	20
FIRREA	148, 254
Fitch	471
Flagstar	113
Fox	189
FPO Persons	20
FSMA	18, 19
G
GAAP	317
GACC	250
GACC Data Tape	252
GACC Deal Team	252
GACC Mortgage Loans	251
Gain-on-Sale Entitlement Amount	331
Gain-on-Sale Remittance Amount	331
Gain-on-Sale Reserve Account	383
Garn Act	492
General Special Servicer	268
GIS	185
GLA	161
Goldman Originator	272
Government Securities	204
GPLET	200
Grantor Trust	329, 508
Ground Lease	12
Ground Lease and Related Documents	12
GS Bank	270
GSMC	270
GSMC Data Tape	271
GSMC Deal Team	271
GSMC Mortgage Loans	270
H
HoldCo	189
Horizontal MOA	55
HSTP Act	76
I
IBA	148

535

IDA	12
Indirect Participants	361
Initial Delivery Date	418
Initial Pool Balance	156
Initial Rate	203
Initial Requesting Certificateholder	462
In-Place Cash Management	161
Institutional Investor	22
Institutional Investors	131
Insurance and Condemnation Proceeds	381
Intercreditor Agreement	215
Interest Accrual Amount	336
Interest Accrual Period	336
Interest Distribution Amount	336
Interest Reserve Account	382
Interest Shortfall	336
Interested Person	425
Interest-Only Expected Price	325
Interpolated Yield	320, 324
Investor Certification	353
Investor Registry	357
IRS	150
J
Japanese Retention Requirement	24
JFSA	23
JRR Rule	23
K
KBRA	471
Kennecott	186
K-Star	249
L
L(#)	163
LARWQCB	183
Liquidation Fee	395
Liquidation Fee Rate	395
Liquidation Proceeds	382
LNR	268
LNR Partners	307
Loan	268
Loan Per Unit	162
Loan-Specific Directing Certificateholder	427
Local Law 97	95
Lock-out Period	204
Loss of Value Payment	370
Lower-Tier Regular Interests	508
lower-tier REMIC	58
Lower-Tier REMIC	329, 508
Lower-Tier REMIC Distribution Account	382

LTV Ratio	160
LTV Ratio at Maturity or Anticipated Repayment Date	162
LTV Ratio at Maturity or ARD	162
LUST	184
M
MAI	371
Major Decision	428
Market Disruption	213
MAS	22
Master Servicer Proposed Course of Action Notice	463
Material Defect	368
Maturity Date Balloon or ARD Payment	162
Mezz Mortgagor	189
Midland	303
MiFID II	17, 18
MLPA	364
Modeling Assumptions	501
Modification Fees	393
Morningstar DBRS	303, 447
Mortgage	157
Mortgage File	364
Mortgage Loans	156
Mortgage Note	157
Mortgage Pool	156
Mortgage Rate	336
Mortgaged Property	157
Motorola 52nd Street Superfund Site	180
Mr. Seligman	188
N
Net Mortgage Rate	335
Net Operating Income	162
NI 33-105	24
NJDEP	181
Non-Conforming Policy	1
Non-Control Note	215
Non-Controlling Holder	215
Nonrecoverable Advance	379
Non-Serviced Certificate Administrator	215
Non-Serviced Companion Loan	215
non-serviced companion loans	49
Non-Serviced Custodian	216
Non-Serviced Directing Certificateholder	216
Non-Serviced Master Servicer	216
non-serviced mortgage loan	49
Non-Serviced Mortgage Loan	216
Non-Serviced Pari Passu Companion Loan	216

536

Non-Serviced Pari Passu Mortgage Loan	216
Non-Serviced Pari Passu Whole Loan	216
Non-Serviced PSA	216
Non-Serviced Special Servicer	216
Non-Serviced Trustee	216
non-serviced whole loan	49
Non-Serviced Whole Loan	217
Non-U.S. Person	518
Notional Amount	328
NRA	162
NRSRO	351
NRSRO Certification	354
O
O(#)	163
OCC	188, 258
Occupancy As-Of Date	162
Occupancy Rate	162
OEPA	181
Offered Certificates	327
Off-Season	173
OID	510
OID Regulations	511
OKC Property	198
OLA	148
Operating Advisor	315
Operating Advisor Consulting Fee	399
Operating Advisor Expenses	400
Operating Advisor Fee	399
Operating Advisor Fee Rate	399
Operating Advisor Standard	437
Operating Advisor Termination Event	440
Operating Advisor Upfront Fee	399
Operating Statements	167
Other Master Servicer	217
Other PSA	217
Other Special Servicer	217
OWS	180
P
P&I Advance	377
P&I Advance Date	377
PACE	112, 213
PAHs	182
PAR	255
Pari Passu Companion Loan(s)	156
Pari Passu Mortgage Loan	217
Park Bridge Financial	315
Park Bridge Lender Services	315
Participants	360
Parties in Interest	524
Partnership Representative	517
Pass-Through Rate	334

Patriot Act	494
Payment Guaranty	202
PCR	240, 277
Peak Season	173
Percentage Interest	329
Periodic Payments	330
Perlow	189
Permitted Encumbrances	3
Permitted Investments	329, 383
Permitted Special Servicer/Affiliate Fees	399
Phase II	182
PIPs	187
PL	262
Plans	524
PML	262, 278, 300, 6
PRC	21
Preliminary Dispute Resolution Election Notice	464
Prepayment Assumption	512
Prepayment Interest Excess	345
Prepayment Interest Shortfall	345
Prepayment Premium	344
Prepayment Provisions	163
Prime Rate	381
Principal Balance Certificates	327
Principal Distribution Amount	337
Principal Shortfall	338
Prior Hill Slip	171
Privileged Information	439
Privileged Information Exception	439
Privileged Person	351
Professional Investors	21
Prohibited Prepayment	346
Promotion of Collective Investment Schemes Exemptions Order	20
Property Seller	181
Proposed Course of Action	463
Proposed Course of Action Notice	463
Prospectus	21
PSA	327
PSA Party Repurchase Request	462
PTCE	527
Purchase Price	370
Q
Qualification Criteria	266, 281
Qualified Replacement Special Servicer	453
Qualified Substitute Mortgage Loan	371
Qualifying CRE Loan Percentage	318
R
RAC No-Response Scenario	470

537

Rated Final Distribution Date	345
Rating Agencies	471
Rating Agency Confirmation	471
RCL	185
REA	68, 171
Realized Loss	347
REC	179
Record Date	329
Reflex	193
Registration Statement	524
Regular Certificates	327
Regular Interestholder	511
Regular Interests	508
Regulation AB	473
Regulation RR	317
Reimbursement Rate	381
Related Proceeds	380
Release Date	206
Relevant Investor	22
Relevant Persons	20
Relief Act	493
Remaining Term to Maturity or ARD	164
REMIC	508
REO Account	383
REO Loan	339
REO Property	418
Repurchase Request	268, 462
Requesting Certificateholder	464
Requesting Holders	406
Requesting Investor	363
Requesting Party	470
Required Credit Risk Retention Percentage	318
Requirements	494
Residual Certificates	327
Resolution Failure	462
Resolved	462
Restricted Group	525
Restricted Party	439
Retaining Sponsor	317
Review Materials	444
Revised Rate	203
RevPAR	164
Risk Retention Consultation Party	352
Risk Retention Requirements	132
ROFO	194
ROFR	194
Rooms	168
Rudolph	189
Rule 15Ga-1 Reporting Period	266
Rule 17g-5	354
Rule 192	122
RV	173
RWs	268

S
S&P	471
SCDES	184
Scheduled Certificate Interest Payments	323
Scheduled Certificate Principal Payments	318
Scheduled Principal Distribution Amount	337
SEC	226, 258
Securities Act	472
Securitization Accounts	327, 383
Securitization Regulation	131
SEL	262, 278, 284, 300
Senior Certificates	327
Serviced Companion Loan	217
serviced companion loans	49
serviced mortgage loan	49
Serviced Mortgage Loan	217
Serviced Pari Passu Companion Loan	217
Serviced Pari Passu Companion Loan Securities	456
Serviced Pari Passu Mortgage Loan	217
Serviced Pari Passu Whole Loan	217
serviced whole loan	49
Serviced Whole Loan	217
Servicer Termination Event	455
Servicing Advances	378
Servicing Fee	390
Servicing Fee Rate	390
Servicing Shift Companion Loan	217
servicing shift date	49
Servicing Shift Date	218
servicing shift master servicer	49
servicing shift mortgage loan	49
Servicing Shift Mortgage Loan	217
servicing shift pooling and servicing agreement	49
Servicing Shift PSA	217
servicing shift special servicer	49
servicing shift whole loan	49
Servicing Shift Whole Loan	218
Servicing Standard	376
Servicing Transfer Event	417
SF	164
SFA	22
SFO	21
Similar Law	524
Single-Purpose Entity	11
SMC	155, 241, 248
SMC Data Tape	242
SMC Mortgage Loans	241
SMC Review Team	242
SMMEA	528
SNDA	195

538

Spartanburg Property	198
Special Servicer Decision	410
Special Servicing Fee	394
Special Servicing Fee Rate	394
Specially Serviced Loans	416
Sq. Ft.	164
Square Feet	164
Standard Qualifications	2
Startup Day	509
Starwood	241
Stated Principal Balance	338
Stormwater Consultant	181
Structured Product	21
STWD	307
Subordinate Certificates	327
Subsequent Asset Status Report	418
Sub-Servicing Agreement	376
SVB	112
T
T-12	164
Target Hill Slip	171
Target Price	322
Term to Maturity	164
Termination Purchase Amount	474
Terms and Conditions	362
Tests	445
Title Exception	2
Title IV Financial Aid	81
Title Policy	3
Title V	493
Total Operating Expenses	159
TPH	183
Treasury Regulations	508
Treasury-Priced Expected Price	323
Treasury-Priced Interest-Only Certificates	318
Treasury-Priced Principal Balance Certificates	318
TRIPRA	97, 10
Trust	303
trust REMICs	58
Trust REMICs	329, 508
TTM	164
U
U.S. Person	518
U/W DSCR	161
U/W Expenses	164
U/W NCF	164
U/W NCF Debt Yield	166
U/W NCF DSCR	161
U/W Net Cash Flow	164
U/W Net Operating Income	166

U/W NOI	166
U/W NOI Debt Yield	168
U/W NOI DSCR	167
U/W Revenues	168
UBS AG New York Branch	286
UBS AG New York Branch Data Tape	288
UBS AG New York Branch Deal Team	288
UBS AG New York Branch Mortgage Loans	287
UBS Qualification Criteria	289
UBSRES	287
UCC	480
UK	17
UK CRR	131
UK Due Diligence Requirements	131
UK Institutional Investor	131
UK PRIIPS Regulation	18
UK PROFESSIONAL CLIENT	17
UK Retail Investor	17
UK Risk Retention Requirement	132
UK Securitization Framework	19
UKMIFIR	17
Underwriter Entities	121
Underwriting Agreement	520
Underwritten Debt Service Coverage Ratio	161
Underwritten Expenses	164
Underwritten NCF	164
Underwritten NCF Debt Yield	166
Underwritten Net Cash Flow	164
Underwritten Net Cash Flow Debt Service Coverage Ratio	161
Underwritten Net Operating Income	166
Underwritten Net Operating Income Debt Service Coverage Ratio	167
Underwritten NOI	166
Underwritten NOI Debt Yield	168
Underwritten Revenues	168
Units	168
Unscheduled Principal Distribution Amount	337
Unsolicited Information	445
upper-tier REMIC	58
Upper-Tier REMIC	329, 508
Upper-Tier REMIC Distribution Account	382
UST	182
V
VADEQ	186
Vertical MOA	55
VOC	183
Volcker Rule	153
Voting Rights	359
VRR Interest	317

539

W
WAC Rate	335
Wachovia Bank	259
WDNR	185
Weighted Average Mortgage Rate	168
weighted averages	168
Wells Fargo Bank	258
Wells Fargo Bank Data Tape	264
Wells Fargo Bank Deal Team	264
Whole Loan	156
Withheld Amounts	382
Workout Fee	394
Workout Fee Rate	394
Workout-Delayed Reimbursement Amount	381

Y
Yield Maintenance Charge	344
Yield-Priced Expected Price	325
Yield-Priced Principal Balance Certificates	318
YM(#)	163
YM@(#)	168
Z
ZBNA	295
ZBNA Data Tape	296
ZBNA Mortgage Loans	295, 296
ZBNA Review Team	296

540

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
1	Loan	2, 7, 12, 21	1	525 7th Avenue	9.3%	100.0%	CREFI	CREFI	NAP	NAP	525 7th Avenue
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	7.4%	100.0%	CREFI	CREFI	NAP	NAP	7900 Cedarville Road
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	6.8%	100.0%	BSPRT	BSPRT	NAP	NAP	100 North 1st Street
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	6.4%		CREFI	CREFI	NAP	NAP	Various
4.01	Property		1	Stow Community Center	2.8%	43.3%					4224 Kent Road
4.02	Property		1	Southmont Plaza	2.4%	36.9%					4423 Birkland Place
4.03	Property		1	East Hanover Plaza	1.3%	19.8%					154 State Route 10
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	5.4%	100.0%	SMC	SMC	NAP	NAP	283 Ship Canal Parkway
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	4.9%		CREFI	CREFI	NAP	NAP	Various
6.01	Property		1	BioLife Plasma Services - Colorado Springs	0.7%	14.9%					2070 Southgate Road
6.02	Property		1	BioLife Plasma Services - Madison	0.6%	11.9%					4122 East Towne Boulevard
6.03	Property		1	BioLife Plasma Services - Greenfield	0.6%	11.9%					7801 West Layton Avenue
6.04	Property		1	Tractor Supply - Batavia	0.5%	11.1%					8301 Rumsey Road
6.05	Property		1	Tractor Supply - Lockport	0.5%	10.7%					6289 South Transit Road
6.06	Property		1	Tractor Supply - Tully	0.5%	9.9%					590 US Route 11
6.07	Property		1	Tractor Supply - Warren	0.4%	9.0%					69 Stirling Road
6.08	Property		1	Tractor Supply - Driggs	0.4%	8.1%					1649 North Highway 33
6.09	Property		1	Hobby Lobby - Madisonville	0.4%	7.3%					591 Whittington Drive
6.10	Property		1	Dollar General Market	0.1%	2.8%					825 Princeton Road
6.11	Property		1	Dollar General - Endicott	0.1%	2.3%					6946 NY 17C
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	4.3%	100.0%	WFB, JPMCB	WFB	NAP	NAP	3200-3240 El Camino Real, 400-450 Exchange and 200, 210, 220, 240, 250 and 300-350 Commerce
8	Loan	19, 28, 30	1	Capitol Hill Hotel	4.3%	100.0%	CREFI	CREFI	NAP	NAP	200 C Street Southeast
9	Loan	19	1	Denton Center	4.1%	100.0%	Barclays	Barclays	Group A	NAP	500-1042 West University Drive
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	4.0%	100.0%	WFB	WFB	NAP	NAP	44 East 14th Street
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	4.0%	100.0%	GACC	GACC	NAP	NAP	406-408, 602-606 and 605-655 East Huntington Drive
12	Loan	16, 19	1	Merritt Creek Farm	3.7%	100.0%	UBS AG	UBS AG	NAP	NAP	900-950, 1050 and 2010-2098 Thundering Herd Drive, 3010-3034 and 3060 Champion Drive and 30 Tanyard Station Drive
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	3.7%		GSBI	GSMC	NAP	NAP	Various
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley	0.4%	10.5%					23730 Sunnymead Boulevard
13.02	Property		1	U-Haul Moving & Storage of Pasadena	0.4%	10.5%					3536 Red Bluff Road
13.03	Property		1	U-Haul Moving & Storage of Hamden	0.3%	9.2%					1679 Dixwell Avenue and 41 Haig Street
13.04	Property		1	U-Haul Moving & Storage of Evansville	0.3%	7.9%					1600 Gilbert Avenue
13.05	Property		1	U-Haul Moving & Storage at Janaf	0.3%	7.5%					5609 Raby Road
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie	0.2%	6.3%					5010 Buffalo Road
13.07	Property		1	U-Haul Moving & Storage of Gardena	0.2%	6.2%					14104 and 14206 Van Ness Avenue and 2145 and 2155 West Rosecrans Avenue
13.08	Property		1	U-Haul Moving & Storage of Garden City	0.2%	4.8%					8151 West Chinden Boulevard
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	0.2%	4.1%					1651 West Edgewood Avenue
13.10	Property		1	U-Haul Moving & Storage of Leominster	0.2%	4.1%					205 Central Street
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	0.1%	3.8%					3741 Annex Avenue
13.12	Property		1	U-Haul Moving & Storage of Spartanburg	0.1%	3.8%					345 Whitney Road and 120 Birds Eye View
13.13	Property		1	U-Haul Moving & Storage of Norristown	0.1%	3.6%					1305 West Main Street
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	0.1%	3.3%					3001 Capital Boulevard
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave	0.1%	3.1%					7731 and 7677 West Appleton Avenue
13.16	Property		1	U-Haul Moving & Storage of Duluth	0.1%	2.8%					4723 Miller Trunk Highway
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	0.1%	2.6%					1388 and 1402 Montgomery Highway
13.18	Property		1	U-Haul Moving & Storage of Albuquerque	0.1%	2.5%					6401 Central Avenue Northeast
13.19	Property		1	U-Haul Moving & Storage at Burlingame	0.1%	1.4%					2720 & 2740 Burlingame Avenue Southwest
13.20	Property		1	U-Haul Moving & Storage at Southside	0.0%	1.3%					3101 Southwest 29th Street
13.21	Property		1	U-Haul Moving & Storage of Center Main Street	0.0%	0.9%					1206 North Main Street
14	Loan	10, 31	1	Daybreak Corporate Center	3.3%	100.0%	GSBI	GSMC	NAP	NAP	4700 West Daybreak Parkway
15	Loan	19	1	Broadstone Plaza II	3.0%	100.0%	ZBNA	ZBNA	NAP	NAP	2779-2799 East Bidwell Street
16	Loan	19	1	Raytheon Aurora	2.5%	100.0%	SMC	SMC	NAP	NAP	16800 East Centretech Parkway
17	Loan	2, 6	2	Sani East Village 2-Pack	2.5%	100.0%	CREFI	CREFI	NAP	NAP	211-217 1st Avenue and 354-356 East 13th Street
18	Loan	19	1	H-Mart Town Center	2.5%	100.0%	Barclays	Barclays	Group A	NAP	1105 and 1201 East Parker Road and 3320 and 3420 K Avenue
19	Loan	4, 23	1	PGA Financial Plaza	2.1%	100.0%	SMC	SMC	NAP	NAP	3399 PGA Boulevard
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	2.0%	100.0%	GACC	GACC	Group B	NAP	801 Madeline Road
21	Loan	19	1	Wentzville Bend	1.7%	100.0%	SMC	SMC	NAP	NAP	1560 Wentzville Parkway
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	1.4%	100.0%	GACC	GACC	Group B	NAP	303 Victory Drive and 385 Spring Street
23	Loan	29	1	Magnolia Park	1.4%	100.0%	CREFI	CREFI	NAP	NAP	529 West Bypass Northwest
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	1.4%	100.0%	DBRI, UBS AG	UBS AG	NAP	NAP	66-26 Metropolitan Avenue
25	Loan	14	1	Governor Crossing	1.2%	100.0%	SMC	SMC	NAP	NAP	190-250 Collier Drive
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	1.1%	100.0%	GACC	GACC	Group B	NAP	1090 Leisure Town Road
27	Loan	2, 3, 19	1	Century Storage	0.9%	100.0%	Barclays	Barclays	NAP	NAP	9200 US Highway 27 South
28	Loan	19	1	New York Plaza	0.7%	100.0%	Barclays	Barclays	Group A	NAP	1901-1915 East Park Row Drive
29	Loan	16	1	Woodridge Mini Storage	0.7%	100.0%	Barclays	Barclays	Group C	NAP	2088 Allen Road
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	0.6%	100.0%	GSBI, AREF2	GSMC	NAP	NAP	91-1300 Enterprise Avenue
31	Loan		1	Thorn Run	0.5%	100.0%	GSBI	GSMC	NAP	NAP	1132-36 Thorn Run Road
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	0.5%	100.0%	GACC	GACC	Group B	NAP	715 Cirby Way
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	0.5%	100.0%	GACC	GACC	Group B	NAP	6310 Stockton Boulevard
34	Loan	16, 19	1	Olive Branch	0.4%	100.0%	Barclays	Barclays	Group C	NAP	6985 Wilmington Road
35	Loan	29	1	L&M MHP	0.4%	100.0%	SMC	SMC	NAP	NAP	1804 West 18th Street
36	Loan	16	1	A Safe Storage	0.4%	100.0%	Barclays	Barclays	Group C	NAP	1333 Main Street

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure
									2	2			3
1	Loan	2, 7, 12, 21	1	525 7th Avenue	New York	New York	NY	10018	Office	CBD	1925	2024	508,875	SF
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	Brandywine	Prince Georges	MD	20613	Industrial	Warehouse / Distribution	1991	2004	624,502	SF
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	Phoenix	Maricopa	AZ	85004	Hospitality	Full Service	1975	2024	521	Rooms
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	Various	Various	Various	Various	Retail	Anchored	Various	Various	767,546	SF
4.01	Property		1	Stow Community Center	Stow	Summit	OH	44224	Retail	Anchored	1968, 1996-1998, 2008, 2013	NAP	418,587	SF
4.02	Property		1	Southmont Plaza	Easton	Northampton	PA	18045	Retail	Anchored	2004	2021-2024	250,939	SF
4.03	Property		1	East Hanover Plaza	East Hanover	Morris	NJ	07936	Retail	Anchored	1994	NAP	98,020	SF
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	Buffalo	Erie	NY	14218	Industrial	Warehouse / Distribution	2022	NAP	323,260	SF
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	Various	Various	Various	Various	Various	Various	Various	Various	241,595	SF
6.01	Property		1	BioLife Plasma Services - Colorado Springs	Colorado Springs	El Paso	CO	80906	Office	Medical	2025	NAP	10,740	SF
6.02	Property		1	BioLife Plasma Services - Madison	Madison	Dane	WI	53704	Office	Medical	1979	2020	24,265	SF
6.03	Property		1	BioLife Plasma Services - Greenfield	Greenfield	Milwaukee	WI	53220	Office	Medical	1976	2020	17,251	SF
6.04	Property		1	Tractor Supply - Batavia	Batavia	Genesee	NY	14020	Retail	Single Tenant	2024	NAP	23,957	SF
6.05	Property		1	Tractor Supply - Lockport	Lockport	Niagara	NY	14094	Retail	Single Tenant	2024	NAP	23,957	SF
6.06	Property		1	Tractor Supply - Tully	Tully	Onondaga	NY	13159	Retail	Single Tenant	2025	NAP	22,161	SF
6.07	Property		1	Tractor Supply - Warren	Warren	Somerset	NJ	07059	Retail	Single Tenant	2024	NAP	20,419	SF
6.08	Property		1	Tractor Supply - Driggs	Driggs	Teton	ID	83422	Retail	Single Tenant	2023	NAP	21,930	SF
6.09	Property		1	Hobby Lobby - Madisonville	Madisonville	Hopkins	KY	42431	Retail	Single Tenant	2025	NAP	55,227	SF
6.10	Property		1	Dollar General Market	Madisonville	Hopkins	KY	42431	Retail	Single Tenant	2025	NAP	10,791	SF
6.11	Property		1	Dollar General - Endicott	Endicott	Tioga	NY	13760	Retail	Single Tenant	2023	NAP	10,897	SF
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	Irvine	Orange	CA	92612	Office	CBD	1999-2006	2015-2025	1,154,250	SF
8	Loan	19, 28, 30	1	Capitol Hill Hotel	Washington	District of Columbia	DC	20003	Hospitality	Extended Stay	1983	2022-2023	153	Rooms
9	Loan	19	1	Denton Center	Denton	Denton	TX	76201	Retail	Anchored	1964-2015	NAP	334,347	SF
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	New York	New York	NY	10003	Retail	Anchored	1971	2003	204,189	SF
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	Monrovia	Los Angeles	CA	91016	Office	Flex / Lab	1986, 1989	NAP	254,862	SF
12	Loan	16, 19	1	Merritt Creek Farm	Barboursville	Cabell	WV	25504	Retail	Anchored	2002, 2003, 2013, 2023	NAP	226,452	SF
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	649,445	SF
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley	Moreno Valley	Riverside	CA	92553	Self Storage	Self Storage	1958, 1962, 1983	NAP	43,289	SF
13.02	Property		1	U-Haul Moving & Storage of Pasadena	Pasadena	Harris	TX	77503	Self Storage	Self Storage	1979	2016	97,515	SF
13.03	Property		1	U-Haul Moving & Storage of Hamden	Hamden	New Haven	CT	06514	Self Storage	Self Storage	1940	1958	50,305	SF
13.04	Property		1	U-Haul Moving & Storage of Evansville	Evansville	Vanderburgh	IN	47714	Self Storage	Self Storage	1980, 2015	NAP	61,540	SF
13.05	Property		1	U-Haul Moving & Storage at Janaf	Norfolk	Norfolk	VA	23502	Self Storage	Self Storage	1966, 2015, 2024	NAP	33,543	SF
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie	Erie	Erie	PA	16510	Self Storage	Self Storage	1978, 1998-2012	NAP	54,022	SF
13.07	Property		1	U-Haul Moving & Storage of Gardena	Gardena	Los Angeles	CA	90249	Self Storage	Self Storage	1958	NAP	23,581	SF
13.08	Property		1	U-Haul Moving & Storage of Garden City	Garden City	Ada	ID	83714	Self Storage	Self Storage	1984	NAP	30,617	SF
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	Jacksonville	Duval	FL	32254	Self Storage	Self Storage	1994	NAP	25,794	SF
13.10	Property		1	U-Haul Moving & Storage of Leominster	Leominster	Worcester	MA	01453	Self Storage	Self Storage	1950, 2001	NAP	22,152	SF
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	Nashville	Davidson	TN	37209	Self Storage	Self Storage	1977	2005	19,375	SF
13.12	Property		1	U-Haul Moving & Storage of Spartanburg	Spartanburg and Boiling Springs	Spartanburg; Boiling Springs	SC	29303; 29316	Self Storage	Self Storage	1966, 2019	NAP	51,804	SF
13.13	Property		1	U-Haul Moving & Storage of Norristown	Norristown	Montgomery	PA	19401	Self Storage	Self Storage	1950, 1983	NAP	16,517	SF
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	Raleigh	Wake	NC	27604	Self Storage	Self Storage	1973, 1993	NAP	20,070	SF
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave	Milwaukee	Milwaukee	WI	53222	Self Storage	Self Storage	1963	NAP	16,585	SF
13.16	Property		1	U-Haul Moving & Storage of Duluth	Hermantown	Saint Louis	MN	55811	Self Storage	Self Storage	1980	1984	9,915	SF
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	Dothan	Houston	AL	36303	Self Storage	Self Storage	1911	2005	18,667	SF
13.18	Property		1	U-Haul Moving & Storage of Albuquerque	Albuquerque	Bernalillo	NM	87108	Self Storage	Self Storage	1994, 1998	NAP	19,496	SF
13.19	Property		1	U-Haul Moving & Storage at Burlingame	Wyoming	Kent	MI	49509	Self Storage	Self Storage	1976, 1980	NAP	10,240	SF
13.20	Property		1	U-Haul Moving & Storage at Southside	Oklahoma City	Oklahoma	OK	73119	Self Storage	Self Storage	1978	NAP	17,276	SF
13.21	Property		1	U-Haul Moving & Storage of Center Main Street	Bloomington	McLean	IL	61701	Self Storage	Self Storage	1945	NAP	7,143	SF
14	Loan	10, 31	1	Daybreak Corporate Center	South Jordan	Salt Lake	UT	84009	Office	Suburban	2008	NAP	177,000	SF
15	Loan	19	1	Broadstone Plaza II	Folsom	Sacramento	CA	95630	Retail	Anchored	2002	NAP	118,334	SF
16	Loan	19	1	Raytheon Aurora	Aurora	Arapahoe	CO	80011	Office	Suburban	1987	2014	216,786	SF
17	Loan	2, 6	2	Sani East Village 2-Pack	New York	New York	NY	10003	Multifamily	Mid Rise	1900	2023	24	Units
18	Loan	19	1	H-Mart Town Center	Plano	Collin	TX	75074	Retail	Anchored	1986	NAP	211,718	SF
19	Loan	4, 23	1	PGA Financial Plaza	Palm Beach Gardens	Palm Beach	FL	33410	Office	Suburban	1998	2011	72,612	SF
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	Richmond	Contra Costa	CA	94806	Self Storage	Self Storage	2000	NAP	104,337	SF
21	Loan	19	1	Wentzville Bend	Wentzville	Saint Charles	MO	63385	Retail	Shadow Anchored	2022	NAP	56,076	SF
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	Herndon	Fairfax	VA	20170	Self Storage	Self Storage	1985, 2004	NAP	82,168	SF
23	Loan	29	1	Magnolia Park	Milledgeville	Baldwin	GA	31061	Multifamily	Student Housing	2006	2023-2025	449	Beds
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	Middle Village	Queens	NY	11379	Mixed Use	Retail / Industrial	1973	2008, 2025	1,534,964	SF
25	Loan	14	1	Governor Crossing	Sevierville	Sevier	TN	37862	Retail	Anchored	1998	NAP	140,568	SF
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	Vacaville	Solano	CA	95687	Self Storage	Self Storage	1993	NAP	65,675	SF
27	Loan	2, 3, 19	1	Century Storage	Sebring	Highlands	FL	33876	Self Storage	Self Storage	2007, 2021	NAP	78,375	SF
28	Loan	19	1	New York Plaza	Arlington	Tarrant	TX	76010	Retail	Anchored	1965	NAP	93,799	SF
29	Loan	16	1	Woodridge Mini Storage	Greenville	Pitt	NC	27834	Self Storage	Self Storage	1994	2008	74,311	SF
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	Kapolei	Honolulu	HI	96707	Office	Suburban	2011	NAP	150,365	SF
31	Loan		1	Thorn Run	Coraopolis	Allegheny	PA	15108	Retail	Unanchored	1990, 1997	NAP	49,234	SF
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	Roseville	Placer	CA	95678	Self Storage	Self Storage	1986	NAP	42,960	SF
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	Sacramento	Sacramento	CA	95824	Self Storage	Self Storage	1986	NAP	41,250	SF
34	Loan	16, 19	1	Olive Branch	Oregonia	Warren	OH	45054	Manufactured Housing	RV Park	1978	2025	138	Pads
35	Loan	29	1	L&M MHP	Sault Sainte Marie	Chippewa	MI	49783	Manufactured Housing	Manufactured Housing	1960	NAP	154	Pads
36	Loan	16	1	A Safe Storage	Chipley	Washington	FL	32428	Self Storage	Self Storage	2004	NAP	41,680	SF

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
						6, 7	6, 7	6, 7		8		9	9	9	9
1	Loan	2, 7, 12, 21	1	525 7th Avenue	245.64	75,000,000	75,000,000	75,000,000	6.28000%	0.01674%	6.26326%	NAP	397,951.39	NAP	4,775,416.68
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	121.70	60,000,000	60,000,000	47,414,078	6.62000%	0.01674%	6.60326%	409,634.80	NAP	4,915,617.63	NAP
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	105,566.22	55,000,000	55,000,000	55,000,000	5.70000%	0.01674%	5.68326%	NAP	264,878.47	NAP	3,178,541.64
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	106.70	51,900,000	51,900,000	51,900,000	5.95000%	0.01674%	5.93326%	NAP	260,911.63	NAP	3,130,939.56
4.01	Property		1	Stow Community Center		22,496,337	22,496,337	22,496,337
4.02	Property		1	Southmont Plaza		19,137,729	19,137,729	19,137,729
4.03	Property		1	East Hanover Plaza		10,265,934	10,265,934	10,265,934
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	134.57	43,500,000	43,500,000	37,625,276	6.43500%	0.01674%	6.41826%	291,950.76	236,508.59	3,503,409.12	2,838,103.13
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	164.53	39,750,000	39,750,000	39,750,000	6.02000%	0.01674%	6.00326%	NAP	202,182.12	NAP	2,426,185.44
6.01	Property		1	BioLife Plasma Services - Colorado Springs		5,930,000	5,930,000	5,930,000
6.02	Property		1	BioLife Plasma Services - Madison		4,740,000	4,740,000	4,740,000
6.03	Property		1	BioLife Plasma Services - Greenfield		4,740,000	4,740,000	4,740,000
6.04	Property		1	Tractor Supply - Batavia		4,410,000	4,410,000	4,410,000
6.05	Property		1	Tractor Supply - Lockport		4,270,000	4,270,000	4,270,000
6.06	Property		1	Tractor Supply - Tully		3,930,000	3,930,000	3,930,000
6.07	Property		1	Tractor Supply - Warren		3,580,000	3,580,000	3,580,000
6.08	Property		1	Tractor Supply - Driggs		3,220,000	3,220,000	3,220,000
6.09	Property		1	Hobby Lobby - Madisonville		2,890,000	2,890,000	2,890,000
6.10	Property		1	Dollar General Market		1,130,000	1,130,000	1,130,000
6.11	Property		1	Dollar General - Endicott		910,000	910,000	910,000
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	116.96	35,000,000	35,000,000	35,000,000	5.55200%	0.01674%	5.53526%	NAP	164,182.41	NAP	1,970,188.92
8	Loan	19, 28, 30	1	Capitol Hill Hotel	225,490.20	34,500,000	34,500,000	34,500,000	6.82000%	0.01674%	6.80326%	NAP	198,798.26	NAP	2,385,579.12
9	Loan	19	1	Denton Center	98.70	33,000,000	33,000,000	33,000,000	5.74000%	0.01674%	5.72326%	NAP	160,042.36	NAP	1,920,508.32
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	587.69	32,500,000	32,500,000	32,500,000	5.64200%	0.01674%	5.62526%	NAP	154,926.45	NAP	1,859,117.40
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	125.56	32,000,000	32,000,000	32,000,000	6.33600%	0.01674%	6.31926%	NAP	171,306.67	NAP	2,055,680.04
12	Loan	16, 19	1	Merritt Creek Farm	132.48	30,000,000	30,000,000	30,000,000	6.41500%	0.01674%	6.39826%	NAP	162,602.43	NAP	1,951,229.16
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	121.37	30,000,000	29,953,838	22,894,540	5.58000%	0.01674%	5.56326%	185,662.26	NAP	2,227,947.13	NAP
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley		3,155,655	3,150,799	2,408,242
13.02	Property		1	U-Haul Moving & Storage of Pasadena		3,135,894	3,131,068	2,393,162
13.03	Property		1	U-Haul Moving & Storage of Hamden		2,745,997	2,741,772	2,095,611
13.04	Property		1	U-Haul Moving & Storage of Evansville		2,365,221	2,361,581	1,805,022
13.05	Property		1	U-Haul Moving & Storage at Janaf		2,264,517	2,261,032	1,728,169
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie		1,876,140	1,873,253	1,431,779
13.07	Property		1	U-Haul Moving & Storage of Gardena		1,857,899	1,855,040	1,417,858
13.08	Property		1	U-Haul Moving & Storage of Garden City		1,445,582	1,443,357	1,103,198
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave		1,238,093	1,236,188	944,852
13.10	Property		1	U-Haul Moving & Storage of Leominster		1,228,592	1,226,702	937,602
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza		1,134,348	1,132,603	865,680
13.12	Property		1	U-Haul Moving & Storage of Spartanburg		1,128,648	1,126,911	861,329
13.13	Property		1	U-Haul Moving & Storage of Norristown		1,081,526	1,079,862	825,368
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard		989,562	988,040	755,186
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave		922,299	920,880	703,854
13.16	Property		1	U-Haul Moving & Storage of Duluth		827,675	826,402	631,642
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway		788,154	786,941	601,480
13.18	Property		1	U-Haul Moving & Storage of Albuquerque		738,372	737,235	563,489
13.19	Property		1	U-Haul Moving & Storage at Burlingame		418,398	417,754	319,301
13.20	Property		1	U-Haul Moving & Storage at Southside		400,917	400,300	305,960
13.21	Property		1	U-Haul Moving & Storage of Center Main Street		256,511	256,116	195,757
14	Loan	10, 31	1	Daybreak Corporate Center	150.56	26,650,000	26,650,000	25,043,814	6.35000%	0.01674%	6.33326%	165,825.82	142,981.57	1,989,909.84	1,715,778.84
15	Loan	19	1	Broadstone Plaza II	202.82	24,000,000	24,000,000	24,000,000	6.70000%	0.01674%	6.68326%	NAP	135,861.11	NAP	1,630,333.32
16	Loan	19	1	Raytheon Aurora	93.97	20,500,000	20,371,306	9,441,853	6.75000%	0.01674%	6.73326%	181,406.44	NAP	2,176,877.28	NAP
17	Loan	2, 6	2	Sani East Village 2-Pack	833,333.33	20,000,000	20,000,000	20,000,000	6.03000%	0.01674%	6.01326%	NAP	101,895.83	NAP	1,222,749.96
18	Loan	19	1	H-Mart Town Center	93.99	19,900,000	19,900,000	19,900,000	5.54600%	0.01674%	5.52926%	NAP	93,248.54	NAP	1,118,982.48
19	Loan	4, 23	1	PGA Financial Plaza	234.12	17,000,000	17,000,000	17,000,000	6.36000%	0.01674%	6.34326%	NAP	91,351.39	NAP	1,096,216.67
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	151.43	15,800,000	15,800,000	13,955,221	5.848585%	0.01674%	5.831845%	93,196.40	78,075.90	1,118,356.80	936,910.80
21	Loan	19	1	Wentzville Bend	239.85	13,450,000	13,450,000	13,450,000	6.64500%	0.01674%	6.62826%	NAP	75,513.81	NAP	906,165.73
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	139.96	11,500,000	11,500,000	10,185,215	5.968585%	0.01674%	5.951845%	68,716.21	57,993.37	824,594.52	695,920.44
23	Loan	29	1	Magnolia Park	25,565.64	11,500,000	11,478,972	9,751,863	6.00000%	0.01674%	5.98326%	68,948.31	NAP	827,379.72	NAP
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	104.24	11,000,000	11,000,000	11,000,000	5.58100%	0.01674%	5.56426%	NAP	51,869.71	NAP	622,436.52
25	Loan	14	1	Governor Crossing	67.58	9,500,000	9,500,000	9,500,000	6.08000%	0.01674%	6.06326%	NAP	48,801.85	NAP	585,622.22
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	132.78	8,720,000	8,720,000	7,724,235	5.97800%	0.01674%	5.96126%	52,157.53	44,043.47	625,890.36	528,521.64
27	Loan	2, 3, 19	1	Century Storage	92.50	7,250,000	7,250,000	7,250,000	6.05000%	0.01674%	6.03326%	NAP	37,059.75	NAP	444,717.00
28	Loan	19	1	New York Plaza	58.64	5,500,000	5,500,000	5,500,000	6.21000%	0.01674%	6.19326%	NAP	28,857.81	NAP	346,293.72
29	Loan	16	1	Woodridge Mini Storage	71.99	5,350,000	5,350,000	5,350,000	6.48000%	0.06549%	6.41451%	NAP	29,291.25	NAP	351,495.00
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	313.90	5,000,000	5,000,000	5,000,000	7.25300%	0.01799%	7.23501%	NAP	30,640.57	NAP	367,686.84
31	Loan		1	Thorn Run	89.78	4,420,000	4,420,000	4,186,997	7.01000%	0.01674%	6.99326%	29,436.06	26,178.78	353,232.72	314,145.36
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	97.77	4,200,000	4,200,000	3,716,159	5.92800%	0.01674%	5.91126%	24,987.03	21,036.17	299,844.36	252,434.04
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	89.70	3,700,000	3,700,000	3,277,485	5.97800%	0.01674%	5.96126%	22,131.06	18,688.17	265,572.72	224,258.04
34	Loan	16, 19	1	Olive Branch	24,275.36	3,350,000	3,350,000	3,350,000	6.39000%	0.06549%	6.32451%	NAP	18,086.51	NAP	217,038.12
35	Loan	29	1	L&M MHP	20,779.22	3,200,000	3,200,000	3,200,000	7.02500%	0.01674%	7.00826%	NAP	18,993.52	NAP	227,922.22
36	Loan	16	1	A Safe Storage	76.30	3,180,000	3,180,000	3,180,000	6.39000%	0.06549%	6.32451%	NAP	17,168.69	NAP	206,024.28

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date
						11
1	Loan	2, 7, 12, 21	1	525 7th Avenue	Interest Only	No	Actual/360	120	119	120	119	0	0	11/4/2025	1	6
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	Amortizing Balloon	No	Actual/360	0	0	120	120	300	300	11/20/2025	0	6
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	Interest Only	No	Actual/360	120	119	120	119	0	0	10/15/2025	1	6
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	Interest Only	No	Actual/360	120	120	120	120	0	0	11/21/2025	0	6
4.01	Property		1	Stow Community Center
4.02	Property		1	Southmont Plaza
4.03	Property		1	East Hanover Plaza
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	Interest Only, Amortizing Balloon	No	Actual/360	36	36	120	120	300	300	11/24/2025	0	6
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	Interest Only	No	Actual/360	120	120	120	120	0	0	11/20/2025	0	1
6.01	Property		1	BioLife Plasma Services - Colorado Springs
6.02	Property		1	BioLife Plasma Services - Madison
6.03	Property		1	BioLife Plasma Services - Greenfield
6.04	Property		1	Tractor Supply - Batavia
6.05	Property		1	Tractor Supply - Lockport
6.06	Property		1	Tractor Supply - Tully
6.07	Property		1	Tractor Supply - Warren
6.08	Property		1	Tractor Supply - Driggs
6.09	Property		1	Hobby Lobby - Madisonville
6.10	Property		1	Dollar General Market
6.11	Property		1	Dollar General - Endicott
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	Interest Only	No	Actual/360	120	117	120	117	0	0	8/26/2025	3	11
8	Loan	19, 28, 30	1	Capitol Hill Hotel	Interest Only	No	Actual/360	120	119	120	119	0	0	10/15/2025	1	6
9	Loan	19	1	Denton Center	Interest Only	No	Actual/360	120	117	120	117	0	0	9/5/2025	3	6
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	Interest Only	No	Actual/360	120	117	120	117	0	0	8/12/2025	3	11
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	Interest Only	No	Actual/360	120	119	120	119	0	0	10/16/2025	1	6
12	Loan	16, 19	1	Merritt Creek Farm	Interest Only	No	Actual/360	120	118	120	118	0	0	10/8/2025	2	6
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	Amortizing Balloon - ARD	Yes	Actual/360	0	0	120	119	300	299	11/6/2025	1	6
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley
13.02	Property		1	U-Haul Moving & Storage of Pasadena
13.03	Property		1	U-Haul Moving & Storage of Hamden
13.04	Property		1	U-Haul Moving & Storage of Evansville
13.05	Property		1	U-Haul Moving & Storage at Janaf
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie
13.07	Property		1	U-Haul Moving & Storage of Gardena
13.08	Property		1	U-Haul Moving & Storage of Garden City
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
13.10	Property		1	U-Haul Moving & Storage of Leominster
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
13.12	Property		1	U-Haul Moving & Storage of Spartanburg
13.13	Property		1	U-Haul Moving & Storage of Norristown
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave
13.16	Property		1	U-Haul Moving & Storage of Duluth
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
13.18	Property		1	U-Haul Moving & Storage of Albuquerque
13.19	Property		1	U-Haul Moving & Storage at Burlingame
13.20	Property		1	U-Haul Moving & Storage at Southside
13.21	Property		1	U-Haul Moving & Storage of Center Main Street
14	Loan	10, 31	1	Daybreak Corporate Center	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360	360	9/12/2025	2	6
15	Loan	19	1	Broadstone Plaza II	Interest Only	No	Actual/360	120	116	120	116	0	0	8/6/2025	4	6
16	Loan	19	1	Raytheon Aurora	Amortizing Balloon	No	Actual/360	0	0	120	118	180	178	9/25/2025	2	6
17	Loan	2, 6	2	Sani East Village 2-Pack	Interest Only	No	Actual/360	120	119	120	119	0	0	10/17/2025	1	6
18	Loan	19	1	H-Mart Town Center	Interest Only	No	Actual/360	120	119	120	119	0	0	10/31/2025	1	6
19	Loan	4, 23	1	PGA Financial Plaza	Interest Only	No	Actual/360	120	118	120	118	0	0	10/1/2025	2	6
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	Interest Only, Amortizing Balloon	No	Actual/360	24	22	120	118	360	360	10/2/2025	2	6
21	Loan	19	1	Wentzville Bend	Interest Only	No	Actual/360	120	120	120	120	0	0	11/14/2025	0	6
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	Interest Only, Amortizing Balloon	No	Actual/360	24	22	120	118	360	360	10/2/2025	2	6
23	Loan	29	1	Magnolia Park	Amortizing Balloon	No	Actual/360	0	0	120	118	360	358	9/30/2025	2	6
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	Interest Only	No	Actual/360	120	115	120	115	0	0	6/26/2025	5	6
25	Loan	14	1	Governor Crossing	Interest Only	No	Actual/360	120	120	120	120	0	0	11/21/2025	0	6
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	Interest Only, Amortizing Balloon	No	Actual/360	24	21	120	117	360	360	9/3/2025	3	6
27	Loan	2, 3, 19	1	Century Storage	Interest Only	No	Actual/360	120	118	120	118	0	0	10/3/2025	2	6
28	Loan	19	1	New York Plaza	Interest Only	No	Actual/360	120	116	120	116	0	0	8/1/2025	4	6
29	Loan	16	1	Woodridge Mini Storage	Interest Only	No	Actual/360	120	117	120	117	0	0	9/11/2025	3	6
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	Interest Only	No	Actual/360	120	115	120	115	0	0	7/1/2025	5	6
31	Loan		1	Thorn Run	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360	360	10/31/2025	1	6
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	Interest Only, Amortizing Balloon	No	Actual/360	24	21	120	117	360	360	9/2/2025	3	6
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	Interest Only, Amortizing Balloon	No	Actual/360	24	21	120	117	360	360	9/2/2025	3	6
34	Loan	16, 19	1	Olive Branch	Interest Only	No	Actual/360	120	117	120	117	0	0	9/11/2025	3	6
35	Loan	29	1	L&M MHP	Interest Only	No	Actual/360	120	120	120	120	0	0	11/21/2025	0	6
36	Loan	16	1	A Safe Storage	Interest Only	No	Actual/360	120	117	120	117	0	0	9/11/2025	3	6

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)
									10	10	12
1	Loan	2, 7, 12, 21	1	525 7th Avenue	12/6/2025	NAP	11/6/2035	11/6/2035	0	0	L(25),D(88),O(7)	24,280,892	9,258,133
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	1/6/2026	1/6/2026	12/6/2035	12/6/2035	0	0	L(24),D(89),O(7)	NAV	NAV
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	12/6/2025	NAP	11/6/2035	11/6/2035	0	0	L(25),D(91),O(4)	42,131,819	29,767,756
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	1/6/2026	NAP	12/6/2035	12/6/2035	0	0	L(24),YM1(89),O(7)	14,882,867	4,333,786
4.01	Property		1	Stow Community Center								6,500,281	1,589,504
4.02	Property		1	Southmont Plaza								5,955,959	1,950,688
4.03	Property		1	East Hanover Plaza								2,426,627	793,594
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	1/6/2026	1/6/2029	12/6/2035	12/6/2035	0	0	L(24),D(91),O(5)	NAV	NAV
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	1/1/2026	NAP	12/1/2035	12/1/2035	5	5	L(24),D(89),O(7)	NAV	NAV
6.01	Property		1	BioLife Plasma Services - Colorado Springs								NAV	NAV
6.02	Property		1	BioLife Plasma Services - Madison								NAV	NAV
6.03	Property		1	BioLife Plasma Services - Greenfield								NAV	NAV
6.04	Property		1	Tractor Supply - Batavia								NAV	NAV
6.05	Property		1	Tractor Supply - Lockport								NAV	NAV
6.06	Property		1	Tractor Supply - Tully								NAV	NAV
6.07	Property		1	Tractor Supply - Warren								NAV	NAV
6.08	Property		1	Tractor Supply - Driggs								NAV	NAV
6.09	Property		1	Hobby Lobby - Madisonville								NAV	NAV
6.10	Property		1	Dollar General Market								NAV	NAV
6.11	Property		1	Dollar General - Endicott								NAV	NAV
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	10/11/2025	NAP	9/11/2035	9/11/2035	0	0	L(24),YM1(3),DorYM1(88),O(5)	31,917,955	10,598,318
8	Loan	19, 28, 30	1	Capitol Hill Hotel	12/6/2025	NAP	11/6/2035	11/6/2035	0	0	L(25),D(88),O(7)	11,722,605	7,014,886
9	Loan	19	1	Denton Center	10/6/2025	NAP	9/6/2035	9/6/2035	0	0	L(27),D(89),O(4)	5,207,734	1,773,026
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	10/11/2025	NAP	9/11/2035	9/11/2035	3	0	L(27),D(86),O(7)	27,795,944	10,552,243
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	12/6/2025	NAP	11/6/2035	11/6/2035	0	0	L(12),YM1(101),O(7)	6,396,706	3,326,976
12	Loan	16, 19	1	Merritt Creek Farm	11/6/2025	NAP	10/6/2035	10/6/2035	0	0	L(26),D(89),O(5)	4,301,609	1,106,490
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	12/6/2025	12/6/2025	11/6/2035	11/6/2050	0	0	L(25),D(88),O(7)	12,779,671	3,551,311
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley								1,175,321	205,209
13.02	Property		1	U-Haul Moving & Storage of Pasadena								1,331,511	393,851
13.03	Property		1	U-Haul Moving & Storage of Hamden								1,101,021	299,648
13.04	Property		1	U-Haul Moving & Storage of Evansville								943,163	232,062
13.05	Property		1	U-Haul Moving & Storage at Janaf								889,379	208,451
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie								735,877	166,630
13.07	Property		1	U-Haul Moving & Storage of Gardena								748,438	164,087
13.08	Property		1	U-Haul Moving & Storage of Garden City								604,300	167,883
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave								540,495	161,017
13.10	Property		1	U-Haul Moving & Storage of Leominster								490,105	120,149
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza								513,073	128,950
13.12	Property		1	U-Haul Moving & Storage of Spartanburg								573,544	226,130
13.13	Property		1	U-Haul Moving & Storage of Norristown								478,006	148,844
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard								470,585	172,192
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave								435,217	132,483
13.16	Property		1	U-Haul Moving & Storage of Duluth								382,544	100,382
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway								325,891	87,763
13.18	Property		1	U-Haul Moving & Storage of Albuquerque								335,720	110,848
13.19	Property		1	U-Haul Moving & Storage at Burlingame								291,214	127,673
13.20	Property		1	U-Haul Moving & Storage at Southside								238,562	101,326
13.21	Property		1	U-Haul Moving & Storage of Center Main Street								175,705	95,732
14	Loan	10, 31	1	Daybreak Corporate Center	11/6/2025	11/6/2030	10/6/2035	10/6/2035	5 (Once per trailing 12-month period)	0	L(26),D(87),O(7)	5,157,584	1,328,998
15	Loan	19	1	Broadstone Plaza II	9/6/2025	NAP	8/6/2035	8/6/2035	0	0	L(28),D(87),O(5)	3,222,332	763,264
16	Loan	19	1	Raytheon Aurora	11/6/2025	11/6/2025	10/6/2035	10/6/2035	0	0	L(26),D(89),O(5)	2,645,312	110,175
17	Loan	2, 6	2	Sani East Village 2-Pack	12/6/2025	NAP	11/6/2035	11/6/2035	0	0	L(25),D(88),O(7)	2,002,842	317,412
18	Loan	19	1	H-Mart Town Center	12/6/2025	NAP	11/6/2035	11/6/2035	0	0	L(25),D(91),O(4)	3,021,513	1,004,243
19	Loan	4, 23	1	PGA Financial Plaza	11/6/2025	NAP	10/6/2035	10/6/2035	0	0	L(26),D(87),O(7)	3,335,836	1,313,326
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	11/6/2025	11/6/2027	10/6/2035	10/6/2035	5	0	L(12),YM1(14),DorYM1(87),O(7)	2,371,274	792,346
21	Loan	19	1	Wentzville Bend	1/6/2026	NAP	12/6/2035	12/6/2035	0	0	L(24),YM1(92),O(4)	1,879,201	291,016
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	11/6/2025	11/6/2027	10/6/2035	10/6/2035	5	0	L(12),YM1(14),DorYM1(87),O(7)	1,898,783	842,436
23	Loan	29	1	Magnolia Park	11/6/2025	11/6/2025	10/6/2035	10/6/2035	0	0	L(26),D(87),O(7)	3,297,643	1,806,877
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	8/6/2025	NAP	7/6/2035	7/6/2035	0	0	L(29),D(86),O(5)	42,947,760	16,927,455
25	Loan	14	1	Governor Crossing	1/6/2026	NAP	12/6/2035	12/6/2035	0	0	L(24),D(91),O(5)	1,564,896	355,084
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	10/6/2025	10/6/2027	9/6/2035	9/6/2035	5	0	L(12),YM1(15),DorYM1(86),O(7)	1,390,805	471,811
27	Loan	2, 3, 19	1	Century Storage	11/6/2025	NAP	10/6/2035	10/6/2035	0	0	L(26),D(90),O(4)	1,141,759	354,627
28	Loan	19	1	New York Plaza	9/6/2025	NAP	8/6/2035	8/6/2035	0	0	L(28),D(88),O(4)	1,071,875	368,369
29	Loan	16	1	Woodridge Mini Storage	10/6/2025	NAP	9/6/2035	9/6/2035	0	0	L(27),D(89),O(4)	717,253	244,240
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	8/6/2025	NAP	7/6/2035	7/6/2035	0	0	L(29),D(86),O(5)	9,429,617	2,802,826
31	Loan		1	Thorn Run	12/6/2025	12/6/2030	11/6/2035	11/6/2035	0	0	L(25),D(88),O(7)	1,045,090	367,469
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	10/6/2025	10/6/2027	9/6/2035	9/6/2035	5	0	L(12),YM1(15),DorYM1(86),O(7)	775,722	311,527
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	10/6/2025	10/6/2027	9/6/2035	9/6/2035	5	0	L(12),YM1(15),DorYM1(86),O(7)	699,765	308,879
34	Loan	16, 19	1	Olive Branch	10/6/2025	NAP	9/6/2035	9/6/2035	0	0	L(27),D(89),O(4)	1,012,779	563,444
35	Loan	29	1	L&M MHP	1/6/2026	NAP	12/6/2035	12/6/2035	0	0	L(24),D(91),O(5)	565,158	266,471
36	Loan	16	1	A Safe Storage	10/6/2025	NAP	9/6/2035	9/6/2035	0	0	L(27),D(89),O(4)	439,153	153,886

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
						16					16
1	Loan	2, 7, 12, 21	1	525 7th Avenue	15,022,759	9/30/2025	T-12	23,880,814	9,891,594	13,989,220	12/31/2024	T-12	23,985,172
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	12,364,063	7/31/2025	T-12	44,240,556	31,098,648	13,141,908	12/31/2024	T-12	40,393,378
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	10,549,082	9/30/2025	T-12	14,384,297	4,728,748	9,655,549	12/31/2024	T-12	14,797,629
4.01	Property		1	Stow Community Center	4,910,777	9/30/2025	T-12	6,423,277	1,721,943	4,701,333	12/31/2024	T-12	6,400,434
4.02	Property		1	Southmont Plaza	4,005,271	9/30/2025	T-12	5,318,875	2,144,532	3,174,344	12/31/2024	T-12	5,657,181
4.03	Property		1	East Hanover Plaza	1,633,033	9/30/2025	T-12	2,642,145	862,273	1,779,872	12/31/2024	T-12	2,740,014
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.01	Property		1	BioLife Plasma Services - Colorado Springs	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.02	Property		1	BioLife Plasma Services - Madison	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.03	Property		1	BioLife Plasma Services - Greenfield	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.04	Property		1	Tractor Supply - Batavia	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.05	Property		1	Tractor Supply - Lockport	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.06	Property		1	Tractor Supply - Tully	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.07	Property		1	Tractor Supply - Warren	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.08	Property		1	Tractor Supply - Driggs	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.09	Property		1	Hobby Lobby - Madisonville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.10	Property		1	Dollar General Market	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.11	Property		1	Dollar General - Endicott	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	21,319,637	6/30/2025	T-12	30,615,804	10,234,541	20,381,263	12/31/2024	T-12	30,016,925
8	Loan	19, 28, 30	1	Capitol Hill Hotel	4,707,719	7/31/2025	T-12	11,532,404	6,997,761	4,534,643	12/31/2024	T-12	10,649,116
9	Loan	19	1	Denton Center	3,434,708	5/31/2025	T-12	4,903,255	1,726,540	3,176,714	12/31/2024	T-12	4,826,601
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	17,243,702	6/30/2025	T-12	27,417,769	10,213,386	17,204,383	12/31/2024	T-12	26,496,042
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	3,069,730	8/31/2025	T-12	6,266,092	3,285,497	2,980,595	12/31/2024	T-12	7,723,657
12	Loan	16, 19	1	Merritt Creek Farm	3,195,119	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	9,228,360	8/31/2025	T-12	12,590,218	3,466,098	9,124,120	12/31/2024	T-12	12,526,762
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley	970,112	8/31/2025	T-12	1,168,189	190,804	977,385	12/31/2024	T-12	1,128,345
13.02	Property		1	U-Haul Moving & Storage of Pasadena	937,660	8/31/2025	T-12	1,311,186	378,064	933,122	12/31/2024	T-12	1,261,704
13.03	Property		1	U-Haul Moving & Storage of Hamden	801,372	8/31/2025	T-12	1,064,141	299,993	764,148	12/31/2024	T-12	1,066,229
13.04	Property		1	U-Haul Moving & Storage of Evansville	711,102	8/31/2025	T-12	894,470	228,463	666,008	12/31/2024	T-12	831,904
13.05	Property		1	U-Haul Moving & Storage at Janaf	680,927	8/31/2025	T-12	768,232	193,409	574,823	12/31/2024	T-12	638,616
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie	569,247	8/31/2025	T-12	721,229	162,370	558,860	12/31/2024	T-12	732,601
13.07	Property		1	U-Haul Moving & Storage of Gardena	584,351	8/31/2025	T-12	731,433	164,680	566,753	12/31/2024	T-12	796,988
13.08	Property		1	U-Haul Moving & Storage of Garden City	436,416	8/31/2025	T-12	672,630	180,171	492,459	12/31/2024	T-12	781,174
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	379,478	8/31/2025	T-12	584,532	154,252	430,280	12/31/2024	T-12	544,172
13.10	Property		1	U-Haul Moving & Storage of Leominster	369,957	8/31/2025	T-12	484,385	116,680	367,704	12/31/2024	T-12	485,167
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	384,123	8/31/2025	T-12	510,443	126,699	383,744	12/31/2024	T-12	507,290
13.12	Property		1	U-Haul Moving & Storage of Spartanburg	347,413	8/31/2025	T-12	534,088	220,220	313,868	12/31/2024	T-12	599,431
13.13	Property		1	U-Haul Moving & Storage of Norristown	329,162	8/31/2025	T-12	505,890	141,738	364,152	12/31/2024	T-12	514,685
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	298,393	8/31/2025	T-12	449,036	161,359	287,677	12/31/2024	T-12	431,647
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave	302,733	8/31/2025	T-12	432,869	129,182	303,687	12/31/2024	T-12	426,400
13.16	Property		1	U-Haul Moving & Storage of Duluth	282,162	8/31/2025	T-12	356,864	99,599	257,265	12/31/2024	T-12	353,430
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	238,128	8/31/2025	T-12	324,043	85,491	238,552	12/31/2024	T-12	330,413
13.18	Property		1	U-Haul Moving & Storage of Albuquerque	224,872	8/31/2025	T-12	359,150	113,190	245,960	12/31/2024	T-12	360,635
13.19	Property		1	U-Haul Moving & Storage at Burlingame	163,541	8/31/2025	T-12	291,250	121,076	170,174	12/31/2024	T-12	290,678
13.20	Property		1	U-Haul Moving & Storage at Southside	137,236	8/31/2025	T-12	238,203	106,116	132,088	12/31/2024	T-12	243,111
13.21	Property		1	U-Haul Moving & Storage of Center Main Street	79,973	8/31/2025	T-12	187,952	92,542	95,411	12/31/2024	T-12	202,141
14	Loan	10, 31	1	Daybreak Corporate Center	3,828,586	7/31/2025	T-12	5,042,953	1,409,202	3,633,751	12/31/2024	T-12	1,576,948
15	Loan	19	1	Broadstone Plaza II	2,459,068	10/31/2025	T-12	3,138,177	715,262	2,422,915	12/31/2024	T-12	3,150,223
16	Loan	19	1	Raytheon Aurora	2,535,137	7/31/2025	T-12	2,626,222	65,705	2,560,517	12/31/2024	T-12	2,593,800
17	Loan	2, 6	2	Sani East Village 2-Pack	1,685,430	8/31/2025	T-12	1,859,083	322,412	1,536,671	12/31/2024	T-12	1,818,582
18	Loan	19	1	H-Mart Town Center	2,017,270	8/31/2025	T-12	3,033,951	1,018,873	2,015,078	12/31/2024	T-12	2,937,866
19	Loan	4, 23	1	PGA Financial Plaza	2,022,510	7/31/2025	T-12	2,610,663	1,271,848	1,338,815	12/31/2024	T-12	3,144,938
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	1,578,928	7/31/2025	T-12	2,429,293	826,216	1,603,077	12/31/2024	T-12	2,471,842
21	Loan	19	1	Wentzville Bend	1,588,186	10/31/2025	T-12	1,749,349	287,275	1,462,074	12/31/2024	T-12	1,548,579
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	1,056,347	7/31/2025	T-12	1,906,277	797,248	1,109,029	12/31/2024	T-12	1,839,561
23	Loan	29	1	Magnolia Park	1,490,766	8/31/2025	T-12	3,127,959	1,933,747	1,194,212	12/31/2024	T-12	2,864,649
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	26,020,305	3/31/2025	T-12	41,762,274	16,609,619	25,152,655	12/31/2024	T-12	36,275,927
25	Loan	14	1	Governor Crossing	1,209,812	8/31/2025	T-12	1,390,973	178,050	1,212,923	12/31/2024	T-12	1,583,793
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	918,994	6/30/2025	T-12	1,377,695	475,967	901,729	12/31/2024	T-12	1,365,022
27	Loan	2, 3, 19	1	Century Storage	787,132	8/31/2025	T-12	1,212,647	340,957	871,691	12/31/2024	T-12	1,296,669
28	Loan	19	1	New York Plaza	703,506	5/31/2025	T-12	1,076,888	362,390	714,498	12/31/2024	T-12	1,029,515
29	Loan	16	1	Woodridge Mini Storage	473,013	6/30/2025	T-12	718,292	221,313	496,979	12/31/2024	T-12	738,406
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	6,626,791	5/31/2025	T-12	9,404,509	2,744,561	6,659,948	12/31/2024	T-12	9,350,882
31	Loan		1	Thorn Run	677,621	8/31/2025	T-12	1,102,159	359,271	742,888	12/31/2024	T-12	1,115,531
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	464,194	6/30/2025	T-12	792,390	317,819	474,571	12/31/2024	T-12	776,702
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	390,886	7/31/2025	T-12	693,295	342,134	351,160	12/31/2024	T-12	720,349
34	Loan	16, 19	1	Olive Branch	449,335	6/30/2025	T-12	871,624	520,451	351,173	12/31/2024	T-12	801,249
35	Loan	29	1	L&M MHP	298,687	8/31/2025	T-12	549,587	259,142	290,445	12/31/2024	T-12	522,485
36	Loan	16	1	A Safe Storage	285,267	6/30/2025	T-12	427,075	155,811	271,264	12/31/2024	T-12	410,939

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
							16, 31						15	15
1	Loan	2, 7, 12, 21	1	525 7th Avenue	10,568,176	13,416,996	12/31/2023	T-12	90.0%	25,559,273	10,203,790	15,355,483	101,775	636,094	14,617,614
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	NAV	NAV	NAV	NAV	95.0%	8,244,198	247,326	7,996,872	62,450	0	7,934,422
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	28,263,569	12,129,809	12/31/2023	T-12	65.8%	45,804,633	32,371,322	13,433,311	2,290,232	0	11,143,080
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	5,052,871	9,744,758	12/31/2023	T-12	95.0%	14,797,813	4,194,943	10,602,870	121,666	383,773	10,097,432
4.01	Property		1	Stow Community Center	1,780,245	4,620,189	12/31/2023	T-12	95.0%	6,550,244	1,517,217	5,033,027	57,209	209,294	4,766,525
4.02	Property		1	Southmont Plaza	2,448,914	3,208,267	12/31/2023	T-12	95.0%	5,710,016	1,931,356	3,778,660	53,356	125,470	3,599,835
4.03	Property		1	East Hanover Plaza	823,713	1,916,301	12/31/2023	T-12	95.0%	2,537,553	746,370	1,791,183	11,101	49,010	1,731,072
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	NAV	NAV	NAV	NAV	95.0%	4,852,204	97,044	4,755,160	32,326	32,326	4,690,508
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	NAV	NAV	NAV	NAV	100.0%	5,251,510	157,545	5,093,965	36,239	0	5,057,726
6.01	Property		1	BioLife Plasma Services - Colorado Springs	NAV	NAV	NAV	NAV	100.0%	756,045	22,681	733,364	1,611	0	731,753
6.02	Property		1	BioLife Plasma Services - Madison	NAV	NAV	NAV	NAV	100.0%	617,322	18,520	598,802	3,640	0	595,163
6.03	Property		1	BioLife Plasma Services - Greenfield	NAV	NAV	NAV	NAV	100.0%	616,637	18,499	598,138	2,588	0	595,550
6.04	Property		1	Tractor Supply - Batavia	NAV	NAV	NAV	NAV	100.0%	593,089	17,793	575,296	3,594	0	571,702
6.05	Property		1	Tractor Supply - Lockport	NAV	NAV	NAV	NAV	100.0%	574,131	17,224	556,907	3,594	0	553,314
6.06	Property		1	Tractor Supply - Tully	NAV	NAV	NAV	NAV	100.0%	482,553	14,477	468,077	3,324	0	464,753
6.07	Property		1	Tractor Supply - Warren	NAV	NAV	NAV	NAV	100.0%	528,225	15,847	512,378	3,063	0	509,315
6.08	Property		1	Tractor Supply - Driggs	NAV	NAV	NAV	NAV	100.0%	433,885	13,017	420,869	3,290	0	417,579
6.09	Property		1	Hobby Lobby - Madisonville	NAV	NAV	NAV	NAV	100.0%	382,250	11,468	370,783	8,284	0	362,498
6.10	Property		1	Dollar General Market	NAV	NAV	NAV	NAV	100.0%	147,616	4,428	143,188	1,619	0	141,569
6.11	Property		1	Dollar General - Endicott	NAV	NAV	NAV	NAV	100.0%	119,757	3,593	116,164	1,635	0	114,530
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	9,883,330	20,133,595	6/30/2024	T-12	81.8%	34,555,896	10,668,450	23,887,446	247,246	1,154,250	22,485,950
8	Loan	19, 28, 30	1	Capitol Hill Hotel	6,478,807	4,170,309	12/31/2023	T-12	74.3%	11,722,605	7,019,221	4,703,384	468,904	0	4,234,480
9	Loan	19	1	Denton Center	1,655,912	3,170,689	12/31/2023	T-12	91.1%	5,707,309	1,730,108	3,977,200	50,152	133,423	3,793,625
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	9,534,301	16,961,741	12/31/2023	T-12	95.0%	28,099,056	11,025,961	17,073,095	76,090	408,372	16,588,633
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	3,311,286	4,412,371	12/31/2023	T-12	81.4%	7,608,089	3,472,365	4,135,724	58,618	270,793	3,806,313
12	Loan	16, 19	1	Merritt Creek Farm	NAV	NAV	NAV	NAV	95.0%	4,285,127	1,185,003	3,100,124	45,290	210,604	2,844,229
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	3,405,116	9,121,646	12/31/2023	T-12	87.8%	12,779,671	4,070,946	8,708,724	97,025	0	8,611,699
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley	188,144	940,201	12/31/2023	T-12	92.2%	1,175,321	290,083	885,238	6,493	0	878,745
13.02	Property		1	U-Haul Moving & Storage of Pasadena	381,137	880,567	12/31/2023	T-12	81.0%	1,331,511	443,369	888,142	14,627	0	873,515
13.03	Property		1	U-Haul Moving & Storage of Hamden	298,455	767,774	12/31/2023	T-12	93.4%	1,101,021	331,552	769,468	7,546	0	761,923
13.04	Property		1	U-Haul Moving & Storage of Evansville	238,420	593,484	12/31/2023	T-12	90.6%	943,163	257,271	685,892	9,231	0	676,661
13.05	Property		1	U-Haul Moving & Storage at Janaf	175,888	462,728	12/31/2023	T-12	92.4%	889,379	238,312	651,066	5,007	0	646,059
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie	154,867	577,734	12/31/2023	T-12	89.6%	735,877	197,037	538,840	8,103	0	530,737
13.07	Property		1	U-Haul Moving & Storage of Gardena	157,219	639,769	12/31/2023	T-12	95.7%	748,438	192,151	556,287	3,537	0	552,750
13.08	Property		1	U-Haul Moving & Storage of Garden City	168,208	612,967	12/31/2023	T-12	92.2%	604,300	181,042	423,257	4,593	0	418,665
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	147,359	396,813	12/31/2023	T-12	90.2%	540,495	177,737	362,757	3,869	0	358,888
13.10	Property		1	U-Haul Moving & Storage of Leominster	121,828	363,340	12/31/2023	T-12	80.1%	490,105	136,183	353,922	3,440	0	350,483
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	120,576	386,714	12/31/2023	T-12	91.2%	513,073	164,807	348,266	2,906	0	345,360
13.12	Property		1	U-Haul Moving & Storage of Spartanburg	220,717	378,714	12/31/2023	T-12	73.1%	573,544	242,376	331,168	7,771	0	323,397
13.13	Property		1	U-Haul Moving & Storage of Norristown	136,922	377,762	12/31/2023	T-12	86.4%	478,006	165,161	312,844	2,478	0	310,367
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	147,472	284,175	12/31/2023	T-12	87.6%	470,585	184,272	286,313	3,011	0	283,303
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave	127,879	298,522	12/31/2023	T-12	95.1%	435,217	144,803	290,413	2,458	0	287,956
13.16	Property		1	U-Haul Moving & Storage of Duluth	108,488	244,942	12/31/2023	T-12	95.2%	382,544	115,849	266,695	1,487	0	265,208
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	82,424	247,989	12/31/2023	T-12	94.8%	325,891	94,633	231,259	2,781	0	228,478
13.18	Property		1	U-Haul Moving & Storage of Albuquerque	110,638	249,996	12/31/2023	T-12	82.7%	335,720	123,613	212,107	2,490	0	209,617
13.19	Property		1	U-Haul Moving & Storage at Burlingame	125,055	165,623	12/31/2023	T-12	82.0%	291,214	168,431	122,784	1,536	0	121,248
13.20	Property		1	U-Haul Moving & Storage at Southside	96,958	146,153	12/31/2023	T-12	91.0%	238,562	122,023	116,539	2,591	0	113,947
13.21	Property		1	U-Haul Moving & Storage of Center Main Street	96,462	105,679	12/31/2023	T-12	85.2%	175,705	100,239	75,465	1,071	0	74,394
14	Loan	10, 31	1	Daybreak Corporate Center	1,236,317	340,631	12/31/2023	T-12	95.1%	5,912,103	1,264,572	4,647,531	44,250	62,127	4,541,153
15	Loan	19	1	Broadstone Plaza II	686,230	2,463,992	12/31/2023	T-12	95.0%	3,262,198	766,596	2,495,602	17,750	94,935	2,382,917
16	Loan	19	1	Raytheon Aurora	59,973	2,533,827	12/31/2023	T-12	97.0%	2,686,109	58,361	2,627,748	54,197	0	2,573,551
17	Loan	2, 6	2	Sani East Village 2-Pack	317,623	1,500,959	12/31/2023	T-12	97.0%	2,151,347	420,010	1,731,337	6,750	4,993	1,719,594
18	Loan	19	1	H-Mart Town Center	1,027,845	1,910,021	12/31/2023	T-12	93.9%	3,513,939	1,116,069	2,397,870	31,758	118,850	2,247,262
19	Loan	4, 23	1	PGA Financial Plaza	1,267,011	1,877,926	12/31/2023	T-12	86.3%	3,197,557	1,306,823	1,890,733	18,153	43,567	1,829,013
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	920,997	1,550,845	12/31/2023	T-12	78.2%	2,389,902	792,911	1,596,990	10,434	0	1,586,557
21	Loan	19	1	Wentzville Bend	242,265	1,306,314	12/31/2023	T-12	95.0%	1,712,732	342,397	1,370,335	11,215	39,253	1,319,867
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	809,206	1,030,355	12/31/2023	T-12	78.2%	1,932,483	797,308	1,135,174	8,393	0	1,126,782
23	Loan	29	1	Magnolia Park	1,707,477	1,157,172	12/31/2023	T-12	90.0%	4,089,107	1,800,573	2,288,534	67,350	0	2,221,184
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	15,229,402	21,046,525	12/31/2023	T-12	95.0%	45,477,495	17,070,675	28,406,820	230,245	1,765,209	26,411,367
25	Loan	14	1	Governor Crossing	369,710	1,214,082	12/31/2023	T-12	87.5%	1,649,214	333,056	1,316,158	35,142	112,454	1,168,562
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	452,159	912,863	12/31/2023	T-12	84.9%	1,432,698	494,192	938,506	6,568	0	931,938
27	Loan	2, 3, 19	1	Century Storage	367,778	928,892	12/31/2023	T-12	85.8%	1,141,759	367,464	774,296	8,513	0	765,783
28	Loan	19	1	New York Plaza	327,279	702,236	12/31/2023	T-12	95.0%	1,019,091	348,425	670,667	14,070	27,479	629,118
29	Loan	16	1	Woodridge Mini Storage	214,705	523,701	12/31/2023	T-12	79.3%	722,357	257,738	464,619	7,431	0	457,188
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	2,828,624	6,522,258	12/31/2023	T-12	95.0%	9,016,515	3,219,997	5,796,518	30,073	150,365	5,616,080
31	Loan		1	Thorn Run	385,126	730,404	12/31/2023	T-12	52.5%	934,627	421,322	513,304	9,855	17,028	486,422
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	302,428	474,274	12/31/2023	T-12	72.9%	798,993	314,611	484,382	8,371	0	476,011
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	297,960	422,390	12/31/2023	T-12	79.3%	720,758	317,245	403,513	4,125	0	399,388
34	Loan	16, 19	1	Olive Branch	484,732	316,517	12/31/2023	T-12	72.0%	1,012,779	554,538	458,241	6,900	0	451,341
35	Loan	29	1	L&M MHP	225,247	297,238	12/31/2023	T-12	84.0%	574,694	275,213	299,481	7,700	0	291,781
36	Loan	16	1	A Safe Storage	163,843	247,096	12/31/2023	T-12	91.5%	460,899	156,421	304,479	4,168	0	300,311

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)
					7, 14	7, 14	7	7	5	5		5, 7	5, 7	3, 4
1	Loan	2, 7, 12, 21	1	525 7th Avenue	1.93	1.84	12.3%	11.7%	235,000,000	As Is	9/3/2025	53.2%	53.2%	96.3%
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	1.28	1.27	10.5%	10.4%	138,300,000	As Is	11/15/2025	55.0%	43.4%	100.0%
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	4.23	3.51	24.4%	20.3%	157,000,000	As Is	8/19/2025	35.0%	35.0%	60.7%
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	2.15	2.04	12.9%	12.3%	137,300,000	As Is	Various	59.7%	59.7%	97.6%
4.01	Property		1	Stow Community Center					62,850,000	As Is	8/13/2025			96.2%
4.02	Property		1	Southmont Plaza					47,750,000	As Is	8/12/2025			99.0%
4.03	Property		1	East Hanover Plaza					26,700,000	As Is	8/15/2025			100.0%
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	1.36	1.34	10.9%	10.8%	76,500,000	As Is	11/6/2025	56.9%	49.2%	100.0%
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	2.10	2.08	12.8%	12.7%	80,415,000	As Is	Various	49.4%	49.4%	100.0%
6.01	Property		1	BioLife Plasma Services - Colorado Springs					11,500,000	As Is	11/7/2025			100.0%
6.02	Property		1	BioLife Plasma Services - Madison					9,500,000	As Is	10/24/2025			100.0%
6.03	Property		1	BioLife Plasma Services - Greenfield					9,400,000	As Is	10/23/2025			100.0%
6.04	Property		1	Tractor Supply - Batavia					9,200,000	As Is	10/16/2025			100.0%
6.05	Property		1	Tractor Supply - Lockport					8,900,000	As Is	10/16/2025			100.0%
6.06	Property		1	Tractor Supply - Tully					7,500,000	As Is	11/7/2025			100.0%
6.07	Property		1	Tractor Supply - Warren					8,200,000	As Is	10/15/2025			100.0%
6.08	Property		1	Tractor Supply - Driggs					6,700,000	As Is	10/23/2025			100.0%
6.09	Property		1	Hobby Lobby - Madisonville					5,875,000	As Is	10/16/2025			100.0%
6.10	Property		1	Dollar General Market					2,040,000	As Is	10/16/2025			100.0%
6.11	Property		1	Dollar General - Endicott					1,600,000	As Is	10/16/2025			100.0%
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	3.14	2.96	17.7%	16.7%	265,000,000	As Is	3/5/2025	50.9%	50.9%	80.9%
8	Loan	19, 28, 30	1	Capitol Hill Hotel	1.97	1.78	13.6%	12.3%	63,600,000	As Is	8/20/2025	54.2%	54.2%	74.3%
9	Loan	19	1	Denton Center	2.07	1.98	12.1%	11.5%	57,000,000	As Is	7/8/2025	57.9%	57.9%	90.9%
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	2.49	2.42	14.2%	13.8%	290,000,000	As Is	5/12/2025	41.4%	41.4%	100.0%
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	2.01	1.85	12.9%	11.9%	63,700,000	As Is	8/10/2025	50.2%	50.2%	84.8%
12	Loan	16, 19	1	Merritt Creek Farm	1.59	1.46	10.3%	9.5%	45,025,000	As Is	8/4/2025	66.6%	66.6%	94.8%
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	1.49	1.47	11.0%	10.9%	152,700,000	As Portfolio	9/25/2025	51.6%	39.5%	87.9%
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley					15,080,000	As Is	8/28/2025			92.2%
13.02	Property		1	U-Haul Moving & Storage of Pasadena					13,400,000	As Is	8/28/2025			81.1%
13.03	Property		1	U-Haul Moving & Storage of Hamden					14,100,000	As Is	8/20/2025			93.5%
13.04	Property		1	U-Haul Moving & Storage of Evansville					10,350,000	As Is	8/26/2025			90.5%
13.05	Property		1	U-Haul Moving & Storage at Janaf					9,260,000	As Is	8/27/2025			92.1%
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie					8,150,000	As Is	8/25/2025			89.7%
13.07	Property		1	U-Haul Moving & Storage of Gardena					14,440,000	As Is	8/28/2025			95.9%
13.08	Property		1	U-Haul Moving & Storage of Garden City					8,000,000	As Is	8/22/2025			91.5%
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave					5,300,000	As Is	8/25/2025			90.1%
13.10	Property		1	U-Haul Moving & Storage of Leominster					6,120,000	As Is	8/27/2025			86.7%
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza					4,780,000	As Is	8/26/2025			91.3%
13.12	Property		1	U-Haul Moving & Storage of Spartanburg					8,100,000	As Is	8/25/2025			72.9%
13.13	Property		1	U-Haul Moving & Storage of Norristown					4,900,000	As Is	8/28/2025			86.4%
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard					4,600,000	As Is	8/25/2025			87.6%
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave					3,810,000	As Is	8/25/2025			94.7%
13.16	Property		1	U-Haul Moving & Storage of Duluth					3,360,000	As Is	9/2/2025			95.2%
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway					3,200,000	As Is	8/22/2025			94.6%
13.18	Property		1	U-Haul Moving & Storage of Albuquerque					3,540,000	As Is	8/26/2025			76.6%
13.19	Property		1	U-Haul Moving & Storage at Burlingame					1,870,000	As Is	8/28/2025			82.1%
13.20	Property		1	U-Haul Moving & Storage at Southside					2,280,000	As Is	8/22/2025			91.0%
13.21	Property		1	U-Haul Moving & Storage of Center Main Street					1,600,000	As Is	8/29/2025			85.2%
14	Loan	10, 31	1	Daybreak Corporate Center	2.34	2.28	17.4%	17.0%	41,500,000	As Is	7/10/2025	64.2%	60.3%	95.4%
15	Loan	19	1	Broadstone Plaza II	1.53	1.46	10.4%	9.9%	35,500,000	As Is	7/10/2025	67.6%	67.6%	98.8%
16	Loan	19	1	Raytheon Aurora	1.21	1.18	12.9%	12.6%	38,900,000	As Is	9/1/2025	52.4%	24.3%	100.0%
17	Loan	2, 6	2	Sani East Village 2-Pack	1.42	1.41	8.7%	8.6%	29,900,000	As Is	9/8/2025	66.9%	66.9%	100.0%
18	Loan	19	1	H-Mart Town Center	2.14	2.01	12.0%	11.3%	33,000,000	As Is	9/24/2025	60.3%	60.3%	94.3%
19	Loan	4, 23	1	PGA Financial Plaza	1.72	1.67	11.1%	10.8%	31,770,000	As Is	9/5/2025	53.5%	53.5%	81.2%
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	1.43	1.42	10.1%	10.0%	25,500,000	As Is	8/21/2025	62.0%	54.7%	87.2%
21	Loan	19	1	Wentzville Bend	1.51	1.46	10.2%	9.8%	21,300,000	As Is	11/1/2025	63.1%	63.1%	100.0%
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	1.38	1.37	9.9%	9.8%	19,400,000	As Is	8/29/2025	59.3%	52.5%	96.1%
23	Loan	29	1	Magnolia Park	2.77	2.68	19.9%	19.4%	30,300,000	As Is	8/26/2025	37.9%	32.2%	99.3%
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	3.14	2.92	17.8%	16.5%	490,000,000	As Is	4/21/2025	32.7%	32.7%	96.6%
25	Loan	14	1	Governor Crossing	2.25	2.00	13.9%	12.3%	18,100,000	As Is	9/11/2025	52.5%	52.5%	84.3%
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	1.50	1.49	10.8%	10.7%	15,020,000	As Is	8/8/2025	58.1%	51.4%	88.8%
27	Loan	2, 3, 19	1	Century Storage	1.74	1.72	10.7%	10.6%	12,500,000	As Is	9/5/2025	58.0%	58.0%	80.6%
28	Loan	19	1	New York Plaza	1.94	1.82	12.2%	11.4%	9,620,000	As Is	7/8/2025	57.2%	57.2%	100.0%
29	Loan	16	1	Woodridge Mini Storage	1.32	1.30	8.7%	8.5%	9,110,000	As Is	7/29/2025	58.7%	58.7%	89.2%
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	1.67	1.62	12.3%	11.9%	87,400,000	As Is	3/18/2025	54.0%	54.0%	100.0%
31	Loan		1	Thorn Run	1.45	1.38	11.6%	11.0%	11,400,000	As Is	9/9/2025	38.8%	36.7%	72.7%
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	1.62	1.59	11.5%	11.3%	7,630,000	As Is	8/4/2025	55.0%	48.7%	81.8%
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	1.52	1.50	10.9%	10.8%	6,440,000	As Is	8/4/2025	57.5%	50.9%	86.5%
34	Loan	16, 19	1	Olive Branch	2.11	2.08	13.7%	13.5%	5,225,000	As Is	8/1/2025	64.1%	64.1%	94.9%
35	Loan	29	1	L&M MHP	1.31	1.28	9.4%	9.1%	6,100,000	As Is	9/23/2025	52.5%	52.5%	87.7%
36	Loan	16	1	A Safe Storage	1.48	1.46	9.6%	9.4%	4,730,000	As Is	7/25/2025	67.2%	67.2%	95.8%

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA
							21, 22, 23			21, 23	23
1	Loan	2, 7, 12, 21	1	525 7th Avenue	10/1/2025	No	Reflex Performance Resources	34,901	6.9%	11/30/2032	Betsy & Adam Ltd.	27,008	5.3%
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	11/20/2025	Yes	Regency Furniture	624,502	100.0%	11/18/2040	NAP	NAP	NAP
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	10/6/2025
4.01	Property		1	Stow Community Center	10/6/2025	No	Giant Eagle	90,722	21.7%	1/31/2027	Kohl's	86,584	20.7%
4.02	Property		1	Southmont Plaza	10/6/2025	No	Dicks Sporting Goods	50,000	19.9%	1/31/2030	Best Buy	33,862	13.5%
4.03	Property		1	East Hanover Plaza	10/6/2025	No	Homesense	25,024	25.5%	9/30/2027	HomeGoods Inc.	23,500	24.0%
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	11/24/2025	Yes	Sonwil Distribution	323,260	100.0%	11/23/2040	NAP	NAP	NAP
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	11/20/2025
6.01	Property		1	BioLife Plasma Services - Colorado Springs	11/20/2025	Yes	BioLife Plasma Services	10,740	100.0%	11/30/2040	NAP	NAP	NAP
6.02	Property		1	BioLife Plasma Services - Madison	11/20/2025	Yes	BioLife Plasma Services	24,265	100.0%	12/18/2035	NAP	NAP	NAP
6.03	Property		1	BioLife Plasma Services - Greenfield	11/20/2025	Yes	BioLife Plasma Services	17,251	100.0%	9/16/2035	NAP	NAP	NAP
6.04	Property		1	Tractor Supply - Batavia	11/20/2025	Yes	Tractor Supply Company	23,957	100.0%	12/31/2040	NAP	NAP	NAP
6.05	Property		1	Tractor Supply - Lockport	11/20/2025	Yes	Tractor Supply Company	23,957	100.0%	12/31/2040	NAP	NAP	NAP
6.06	Property		1	Tractor Supply - Tully	11/20/2025	Yes	Tractor Supply Company	22,161	100.0%	11/30/2040	NAP	NAP	NAP
6.07	Property		1	Tractor Supply - Warren	11/20/2025	Yes	Tractor Supply Company	20,419	100.0%	11/30/2040	NAP	NAP	NAP
6.08	Property		1	Tractor Supply - Driggs	11/20/2025	Yes	Tractor Supply Company	21,930	100.0%	10/31/2040	NAP	NAP	NAP
6.09	Property		1	Hobby Lobby - Madisonville	11/20/2025	Yes	Hobby Lobby	55,227	100.0%	7/31/2040	NAP	NAP	NAP
6.10	Property		1	Dollar General Market	11/20/2025	Yes	Dollar General Market	10,791	100.0%	9/30/2040	NAP	NAP	NAP
6.11	Property		1	Dollar General - Endicott	11/20/2025	Yes	Dollar General	10,897	100.0%	11/30/2038	NAP	NAP	NAP
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	7/31/2025	No	Universal Services of America	53,360	4.6%	7/31/2030	MobilityWare, LLC & Upstanding	50,851	4.4%
8	Loan	19, 28, 30	1	Capitol Hill Hotel	7/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19	1	Denton Center	10/1/2025	No	Kroger	60,930	18.2%	2/28/2027	Movie Tavern	53,029	15.9%
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	4/1/2025	No	Burlington	92,602	45.4%	3/31/2030	Whole Foods	61,097	29.9%
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	9/8/2025	No	Azusa Pacific University	27,585	10.8%	7/31/2027	City of Hope	20,269	8.0%
12	Loan	16, 19	1	Merritt Creek Farm	9/11/2025	No	Academy Sports	63,299	28.0%	3/31/2043	Marshall's	30,000	13.2%
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	8/31/2025
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	U-Haul Moving & Storage of Pasadena	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	U-Haul Moving & Storage of Hamden	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	U-Haul Moving & Storage of Evansville	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	U-Haul Moving & Storage at Janaf	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	U-Haul Moving & Storage of Gardena	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	U-Haul Moving & Storage of Garden City	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.10	Property		1	U-Haul Moving & Storage of Leominster	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	U-Haul Moving & Storage of Spartanburg	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	U-Haul Moving & Storage of Norristown	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	U-Haul Moving & Storage of Duluth	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.18	Property		1	U-Haul Moving & Storage of Albuquerque	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.19	Property		1	U-Haul Moving & Storage at Burlingame	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.20	Property		1	U-Haul Moving & Storage at Southside	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.21	Property		1	U-Haul Moving & Storage of Center Main Street	8/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	10, 31	1	Daybreak Corporate Center	7/1/2025	No	Kennecott Utah Copper LLC	127,131	71.8%	11/30/2033	TravelPass Group, Inc.	25,252	14.3%
15	Loan	19	1	Broadstone Plaza II	11/20/2025	No	Ashley Furniture HomeStore	32,711	27.6%	2/28/2029	American Furniture Galleries	30,930	26.1%
16	Loan	19	1	Raytheon Aurora	9/25/2025	Yes	Raytheon	216,786	100.0%	9/30/2031	NAP	NAP	NAP
17	Loan	2, 6	2	Sani East Village 2-Pack	9/12/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	19	1	H-Mart Town Center	10/1/2025	No	H Mart Plano	72,267	34.1%	2/28/2032	TX Jam Rehearsal	17,856	8.4%
19	Loan	4, 23	1	PGA Financial Plaza	9/29/2025	No	Comerica Bank	13,085	18.0%	12/31/2039	Raymond James	11,090	15.3%
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	9/25/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	19	1	Wentzville Bend	11/13/2025	No	BJC Medical Group	15,413	27.5%	9/30/2030	Discount Tire	8,192	14.6%
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	9/25/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	29	1	Magnolia Park	9/2/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	6/1/2025	No	City of New York	674,593	43.9%	9/30/2033	Amazon.com Services LLC	298,650	19.5%
25	Loan	14	1	Governor Crossing	11/20/2025	No	Lee Wrangler	25,764	18.3%	6/30/2030	Books-A-Million	17,523	12.5%
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	8/26/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 3, 19	1	Century Storage	9/9/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19	1	New York Plaza	6/24/2025	No	El Rancho Supermercado	57,053	60.8%	6/30/2034	Thrift Mart	25,542	27.2%
29	Loan	16	1	Woodridge Mini Storage	7/16/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	7/1/2025	Yes	FBI - Honolulu (GSA)	150,365	100.0%	10/21/2032	NAP	NAP	NAP
31	Loan		1	Thorn Run	10/31/2025	No	Total Renal Care, IN	6,707	13.6%	12/31/2030	The Sherwin Williams	4,340	8.8%
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	8/26/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	8/26/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 19	1	Olive Branch	7/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	29	1	L&M MHP	11/19/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	16	1	A Safe Storage	8/17/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF
					23	23			23	23
1	Loan	2, 7, 12, 21	1	525 7th Avenue	10/31/2035	Studio Nazar	24,474	4.8%	5/31/2033	Cameron Industries, Inc.	24,473
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio
4.01	Property		1	Stow Community Center	2/2/2029	Hobby Lobby	55,342	13.2%	10/31/2028	TJ Maxx	24,002
4.02	Property		1	Southmont Plaza	1/31/2031	Ross Dress for Less	28,150	11.2%	1/31/2035	Barnes & Noble	24,627
4.03	Property		1	East Hanover Plaza	10/31/2028	Sierra Trading Post	17,701	18.1%	9/30/2027	The Paper Store	11,424
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73
6.01	Property		1	BioLife Plasma Services - Colorado Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	BioLife Plasma Services - Madison	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	BioLife Plasma Services - Greenfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Tractor Supply - Batavia	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Tractor Supply - Lockport	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Tractor Supply - Tully	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Tractor Supply - Warren	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Tractor Supply - Driggs	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Hobby Lobby - Madisonville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Dollar General Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Dollar General - Endicott	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	3/31/2026	TriMark Raygal, LLC	46,526	4.0%	3/31/2027	HDR Engineering, Inc	44,210
8	Loan	19, 28, 30	1	Capitol Hill Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19	1	Denton Center	11/30/2031	Picklr	22,360	6.7%	10/31/2034	Planet Fitness	20,840
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	11/30/2040	DSW	30,762	15.1%	10/31/2034	Five Below	10,025
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	12/31/2029	LabCorp	18,670	7.3%	10/31/2026	Ortel LLC	14,510
12	Loan	16, 19	1	Merritt Creek Farm	1/31/2028	Ross	21,306	9.4%	1/31/2033	Office Depot	18,448
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.20	Property		1	U-Haul Moving & Storage at Southside	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	10, 31	1	Daybreak Corporate Center	7/31/2029	ODK Capital, LLC, CNU of Louisiana, LLC and NC Financial Solutions of Louisiana, LLC	16,511	9.3%	4/30/2028	NAP	NAP
15	Loan	19	1	Broadstone Plaza II	7/31/2029	World Market	17,857	15.1%	1/31/2028	Umpqua Bank	4,705
16	Loan	19	1	Raytheon Aurora	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	2, 6	2	Sani East Village 2-Pack	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	19	1	H-Mart Town Center	12/31/2029	Fresenius Kidney Care	15,239	7.2%	12/31/2030	Centerfield Baseball	12,000
19	Loan	4, 23	1	PGA Financial Plaza	3/31/2027	Cellcore	6,983	9.6%	11/30/2031	SCP Eye Care Services	6,879
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	19	1	Wentzville Bend	10/31/2036	Chili's	4,358	7.8%	11/30/2032	Aspen Dental	3,500
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	29	1	Magnolia Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	7/31/2030	Raymours Furniture Company, Inc.	174,000	11.3%	3/31/2034	BJ'S Wholesale Club, Inc.	135,254
25	Loan	14	1	Governor Crossing	6/30/2028	Dollar Tree	12,083	8.6%	8/31/2034	Shoe Carnival	7,562
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 3, 19	1	Century Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19	1	New York Plaza	6/30/2034	Family Dollar	11,204	11.9%	12/31/2027	NAP	NAP
29	Loan	16	1	Woodridge Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Thorn Run	3/31/2031	Armstrong's	4,000	8.1%	4/30/2032	Heritage Valley Medi	4,000
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 19	1	Olive Branch	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	29	1	L&M MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	16	1	A Safe Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
						23	21, 23			21, 23
1	Loan	2, 7, 12, 21	1	525 7th Avenue	4.8%	6/30/2026	Jamari International LTD	24,472	4.8%	4/30/2029	9/8/2025	NAP
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	10/20/2025	NAP
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	NAP	NAP	NAP	NAP	NAP	NAP	9/4/2025	NAP
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio
4.01	Property		1	Stow Community Center	5.7%	3/31/2032	HomeGoods Inc.	23,500	5.6%	8/31/2032	7/14/2025	NAP
4.02	Property		1	Southmont Plaza	9.8%	1/31/2035	Michaels	22,029	8.8%	9/30/2029	7/14/2025	NAP
4.03	Property		1	East Hanover Plaza	11.7%	1/31/2036	Capital Craft	7,678	7.8%	3/31/2029	8/29/2025	NAP
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	11/5/2025	NAP
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73
6.01	Property		1	BioLife Plasma Services - Colorado Springs	NAP	NAP	NAP	NAP	NAP	NAP	11/6/2025	NAP
6.02	Property		1	BioLife Plasma Services - Madison	NAP	NAP	NAP	NAP	NAP	NAP	10/8/2025	NAP
6.03	Property		1	BioLife Plasma Services - Greenfield	NAP	NAP	NAP	NAP	NAP	NAP	10/13/2025	NAP
6.04	Property		1	Tractor Supply - Batavia	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2025	NAP
6.05	Property		1	Tractor Supply - Lockport	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2025	NAP
6.06	Property		1	Tractor Supply - Tully	NAP	NAP	NAP	NAP	NAP	NAP	7/30/2025	NAP
6.07	Property		1	Tractor Supply - Warren	NAP	NAP	NAP	NAP	NAP	NAP	7/29/2025	NAP
6.08	Property		1	Tractor Supply - Driggs	NAP	NAP	NAP	NAP	NAP	NAP	7/30/2025	NAP
6.09	Property		1	Hobby Lobby - Madisonville	NAP	NAP	NAP	NAP	NAP	NAP	8/8/2025	NAP
6.10	Property		1	Dollar General Market	NAP	NAP	NAP	NAP	NAP	NAP	10/20/2025	NAP
6.11	Property		1	Dollar General - Endicott	NAP	NAP	NAP	NAP	NAP	NAP	7/21/2025	NAP
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	3.8%	5/31/2034	Waymakers	31,425	2.7%	4/30/2031	3/17/2025	NAP
8	Loan	19, 28, 30	1	Capitol Hill Hotel	NAP	NAP	NAP	NAP	NAP	NAP	8/21/2025	NAP
9	Loan	19	1	Denton Center	6.2%	11/30/2034	Ace Hardware	14,221	4.3%	1/31/2029	7/15/2025	NAP
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	4.9%	1/31/2037	Sephora	8,018	3.9%	1/31/2033	5/23/2025	NAP
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	5.7%	3/31/2030	Financial Technology Solutions International, Inc.	13,370	5.2%	4/30/2029	8/20/2025	NAP
12	Loan	16, 19	1	Merritt Creek Farm	8.1%	10/31/2035	Petco	12,500	5.5%	4/30/2035	8/11/2025	NAP
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP	9/18/2025	NAP
13.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	NAP	NAP	NAP	NAP	NAP	9/17/2025	NAP
13.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	NAP	NAP	NAP	NAP	NAP	9/23/2025	NAP
13.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025	NAP
13.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	NAP	NAP	NAP	NAP	NAP	9/16/2025	NAP
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025	NAP
13.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	NAP	NAP	NAP	NAP	NAP	9/17/2025	NAP
13.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	NAP	NAP	NAP	NAP	NAP	9/16/2025	NAP
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	NAP	NAP	NAP	NAP	NAP	9/17/2025	NAP
13.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	NAP	NAP	NAP	NAP	NAP	9/23/2025	NAP
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	NAP	NAP	NAP	NAP	NAP	9/19/2025	NAP
13.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	NAP	NAP	NAP	NAP	NAP	9/12/2025	NAP
13.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	NAP	NAP	NAP	NAP	NAP	9/16/2025	NAP
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	9/16/2025	NAP
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	NAP	NAP	NAP	NAP	NAP	9/18/2025	NAP
13.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	NAP	NAP	NAP	NAP	NAP	9/18/2025	NAP
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025	NAP
13.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025	NAP
13.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025	NAP
13.20	Property		1	U-Haul Moving & Storage at Southside	NAP	NAP	NAP	NAP	NAP	NAP	9/17/2025	NAP
13.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	NAP	NAP	NAP	NAP	NAP	9/22/2025	NAP
14	Loan	10, 31	1	Daybreak Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	7/17/2025	NAP
15	Loan	19	1	Broadstone Plaza II	4.0%	3/31/2030	Knee Deep Brewing Company	3,991	3.4%	7/31/2030	7/25/2025	NAP
16	Loan	19	1	Raytheon Aurora	NAP	NAP	NAP	NAP	NAP	NAP	8/20/2025	NAP
17	Loan	2, 6	2	Sani East Village 2-Pack	NAP	NAP	NAP	NAP	NAP	NAP	9/16/2025	NAP
18	Loan	19	1	H-Mart Town Center	5.7%	11/30/2035	Octapharma Plasma	11,959	5.6%	4/30/2031	9/26/2025	NAP
19	Loan	4, 23	1	PGA Financial Plaza	9.5%	12/31/2036	Tampa General Provider Network	5,017	6.9%	12/31/2030	9/12/2025	NAP
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025	NAP
21	Loan	19	1	Wentzville Bend	6.2%	11/30/2031	Charter Spectrum	3,500	6.2%	3/31/2027	3/5/2025	NAP
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	NAP	NAP	NAP	NAP	NAP	NAP	9/11/2025	NAP
23	Loan	29	1	Magnolia Park	NAP	NAP	NAP	NAP	NAP	NAP	9/3/2025	NAP
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	8.8%	1/31/2045	Abco Refrigeration Supply Corp.	86,500	5.6%	12/31/2028	4/29/2025	NAP
25	Loan	14	1	Governor Crossing	5.4%	2/28/2029	Elite Fit Labz	7,484	5.3%	10/31/2035	9/26/2025	NAP
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	NAP	NAP	NAP	NAP	NAP	NAP	8/7/2025	NAP
27	Loan	2, 3, 19	1	Century Storage	NAP	NAP	NAP	NAP	NAP	NAP	9/12/2025	NAP
28	Loan	19	1	New York Plaza	NAP	NAP	NAP	NAP	NAP	NAP	7/14/2025	NAP
29	Loan	16	1	Woodridge Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	8/7/2025	NAP
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	NAP	NAP	NAP	NAP	NAP	NAP	3/14/2025	NAP
31	Loan		1	Thorn Run	8.1%	5/31/2027	Novacare Outpatient	3,932	8.0%	9/30/2026	10/13/2025	NAP
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	NAP	NAP	NAP	NAP	NAP	NAP	8/7/2025	NAP
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	NAP	NAP	NAP	NAP	NAP	NAP	8/7/2025	NAP
34	Loan	16, 19	1	Olive Branch	NAP	NAP	NAP	NAP	NAP	NAP	8/7/2025	NAP
35	Loan	29	1	L&M MHP	NAP	NAP	NAP	NAP	NAP	NAP	10/7/2025	NAP
36	Loan	16	1	A Safe Storage	NAP	NAP	NAP	NAP	NAP	NAP	8/7/2025	NAP

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
									17, 32	17, 32	17, 32
1	Loan	2, 7, 12, 21	1	525 7th Avenue	9/8/2025	NAP	NAP	No	Fee	NAP	NAP
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	10/17/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	9/4/2025	NAP	NAP	No	Leasehold	11/1/2031; 12/31/2049	None (Development Ground Lease); 1, 25-year extension option (Partial Ground Lease)
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio
4.01	Property		1	Stow Community Center	11/14/2025	NAP	NAP	No	Fee	NAP	NAP
4.02	Property		1	Southmont Plaza	7/15/2025	NAP	NAP	No	Fee	NAP	NAP
4.03	Property		1	East Hanover Plaza	7/17/2025	NAP	NAP	No	Fee	NAP	NAP
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	11/4/2025	NAP	NAP	No	Fee	NAP	NAP
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73
6.01	Property		1	BioLife Plasma Services - Colorado Springs	11/6/2025	NAP	NAP	No	Fee	NAP	NAP
6.02	Property		1	BioLife Plasma Services - Madison	10/8/2025	NAP	NAP	No	Fee	NAP	NAP
6.03	Property		1	BioLife Plasma Services - Greenfield	10/13/2025	NAP	NAP	No	Fee	NAP	NAP
6.04	Property		1	Tractor Supply - Batavia	7/30/2025	NAP	NAP	No	Fee	NAP	NAP
6.05	Property		1	Tractor Supply - Lockport	7/30/2025	NAP	NAP	No	Fee	NAP	NAP
6.06	Property		1	Tractor Supply - Tully	7/31/2025	NAP	NAP	No	Fee	NAP	NAP
6.07	Property		1	Tractor Supply - Warren	7/31/2025	NAP	NAP	No	Fee	NAP	NAP
6.08	Property		1	Tractor Supply - Driggs	7/30/2025	NAP	NAP	No	Fee	NAP	NAP
6.09	Property		1	Hobby Lobby - Madisonville	8/11/2025	NAP	NAP	No	Fee	NAP	NAP
6.10	Property		1	Dollar General Market	10/17/2025	NAP	NAP	No	Fee	NAP	NAP
6.11	Property		1	Dollar General - Endicott	7/21/2025	NAP	NAP	No	Fee	NAP	NAP
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	3/17/2025	3/17/2025	12%	No	Fee	NAP	NAP
8	Loan	19, 28, 30	1	Capitol Hill Hotel	8/22/2025	NAP	NAP	No	Fee	NAP	NAP
9	Loan	19	1	Denton Center	7/15/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	5/22/2025	NAP	NAP	No	Fee	NAP	NAP
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	8/20/2025	8/19/2025	15%	No	Fee	NAP	NAP
12	Loan	16, 19	1	Merritt Creek Farm	8/11/2025	NAP	NAP	No	Fee	NAP	NAP
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley	9/24/2025	9/24/2025	14%	No	Fee	NAP	NAP
13.02	Property		1	U-Haul Moving & Storage of Pasadena	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
13.03	Property		1	U-Haul Moving & Storage of Hamden	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
13.04	Property		1	U-Haul Moving & Storage of Evansville	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
13.05	Property		1	U-Haul Moving & Storage at Janaf	9/16/2025	NAP	NAP	No	Fee	NAP	NAP
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie	9/27/2025	NAP	NAP	No	Fee	NAP	NAP
13.07	Property		1	U-Haul Moving & Storage of Gardena	9/18/2025	10/6/2025	17%	No	Fee	NAP	NAP
13.08	Property		1	U-Haul Moving & Storage of Garden City	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	9/20/2025	NAP	NAP	No	Fee	NAP	NAP
13.10	Property		1	U-Haul Moving & Storage of Leominster	9/22/2025	NAP	NAP	Yes - AE	Fee	NAP	NAP
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	9/22/2025	NAP	NAP	No	Fee	NAP	NAP
13.12	Property		1	U-Haul Moving & Storage of Spartanburg	9/24/2025	NAP	NAP	No	Fee	NAP	NAP
13.13	Property		1	U-Haul Moving & Storage of Norristown	9/15/2025	NAP	NAP	No	Fee	NAP	NAP
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	9/19/2025	NAP	NAP	Yes - A, AE	Fee	NAP	NAP
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
13.16	Property		1	U-Haul Moving & Storage of Duluth	9/17/2025	NAP	NAP	Yes - AE, A1-A30	Fee	NAP	NAP
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	9/19/2025	NAP	NAP	No	Fee	NAP	NAP
13.18	Property		1	U-Haul Moving & Storage of Albuquerque	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
13.19	Property		1	U-Haul Moving & Storage at Burlingame	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
13.20	Property		1	U-Haul Moving & Storage at Southside	9/19/2025	NAP	NAP	No	Fee	NAP	NAP
13.21	Property		1	U-Haul Moving & Storage of Center Main Street	9/17/2025	NAP	NAP	No	Fee	NAP	NAP
14	Loan	10, 31	1	Daybreak Corporate Center	7/17/2025	7/17/2025	6%	No	Fee	NAP	NAP
15	Loan	19	1	Broadstone Plaza II	7/25/2025	7/25/2025	4%	No	Fee	NAP	NAP
16	Loan	19	1	Raytheon Aurora	8/19/2025	NAP	NAP	No	Fee	NAP	NAP
17	Loan	2, 6	2	Sani East Village 2-Pack	9/16/2025	NAP	NAP	No	Fee	NAP	NAP
18	Loan	19	1	H-Mart Town Center	9/26/2025	NAP	NAP	No	Fee	NAP	NAP
19	Loan	4, 23	1	PGA Financial Plaza	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	9/11/2025	9/11/2025	13%	No	Fee	NAP	NAP
21	Loan	19	1	Wentzville Bend	11/13/2025	NAP	NAP	No	Fee	NAP	NAP
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	9/11/2025	NAP	NAP	No	Fee	NAP	NAP
23	Loan	29	1	Magnolia Park	9/3/2025	NAP	NAP	No	Fee	NAP	NAP
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	4/29/2025	NAP	NAP	No	Fee	NAP	NAP
25	Loan	14	1	Governor Crossing	11/21/2025	NAP	NAP	No	Fee	NAP	NAP
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	8/7/2025	8/11/2025	12%	Yes - A	Fee	NAP	NAP
27	Loan	2, 3, 19	1	Century Storage	9/12/2025	NAP	NAP	No	Fee	NAP	NAP
28	Loan	19	1	New York Plaza	7/15/2025	NAP	NAP	No	Fee	NAP	NAP
29	Loan	16	1	Woodridge Mini Storage	8/7/2025	NAP	NAP	No	Fee	NAP	NAP
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	3/13/2025	3/14/2025	4%	No	Fee	NAP	NAP
31	Loan		1	Thorn Run	10/13/2025	NAP	NAP	No	Fee	NAP	NAP
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	8/7/2025	8/11/2025	5%	No	Fee	NAP	NAP
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	8/7/2025	8/11/2025	6%	No	Fee	NAP	NAP
34	Loan	16, 19	1	Olive Branch	8/7/2025	NAP	NAP	No	Fee	NAP	NAP
35	Loan	29	1	L&M MHP	10/8/2025	NAP	NAP	No	Fee	NAP	NAP
36	Loan	16	1	A Safe Storage	8/6/2025	NAP	NAP	No	Fee	NAP	NAP

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
					17, 32	17, 32	18	19	18	19	18	19
1	Loan	2, 7, 12, 21	1	525 7th Avenue	NAP	NAP	2,567,313	513,463	0	Springing	0	8,481
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	254,365	84,788	0	Springing	0	5,204
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	$143,500; $144,550	Yes; Yes	0	Springing	0	Springing	0	Springing
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio			722,894	180,723	0	Springing	0	9,594
4.01	Property		1	Stow Community Center	NAP	NAP
4.02	Property		1	Southmont Plaza	NAP	NAP
4.03	Property		1	East Hanover Plaza	NAP	NAP
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	NAP	NAP	28,072	2,849	68,154	11,569	0	2,694
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73			18,234	3,647	0	Springing	0	Springing
6.01	Property		1	BioLife Plasma Services - Colorado Springs	NAP	NAP
6.02	Property		1	BioLife Plasma Services - Madison	NAP	NAP
6.03	Property		1	BioLife Plasma Services - Greenfield	NAP	NAP
6.04	Property		1	Tractor Supply - Batavia	NAP	NAP
6.05	Property		1	Tractor Supply - Lockport	NAP	NAP
6.06	Property		1	Tractor Supply - Tully	NAP	NAP
6.07	Property		1	Tractor Supply - Warren	NAP	NAP
6.08	Property		1	Tractor Supply - Driggs	NAP	NAP
6.09	Property		1	Hobby Lobby - Madisonville	NAP	NAP
6.10	Property		1	Dollar General Market	NAP	NAP
6.11	Property		1	Dollar General - Endicott	NAP	NAP
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	NAP	NAP	0	Springing	0	Springing	0	Springing
8	Loan	19, 28, 30	1	Capitol Hill Hotel	NAP	NAP	71,270	71,270	0	Springing	250,000	39,075
9	Loan	19	1	Denton Center	NAP	NAP	574,063	63,785	0	Springing	150,456	Springing
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	NAP	NAP	1,567,806	522,602	0	Springing	0	Springing
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	NAP	NAP	269,156	70,363	0	Springing	0	4,885
12	Loan	16, 19	1	Merritt Creek Farm	NAP	NAP	73,774	28,375	0	Springing	0	3,774
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio			650,670	Springing	0	Springing	0	Springing
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	NAP
13.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	NAP
13.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	NAP
13.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	NAP
13.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	NAP
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	NAP
13.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	NAP
13.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	NAP
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	NAP
13.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	NAP
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	NAP
13.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	NAP
13.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	NAP
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	NAP
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	NAP
13.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	NAP
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	NAP
13.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	NAP
13.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	NAP
13.20	Property		1	U-Haul Moving & Storage at Southside	NAP	NAP
13.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	NAP
14	Loan	10, 31	1	Daybreak Corporate Center	NAP	NAP	343,966	29,524	9,621	4,811	0	3,688
15	Loan	19	1	Broadstone Plaza II	NAP	NAP	177,654	29,609	0	Springing	0	1,479
16	Loan	19	1	Raytheon Aurora	NAP	NAP	0	Springing	0	Springing	0	Springing
17	Loan	2, 6	2	Sani East Village 2-Pack	NAP	NAP	114,885	22,977	0	Springing	0	563
18	Loan	19	1	H-Mart Town Center	NAP	NAP	0	36,010	0	Springing	95,273	Springing
19	Loan	4, 23	1	PGA Financial Plaza	NAP	NAP	0	39,201	0	Springing	0	1,513
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	NAP	NAP	0	Springing	0	Springing	0	Springing
21	Loan	19	1	Wentzville Bend	NAP	NAP	0	Springing	0	Springing	0	Springing
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	NAP	NAP	0	Springing	0	Springing	0	Springing
23	Loan	29	1	Magnolia Park	NAP	NAP	76,215	6,929	74,721	12,453	0	5,613
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	NAP	NAP	555,723	555,723	0	Springing	0	19,187
25	Loan	14	1	Governor Crossing	NAP	NAP	0	5,617	50,492	4,590	0	2,929
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	NAP	NAP	0	Springing	0	Springing	0	Springing
27	Loan	2, 3, 19	1	Century Storage	NAP	NAP	69,148	5,762	32,041	4,577	0	709
28	Loan	19	1	New York Plaza	NAP	NAP	83,289	10,411	0	Springing	42,210	Springing
29	Loan	16	1	Woodridge Mini Storage	NAP	NAP	44,571	4,952	0	Springing	0	619
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	NAP	NAP	458,609	70,555	0	Springing	0	Springing
31	Loan		1	Thorn Run	NAP	NAP	62,015	15,504	0	Springing	0	821
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	NAP	NAP	0	Springing	0	Springing	0	Springing
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	NAP	NAP	0	Springing	0	Springing	0	Springing
34	Loan	16, 19	1	Olive Branch	NAP	NAP	2,110	1,055	9,623	1,069	0	575
35	Loan	29	1	L&M MHP	NAP	NAP	10,233	2,558	9,829	1,229	0	642
36	Loan	16	1	A Safe Storage	NAP	NAP	15,054	2,151	2,753	1,376	0	347

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					20	18	19	20	18	19	20	18	18	19
1	Loan	2, 7, 12, 21	1	525 7th Avenue	0	0	53,007	0	0	0	0	0	2,668,436	0
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	0	0	Springing	0	0	0	0	2,500	0	0
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	0	0	0	0	0	Springing	0	0	0	Springing
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	0	0	31,981	1,500,000	0	0	0	0	1,068,632	Springing
4.01	Property		1	Stow Community Center
4.02	Property		1	Southmont Plaza
4.03	Property		1	East Hanover Plaza
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	0	0	Springing	0	0	0	0	0	0	0
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	0	500,000	Springing	0	0	0	0	0	0	0
6.01	Property		1	BioLife Plasma Services - Colorado Springs
6.02	Property		1	BioLife Plasma Services - Madison
6.03	Property		1	BioLife Plasma Services - Greenfield
6.04	Property		1	Tractor Supply - Batavia
6.05	Property		1	Tractor Supply - Lockport
6.06	Property		1	Tractor Supply - Tully
6.07	Property		1	Tractor Supply - Warren
6.08	Property		1	Tractor Supply - Driggs
6.09	Property		1	Hobby Lobby - Madisonville
6.10	Property		1	Dollar General Market
6.11	Property		1	Dollar General - Endicott
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	0	0	Springing	0	0	0	0	0	2,446,374	0
8	Loan	19, 28, 30	1	Capitol Hill Hotel	0	0	0	0	0	0	0	2,500	0	Springing
9	Loan	19	1	Denton Center	150,456	835,868	Springing	835,868	0	0	0	0	276,993	Springing
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	0	200,000	34,031	0	0	0	0	0	0	0
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	0	1,115,000	Springing	1,115,000	0	0	0	0	351,399	0
12	Loan	16, 19	1	Merritt Creek Farm	135,871	0	18,871	0	0	0	0	0	0	Springing
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	0	0	0	0	0	0	0	0	0	0
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley
13.02	Property		1	U-Haul Moving & Storage of Pasadena
13.03	Property		1	U-Haul Moving & Storage of Hamden
13.04	Property		1	U-Haul Moving & Storage of Evansville
13.05	Property		1	U-Haul Moving & Storage at Janaf
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie
13.07	Property		1	U-Haul Moving & Storage of Gardena
13.08	Property		1	U-Haul Moving & Storage of Garden City
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
13.10	Property		1	U-Haul Moving & Storage of Leominster
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
13.12	Property		1	U-Haul Moving & Storage of Spartanburg
13.13	Property		1	U-Haul Moving & Storage of Norristown
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave
13.16	Property		1	U-Haul Moving & Storage of Duluth
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
13.18	Property		1	U-Haul Moving & Storage of Albuquerque
13.19	Property		1	U-Haul Moving & Storage at Burlingame
13.20	Property		1	U-Haul Moving & Storage at Southside
13.21	Property		1	U-Haul Moving & Storage of Center Main Street
14	Loan	10, 31	1	Daybreak Corporate Center	88,500	0	22,125	0	0	0	0	0	0	0
15	Loan	19	1	Broadstone Plaza II	0	250,000	9,368	500,000	0	0	0	0	168,389	Springing
16	Loan	19	1	Raytheon Aurora	0	0	Springing	0	0	0	0	0	0	0
17	Loan	2, 6	2	Sani East Village 2-Pack	0	0	416	0	0	0	0	0	87,000	0
18	Loan	19	1	H-Mart Town Center	95,273	396,971	Springing	396,971	0	0	0	0	245,195	Springing
19	Loan	4, 23	1	PGA Financial Plaza	0	450,000	8,333	750,000	0	0	0	0	0	0
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	0	0	0	0	0	0	0	0	4,125	0
21	Loan	19	1	Wentzville Bend	0	0	Springing	196,175	0	0	0	0	0	0
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	0	0	0	0	0	0	0	0	0	0
23	Loan	29	1	Magnolia Park	0	0	0	0	0	0	0	0	0	Springing
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	0	494,695	147,101	0	0	0	0	0	271,823	Springing
25	Loan	14	1	Governor Crossing	0	300,000	9,371	450,000	0	0	0	66,758	877,648	0
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	0	0	0	0	0	0	0	0	0	0
27	Loan	2, 3, 19	1	Century Storage	0	0	0	0	0	0	0	5,625	0	Springing
28	Loan	19	1	New York Plaza	42,210	211,048	Springing	211,048	0	0	0	29,414	0	Springing
29	Loan	16	1	Woodridge Mini Storage	0	0	0	0	0	0	0	0	0	0
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	0	0	Springing	0	0	0	0	0	0	Springing
31	Loan		1	Thorn Run	0	195,000	6,154	0	0	0	0	150,000	0	0
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	0	0	0	0	0	0	0	0	0	0
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	0	0	0	0	0	0	0	0	0	0
34	Loan	16, 19	1	Olive Branch	0	0	0	0	0	0	0	8,125	50,000	Springing
35	Loan	29	1	L&M MHP	0	0	0	0	0	0	0	0	0	0
36	Loan	16	1	A Safe Storage	0	0	0	0	0	0	0	0	0	0

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description

1	Loan	2, 7, 12, 21	1	525 7th Avenue	Free Rent Reserve ($2,026,411), Unfunded Obligations Reserve ($642,025)
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	PIP Reserve, Ground Rent Reserve
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	Unfunded Obligations Reserve (Upfront: $829,382), Stormwater Reserve (Upfront: $239,250), Condominium Assessments Reserve (Monthly: Springing)
4.01	Property		1	Stow Community Center
4.02	Property		1	Southmont Plaza
4.03	Property		1	East Hanover Plaza
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73
6.01	Property		1	BioLife Plasma Services - Colorado Springs
6.02	Property		1	BioLife Plasma Services - Madison
6.03	Property		1	BioLife Plasma Services - Greenfield
6.04	Property		1	Tractor Supply - Batavia
6.05	Property		1	Tractor Supply - Lockport
6.06	Property		1	Tractor Supply - Tully
6.07	Property		1	Tractor Supply - Warren
6.08	Property		1	Tractor Supply - Driggs
6.09	Property		1	Hobby Lobby - Madisonville
6.10	Property		1	Dollar General Market
6.11	Property		1	Dollar General - Endicott
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	TI/LC Obligations Reserve ($1,909,289), Rent Concession Reserve ($537,085)
8	Loan	19, 28, 30	1	Capitol Hill Hotel	Seasonality Reserve
9	Loan	19	1	Denton Center	Up-Front TILC Reserve (Upfront: $276,993), Critical Tenant Reserve (Monthly: Springing), Low DSCR Sweep Avoidance Reserve (Monthly: Springing)
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	Rent Replication Funds
12	Loan	16, 19	1	Merritt Creek Farm	DSCR Trigger Suspension Payment Reserve
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley
13.02	Property		1	U-Haul Moving & Storage of Pasadena
13.03	Property		1	U-Haul Moving & Storage of Hamden
13.04	Property		1	U-Haul Moving & Storage of Evansville
13.05	Property		1	U-Haul Moving & Storage at Janaf
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie
13.07	Property		1	U-Haul Moving & Storage of Gardena
13.08	Property		1	U-Haul Moving & Storage of Garden City
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
13.10	Property		1	U-Haul Moving & Storage of Leominster
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
13.12	Property		1	U-Haul Moving & Storage of Spartanburg
13.13	Property		1	U-Haul Moving & Storage of Norristown
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave
13.16	Property		1	U-Haul Moving & Storage of Duluth
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
13.18	Property		1	U-Haul Moving & Storage of Albuquerque
13.19	Property		1	U-Haul Moving & Storage at Burlingame
13.20	Property		1	U-Haul Moving & Storage at Southside
13.21	Property		1	U-Haul Moving & Storage of Center Main Street
14	Loan	10, 31	1	Daybreak Corporate Center
15	Loan	19	1	Broadstone Plaza II	Existing TI/LC Reserve (Upfront: $168,389), Lease Sweep Reserve (Monthly: Springing)
16	Loan	19	1	Raytheon Aurora
17	Loan	2, 6	2	Sani East Village 2-Pack	Free Rent Reserve
18	Loan	19	1	H-Mart Town Center	Up-Front TILC Reserve (Upfront: $216,647.22), Free Rent Reserve (Upfront: $28,548.01), Critical Tenant Reserve (Monthly: Springing), Low DSCR Sweep Avoidance Reserve (Monthly: Springing)
19	Loan	4, 23	1	PGA Financial Plaza
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	Striping Funds
21	Loan	19	1	Wentzville Bend
22	Loan	2, 10, 26	1	Security Public Storage – Herndon
23	Loan	29	1	Magnolia Park	Prepaid Rent
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	Rent Replication Reserve (Upfront: $271,823), Lease Sweep Reserve (Monthly: Springing), DOT Lease Reserve (Monthly: Springing)
25	Loan	14	1	Governor Crossing	Roof Replacement Reserve ($525,000), Tenant Rent Reserve ($333,299), Free Rent Reserve ($19,349)
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville
27	Loan	2, 3, 19	1	Century Storage	Low DSCR Reserve
28	Loan	19	1	New York Plaza	Critical Tenant Reserve, Low DSCR Sweep Avoidance Reserve
29	Loan	16	1	Woodridge Mini Storage
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	Special Rollover Reserve
31	Loan		1	Thorn Run
32	Loan	2, 10, 26	1	Security Public Storage – Roseville
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II
34	Loan	16, 19	1	Olive Branch	Seasonality Reserve
35	Loan	29	1	L&M MHP
36	Loan	16	1	A Safe Storage

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
					20
1	Loan	2, 7, 12, 21	1	525 7th Avenue	0	NAP	NAP
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	0	NAP	NAP
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	0	NAP	NAP
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	0	NAP	NAP
4.01	Property		1	Stow Community Center
4.02	Property		1	Southmont Plaza
4.03	Property		1	East Hanover Plaza
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	0	NAP	NAP
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	0	NAP	NAP
6.01	Property		1	BioLife Plasma Services - Colorado Springs
6.02	Property		1	BioLife Plasma Services - Madison
6.03	Property		1	BioLife Plasma Services - Greenfield
6.04	Property		1	Tractor Supply - Batavia
6.05	Property		1	Tractor Supply - Lockport
6.06	Property		1	Tractor Supply - Tully
6.07	Property		1	Tractor Supply - Warren
6.08	Property		1	Tractor Supply - Driggs
6.09	Property		1	Hobby Lobby - Madisonville
6.10	Property		1	Dollar General Market
6.11	Property		1	Dollar General - Endicott
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	0	NAP	NAP
8	Loan	19, 28, 30	1	Capitol Hill Hotel	596,395	NAP	NAP
9	Loan	19	1	Denton Center	Critical Tenant Reserve (Kroger) ($500,000); Critical Tenant Reserve (Movie Tavern) ($600,000); Low DSCR Sweep Avoidance Reserve ($600,000)	NAP	NAP
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	0	NAP	NAP
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	0	NAP	NAP
12	Loan	16, 19	1	Merritt Creek Farm	0	NAP	NAP
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	0	NAP	NAP
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley
13.02	Property		1	U-Haul Moving & Storage of Pasadena
13.03	Property		1	U-Haul Moving & Storage of Hamden
13.04	Property		1	U-Haul Moving & Storage of Evansville
13.05	Property		1	U-Haul Moving & Storage at Janaf
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie
13.07	Property		1	U-Haul Moving & Storage of Gardena
13.08	Property		1	U-Haul Moving & Storage of Garden City
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
13.10	Property		1	U-Haul Moving & Storage of Leominster
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
13.12	Property		1	U-Haul Moving & Storage of Spartanburg
13.13	Property		1	U-Haul Moving & Storage of Norristown
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave
13.16	Property		1	U-Haul Moving & Storage of Duluth
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
13.18	Property		1	U-Haul Moving & Storage of Albuquerque
13.19	Property		1	U-Haul Moving & Storage at Burlingame
13.20	Property		1	U-Haul Moving & Storage at Southside
13.21	Property		1	U-Haul Moving & Storage of Center Main Street
14	Loan	10, 31	1	Daybreak Corporate Center	0	NAP	NAP
15	Loan	19	1	Broadstone Plaza II	0	NAP	NAP
16	Loan	19	1	Raytheon Aurora	0	NAP	NAP
17	Loan	2, 6	2	Sani East Village 2-Pack	0	NAP	NAP
18	Loan	19	1	H-Mart Town Center	Critical Tenant Reserve ($500,000); Low DSCR Sweep Avoidance Reserve ($300,000)	NAP	NAP
19	Loan	4, 23	1	PGA Financial Plaza	0	NAP	NAP
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	0	NAP	NAP
21	Loan	19	1	Wentzville Bend	0	NAP	NAP
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	0	NAP	NAP
23	Loan	29	1	Magnolia Park	0	NAP	NAP
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	0	NAP	NAP
25	Loan	14	1	Governor Crossing	0	NAP	NAP
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	0	NAP	NAP
27	Loan	2, 3, 19	1	Century Storage	0	NAP	NAP
28	Loan	19	1	New York Plaza	Critical Tenant Reserve (El Rancho) ($150,000); Critical Tenant Reserve (Thrift Mart) ($150,000); Low DSCR Sweep Avoidance Reserve ($100,000)	NAP	NAP
29	Loan	16	1	Woodridge Mini Storage	0	NAP	NAP
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	0	NAP	NAP
31	Loan		1	Thorn Run	0	NAP	NAP
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	0	NAP	NAP
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	0	NAP	NAP
34	Loan	16, 19	1	Olive Branch	50,000	NAP	NAP
35	Loan	29	1	L&M MHP	0	NAP	NAP
36	Loan	16	1	A Safe Storage	0	NAP	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
					26								9	9
1	Loan	2, 7, 12, 21	1	525 7th Avenue	Hard	Springing	Yes	No	Yes	Yes	75,000,000	50,000,000	265,300.92	663,252.31
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	Hard	Springing	Yes	Yes	Yes	Yes	60,000,000	16,000,000	109,235.95	518,870.75
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	Hard	Springing	Yes	Yes	Yes	Yes	51,900,000	30,000,000	150,815.97	411,727.60
4.01	Property		1	Stow Community Center
4.02	Property		1	Southmont Plaza
4.03	Property		1	East Hanover Plaza
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	BioLife Plasma Services - Colorado Springs
6.02	Property		1	BioLife Plasma Services - Madison
6.03	Property		1	BioLife Plasma Services - Greenfield
6.04	Property		1	Tractor Supply - Batavia
6.05	Property		1	Tractor Supply - Lockport
6.06	Property		1	Tractor Supply - Tully
6.07	Property		1	Tractor Supply - Warren
6.08	Property		1	Tractor Supply - Driggs
6.09	Property		1	Hobby Lobby - Madisonville
6.10	Property		1	Dollar General Market
6.11	Property		1	Dollar General - Endicott
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	Hard	Springing	Yes	No	Yes	No	35,000,000	100,000,000	469,092.59	633,275.00
8	Loan	19, 28, 30	1	Capitol Hill Hotel	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
9	Loan	19	1	Denton Center	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	Hard	Springing	Yes	Yes	Yes	No	32,500,000	87,500,000	417,109.66	572,036.11
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
12	Loan	16, 19	1	Merritt Creek Farm	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	Soft	Springing	Yes	No	Yes	No	29,953,838	48,868,688	302,901.79	488,564.05
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley
13.02	Property		1	U-Haul Moving & Storage of Pasadena
13.03	Property		1	U-Haul Moving & Storage of Hamden
13.04	Property		1	U-Haul Moving & Storage of Evansville
13.05	Property		1	U-Haul Moving & Storage at Janaf
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie
13.07	Property		1	U-Haul Moving & Storage of Gardena
13.08	Property		1	U-Haul Moving & Storage of Garden City
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
13.10	Property		1	U-Haul Moving & Storage of Leominster
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
13.12	Property		1	U-Haul Moving & Storage of Spartanburg
13.13	Property		1	U-Haul Moving & Storage of Norristown
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave
13.16	Property		1	U-Haul Moving & Storage of Duluth
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
13.18	Property		1	U-Haul Moving & Storage of Albuquerque
13.19	Property		1	U-Haul Moving & Storage at Burlingame
13.20	Property		1	U-Haul Moving & Storage at Southside
13.21	Property		1	U-Haul Moving & Storage of Center Main Street
14	Loan	10, 31	1	Daybreak Corporate Center	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
15	Loan	19	1	Broadstone Plaza II	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
16	Loan	19	1	Raytheon Aurora	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
17	Loan	2, 6	2	Sani East Village 2-Pack	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
18	Loan	19	1	H-Mart Town Center	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
19	Loan	4, 23	1	PGA Financial Plaza	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	None	None	No	No	No	NAP	NAP	NAP	NAP	NAP
21	Loan	19	1	Wentzville Bend	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	None	None	No	No	No	NAP	NAP	NAP	NAP	NAP
23	Loan	29	1	Magnolia Park	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	Hard	Springing	Yes	Yes	Yes	No	11,000,000	149,000,000	702,598.81	754,468.52
25	Loan	14	1	Governor Crossing	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	None	None	No	No	No	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 3, 19	1	Century Storage	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
28	Loan	19	1	New York Plaza	Springing	Springing	No	No	No	NAP	NAP	NAP	NAP	NAP
29	Loan	16	1	Woodridge Mini Storage	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	Hard	Springing	Yes	Yes	Yes	No	5,000,000	42,200,000	258,606.38	289,246.95
31	Loan		1	Thorn Run	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	None	None	No	No	No	NAP	NAP	NAP	NAP	NAP
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	None	None	No	No	No	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 19	1	Olive Branch	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
35	Loan	29	1	L&M MHP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP
36	Loan	16	1	A Safe Storage	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)
								9		14
1	Loan	2, 7, 12, 21	1	525 7th Avenue	NAP	NAP	125,000,000	663,252.31	53.2%	1.84	12.3%	NAP	NAP	NAP
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	76,000,000	518,870.75	55.0%	1.27	10.5%	NAP	NAP	NAP
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	NAP	NAP	81,900,000	411,727.60	59.7%	2.04	12.9%	NAP	NAP	NAP
4.01	Property		1	Stow Community Center
4.02	Property		1	Southmont Plaza
4.03	Property		1	East Hanover Plaza
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	BioLife Plasma Services - Colorado Springs
6.02	Property		1	BioLife Plasma Services - Madison
6.03	Property		1	BioLife Plasma Services - Greenfield
6.04	Property		1	Tractor Supply - Batavia
6.05	Property		1	Tractor Supply - Lockport
6.06	Property		1	Tractor Supply - Tully
6.07	Property		1	Tractor Supply - Warren
6.08	Property		1	Tractor Supply - Driggs
6.09	Property		1	Hobby Lobby - Madisonville
6.10	Property		1	Dollar General Market
6.11	Property		1	Dollar General - Endicott
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	NAP	NAP	135,000,000	633,275.00	50.9%	2.96	17.7%	NAP	NAP	NAP
8	Loan	19, 28, 30	1	Capitol Hill Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19	1	Denton Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	NAP	NAP	120,000,000	572,036.11	41.4%	2.42	14.2%	NAP	NAP	NAP
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	16, 19	1	Merritt Creek Farm	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	NAP	NAP	78,822,526	488,564.05	51.6%	1.47	11.0%	NAP	NAP	NAP
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley
13.02	Property		1	U-Haul Moving & Storage of Pasadena
13.03	Property		1	U-Haul Moving & Storage of Hamden
13.04	Property		1	U-Haul Moving & Storage of Evansville
13.05	Property		1	U-Haul Moving & Storage at Janaf
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie
13.07	Property		1	U-Haul Moving & Storage of Gardena
13.08	Property		1	U-Haul Moving & Storage of Garden City
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
13.10	Property		1	U-Haul Moving & Storage of Leominster
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
13.12	Property		1	U-Haul Moving & Storage of Spartanburg
13.13	Property		1	U-Haul Moving & Storage of Norristown
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave
13.16	Property		1	U-Haul Moving & Storage of Duluth
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
13.18	Property		1	U-Haul Moving & Storage of Albuquerque
13.19	Property		1	U-Haul Moving & Storage at Burlingame
13.20	Property		1	U-Haul Moving & Storage at Southside
13.21	Property		1	U-Haul Moving & Storage of Center Main Street
14	Loan	10, 31	1	Daybreak Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19	1	Broadstone Plaza II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	19	1	Raytheon Aurora	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	2, 6	2	Sani East Village 2-Pack	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	19	1	H-Mart Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	4, 23	1	PGA Financial Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	19	1	Wentzville Bend	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	29	1	Magnolia Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	NAP	NAP	160,000,000	754,468.52	32.7%	2.92	17.8%	NAP	NAP	NAP
25	Loan	14	1	Governor Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 3, 19	1	Century Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19	1	New York Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	16	1	Woodridge Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	NAP	NAP	47,200,000	289,246.95	54.0%	1.62	12.3%	NAP	NAP	NAP
31	Loan		1	Thorn Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 19	1	Olive Branch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	29	1	L&M MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	16	1	A Safe Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
					9		14		13	13
1	Loan	2, 7, 12, 21	1	525 7th Avenue	NAP	NAP	NAP	NAP	No	NAP	Samuel W. Rosenblatt and MSGT LLC
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	NAP	NAP	No	NAP	Abdelrahman Ayyad and Sara Ayyad
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan	Steven Cohn
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	NAP	NAP	NAP	NAP	No	NAP	Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey
4.01	Property		1	Stow Community Center
4.02	Property		1	Southmont Plaza
4.03	Property		1	East Hanover Plaza
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	NAP	NAP	NAP	NAP	No	NAP	Peter G. Wilson
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	NAP	NAP	NAP	NAP	No	NAP	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas
6.01	Property		1	BioLife Plasma Services - Colorado Springs
6.02	Property		1	BioLife Plasma Services - Madison
6.03	Property		1	BioLife Plasma Services - Greenfield
6.04	Property		1	Tractor Supply - Batavia
6.05	Property		1	Tractor Supply - Lockport
6.06	Property		1	Tractor Supply - Tully
6.07	Property		1	Tractor Supply - Warren
6.08	Property		1	Tractor Supply - Driggs
6.09	Property		1	Hobby Lobby - Madisonville
6.10	Property		1	Dollar General Market
6.11	Property		1	Dollar General - Endicott
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	NAP	NAP	NAP	NAP	No	NAP	The Irvine Company LLC
8	Loan	19, 28, 30	1	Capitol Hill Hotel	NAP	NAP	NAP	NAP	No	NAP	Scott J. Seligman
9	Loan	19	1	Denton Center	NAP	NAP	NAP	NAP	No	NAP	Jeffrey L. Olyan
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	NAP	NAP	NAP	NAP	No	NAP	Vornado Realty L.P.
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	NAP	NAP	NAP	NAP	No	NAP	Blaine P. Fetter and Lynda Boone Fetter
12	Loan	16, 19	1	Merritt Creek Farm	NAP	NAP	NAP	NAP	No	NAP	James Brent Roswall and J. Michael Nidiffer
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	NAP	NAP	NAP	NAP	No	NAP	U-Haul Holding Company
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley
13.02	Property		1	U-Haul Moving & Storage of Pasadena
13.03	Property		1	U-Haul Moving & Storage of Hamden
13.04	Property		1	U-Haul Moving & Storage of Evansville
13.05	Property		1	U-Haul Moving & Storage at Janaf
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie
13.07	Property		1	U-Haul Moving & Storage of Gardena
13.08	Property		1	U-Haul Moving & Storage of Garden City
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
13.10	Property		1	U-Haul Moving & Storage of Leominster
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
13.12	Property		1	U-Haul Moving & Storage of Spartanburg
13.13	Property		1	U-Haul Moving & Storage of Norristown
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave
13.16	Property		1	U-Haul Moving & Storage of Duluth
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
13.18	Property		1	U-Haul Moving & Storage of Albuquerque
13.19	Property		1	U-Haul Moving & Storage at Burlingame
13.20	Property		1	U-Haul Moving & Storage at Southside
13.21	Property		1	U-Haul Moving & Storage of Center Main Street
14	Loan	10, 31	1	Daybreak Corporate Center	NAP	NAP	NAP	NAP	No	NAP	James Balderson and Crest Commercial Management, LLC
15	Loan	19	1	Broadstone Plaza II	NAP	NAP	NAP	NAP	No	NAP	Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007
16	Loan	19	1	Raytheon Aurora	NAP	NAP	NAP	NAP	No	NAP	Brixton Investment Company, LLC
17	Loan	2, 6	2	Sani East Village 2-Pack	NAP	NAP	NAP	NAP	No	NAP	Abraham Sanieoff
18	Loan	19	1	H-Mart Town Center	NAP	NAP	NAP	NAP	No	NAP	RPI HMart GP, Inc.
19	Loan	4, 23	1	PGA Financial Plaza	NAP	NAP	NAP	NAP	No	NAP	Charles M. Bayer, Jr.
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	NAP	NAP	NAP	NAP	No	NAP	Michael B. Eisler
21	Loan	19	1	Wentzville Bend	NAP	NAP	NAP	NAP	No	NAP	E. Stanley Kroenke
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	NAP	NAP	NAP	NAP	No	NAP	Michael B. Eisler
23	Loan	29	1	Magnolia Park	NAP	NAP	NAP	NAP	No	NAP	Patrick E. Law and Todd L. Borck
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	NAP	NAP	NAP	NAP	No	NAP	Dennis Ratner and Felice Bassin
25	Loan	14	1	Governor Crossing	NAP	NAP	NAP	NAP	No	NAP	TEI LLC
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	NAP	NAP	NAP	NAP	No	NAP	Michael B. Eisler
27	Loan	2, 3, 19	1	Century Storage	NAP	NAP	NAP	NAP	No	NAP	Lawrence W. Maxwell
28	Loan	19	1	New York Plaza	NAP	NAP	NAP	NAP	No	NAP	Jeffrey L. Olyan
29	Loan	16	1	Woodridge Mini Storage	NAP	NAP	NAP	NAP	No	NAP	Crystal View Capital Fund III LLC
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	NAP	NAP	NAP	NAP	No	NAP	Eagle River Investors, LLC
31	Loan		1	Thorn Run	NAP	NAP	NAP	NAP	No	NAP	William C. Rudolph and James A. Rudolph
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	NAP	NAP	NAP	NAP	No	NAP	Michael B. Eisler
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	NAP	NAP	NAP	NAP	No	NAP	Michael B. Eisler
34	Loan	16, 19	1	Olive Branch	NAP	NAP	NAP	NAP	No	NAP	Crystal View Capital Fund III LLC
35	Loan	29	1	L&M MHP	NAP	NAP	NAP	NAP	No	NAP	Adam T. Schwerin
36	Loan	16	1	A Safe Storage	NAP	NAP	NAP	NAP	No	NAP	Crystal View Capital Fund III LLC

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
					24
1	Loan	2, 7, 12, 21	1	525 7th Avenue	Samuel W. Rosenblatt and MSGT LLC
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	Abdelrahman Ayyad and Sara Ayyad
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	Steven Cohn
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey
4.01	Property		1	Stow Community Center
4.02	Property		1	Southmont Plaza
4.03	Property		1	East Hanover Plaza
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	Peter G. Wilson
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas
6.01	Property		1	BioLife Plasma Services - Colorado Springs
6.02	Property		1	BioLife Plasma Services - Madison
6.03	Property		1	BioLife Plasma Services - Greenfield
6.04	Property		1	Tractor Supply - Batavia
6.05	Property		1	Tractor Supply - Lockport
6.06	Property		1	Tractor Supply - Tully
6.07	Property		1	Tractor Supply - Warren
6.08	Property		1	Tractor Supply - Driggs
6.09	Property		1	Hobby Lobby - Madisonville
6.10	Property		1	Dollar General Market
6.11	Property		1	Dollar General - Endicott
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	Irvine Core Office LLC
8	Loan	19, 28, 30	1	Capitol Hill Hotel	Scott J. Seligman and Scott J. Seligman Revocable Living Trust Dated 12/17/92
9	Loan	19	1	Denton Center	Jeffrey L. Olyan
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	Vornado Realty L.P.
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	Blaine P. Fetter and Lynda Boone Fetter
12	Loan	16, 19	1	Merritt Creek Farm	James Brent Roswall and J. Michael Nidiffer
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	U-Haul Holding Company
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley
13.02	Property		1	U-Haul Moving & Storage of Pasadena
13.03	Property		1	U-Haul Moving & Storage of Hamden
13.04	Property		1	U-Haul Moving & Storage of Evansville
13.05	Property		1	U-Haul Moving & Storage at Janaf
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie
13.07	Property		1	U-Haul Moving & Storage of Gardena
13.08	Property		1	U-Haul Moving & Storage of Garden City
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave
13.10	Property		1	U-Haul Moving & Storage of Leominster
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza
13.12	Property		1	U-Haul Moving & Storage of Spartanburg
13.13	Property		1	U-Haul Moving & Storage of Norristown
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave
13.16	Property		1	U-Haul Moving & Storage of Duluth
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway
13.18	Property		1	U-Haul Moving & Storage of Albuquerque
13.19	Property		1	U-Haul Moving & Storage at Burlingame
13.20	Property		1	U-Haul Moving & Storage at Southside
13.21	Property		1	U-Haul Moving & Storage of Center Main Street
14	Loan	10, 31	1	Daybreak Corporate Center	James Balderson and Crest Commercial Management, LLC
15	Loan	19	1	Broadstone Plaza II	Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007
16	Loan	19	1	Raytheon Aurora	Brixton Investment Company, LLC
17	Loan	2, 6	2	Sani East Village 2-Pack	Abraham Sanieoff
18	Loan	19	1	H-Mart Town Center	Jeffrey L. Olyan
19	Loan	4, 23	1	PGA Financial Plaza	Charles M. Bayer, Jr.
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated
					April 7, 1978, as Amended and Restated May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019
21	Loan	19	1	Wentzville Bend	E. Stanley Kroenke
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended February 10, 2010 and October 4, 2019, Allen Orwitz, Allen Orwitz and Lea Orwitz Revocable Trust Dated April 7,
					1978, as Amended and Restated May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019 and Henry A. Bowis
23	Loan	29	1	Magnolia Park	Patrick E. Law and Todd L. Borck
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	NAP
25	Loan	14	1	Governor Crossing	TEI LLC
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated
					April 7, 1978, as Amended and Restated May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019
27	Loan	2, 3, 19	1	Century Storage	Lawrence W. Maxwell
28	Loan	19	1	New York Plaza	Jeffrey L. Olyan
29	Loan	16	1	Woodridge Mini Storage	Crystal View Capital Fund III LLC
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	Eagle River Investors, LLC
31	Loan		1	Thorn Run	William C. Rudolph and James A. Rudolph
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated
					April 7, 1978, as Amended and Restated May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	Benjamin D. Eisler, Eisler Revocable Trust Dated May 16, 1980 as Amended and Restated February 16, 1993 and December 6, 2018 as Amended February 10, 2010 and October 4, 2019, Allen Orwitz and Allen Orwitz and Lea Orwitz Revocable Trust Dated
					April 7, 1978, as Amended and Restated May 16, 1989 and March 31 2005, as Further Amended on February 19, 2010 and June 1, 2011 and October 27, 2016 and October 7, 2019
34	Loan	16, 19	1	Olive Branch	Crystal View Capital Fund III LLC
35	Loan	29	1	L&M MHP	Adam T. Schwerin
36	Loan	16	1	A Safe Storage	Crystal View Capital Fund III LLC

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
						30		29
1	Loan	2, 7, 12, 21	1	525 7th Avenue	No	No	Refinance	No	125,000,000	40,299,328	0	0	165,299,328	158,877,539	0	1,186,041	5,235,749
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	No	Yes	Refinance	No	76,000,000	0	0	0	76,000,000	73,486,348	0	1,593,975	256,865
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	No	No	Refinance	No	55,000,000	0	0	0	55,000,000	40,239,768	0	1,010,619	0
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	No	Yes	Acquisition		81,900,000	48,273,742	0	0	130,173,742	0	126,000,000	2,382,216	1,791,526
4.01	Property		1	Stow Community Center				No
4.02	Property		1	Southmont Plaza				No
4.03	Property		1	East Hanover Plaza				No
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	No	No	Refinance	Yes	43,500,000	0	0	0	43,500,000	42,874,816	0	521,565	96,226
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	Yes	No	Acquisition		39,750,000	41,018,435	0	0	80,768,435	0	79,330,259	919,941	518,234
6.01	Property		1	BioLife Plasma Services - Colorado Springs				No
6.02	Property		1	BioLife Plasma Services - Madison				No
6.03	Property		1	BioLife Plasma Services - Greenfield				No
6.04	Property		1	Tractor Supply - Batavia				No
6.05	Property		1	Tractor Supply - Lockport				No
6.06	Property		1	Tractor Supply - Tully				No
6.07	Property		1	Tractor Supply - Warren				No
6.08	Property		1	Tractor Supply - Driggs				No
6.09	Property		1	Hobby Lobby - Madisonville				No
6.10	Property		1	Dollar General Market				No
6.11	Property		1	Dollar General - Endicott				No
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	No	No	Recapitalization	No	135,000,000	0	0	0	135,000,000	104,190,724	0	352,778	2,446,374
8	Loan	19, 28, 30	1	Capitol Hill Hotel	No	Yes	Acquisition	No	34,500,000	26,835,961	0	0	61,335,961	0	60,271,117	741,074	323,770
9	Loan	19	1	Denton Center	No	No	Refinance	No	33,000,000	0	0	0	33,000,000	29,750,000	0	1,091,215	1,837,380
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	No	No	Refinance	No	120,000,000	3,134,253	0	0	123,134,253	120,234,395	0	1,132,052	1,767,806
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	No	No	Refinance	No	32,000,000	0	0	0	32,000,000	28,245,886	0	1,124,909	1,735,555
12	Loan	16, 19	1	Merritt Creek Farm	No	No	Refinance	No	30,000,000	0	0	0	30,000,000	29,411,095	0	352,816	73,774
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	No	No	Refinance		78,944,000	0	0	0	78,944,000	40,713,461	0	1,694,376	650,670
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley				No
13.02	Property		1	U-Haul Moving & Storage of Pasadena				No
13.03	Property		1	U-Haul Moving & Storage of Hamden				No
13.04	Property		1	U-Haul Moving & Storage of Evansville				No
13.05	Property		1	U-Haul Moving & Storage at Janaf				No
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie				No
13.07	Property		1	U-Haul Moving & Storage of Gardena				No
13.08	Property		1	U-Haul Moving & Storage of Garden City				No
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave				No
13.10	Property		1	U-Haul Moving & Storage of Leominster				No
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza				No
13.12	Property		1	U-Haul Moving & Storage of Spartanburg				No
13.13	Property		1	U-Haul Moving & Storage of Norristown				No
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard				No
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave				No
13.16	Property		1	U-Haul Moving & Storage of Duluth				No
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway				No
13.18	Property		1	U-Haul Moving & Storage of Albuquerque				No
13.19	Property		1	U-Haul Moving & Storage at Burlingame				No
13.20	Property		1	U-Haul Moving & Storage at Southside				No
13.21	Property		1	U-Haul Moving & Storage of Center Main Street				No
14	Loan	10, 31	1	Daybreak Corporate Center	No	No	Acquisition	No	26,650,000	15,405,242	0	0	42,055,242	0	41,000,000	701,655	353,587
15	Loan	19	1	Broadstone Plaza II	No	No	Refinance	No	24,000,000	0	0	0	24,000,000	21,281,667	0	609,555	596,043
16	Loan	19	1	Raytheon Aurora	No	No	Refinance	No
17	Loan	2, 6	2	Sani East Village 2-Pack	No	No	Refinance	No
18	Loan	19	1	H-Mart Town Center	No	No	Refinance	No
19	Loan	4, 23	1	PGA Financial Plaza	No	No	Refinance	No
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	No	No	Refinance	No
21	Loan	19	1	Wentzville Bend	No	No	Refinance	No
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	No	No	Refinance	No
23	Loan	29	1	Magnolia Park	No	No	Refinance	Yes
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	No	No	Refinance	No
25	Loan	14	1	Governor Crossing	No	No	Refinance	No
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	No	No	Refinance	No
27	Loan	2, 3, 19	1	Century Storage	No	No	Refinance	No
28	Loan	19	1	New York Plaza	No	No	Refinance	No
29	Loan	16	1	Woodridge Mini Storage	No	No	Recapitalization	No
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	No	No	Refinance	No
31	Loan		1	Thorn Run	No	No	Refinance	No
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	No	No	Refinance	No
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	No	No	Refinance	No
34	Loan	16, 19	1	Olive Branch	No	No	Recapitalization	No
35	Loan	29	1	L&M MHP	No	No	Refinance	Yes
36	Loan	16	1	A Safe Storage	No	No	Recapitalization	No

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)
								32
1	Loan	2, 7, 12, 21	1	525 7th Avenue	0	0	165,299,328	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	662,811	0	76,000,000	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	13,749,613	0	55,000,000	None	234.06	154.05	65.8%	234.06	142.14
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	0	0	130,173,742	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Stow Community Center				NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Southmont Plaza				NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	East Hanover Plaza				NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	7,393	0	43,500,000	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	0	0	80,768,435	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	BioLife Plasma Services - Colorado Springs				NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	BioLife Plasma Services - Madison				NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	BioLife Plasma Services - Greenfield				NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Tractor Supply - Batavia				NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Tractor Supply - Lockport				NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Tractor Supply - Tully				NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Tractor Supply - Warren				NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Tractor Supply - Driggs				NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Hobby Lobby - Madisonville				NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Dollar General Market				NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Dollar General - Endicott				NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	28,010,124	0	135,000,000	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19, 28, 30	1	Capitol Hill Hotel	0	0	61,335,961	NAP	255.63	189.92	74.3%	255.63	189.92
9	Loan	19	1	Denton Center	321,405	0	33,000,000	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	0	0	123,134,253	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	893,650	0	32,000,000	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	16, 19	1	Merritt Creek Farm	162,314	0	30,000,000	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	35,885,493	0	78,944,000	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley				NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	U-Haul Moving & Storage of Pasadena				NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	U-Haul Moving & Storage of Hamden				NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	U-Haul Moving & Storage of Evansville				NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	U-Haul Moving & Storage at Janaf				NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie				NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	U-Haul Moving & Storage of Gardena				NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	U-Haul Moving & Storage of Garden City				NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave				NAP	NAP	NAP	NAP	NAP	NAP
13.10	Property		1	U-Haul Moving & Storage of Leominster				NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza				NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	U-Haul Moving & Storage of Spartanburg				NAP	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	U-Haul Moving & Storage of Norristown				NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard				NAP	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave				NAP	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	U-Haul Moving & Storage of Duluth				NAP	NAP	NAP	NAP	NAP	NAP
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway				NAP	NAP	NAP	NAP	NAP	NAP
13.18	Property		1	U-Haul Moving & Storage of Albuquerque				NAP	NAP	NAP	NAP	NAP	NAP
13.19	Property		1	U-Haul Moving & Storage at Burlingame				NAP	NAP	NAP	NAP	NAP	NAP
13.20	Property		1	U-Haul Moving & Storage at Southside				NAP	NAP	NAP	NAP	NAP	NAP
13.21	Property		1	U-Haul Moving & Storage of Center Main Street				NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	10, 31	1	Daybreak Corporate Center	0	0	42,055,242	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19	1	Broadstone Plaza II	1,512,736	0	24,000,000	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	19	1	Raytheon Aurora				NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	2, 6	2	Sani East Village 2-Pack				NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	19	1	H-Mart Town Center				NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	4, 23	1	PGA Financial Plaza				NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 10, 26	1	Security Public Storage – Richmond				NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	19	1	Wentzville Bend				NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	2, 10, 26	1	Security Public Storage – Herndon				NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	29	1	Magnolia Park				NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza				NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	14	1	Governor Crossing				NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville				NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 3, 19	1	Century Storage				NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19	1	New York Plaza				NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	16	1	Woodridge Mini Storage				NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office				NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Thorn Run				NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2, 10, 26	1	Security Public Storage – Roseville				NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II				NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 19	1	Olive Branch				NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	29	1	L&M MHP				NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	16	1	A Safe Storage				NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	2, 7, 12, 21	1	525 7th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	7, 12, 16, 30	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	13, 19, 27, 32	1	Renaissance Phoenix Downtown	60.7%	237.03	149.06	62.9%	221.34	143.26	64.7%
4	Loan	3, 4, 6, 7, 12, 23, 30	3	Haverford Retail Partners Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Stow Community Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Southmont Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	East Hanover Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	16, 19, 27, 29	1	Sonwil Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6, 10, 12, 16, 23, 28	11	ExchangeRight Net Leased Portfolio #73	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	BioLife Plasma Services - Colorado Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	BioLife Plasma Services - Madison	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	BioLife Plasma Services - Greenfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Tractor Supply - Batavia	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Tractor Supply - Lockport	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Tractor Supply - Tully	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Tractor Supply - Warren	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Tractor Supply - Driggs	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Hobby Lobby - Madisonville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Dollar General Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Dollar General - Endicott	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 7, 12, 18, 19, 21, 23	1	Market Place Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19, 28, 30	1	Capitol Hill Hotel	74.3%	245.04	186.59	76.1%	242.73	173.76	71.6%
9	Loan	19	1	Denton Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	7, 12, 18, 19, 23	1	4 Union Square South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 18, 20, 23	1	Foothill Tech Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	16, 19	1	Merritt Creek Farm	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 6, 7, 11, 12	21	U-Haul Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.01	Property		1	U-Haul Moving & Storage of Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	U-Haul Moving & Storage of Pasadena	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	U-Haul Moving & Storage of Hamden	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	U-Haul Moving & Storage of Evansville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	U-Haul Moving & Storage at Janaf	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	U-Haul Moving & Storage of Eastside Erie	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	U-Haul Moving & Storage of Gardena	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.08	Property		1	U-Haul Moving & Storage of Garden City	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.09	Property		1	U-Haul Moving & Storage at Edgewood Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.10	Property		1	U-Haul Moving & Storage of Leominster	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.11	Property		1	U-Haul Moving & Storage of Hillwood Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.12	Property		1	U-Haul Moving & Storage of Spartanburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.13	Property		1	U-Haul Moving & Storage of Norristown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.14	Property		1	U-Haul Moving & Storage at Capital Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.15	Property		1	U-Haul Moving & Storage at Appleton Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.16	Property		1	U-Haul Moving & Storage of Duluth	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.17	Property		1	U-Haul Moving & Storage at Montgomery Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.18	Property		1	U-Haul Moving & Storage of Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.19	Property		1	U-Haul Moving & Storage at Burlingame	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.20	Property		1	U-Haul Moving & Storage at Southside	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.21	Property		1	U-Haul Moving & Storage of Center Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	10, 31	1	Daybreak Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	19	1	Broadstone Plaza II	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	19	1	Raytheon Aurora	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	2, 6	2	Sani East Village 2-Pack	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	19	1	H-Mart Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	4, 23	1	PGA Financial Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	2, 10, 26	1	Security Public Storage – Richmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	19	1	Wentzville Bend	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	2, 10, 26	1	Security Public Storage – Herndon	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	29	1	Magnolia Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	1, 2, 4, 7, 23	1	Rentar Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	14	1	Governor Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 10, 26	1	Security Public Storage – Vacaville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2, 3, 19	1	Century Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19	1	New York Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	16	1	Woodridge Mini Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	1, 7, 12, 19	1	Honolulu FBI Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Thorn Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2, 10, 26	1	Security Public Storage – Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	2, 10, 26	1	Security Public Storage – Sacramento II	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	16, 19	1	Olive Branch	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	29	1	L&M MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	16	1	A Safe Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-23

Footnotes to Annex A-1
(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller, “GSMC” denotes Goldman Sachs Mortgage Company as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “ZBNA” denotes Zions Bancorporation, N.A. as Mortgage Loan Seller, “WFB” denotes Wells Fargo Bank, National Association as Mortgage Loan Seller and “UBS AG” denotes UBS AG New York Branch as Mortgage Loan Seller.

With respect to Loan No. 7, Market Place Center, the mortgage loan is part of a whole loan that was co-originated by WFB and JPMorgan Chase Bank, National Association.

With respect to Loan No. 24, Rentar Plaza, the mortgage loan is part of a whole loan that was co-originated by DBR Investments Co. Limited and UBS AG.

With respect to Loan No. 30, Honolulu FBI Office, the mortgage loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Argentic Real Estate Finance 2 LLC.
(2)	With respect to Loan No. 1, 525 7th Avenue, the mortgaged property is comprised of 494,497 square feet of office space accounting for 97.2% of NRA and 90.6% of underwritten rent as well as 14,378 square feet of retail space accounting for 2.8% of NRA and 9.4% of underwritten rent.

With respect to Loan No. 11, Foothill Tech Center, the mortgaged property consists of a 254,862 square foot campus consisting of office, lab, and warehouse space in three buildings and one parking structure. The buildout is approximately 162,303 square feet (63.7% of total net rentable square feet) of office/flex space and 92,559 square feet (36.3% of total net rentable square feet) of laboratory space.

With respect to Loan No. 17, Sani East Village 2-Pack, the mortgaged property is comprised of two adjacent multifamily buildings totaling 24 units and accounting for 67.6% of underwritten rent, as well as 4 ground floor retail units totaling 5,000 square feet and accounting for 32.4% of underwritten rent.

With respect to Loan No. 20, Security Public Storage – Richmond, the Current Occupancy of 87.2% as of September 25, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 175 vacant units as of September 25, 2025, resulting in an 82.5% occupancy.

With respect to Loan No. 22, Security Public Storage – Herndon, the Current Occupancy of 96.1% as of September 25, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 29 vacant units as of September 25, 2025, resulting in a 96.1% occupancy.

With respect to Loan No. 24, Rentar Plaza, the mortgaged property consists of 1,261,265 square feet of industrial space (82.2% of net rentable area and 80.3% of underwritten base rent), 235,211 square feet of retail space (15.3% of net rentable area and 17.0% of underwritten base rent) and 38,478 square feet of office space (2.5% of net rentable area and 2.7% of underwritten base rent).

With respect to Loan No. 26, Security Public Storage – Vacaville, the Current Occupancy of 88.8% as of August 26, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 67 vacant units as of August 26, 2025, resulting in an 88.5% occupancy.

With respect to Loan No. 27, Century Storage, the mortgaged property consists of 78,375 square feet of self-storage space across 649 self-storage units and 188 units of parking space.

With respect to Loan No. 32, Security Public Storage – Roseville, the Current Occupancy of 81.8% as of August 26, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 83 vacant units as of August 26, 2025, resulting in an 80.7% occupancy.

With respect to Loan No. 33, Security Public Storage – Sacramento II, the Current Occupancy of 86.5% as of August 26, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 66 vacant units as of August 26, 2025, resulting in an 84.9% occupancy.
(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.
A-1-24

With respect to Loan No. 4, Haverford Retail Partners Portfolio, the Stow Community Center Mortgaged Property is leased to 33 individual tenants including one ground lease to McDonald’s for which 4,135 square feet and $59,572 of underwritten rent are attributable. Additionally, the East Hanover Plaza Mortgaged Property is leased to 8 individual tenants including two ground leases to Chili’s Grill and Bar, to which 5,693 square feet and $146,998 of underwritten rent are attributable, and to Capital Craft, to which 7,678 square feet and $185,032 of underwritten rent are attributable.

With respect to Loan No. 27, Century Storage, the mortgaged property’s current occupancy reflects only the self-storage space.
(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 4, Haverford Retail Partners Portfolio, the Fourth Largest Tenant at the East Hanover Plaza mortgaged property, The Paper Store, is in occupancy but not yet open to the public and has gap rent for approximately 12 months. Such rent was not reserved with the lender; however, approximately $304,336 was deposited into escrow by the Property Seller for such free rent, pursuant to an escrow agreement between the Property Seller, the borrower and an escrow agent.

With respect to Loan No. 19, PGA Financial Plaza, the Largest Tenant, Comerica Bank, has completed its build-out and is paying full unabated rent. According to the borrower sponsor, Comerica Bank is expected to take occupancy and open for business in the fourth quarter of 2025.

With respect to Loan No. 24, Rentar Plaza, the borrower executed a lease with Burlington on May 23, 2025 to occupy 28,230 square feet (1.8% of net rentable area) of retail space. The lease agreement provides for a delivery date of May 1, 2026, a 10-year term and rent commencing at an initial base rent of $931,590 per year. Due to certain tenant termination rights, Burlington is not being underwritten. There can be no assurance that such tenant will take occupancy or pay rent, or that it will not exercise its termination rights.
(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 13, U-Haul Portfolio, the portfolio appraised value of $152,700,000 as of September 25, 2025, which is inclusive of an approximately 4.4% portfolio premium and reflects the “as-is” values of the U-Haul Portfolio Properties as a whole if sold in their entirety to a single buyer. The aggregate “as-is” appraised value of the U-Haul Portfolio Properties is $146,240,000. The Cut-off Date LTV and Maturity Date LTV of the U-Haul Portfolio Whole Loan based upon the aggregate individual “as-is” appraised value are 53.9% and 41.2%, respectively.
(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity / ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 4, Haverford Retail Partners Portfolio
● Loan No. 6, ExchangeRight Net Leased Portfolio #73
● Loan No. 13, U-Haul Portfolio
● Loan No. 17, Sani East Village 2-Pack
(7)	The Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this

A-1-25

Annex A-1, see the chart titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

● Loan No. 1, 525 7th Avenue
● Loan No. 2, Brandywine Regency Warehouse & Distribution Center
● Loan No. 4, Haverford Retail Partners Portfolio
● Loan No. 7, Market Place Center
● Loan No. 10, 4 Union Square South
● Loan No. 13, U-Haul Portfolio
● Loan No. 24, Rentar Plaza
● Loan No. 30, Honolulu FBI Office
(8)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.
(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(10)	With respect to Loan No. 6, ExchangeRight Net Leased Portfolio #73, a Grace Period – (Default) and a Grace Period (Late Payment) of five days is permitted.

With Respect to Loan No. 14, Daybreak Corporate Center, a Grace Period – (Late Payment) of five business days is permitted once during any 12-month period.

With respect to Loan No. 20, Security Public Storage – Richmond, a Grace Period (Late Payment) of five days is permitted twice during the term of the loan.

With respect to Loan No. 22, Security Public Storage – Herndon, a Grace Period (Late Payment) of five days is permitted twice during the term of the loan.

With respect to Loan No. 26, Security Public Storage – Vacaville, a Grace Period (Late Payment) of five days is permitted twice during the term of the loan.

With respect to Loan No. 32, Security Public Storage – Roseville, a Grace Period (Late Payment) of five days is permitted twice during the term of the loan.

With respect to Loan No. 33, Security Public Storage – Sacramento II, a Grace Period (Late Payment) of five days is permitted twice during the term of the loan.
(11)	With respect to Loan No. 13, U-Haul Portfolio, the U-Haul Portfolio Whole Loan is structured with an anticipated repayment date of November 6, 2035, (the “ARD”) and a final maturity of November 6, 2050. From and after the ARD, the U-Haul Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (i) the initial interest rate of 5.58000% and (ii) the 10-year treasury swap rate as of the ARD plus 1.31%.
(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, 525 7th Avenue, defeasance of the 525 7th Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the last securitization of any portion of the 525 7th Avenue Whole Loan and (b) November 4, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2025-C39
A-1-26

securitization in December 2025. The actual lockout period may be longer.

With respect to Loan No. 2, Brandywine Regency Warehouse & Distribution Center, defeasance of the Brandywine Regency Warehouse & Distribution Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the last securitization of any portion of the Brandywine Regency Warehouse & Distribution Center Whole Loan and (b) November 20, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.

With respect to Loan No. 4, Haverford Retail Partners Portfolio, prepayment (with a prepayment fee of the greater of a yield maintenance premium and 1.00%, if prior to the open date) of the Haverford Retail Partners Portfolio Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the last securitization of any portion of the Haverford Retail Partners Portfolio Whole Loan and (b) November 21, 2028. The assumed prepayment lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.
With respect to Loan No. 4, Haverford Retail Partners Portfolio, the borrowers have the one-time right at any time after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Haverford Retail Partners Portfolio Whole Loan and (b) November 21, 2028 to obtain a release of any one of the individual mortgaged properties, provided that (i) the borrowers prepay an amount equal to 115% of the allocated loan amount with respect to such individual mortgaged property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt yield with respect to the remaining mortgaged properties must be equal to or greater than the greater of (1) the debt yield of all the related mortgaged properties immediately prior to the release and (2) 12%, and (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining mortgaged properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the related mortgaged properties immediately prior to the release and (2) 66%. The borrowers have the right to make an additional prepayment, without payment of the prepayment fee, to satisfy the above conditions relating to debt yield and loan-to-value ratio.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio #73, the borrower has the right at any time after the date that is two years after the Closing Date to obtain the release of any one or more individual mortgaged property or mortgaged properties provided that, among other conditions, (i) REMIC related conditions are satisfied; (ii) the Mortgage Loan is defeased in an amount equal to the greater of (a) 115% of the allocated loan amount of the individual mortgaged property or mortgaged properties being released and (b) 90% of the net sales proceeds applicable to such individual mortgaged property or mortgaged properties; (iii) the debt service coverage ratio for the Mortgage Loan after any such release is no less than the greater of (x) 2.00x and (y) the debt service coverage ratio immediately prior to release; and (iv) the debt yield for the Mortgage Loan after any such release is no less than the greater of (x) 12.53% and (y) the debt yield immediately prior to release.

With respect to Loan No. 7, Market Place Center, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan, or in certain cases, in connection with a free release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in the preliminary prospectus.

With respect to Loan No. 7, Market Place Center, defeasance of the Market Place Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Market Place Center Whole Loan to be securitized and (b) October 11, 2028. The Market Place Center Whole Loan may be voluntarily prepaid in full, but not in part, after the payment date in October 2027, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in May 2035. The Market Place Center Whole Loan may be voluntarily prepaid at any time on or after the payment date in May 2035 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2025-C39 transaction in December 2025. The actual defeasance lockout period may be longer.

With respect to Loan No. 10, 4 Union Square South, the mortgage loan documents permit partial prepayment of the loan (with the applicable yield maintenance-based prepayment premium) if the borrower elects to make a low debt yield avoidance amount payment (a prepayment amount that results in the debt yield being at least 9.0% to cure a low debt yield trigger period).
A-1-27

With respect to Loan No. 10, 4 Union Square South, the lockout period will be at least 27 payment dates beginning with and including the first payment date on October 11, 2025. Defeasance of the 4 Union Square South Whole Loan in full is permitted at any time after the earlier to occur of (i) October 11, 2028 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, the 4 Union Square South Whole Loan documents permit partial prepayment at any time of the loan (with the applicable yield maintenance-based prepayment premium) if the borrower elects to make a low debt yield avoidance amount payment (a prepayment amount that results in the debt yield being at least 9.0%). The assumed lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.

With respect to Loan No. 13, U-Haul Portfolio, the lockout period will be at least 25 payment dates beginning with and including the first payment date on December 6, 2025. Defeasance of the U-Haul Portfolio Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note comprising a part of the U-Haul Portfolio Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the expected BBCMS 2025-C39 securitization closing date in December 2025. The actual lockout period may be longer.

With respect to Loan No. 13, U-Haul Portfolio, provided no event of default has occurred, the borrowers may partially defease the loan and obtain the release of one or more individual properties subject to the following conditions (among other standard partial release conditions): (i) partial defeasance equal to 125% of the allocated loan amount with respect to such individual property plus the pro rata amount of any accrued and unpaid interest on the loan, (ii) after giving effect to the release, borrowers will continue to be special purpose entities, (iii) debt service coverage ratio will be equal to or greater than the greater of (x) 1.47x or (y) the debt service coverage ratio immediately prior to such release and (iv) debt yield will be equal to or greater than the greater of (x) 10.7% or (y) the debt yield immediately prior to such release.

With respect to Loan No. 30, Honolulu FBI Office, defeasance of the Honolulu FBI Office Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Honolulu FBI Office Whole Loan note to be securitized and (ii) July 1, 2028. The assumed defeasance lockout period of 29 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization trust in December 2025. The actual defeasance lockout period may be longer.
(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 3, Renaissance Phoenix Downtown, future mezzanine financing is permitted, subject to the satisfaction of certain conditions, including among others: (i) the debt yield for the Mortgage Loan occurring at the time of the mezzanine financing is no less than the debt yield of the Mortgage Loan as of the origination date, (ii) the loan-to-value ratio for the Mortgage Loan at the time of the mezzanine financing is no greater than the loan-to-value ratio for the Mortgage Loan as of the origination date and (iii) delivery of, among other things, (a) drafts of such financing documentation for the lender’s review and reasonable approval, (b) a market standard intercreditor agreement reasonably satisfactory to the lender, and (c) such opinions, title endorsements, documents and/or instruments relating to the Mortgaged Property and other materials as may be reasonably required by the lender, and any and all other documentation that the lender may reasonably require in connection such financing.
(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

With respect to Loan No. 25, Governor Crossing, the Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%), which equal 2.25x, 2.00x, 13.9% and 12.3%, respectively, assume rental income from Décor & More and Mays Museum. Décor & More is a known-vacate anticipated in January 2026. At origination of the mortgage loan, the borrower deposited with the lender $148,664 (equal to two years of rent and reimbursements under the current Décor & More lease), which reserve will be released upon (i) execution of a replacement lease with a minimum three-year term at a gross annual rent equal to or greater than rent above at market terms and otherwise reasonably satisfactory to the lender, (ii) the replacement tenant is in occupancy and paying full unabated rent and (iii) all tenant improvement costs and leasing commissions for which the borrower is responsible for have been paid in full. Additionally, the borrower has a lease out for signature with Mays Museum. At origination of the mortgage loan, the borrower deposited with the lender
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$147,386 (equal to two years of rent and reimbursements under the proposed Mays Museum lease), which reserve will be released upon (i) execution of the lease with a minimum three-year term at a gross annual rent equal to or greater than rent above at market terms and otherwise reasonably satisfactory to the lender, (ii) the tenant is in occupancy and paying full unabated rent and (iii) all tenant improvement costs and leasing commissions for which the borrower is responsible for have been paid in full. Excluding the rental income from Décor & More and Mays Museum, the Underwritten NOI DSCR (x), the Underwritten NCF DSCR (x), the Underwritten NOI Debt Yield (%) and the Underwritten NCF Debt Yield (%) would be 2.00x, 1.75x, 12.3% and 10.8%, respectively.
(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.
(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 2, Brandywine Regency Warehouse & Distribution Center, historical financial information is not available because the Brandywine Regency Warehouse & Distribution Center Mortgaged Property is leased to a single tenant which is a 100% affiliate of the borrower on an absolute triple net lease.

With respect to Loan No. 5, Sonwil Distribution Center, historical information is not available as the mortgaged property was built in 2022 and recently tenanted by a borrower sponsor-affiliated single-tenant. At origination of the mortgage loan, the sole tenant, Sonwil Distribution, entered into a new 15-year triple-net lease.

With respect to Loan No. 6, ExchangeRight Net Leased Portfolio #73 historical cash flows are not available due to the acquisition of the ExchangeRight Net Leased Portfolio #73 properties between September 25, 2025 - November 20, 2025.

With respect to Loan No. 12, Merritt Creek Farm, historical financial information prior to the most recent period is not shown due to historical cash flows not including all of the collateral associated with the mortgaged property. The Most Recent NOI ($) includes only the cash flow for the retail center called Merritt Creek Farm and the manual addition of base rent and common area maintenance reconciliation associated with the Largest Tenant, Academy Sports, lease at Tanyard Station. Actual historical cash flows for solely the Academy Sports tenant at Tanyard Station were not provided.

With respect to Loan No. 29, Woodridge Mini Storage, Fourth Most Recent cash flows are not available as the mortgaged property was acquired in 2022.

With respect to Loan No. 34, Olive Branch, Fourth Most Recent cash flows are not available as the mortgaged property was acquired in 2023.

With respect to Loan No. 36, A Safe Storage, Fourth Most Recent cash flows are not available as the mortgaged property was acquired in 2022.
(17)	Intentionally left blank.
(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 7, Market Place Center, at origination, the borrower deposited $1,909,289 into an existing TI/LC reserve for outstanding tenant improvements and leasing commissions related to 13 tenants.

With respect to Loan No. 7, Market Place Center, at origination, the borrower deposited $537,085 into a rent concession reserve for outstanding free rent related to 10 tenants.

With respect to Loan No. 10, 4 Union Square South, at origination, the borrower deposited $200,000 into a TI/LC reserve for outstanding tenant improvements and leasing commissions reserve related to Burlington.

With respect to Loan No. 11, Foothill Tech Center, the borrower reserved $351,399 with the lender in a reserve for free/abated rent to account for outstanding abatements for Azusa Pacific University, China Mfg. Alliance LLC, Metro Gold Line Foothill Extension, NZXT, Inc, Ortell LLC, and SPS North America, Inc.
(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.
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With respect to Loan No. 3, Renaissance Phoenix Downtown, an amount equal to the hotel taxes for the preceding month will be transferred from the cash management account to a hotel tax reserve upon the occurrence of (i) an event of default, or (ii) notification by the property manager of its intent to terminate the management agreement.

With respect to Loan No. 3, Renaissance Phoenix Downtown, if the property manager fails to pay all taxes due, the borrower will be required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

With respect to Loan No. 3, Renaissance Phoenix Downtown, if the property manager fails to pay all insurance premiums due or fails to obtain and maintain the insurance required under the management agreement, the borrower will be required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.

With respect to Loan No. 3, Renaissance Phoenix Downtown, if the property manager is no longer required to make payments into the FF&E reserve under the management agreement, the borrower will be required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 1/12th of 5% of the gross revenues for the Renaissance Phoenix Downtown mortgaged property.

With respect to Loan No. 3, Renaissance Phoenix Downtown, if the property manager is no longer required to make ground rent payments to the ground lessors, the borrower will be required to deposit, on each monthly payment date, 1/12th of the amount sufficient to pay the ground rent payable during the next ensuing 12 months.

With respect to Loan No. 3, Renaissance Phoenix Downtown, if a cash sweep period has commenced, the borrower will be required to deposit, on or before each monthly payment date, an amount sufficient to pay the debt service due on or before each monthly payment date.

With respect to Loan No. 5, Sonwil Distribution Center, the borrower is required to escrow $5,388 on each monthly payment date (approximately $0.20 per square foot annually) for tenant improvement and leasing commission reserves. The TI/LC reserve is suspended so long as no lease sweep period then exists. The reserve is currently suspended.

With respect to Loan No. 7, Market Place Center, on each monthly payment date during a cash trap event period, the borrower will be required to deposit into the replacement reserve an amount equal to $20,604.

With respect to Loan No. 7, Market Place Center, on each monthly payment date during a cash trap event period, the borrower will be required to deposit into the TI/LC reserve an amount equal to approximately $96,188.
With respect to loan No. 8, Capitol Hill Hotel, the borrower is required to deposit into a reserve account (I) on the origination date, an amount equal to $250,000 for specified renovations to the lobby and breakfast area and (II) on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the greater of (x) the annual gross revenues for the hotel-related operations at the mortgaged property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at the mortgaged property for the calendar year in which such monthly deposit occurs as set forth in the approved annual budget; provided, that if, as of any applicable date of determination, no approved annual budget exists for the applicable calendar year, the amount of the FF&E deposit will be determined by the lender in its reasonable discretion (initially estimated to be approximately $39,075), and (ii) the amount of the deposit (if any) then required by any franchisor on account of FF&E under any franchise agreement, if any, and/or the management agreement as applicable. As of the origination date, there is no franchise agreement with respect to the Capitol Hill Hotel Mortgaged Property.

With respect to loan No. 8, Capitol Hill Hotel, the borrowers are required to deposit into a seasonality reserve, beginning on the monthly payment date occurring in March 2026 and on each monthly payment date occurring in April, May, June, September and October of 2026 and on each monthly payment date occurring in the months of January, March, April, May, June, September and October (inclusive) in each calendar year thereafter an amount equal to the Seasonality Reserve Monthly Deposit (as defined below), provided that the borrowers are required to make the Seasonality Reserve Monthly Deposit on any monthly payment date if the funds in the seasonality reserve are less than approximately $397,597. In addition, the funds on deposit in the seasonality reserve at any given time may not exceed approximately $596,395, and accordingly, no deposit may be made if it would cause the seasonality reserve to exceed such amount. The borrowers will cease to be obligated to make deposits into the seasonality reserve (and all amounts then on deposit in such reserve will be disbursed to them) if (i) no event of default is continuing, and (ii) there has been no operating shortfall in any month for 18 consecutive calendar
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months. “Seasonality Reserve Monthly Deposit” means (i) with respect to the applicable monthly payment dates occurring in 2026, an amount equal to approximately $99,399; and (ii) with respect to any applicable monthly payment dates occurring in each calendar year commencing with the calendar year of 2027 and thereafter, an amount equal to the quotient obtained on the monthly payment date occurring in January of each calendar year (the “Seasonality Reserve Calculation Date”) by dividing (A) the positive difference, if any, between (x) the greater of (1) the sum of the negative monthly amounts occurring in the months of February, July, August, November and December (inclusive) immediately preceding such Seasonality Reserve Calculation Date and (2) the sum of the negative monthly amounts projected in the months of February, July, August, November and December (inclusive) immediately following such Seasonality Reserve Calculation Date, pursuant to the approved annual budget, and (y) the amount of seasonality reserve funds, if any, that are on deposit in the seasonality reserve account on such Seasonality Reserve Calculation Date, by (B) 7.

With respect to Loan No. 9, Denton Center, at origination, the borrower deposited $150,456 (the “Replacement Reserve Cap”) into the replacement reserve. On each monthly payment date that the balance on deposit in the replacement reserve is less than the Replacement Reserve Cap amount, the borrower will be required to deposit the lesser of (x) $4,179.34 or (y) an amount necessary to raise the balance of the rollover reserve to the Replacement Reserve Cap for replacements and repairs required to be made to the mortgaged property during the calendar year. The monthly replacement reserve is currently suspended.

With respect to Loan No. 9, Denton Center, at origination, the borrower deposited $835,868 (the “Rollover Reserve Cap”) into the rollover reserve. On each monthly payment date that the balance on deposit in the rollover reserve is less than the Rollover Reserve Cap amount, the borrower will be required to deposit the lesser of (x) $27,862.25 or (y) an amount necessary to raise the balance of the rollover reserve to the Rollover Reserve Cap, which amounts, together with all lease termination payments (to the extent required to cause the funds in such subaccount to equal the Rollover Reserve Cap) will be deposited in the rollover reserve for tenant improvement and leasing commission obligations incurred following origination. The monthly rollover reserve is currently suspended.
With respect to Loan No. 9, Denton Center, during the continuance of a critical tenant trigger period, the borrower will be required to deposit into the critical tenant reserve an amount equal to the Critical Tenant Trigger Event Deposit (“Critical Tenant Monthly Deposit”), provided, to the extent the balance of the critical tenant reserve equals or exceeds the Critical Tenant Trigger Event Deposit Cap (as defined below) or, if applicable, the borrower has submitted to the lender a letter of credit in relation to the critical tenant reserve in the amount of the then-current Critical Tenant Trigger Event Deposit Cap, then the Critical Tenant Monthly Deposit will be zero.

A “Critical Tenant Trigger Event Deposit” means, subject to any Critical Tenant Trigger Event Deposit Cap, (i) with regards to critical tenant (Kroger), either (x) $41,667 per month (which will be limited to a monthly deposit for six calendar months if such critical tenant trigger period is continuing solely due to the occurrence of the event described in clause (iv) of the Critical Tenant Trigger Event (as defined below)), commencing on the first payment date immediately following such Critical Tenant Trigger Event or (y) $500,000 in cash or letter of credit on such first payment date and (ii) with regard to the critical tenant Movie Tavern, either (x) $41,667 per month (which will be limited to a monthly deposit for six calendar months if such critical tenant trigger period is continuing solely due to the occurrence of the event described in clause (iv) of the Critical Tenant Trigger Event), commencing on the first payment date immediately following such Critical Tenant Trigger Event or (y) $600,000 in cash or letter of credit on such first payment date.

A “Critical Tenant Trigger Event Deposit Cap” means (i) with regards to critical tenant (Kroger), $500,000 and (ii) with regards to the critical tenant Movie Tavern, $600,000.

A “Critical Tenant Trigger Event” means the occurrence of any of the following: (i) a Critical Tenant Trigger Event for bankruptcy, (ii) a Critical Tenant Trigger Event for default, (iii) a Critical Tenant Trigger Event for occupancy or (iv) a Critical Tenant Trigger Event for non-renewal.

With respect to Loan No. 9, Denton Center, on each monthly payment date during the continuance of a low DSCR period, the borrower will be required to deposit into the low DSCR sweep avoidance reserve an amount equal to the Monthly DSCR Sweep Avoidance Deposit (as defined below); provided, to the extent the balance of the low DSCR sweep avoidance reserve equals or exceeds $600,000 (the “DSCR Sweep Avoidance Deposit Cap”) or, if applicable, on or before such first payment date the borrower deposited cash into the low DSCR sweep avoidance reserve or has submitted to the lender a letter of credit in relation to the low DSCR sweep avoidance reserve, in the amount of the DSCR Sweep Avoidance Deposit Cap, then the Monthly DSCR Sweep Avoidance Deposit will be zero.
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A “Monthly DSCR Sweep Avoidance Deposit” means a deposit by the borrower into the low DSCR sweep avoidance reserve of either (i)(A) $50,000 per month on each of the first 12 payment dates during a low DSCR period and (B) an amount equal to the Monthly DSCR Sweep Avoidance Recalculated Amount (as defined below) on each subsequent payment date during a low DSCR period or (ii)(A) $300,000 in cash or letter of credit on the first and seventh payment date during a low DSCR period and (B) cash or letter of credit in an amount equal to six times the Monthly DSCR Sweep Avoidance Recalculated Amount on the 13th payment date and on each sixth subsequent payment date during a low DSCR period.

A “Monthly DSCR Sweep Avoidance Recalculated Amount” means an amount equal to 1/12th of the difference of (i) the amount of excess cash flow for the then-following 12 month period which would exist if the mortgaged property was operating at a DSCR of 1.25x, as reasonably estimated by the lender, minus (ii) the excess cash flow for the then-following 12 month period, as reasonably estimated by the lender. The Monthly DSCR Sweep Avoidance Recalculated Amount will be calculated once every 12 months beginning on the 13th month of a low DSCR period.

With respect to Loan No. 10, 4 Union Square South, on each monthly payment date during a cash trap trigger event period, the borrower will be required to deposit into the replacement reserve an amount equal to $6,340.
With respect to Loan No. 12, Merritt Creek Farm, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the material tenant trigger event excess cash for any costs that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.

With respect to Loan No. 12, Merritt Creek Farm, if the borrower elects to prevent or stop a cash management DSCR trigger event or a cash sweep DSCR trigger event, the borrower will be required to deposit with, or deliver to, the lender a letter of credit or cash in an amount sufficient that, if applied to pay down the then current outstanding principal balance, would cause the DSCR (calculated on the then outstanding principal balance and the adjusted net operating income) to equal at least 1.25x (the “DSCR Trigger Suspension Payment”), to be held as additional collateral for the loan. On any date following the DSCR trigger suspension deposit date that a cash management trigger event period and/or a cash sweep trigger event period is continuing (while taking into account all DSCR trigger suspension funds then held in the DSCR trigger suspension account) pursuant to a cash management DSCR trigger event and/or a cash sweep DSCR trigger event (as the case may be), the borrower is required to deposit with, or deliver to, the lender an additional letter of credit or cash in an amount equal to the DSCR trigger suspension amount as of such date of determination, less the amount of any previously deposited or delivered DSCR Trigger Suspension Payment to continue to prevent or stop the cash management trigger event period and/or a cash sweep trigger event period. If the borrower elects not to deposit with, or deliver to, the lender a DSCR trigger suspension renewal payment, and a cash management trigger event period and/or a cash sweep trigger event period is continuing pursuant to a cash management DSCR trigger event and/or a cash sweep DSCR trigger event (as the case may be) while taking into account the DSCR Trigger Suspension Payment and any other renewal payment(s), then such cash management trigger event period and/or cash sweep trigger event period will no longer be prevented or stopped.

With respect to Loan No. 15, Broadstone Plaza II, if no (i) event of default or (ii) cash trap event period is continuing (each as defined in the Mortgage Loan documents), the borrower is not required to deposit the Monthly TI/LC Reserve ($) with the lender, so long as the balance of the TI/LC reserve is not less than $500,000. If the TI/LC reserve falls below the cap, the Monthly TI/LC Reserve ($) would apply and be collected.

With respect to Loan No. 15, Broadstone Plaza II, the borrower will be entitled to avoid a lease sweep period upon delivering to the lender a deposit of $600,000 with respect to American Furniture and $450,000 with respect to Ashley Furniture (in either cash or letters of credit). If the requirements of the immediately preceding sentence are satisfied by the borrower, then the borrower will not be subject to a lease sweep period.

With respect to Loan No. 16, Raytheon Aurora, the borrower’s obligations to fund replacement reserves equal to $4,516 per month are waived so long as (i) no event of default or Sweep Event Period (as defined in the mortgage loan documents) has occurred, (ii) the Raytheon lease is in full force and effect and (iii) Raytheon remains fully responsible for maintaining the mortgaged property.

With respect to Loan No. 18, H-Mart Town Center, at origination, the borrower deposited $95,273 (the “Replacement Reserve Cap”) into the replacement reserve. On each monthly payment date that the balance on deposit in the replacement reserve is less than the Replacement Reserve Cap amount, the borrower will be required to deposit the lesser of (x) $2,646.48 or (y) an amount necessary to raise the balance of the rollover reserve to the Replacement Reserve Cap for replacements and repairs required to be made to the mortgaged
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property during the calendar year. The monthly replacement reserve is currently suspended.

With respect to Loan No. 18, H-Mart Town Center, at origination, the borrower deposited $396,971 (the “Rollover Reserve Cap”) into the rollover reserve. On each monthly payment date that the balance on deposit in the rollover reserve is less than the Rollover Reserve Cap amount, the borrower will be required to deposit the lesser of (x) $13,232.38 or (y) an amount necessary to raise the balance of the rollover reserve to the Rollover Reserve Cap, which amounts, together with all lease termination payments (to the extent required to cause the funds in such subaccount to equal the Rollover Reserve Cap) will be deposited in the rollover reserve for tenant improvement and leasing commission obligations incurred following origination. The monthly rollover reserve is currently suspended.
With respect to Loan No. 18, H-Mart Town Center, during the continuance of a critical tenant trigger period, the borrower will be required to deposit into the critical tenant reserve an amount equal to the Critical Tenant Trigger Event Deposit (“Critical Tenant Monthly Deposit”), provided, to the extent the balance of the critical tenant reserve equals or exceeds $500,000 (the “Critical Tenant Trigger Event Deposit Cap”) or, if applicable, the borrower has submitted to the lender a letter of credit in relation to the critical tenant reserve in the amount of the then-current Critical Tenant Trigger Event Deposit Cap, then the Critical Tenant Monthly Deposit will be zero.

A “Critical Tenant Trigger Event Deposit” means, subject to any Critical Tenant Trigger Event Deposit Cap, with regard to a critical tenant trigger period with regard to the critical tenant, H Mart Plano, either (i) $41,667 per month, commencing on the first payment date immediately following such critical tenant trigger event or (ii) $500,000 in cash or letter of credit on such first payment date.

With respect to Loan No. 18, H-Mart Town Center, on each monthly payment date during a low DSCR period, the borrower will be required to deposit into the low DSCR sweep avoidance reserve an amount equal to the Monthly DSCR Sweep Avoidance Deposit (as defined below); provided, to the extent the balance of the low DSCR sweep avoidance reserve equals or exceeds $300,000 (the “DSCR Sweep Avoidance Deposit Cap”) or, if applicable, on or before such first payment date the borrower deposited cash into the low DSCR sweep avoidance reserve or has submitted to the lender a letter of credit in relation to the low DSCR sweep avoidance reserve, in the amount of the DSCR Sweep Avoidance Deposit Cap, then the Monthly DSCR Sweep Avoidance Deposit will be zero.

A “Monthly DSCR Sweep Avoidance Deposit” means a deposit by the borrower into the low DSCR sweep avoidance reserve of either (i)(A) $25,000 per month on each of the first 12 payment dates during a low DSCR period and (B) an amount equal to the Monthly DSCR Sweep Avoidance Recalculated Amount (as defined below) on each subsequent payment date during a low DSCR period or (ii)(A) $150,000 in cash or letter of credit on the first and seventh payment date during a low DSCR period and (B) cash or letter of credit in an amount equal to six times the Monthly DSCR Sweep Avoidance Recalculated Amount on the 13th payment date and on each sixth subsequent payment date during a low DSCR period.

A “Monthly DSCR Sweep Avoidance Recalculated Amount” means an amount equal to 1/12th of the difference of (i) the amount of excess cash flow for the then following 12 month period which would exist if the mortgaged property was operating at a DSCR of 1.25x, as reasonably estimated by the lender, minus (ii) the excess cash flow for the then-following 12 month period, as reasonably estimated by the lender. If for any reason the balance of the low DSCR sweep avoidance reserve is less than the DSCR Sweep Avoidance Deposit Cap, then the Monthly DSCR Sweep Avoidance Recalculated Amount will be calculated once every 12 months beginning on the 13th month of a low DSCR period.

With respect to Loan No. 21, Wentzville Bend, the borrower’s obligations to fund replacement reserves equal to $934.17 per month are waived so long as no sweep event period has occurred.

With respect to Loan No. 21, Wentzville Bend, the borrower’s obligations to fund TI/LC reserves equal to $3,269.58 per month are waived so long as no sweep event period has occurred.

With respect to Loan No. 27, Century Storage, on each monthly payment date during the continuance of a low DSCR period, the borrower will be required to deposit into the low DSCR reserve an amount equal to $7,412.
With respect to Loan No. 28, New York Plaza, at origination, the borrower deposited $42,210 (the “Replacement Reserve Cap”) into the replacement reserve. On each monthly payment date that the balance on deposit in the replacement reserve is less than the Replacement Reserve Cap amount, the borrower will be required to deposit the lesser of (x) $1,173 or (y) an amount necessary to raise the balance of the rollover reserve to the Replacement Reserve Cap for replacements and repairs required to be made to the mortgaged property during the calendar year. The monthly replacement reserve is currently suspended.
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With respect to Loan No. 28, New York Plaza, at origination, the borrower deposited $211,047.75 (the “Rollover Reserve Cap”) into the rollover reserve. On each monthly payment date that the balance on deposit in the rollover reserve is less than the Rollover Reserve Cap amount, the borrower will be required to deposit the lesser of (x) $5,862 or (y) an amount necessary to raise the balance of the rollover reserve to the Rollover Reserve Cap, which amounts, together with all lease termination payments (to the extent required to cause the funds in such subaccount to equal the Rollover Reserve Cap) will be deposited in the rollover reserve for tenant improvement and leasing commission obligations incurred following origination. The monthly rollover reserve is currently suspended.

With respect to Loan No. 28, New York Plaza, during the continuance of a critical tenant trigger period, the borrower will be required to deposit into the critical tenant reserve an amount equal to the Critical Tenant Trigger Event Deposit (as defined below) (“Critical Tenant Monthly Deposit”), provided, to the extent the balance of the critical tenant reserve equal or exceeds the Critical Tenant Trigger Event Deposit Cap (as defined below) or, if applicable, the borrower has submitted to the lender a letter of credit in relation to the critical tenant reserve in the amount of the then-current Critical Tenant Trigger Event Deposit Cap, then the Critical Tenant Monthly Deposit will be zero.

A “Critical Tenant Trigger Event Deposit” means with regards to each of the critical tenants, Thrift Mart and/or El Rancho, subject to the Critical Tenant Trigger Event Deposit Cap, either (a) $25,000 per month for six calendar months commencing on the first payment date immediately following such critical tenant trigger event or (b) $150,000 in cash or letter of credit on such first payment date.

A “Critical Tenant Trigger Event Deposit Cap” means, with regards to each of the critical tenants, Thrift Mart and El Rancho, $150,000.

With respect to Loan No. 28, New York Plaza, on each monthly payment date during a low DSCR period, the borrower will be required to deposit into the low DSCR sweep avoidance reserve an amount equal to the Monthly DSCR Sweep Avoidance Deposit (as defined below); provided, to the extent the balance of the low DSCR sweep avoidance reserve equals or exceeds $100,000 (the “DSCR Sweep Avoidance Deposit Cap”) or, if applicable, on or before such first payment date the borrower deposited cash into the low DSCR sweep avoidance reserve or has submitted to the lender a letter of credit in relation to the low DSCR sweep avoidance reserve, in the amount of the DSCR Sweep Avoidance Deposit Cap, then the Monthly DSCR Sweep Avoidance Deposit will be zero.

A “Monthly DSCR Sweep Avoidance Deposit” means a deposit by the borrower into the low DSCR sweep avoidance reserve of either (i)(A) $5,200 per month on each of the first 12 payment dates during a low DSCR period and (B) an amount equal to the Monthly DSCR Sweep Avoidance Recalculated Amount (as defined below) per month on each subsequent payment date during a low DSCR period or (ii)(A) $31,200 in cash or letter of credit on the first and seventh payment date during a low DSCR period and (B) cash or letter of credit in an amount equal to six times the Monthly DSCR Sweep Avoidance Recalculated Amount on the 13th payment date and on each sixth subsequent payment date during a low DSCR period.
A “Monthly DSCR Sweep Avoidance Recalculated Amount” means an amount equal to 1/12th of the difference of (i) the amount of excess cash flow for the then following 12 month period which would exist if the mortgaged property was operating at a DSCR of 1.15x, as reasonably estimated by the lender, minus (ii) the excess cash flow for the then-following 12 month period, as reasonably estimated by the lender. The Monthly DSCR Sweep Avoidance Recalculated Amount will be calculated once every 12 months beginning on the 13th month of a low DSCR period.

With respect to loan No. 30, Honolulu FBI Office, in addition to the monthly deposits into the ongoing TI/LC reserve, during the continuance of a trigger lease sweep period (provided that no other cash management period is then continuing other than a cash management period triggered solely as a result of a trigger lease sweep period), all monthly residual cash after payment of the monthly required payments will be required to be swept into a reserve account (the "Special Rollover Reserve"), which sweep will be required to continue until the termination of the subject lease sweep period. The mechanisms for release of the funds in the Special Rollover Reserve are set forth in the loan documents.

With respect to Loan No. 34, Olive Branch, at origination the borrower deposited into the seasonality reserve an amount equal to $50,000. If at any time the amount of funds in the seasonality reserve are less than $50,000, then the borrower will be required to deposit into the seasonality reserve an amount necessary to bring the balance of such seasonality reserve to $50,000.
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(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 11, Foothill Tech Center, the TI/LC reserve is subject to a cap of approximately $1,115,000.
(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to loan No. 1, 525 7th Avenue, the Largest Tenant, Reflex Performance Resources, occupies 15,561 square feet at the mortgaged property which is set to expire November 30, 2032, and 19,340 square feet of space which is set to expire November 30, 2034. This includes 2,102 SF of space as to which the lease is scheduled to begin in February 2026.

With respect to Loan No. 7, Market Place Center, the Fifth Largest Tenant, Waymakers, occupies multiple leases expiring on April 30, 2031 (12,213 square feet) and August 31, 2031 (19,212 square feet).
(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.
(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 4, Haverford Retail Partners Portfolio, the Fourth Largest Tenant at the East Hanover Plaza mortgaged property, The Paper Store, has the right to terminate its lease if the leased premises are not delivered to the tenant on or before the date which is 90 days after the construction permit contingency is either satisfied (or deemed satisfied) or waived (subject to extension for events of force majeure and/or delays caused by the tenant).

With respect to loan No. 6, ExchangeRight Net Leased Portfolio #73, the sole tenant of the BioLife Plasma Services - Colorado Springs Mortgaged Property has the right to terminate its lease at any time upon 30 days’ notice and payment of the net present value of the total obligation for base rent and additional rent under such lease for the remainder of the current lease term, using an annual discount rate equal to the Prime Rate as reported in The Wall Street Journal on the date of termination, provided that such rate may not exceed 7.95%.

With respect to Loan No. 7, Market Place Center, the Largest Tenant, Universal Services of America, has the right to terminate its lease any time after March 1, 2026 if the sponsor reduces the contracted billable guard service hours provided by the tenant by more than 50% over the hours billed for the trailing 12 months ending December 31st, 2021, with 6 months’ prior notice and payment of termination fee equal to equal to two months of base rent plus unamortized TI/LC.

With respect to Loan No. 7, Market Place Center, the Third Largest Tenant, TriMark Raygal, LLC is marketing 15,101 square feet of its 46,526 square foot premises for sublease.

With respect to Loan No. 10, 4 Union Square South, the rent for the Second Largest Tenant, Whole Foods, was underwritten on a straight-line rent averaging basis.

With respect to Loan No. 11, Foothill Tech Center, the Fifth Largest Tenant, Financial Technology Solutions International, Inc., currently leases 13,370 square feet across two suites. As of October 2025, Financial Technology Solutions International, Inc. consolidated its operations into 5,382 square feet in 605 East Huntington Drive and the remaining suite (7,988 square feet) is listed for sublease.

With respect to Loan No. 19, PGA Financial Plaza, the Largest Tenant, Comerica Bank, has a one-time right to terminate its lease in August 2034 with 12 months’ written notice and payment of a termination fee. The Fourth Largest Tenant, SCP Eye Care Services, has a one-time termination option exercisable December 31, 2031 with 18 months’ written notice. Additionally, the Fifth Largest Tenant, Tampa General Provider Network, has two one-time termination options exercisable December 31, 2027 and December 31, 2029 with 12 months’ written notice and payment of a termination fee.
A-1-35

With respect to Loan No. 24, Rentar Plaza, the Largest Tenant, City of New York, is made up of three different departments signed to separate leases with various expiration dates. The Department of Citywide Administrative Services, occupying 516,115 square feet with a lease expiration date of February 9, 2041, may terminate its lease without penalty effective February 10, 2031, with notice to the landlord no later than February 10, 2030. The Department of Transportation, occupying 120,000 square feet with a lease expiration date of September 30, 2033, may terminate its lease effective September 30, 2028, or anytime thereafter, without penalty upon at least 180 days' advance written notice. The Department of Corrections, occupying 38,478 square feet with a lease expiration date of November 11, 2033, may terminate its lease without penalty no earlier than November 12, 2028, upon at least 180 days’ written notice to the landlord.
(24)	Intentionally left blank.
(25)	Each letter identifies a group of related borrowers.
(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.

With respect to Loan No. 20, Security Public Storage – Richmond, the mortgage loan is structured without a lockbox.

With respect to Loan No. 22, Security Public Storage – Herndon, the mortgage loan is structured without a lockbox.

With respect to Loan No. 26, Security Public Storage – Vacaville, the mortgage loan is structured without a lockbox.

With respect to Loan No. 32, Security Public Storage – Roseville, the mortgage loan is structured without a lockbox.

With respect to Loan No. 33, Security Public Storage – Sacramento II, the mortgage loan is structured without a lockbox.
(27)	With respect to Loan No. 3, Renaissance Phoenix Downtown, the related borrower sponsor entered into a redevelopment agreement with the City of Phoenix which allowed for Government Property Lease Excise Tax treatment in lieu of ad valorem taxation.

With respect to Loan No. 5, Sonwil Distribution Center, the mortgaged property benefits from a 15-year PILOT tax exemption (which is an 80% exemption for years one and two, 70% exemption for years three and four, 60% exemption for years five through nine and 50% exemption for years 10 through 15), which was obtained during construction. The PILOT tax exemption commenced in 2023.

(28)	With respect to Loan No. 6, ExchangeRight Net Leased Portfolio #73, the borrower, ExchangeRight Net-Leased Portfolio 73 DST, master leases all of the mortgaged properties to an affiliate, ExchangeRight NLP 73 Master Lessee, LLC. The master lease is fully subordinate to the Mortgage Loan and is terminable by the lender upon a foreclosure or deed-in-lieu of foreclosure, or upon a material default under the master lease. The master lessee’s interest in the leases and rents is collaterally assigned to the borrower. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the ExchangeRight Net Leased Portfolio #73 mortgaged properties.

With respect to Loan No. 8, Capitol Hill Hotel, the tenant-in-common borrowers master lease the mortgaged property to an affiliated master tenant, which has signed a joinder to the loan agreement, mortgage and assignment of leases and rents.
(29)	With respect to Loan No. 5, Sonwil Distribution Center, the mortgaged property is located in a qualified opportunity zone.

With respect to Loan No. 23, Magnolia Park, the mortgaged property is located in a qualified opportunity zone.

With respect to Loan No. 35, L&M MHP, the mortgaged property is located in a qualified opportunity zone.
(30)	With respect to Loan No. 2, Brandywine Regency Warehouse & Distribution Center, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 4, Haverford Retail Partners Portfolio, the borrowers own the mortgaged properties as tenants-in-common.
A-1-36

With respect to Loan No. 8, Capitol Hill Hotel, the borrowers own the mortgaged property as tenants-in- common.
(31)	With respect to Loan No. 14, Daybreak Corporate Center, the 2023 NOI was materially lower than other historical periods due to $3,121,947 in rent concessions associated with Rio Tinto Kennecott’s lease renewal and the execution of direct leases from Travelpass Group and Enova. Rio Tinto Kennecott received 10 months of free rent from February 2023 to November 2023 ($2,683,475), Enova received 7 months of free rent from February 2023 to August 2023 ($264,864) and Travelpass Group received 3 months of free rent from February 2023 to April 2023 ($173,608).
(32)	With respect to Loan No. 3, Renaissance Phoenix Downtown, ground rent for the development ground lease entered into with the City of Phoenix was determined using a ten-year average of fixed payments, and is in an amount equal to $143,500 annually. This structure with the City of Phoenix rendered the Mortgaged Property eligible for Government Property Lease Excise Tax (“GPLET”) treatment in lieu of ad valorem taxation. Ground rent for the partial ground lease entered into with a third party that covers a 6,886 square foot portion of the Mortgaged Property is currently $144,550 annually, which resets every five years to an amount equal to 7% of the as-vacant fair value of the land, subject to a minimum rent of $40,000. The partial ground lease portion of the Mortgaged Property is not subject to GPLET treatment.

With respect to Loan No. 3, Renaissance Phoenix Downtown, the related borrower is a party to two air rights leases, one of which covers certain air rights and subsurface rights above and below the sidewalks surrounding the hotel (the “Air Rights Lease”) and the other of which provides for a street curb cut for valet parking services and delivery vehicles (the “Drop Off Lease”), each of which is between the City of Phoenix and the borrower. The current annual rents for the Air Rights Lease and Drop Off Lease are $2,165 and $42,402.62, respectively.

With respect to Loan No. 3, Renaissance Phoenix Downtown, the mortgaged property is managed by Renaissance Hotel Operating Company, an affiliate of Marriott International, pursuant to an agreement with the borrower dated October 11, 2011. The Management Agreement has an initial term through December 31, 2041 and a renewal option for an additional 10 years. There is no separate franchise agreement.

A-1-37

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2025-C39
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Retail	Anchored	10	$206,300,000	25.6%	1.93x	12.2%	58.1%	58.1%
	Single Tenant	8	24,340,000	3.0	2.08x	12.8%	49.4%	49.4%
	Shadow Anchored	1	13,450,000	1.7	1.46x	10.2%	63.1%	63.1%
	Unanchored	1	4,420,000	0.5	1.38x	11.6%	38.8%	36.7%
	Subtotal:	20	$248,510,000	30.8%	1.91x	12.2%	57.2%	57.1%
Office	CBD	2	$110,000,000	13.6%	2.20x	14.0%	52.5%	52.5%
	Suburban	4	69,021,306	8.6	1.76x	14.2%	57.3%	47.5%
	Flex / Lab	1	32,000,000	4.0	1.85x	12.9%	50.2%	50.2%
	Medical	3	15,410,000	1.9	2.08x	12.8%	49.4%	49.4%
	Subtotal:	10	$226,431,306	28.1%	2.01x	13.8%	53.4%	50.4%
Industrial	Warehouse / Distribution	2	$103,500,000	12.8%	1.30x	10.7%	55.8%	45.8%
	Subtotal:	2	$103,500,000	12.8%	1.30x	10.7%	55.8%	45.8%
Self Storage	Self Storage	29	$89,653,838	11.1%	1.47x	10.5%	57.0%	49.5%
	Subtotal:	29	$89,653,838	11.1%	1.47x	10.5%	57.0%	49.5%
Hospitality	Full Service	1	$55,000,000	6.8%	3.51x	24.4%	35.0%	35.0%
	Extended Stay	1	34,500,000	4.3	1.78x	13.6%	54.2%	54.2%
	Subtotal:	2	$89,500,000	11.1%	2.84x	20.2%	42.4%	42.4%
Multifamily	Mid Rise	2	$20,000,000	2.5%	1.41x	8.7%	66.9%	66.9%
	Student Housing	1	11,478,972	1.4	2.68x	19.9%	37.9%	32.2%
	Subtotal:	3	$31,478,972	3.9%	1.87x	12.8%	56.3%	54.2%
Mixed Use	Retail / Industrial	1	$11,000,000	1.4%	2.92x	17.8%	32.7%	32.7%
	Subtotal:	1	$11,000,000	1.4%	2.92x	17.8%	32.7%	32.7%
Manufactured Housing	RV Park	1	$3,350,000	0.4%	2.08x	13.7%	64.1%	64.1%
	Manufactured Housing	1	3,200,000	0.4	1.28x	9.4%	52.5%	52.5%
	Subtotal:	2	$6,550,000	0.8%	1.69x	11.6%	58.4%	58.4%
Total / Weighted Average:		69	$806,624,116	100.0%	1.92x	13.2%	53.9%	50.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2025-C39
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	10	$195,520,000	24.2%	1.86x	12.3%	52.0%	50.3%
California	9	128,425,839	15.9%	1.97x	13.1%	56.1%	53.8%
Texas	4	61,531,068	7.6%	1.95x	12.0%	58.3%	57.7%
Maryland	1	60,000,000	7.4%	1.27x	10.5%	55.0%	43.4%
Arizona	1	55,000,000	6.8%	3.51x	24.4%	35.0%	35.0%
DC	1	34,500,000	4.3%	1.78x	13.6%	54.2%	54.2%
West Virginia	1	30,000,000	3.7%	1.46x	10.3%	66.6%	66.6%
Florida	4	28,666,188	3.6%	1.65x	10.8%	56.1%	55.6%
Utah	1	26,650,000	3.3%	2.28x	17.4%	64.2%	60.3%
Pennsylvania	4	26,510,844	3.3%	1.87x	12.5%	55.3%	53.6%
Colorado	2	26,301,306	3.3%	1.38x	12.9%	51.7%	30.0%
Ohio	2	25,846,337	3.2%	2.05x	13.0%	60.3%	60.3%
New Jersey	2	13,845,934	1.7%	2.05x	12.9%	57.0%	57.0%
Virginia	2	13,761,032	1.7%	1.39x	10.1%	58.0%	50.4%
Missouri	1	13,450,000	1.7%	1.46x	10.2%	63.1%	63.1%
Georgia	1	11,478,972	1.4%	2.68x	19.9%	37.9%	32.2%
Tennessee	2	10,632,603	1.3%	1.94x	13.6%	52.4%	51.1%
Wisconsin	3	10,400,880	1.3%	2.03x	12.6%	49.6%	48.5%
North Carolina	2	6,338,040	0.8%	1.33x	9.1%	57.6%	55.7%
Hawaii	1	5,000,000	0.6%	1.62x	12.3%	54.0%	54.0%
Idaho	2	4,663,357	0.6%	1.89x	12.2%	50.1%	46.3%
Kentucky	2	4,020,000	0.5%	2.08x	12.8%	49.4%	49.4%
Michigan	2	3,617,754	0.4%	1.30x	9.6%	52.4%	51.0%
Connecticut	1	2,741,772	0.3%	1.47x	11.0%	51.6%	39.5%
Indiana	1	2,361,581	0.3%	1.47x	11.0%	51.6%	39.5%
Massachusetts	1	1,226,702	0.2%	1.47x	11.0%	51.6%	39.5%
South Carolina	1	1,126,911	0.1%	1.47x	11.0%	51.6%	39.5%
Minnesota	1	826,402	0.1%	1.47x	11.0%	51.6%	39.5%
Alabama	1	786,941	0.1%	1.47x	11.0%	51.6%	39.5%
New Mexico	1	737,235	0.1%	1.47x	11.0%	51.6%	39.5%
Oklahoma	1	400,300	0.0%	1.47x	11.0%	51.6%	39.5%
Illinois	1	256,116	0.0%	1.47x	11.0%	51.6%	39.5%
Total / Weighted Average:	69	$806,624,116	100.0%	1.92x	13.2%	53.9%	50.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
A-2-2

Annex A-2	BBCMS 2025-C39
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$3,180,000	-	$9,999,999	12	$63,370,000	7.9%	6.32864%	118	1.63x	11.4%	55.8%	53.9%
$10,000,000	-	$14,999,999	4	47,428,972	5.9%	6.07812%	118	2.07x	14.2%	49.0%	46.0%
$15,000,000	-	$19,999,999	3	52,700,000	6.5%	5.89930%	118	1.72x	11.1%	58.6%	56.4%
$20,000,000	-	$29,999,999	5	120,975,143	15.0%	6.24323%	118	1.59x	12.2%	60.2%	51.6%
$30,000,000	-	$39,999,999	7	236,750,000	29.4%	6.06924%	118	2.09x	13.4%	52.7%	52.7%
$40,000,000	-	$54,999,999	2	95,400,000	11.8%	6.17115%	120	1.72x	12.0%	58.4%	54.9%
$55,000,000	-	$75,000,000	3	190,000,000	23.6%	6.21947%	119	2.14x	15.2%	48.5%	44.8%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.54600	-	5.99900	13	$312,173,838	38.7%	5.72918%	118	2.33x	15.1%	50.5%	48.4%
6.00000	-	6.49900	15	329,508,972	40.9%	6.26512%	119	1.79x	12.4%	55.8%	54.3%
6.50000	-	6.99900	5	152,321,306	18.9%	6.69750%	119	1.42x	11.5%	57.2%	48.8%
7.00000	-	7.25300	3	12,620,000	1.6%	7.11008%	118	1.45x	11.3%	48.3%	47.6%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Original Term to Maturity or ARD in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
120	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Remaining Term to Maturity or ARD in Months

							Weighted Average
Range of Remaining Term to Maturity or ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
115	-	116	4	$45,500,000	5.6%	6.43101%	116	1.87x	12.6%	56.4%	56.4%
117	-	118	17	269,050,278	33.4%	6.03505%	118	1.97x	13.3%	55.5%	51.6%
119	-	120	15	492,073,838	61.0%	6.19109%	119	1.90x	13.3%	52.8%	50.0%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
A-2-3

Annex A-2	BBCMS 2025-C39
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	24	$566,330,000	70.2%	6.09497%	118	2.10x	13.8%	53.3%	53.3%
180	1	20,371,306	2.5%	6.75000%	118	1.18x	12.9%	52.4%	24.3%
300	3	133,453,838	16.5%	6.32627%	120	1.34x	10.7%	54.9%	44.4%
360	8	86,468,972	10.7%	6.12100%	118	1.86x	13.9%	57.0%	51.4%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Remaining Amortization Term in Months

					Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	24	$566,330,000	70.2%	6.09497%	118	2.10x	13.8%	53.3%	53.3%
178	1	20,371,306	2.5%	6.75000%	118	1.18x	12.9%	52.4%	24.3%
299	1	29,953,838	3.7%	5.58000%	119	1.47x	11.0%	51.6%	39.5%
300	2	103,500,000	12.8%	6.54225%	120	1.30x	10.7%	55.8%	45.8%
358	1	11,478,972	1.4%	6.00000%	118	2.68x	19.9%	37.9%	32.2%
360	7	74,990,000	9.3%	6.13952%	118	1.74x	13.0%	59.9%	54.4%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	24	$566,330,000	70.2%	6.09497%	118	2.10x	13.8%	53.3%	53.3%
Interest Only, Amortizing Balloon	8	118,490,000	14.7%	6.24800%	119	1.59x	12.2%	58.8%	52.5%
Amortizing Balloon	3	91,850,278	11.4%	6.57135%	119	1.43x	12.2%	52.3%	37.8%
Amortizing Balloon - ARD	1	29,953,838	3.7%	5.58000%	119	1.47x	11.0%	51.6%	39.5%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.18x	-	1.29x	3	$83,571,306	10.4%	6.66720%	120	1.25x	11.0%	54.3%	39.1%
1.30x	-	1.49x	12	209,873,838	26.0%	6.23916%	118	1.42x	10.3%	60.5%	55.9%
1.50x	-	1.79x	6	71,650,000	8.9%	6.56739%	118	1.71x	12.4%	54.6%	53.9%
1.80x		1.99x	4	145,500,000	18.0%	6.16720%	118	1.87x	12.4%	53.8%	53.8%
2.00x	-	2.49x	7	183,550,000	22.8%	5.93966%	119	2.15x	13.7%	54.7%	54.1%
2.50x	-	3.51x	4	112,478,972	13.9%	5.67293%	118	3.20x	21.2%	40.0%	39.4%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2025-C39
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
32.7%	-	49.9%	6	$154,148,972	19.1%	5.82170%	118	2.75x	18.1%	40.2%	39.7%
50.0%	-	54.9%	10	261,525,143	32.4%	6.24275%	119	1.87x	13.1%	52.4%	48.8%
55.0%	-	59.9%	11	234,620,000	29.1%	6.20500%	119	1.60x	11.3%	57.4%	52.2%
60.0%	-	64.9%	5	79,150,000	9.8%	6.09959%	119	1.89x	13.2%	62.6%	59.8%
65.0%	-	67.6%	4	77,180,000	9.6%	6.40283%	118	1.45x	9.9%	67.0%	67.0%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
24.3%	-	49.9%	11	$312,174,116	38.7%	6.09941%	119	2.03x	14.5%	47.5%	40.9%
50.0%	-	59.9%	17	353,920,000	43.9%	6.14317%	118	1.92x	12.7%	55.2%	54.4%
60.0%	-	64.9%	4	63,350,000	7.9%	6.16219%	119	2.01x	14.0%	62.7%	61.1%
65.0%	-	67.6%	4	77,180,000	9.6%	6.40283%	118	1.45x	9.9%	67.0%	67.0%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	27	$630,354,116	78.1%	6.19869%	119	1.90x	13.3%	53.2%	49.8%
Yield Maintenance	3	97,350,000	12.1%	6.17290%	120	1.90x	12.5%	57.0%	57.0%
Defeasance or Yield Maintenance	6	78,920,000	9.8%	5.75913%	117	2.12x	13.6%	55.7%	51.8%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	28	$606,944,116	75.2%	6.16116%	119	1.84x	12.9%	53.3%	49.4%
Acquisition	4	152,800,000	18.9%	6.23441%	119	2.03x	13.8%	56.6%	55.9%
Recapitalization	4	$46,880,000	5.8%	5.77463%	117	2.61x	15.8%	53.8%	53.8%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-5

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

A-3-1

Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

A-3-2

Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

A-3-3

Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	9.3%	Net Rentable Area (SF):	508,875
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	525 Delaware LLC	Year Built / Renovated:	1925 / 2024
Borrower Sponsors:	Samuel W. Rosenblatt and MSGT LLC	Occupancy:	96.3%
Interest Rate:	6.28000%	Occupancy Date:	10/1/2025
Note Date:	11/4/2025	4th Most Recent NOI (As of):	$12,745,413 (12/31/2022)
Maturity Date:	11/6/2035	3rd Most Recent NOI (As of):	$13,416,996 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$13,989,220 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$15,022,759 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$25,559,273
Call Protection(2):	L(25),D(88),O(7)	UW Expenses:	$10,203,790
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,355,483
Additional Debt(1):	Yes	UW NCF:	$14,617,614
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per SF:	$235,000,000 / $462
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/3/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$246
Taxes:	$2,567,313	$513,463	N/A	Maturity Date Loan / SF:	$246
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.2%
Replacement Reserves:	$0	$8,481	N/A	Maturity Date LTV:	53.2%
TI/LC:	$0	$53,007	N/A	UW NCF DSCR:	1.84x
Other Reserves(4):	$2,668,436	$0	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000	75.6%	Loan Payoff	$158,877,539	96.1%
Equity Contribution	40,299,328	24.4	Upfront Reserves	5,235,749	3.2
			Closing Costs	1,186,041	0.7
Total Sources	$165,299,328	100.0%	Total Uses	$165,299,328	100.0%
(1)	The 525 7th Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $125.0 million (the “525 7th Avenue Whole Loan”). The Financial Information in the chart above reflects the 525 7th Avenue Whole Loan.
(2)	Defeasance of the 525 7th Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 525 7th Avenue Whole Loan to be securitized and (b) November 4, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves are comprised of (i) an upfront free rent reserve of $2,026,411 and (ii) an upfront unfunded obligations reserve of $642,025. See “Escrows and Reserves” below.

The Loan. The 525 7th Avenue mortgage loan (the “525 7th Avenue Mortgage Loan”) is part of the 525 7th Avenue Whole Loan, which is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000 and is secured by the borrower’s fee interest in a 508,875 square foot office property located in the Penn Plaza/Garment submarket of New York, New York (the “525 7th Avenue Property”). The 525 7th Avenue Whole Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.28000% per annum on an Actual/360 basis. The 525 7th Avenue Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $75,000,000.

A-3-4

Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The table below identifies the promissory notes that comprise the 525 7th Avenue Whole Loan. The relationship between the holders of the 525 7th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 525 7th Avenue Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BBCMS 2025-C39	Yes
A-2(1)	$30,000,000	$30,000,000	CREFI	No
A-3(1)	$20,000,000	$20,000,000	CREFI	No
Whole Loan	$125,000,000	$125,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 525 7th Avenue Property is comprised of a 24-story, 508,875 square foot office property with ground floor retail located at the northeast corner of 38th Street and 7th Avenue in the Penn Plaza/Garment submarket of New York, New York. The 525 7th Avenue Property is commonly referred to as “The Fashion Center” and features 494,497 square feet of office space accounting for 90.6% of total underwritten base rent, and 14,378 square feet of ground floor retail space accounting for 9.4% of total underwritten base rent. The 525 7th Avenue Property was originally constructed in 1925 and was most recently renovated in 2024. From 2015 to 2025, the borrower sponsors invested approximately $37.7 million into tenant improvements and capital expenditures at the 525 7th Avenue Property. Primary access to the 525 7th Avenue Property is provided by the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains with nearby access to New Jersey Transit, the New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North provided by Penn Station, Grand Central Station, and the Port Authority Bus Terminal.

The tenant mix at the 525 7th Avenue Property includes 87 office tenants and four retail tenants, with a large concentration of fashion-related tenants. As of October 1, 2025, the 525 7th Avenue Property was 96.3% leased. As of the Cut-off Date, the tenants at the 525 7th Avenue Property had been in occupancy for a weighted average of 9.9 years and had a weighted average lease term remaining of 4.5 years.

Major Tenants. The three largest tenants based on net rentable area are Reflex Performance Resources, Betsy & Adam Ltd. (“Betsy & Adam”), and PR 525 7th Ave. LLC (“Studio Nazar”).

Reflex Performance Resources (34,901 square feet; 6.9% of net rentable area; 6.4% of underwritten base rent). Reflex Performance Resources is a global manufacturer with 25 years of experience in garment production. Reflex Performance Resources operates multiple Activewear brands including 90 Degree by Reflex, Yogalicious, Bootyful and Velocity. Reflex Performance Resources operates its main showroom out of the 525 7th Avenue Property and has been a tenant at the 525 7th Avenue Property since January 2008, expanding multiple times, most recently in December 2024. Reflex Performance Resources has executed a lease for an additional 2,102 square feet of space that is scheduled to begin in February 2026 (which is included in the total square feet above). Reflex Performance Resources has a current lease term through November 2032 for 15,561 square feet of its space and through November 2034 for 19,340 square feet of its space with no renewal or termination options remaining. Reflex Performance Resources has partial monthly rent abatements of $34,476 through May 2026.

Betsy & Adam (27,008 square feet; 5.3% of net rentable area; 6.8% of underwritten base rent). Founded in 1982, Betsy & Adam is a family owned and operated boutique retailer of women’s formalwear that provides a wide range of women’s dressing including wedding dresses, cocktail dresses, gala dresses, and summer dresses. Betsy & Adam has been a tenant at the 525 7th Avenue Property since November 2017 and has a current lease term through October 2035 with no renewal option or termination options. Betsy & Adam has partial monthly rent abatements of approximately $12,958 through October 2027.

Studio Nazar (24,474 square feet; 4.8% of net rentable area; 3.1% of underwritten base rent). Founded in 1993, Studio Nazar is operated by Joseph Nazar, a mid-market fashion designer, and specializes in the wholesale distribution of women’s, children’s, and infants’ clothing and accessories. Studio Nazar has been a tenant at the 525 7th Avenue Property since June 2023 and has a current lease term through May 2033 with no renewal or termination options remaining. Studio Nazar has partial monthly rent abatements of approximately $9,921 through May 2028.

A-3-5

Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

Appraisal. The 525 7th Avenue Property had an “as-is” appraised value of $235,000,000 as of September 3, 2025. Based on the “as-is” value of $235,000,000, the Cut-off Date LTV and Maturity Date LTV for the 525 7th Avenue Whole Loan are each 53.2%.

525 7th Avenue Appraised Value(1)
Property	Value	Capitalization Rate
525 7th Avenue	$235,000,000	5.15%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the 525 7th Avenue Property dated September 8, 2025 identified a recognized environmental condition related to the onsite operation of a dry cleaning facility through 2016. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the occupancy of the 525 7th Avenue Property:

Occupancy
Property	12/31/2022(1)	12/31/2023(1)	12/31/2024(1)	Current(2)
525 7th Avenue	87.2%	95.4%	96.9%	96.3%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent roll dated October 1, 2025.

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Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The following table presents certain information relating to the major tenants at the 525 7th Avenue Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Reflex Performance Resources	NR/NR/NR	34,901	6.9%	$1,644,126	6.4%	$47.11	Various(3)	N	N
Betsy & Adam	NR/NR/NR	27,008	5.3%	$1,738,689	6.8%	$64.38	10/31/2035	N	N
Studio Nazar	NR/NR/NR	24,474	4.8%	$790,642	3.1%	$32.31	5/31/2033	N	N
Cameron Industries, Inc.	NR/NR/NR	24,473	4.8%	$1,101,285	4.3%	$45.00	6/30/2026	N	N
Jamari International LTD	NR/NR/NR	24,472	4.8%	$1,560,698	6.1%	$63.77	4/30/2029	N	N
Beyond Inc.	NR/NR/NR	20,661	4.1%	$1,026,264	4.0%	$49.67	6/30/2032	1 x 4.5 yr	Y(4)
ADPL, LLC	NR/NR/NR	19,158	3.8%	$869,731	3.4%	$45.40	2/29/2028	N	Y(5)
B & J Fabrics, Inc.	NR/NR/NR	18,334	3.6%	$1,125,936	4.4%	$61.41	6/30/2030	N	N
Simpson, Gumpertz & Heger, Inc	NR/NR/NR	16,967	3.3%	$973,876	3.8%	$57.40	11/30/2033	1 x 5 yr	N
I Apparel Brands LLC	NR/NR/NR	15,624	3.1%	$673,637	2.6%	$43.12	9/30/2033	N	N
Major Tenants Subtotal/Wtd. Avg.		226,072	44.4%	$11,504,886	44.8%	$50.89
Other Tenants		263,848	51.8%	$14,177,775	55.2%	$53.73
Occupied Subtotal/Wtd. Avg.		489,920	96.3%	$25,682,661	100.0%	$52.42
Vacant Space		18,955	3.7%
Total/Wtd. Avg.		508,875	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Each of the following tenants has abated rent as follows: Reflex Performance Resources (monthly abatement of $34,476 through May 2026), Betsy & Adam (monthly abatement of $12,958.46 through and including November 30, 2026 and $18,465.77 per month commencing on November 1, 2025 and through October 31, 2027.), Studio Nazar (monthly abatement of $9,921.48 through May 31, 2028, and $7,330.12 from June 1, 2028 through and including May 31, 2033), Cameron Industries, Inc., (monthly abatement of $7,648 from January through June 2026) ADPL, LLC (abatement of $74,290 in November 2026 and $37,145 in November 2027) , B&J Fabrics, Inc. (monthly abatement of $1,869 through March 2028), and I Apparel Brands LLC (monthly abatement of $4,649 through May 2026 and of $20,862 in October 1, 2027 through and including January 31, 2028, $21,918.05 for the months October 1, 2029 through and including December 31, 2029, and $10,899 for the month of August 1, 2030).
(3)	Reflex Performance Resources occupies 15,561 square feet set to expire November 30, 2032 and 19,340 square feet set to expire November 30, 2034. Includes 2,102 square feet of space as to which the lease is scheduled to begin in February 2026.
(4)	Beyond Inc. has the option to terminate its lease effective as of July 1, 2027, or effective as of July 1, 2029, provided it gives 9 months prior written notice and pays an early termination fee.
(5)	ADPL, LLC has the option to terminate its lease effective as of November 1, 2026, provided it gives 90 days prior written notice and pays an early termination fee.

A-3-7

Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The following table presents certain information relating to the lease rollover schedule at the 525 7th Avenue Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	18,955	3.7%	NAP	NAP	18,955	3.7%	NAP	NAP
2025 & MTM(3)	5	10,295	2.0%	$468,369	1.8%	29,250	5.7%	$468,369	1.8%
2026	18	69,148	13.6%	$3,581,096	13.9%	98,398	19.3%	$4,049,465	15.8%
2027	17	57,658	11.3%	$2,556,744	10.0%	156,056	30.7%	$6,606,209	25.7%
2028	22	87,994	17.3%	$3,958,590	15.4%	244,050	48.0%	$10,564,799	41.1%
2029	14	67,168	13.2%	$3,842,911	15.0%	311,218	61.2%	$14,407,711	56.1%
2030	5	40,503	8.0%	$2,201,901	8.6%	351,721	69.1%	$16,609,611	64.7%
2031	1	5,630	1.1%	$1,252,351	4.9%	357,351	70.2%	$17,861,962	69.5%
2032	2	36,222	7.1%	$1,702,534	6.6%	393,573	77.3%	$19,564,496	76.2%
2033	5	64,384	12.7%	$2,766,619	10.8%	457,957	90.0%	$22,331,115	87.0%
2034	2	20,788	4.1%	$1,312,857	5.1%	478,745	94.1%	$23,643,972	92.1%
2035 & Beyond	2	28,608	5.6%	$2,038,689	7.9%	507,353	99.7%	$25,682,661	100.0%
Other(4)	1	1,522	0.3%	$0	0.0%	508,875	100.0%	$25,682,661	100.0%
Total	94	508,875	100.00%	25,682,661	100.00%
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2025 & MTM includes one lease to which 2,213 SF of NRA and $89,215 in UW Base Rent are attributable that is on a month-to-month basis.
(4)	Other includes a lease to the management office, which accounts for 1,522 SF of NRA and $0 of underwritten base rent.

A-3-8

Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The following table presents certain information relating to the operating history and underwritten net cash flows of the 525 7th Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2022	12/31/2023	12/31/2024	TTM 9/30/2025	Underwritten	Per Square Foot	%(2)
Base Rent	$21,248,009	$21,833,189	$22,060,506	$22,545,918	$24,802,830	$48.74	87.7%
Contractual Rent Steps	$0	$0	$0	$0	$879,831	$1.73	3.1%
Potential Income from Vacant Space	$0	$0	$0	$0	$983,840	$1.93	3.5%
Reimbursements	$1,973,191	$2,090,826	$1,748,697	$1,640,669	$1,627,908	$3.20	5.8%
Gross Potential Income	$23,221,200	$23,924,015	$23,809,203	$24,186,587	$28,294,409	$55.60	100.0%
Other Income(3)	$4,748	$61,157	$71,611	$94,305	94,305	$0.19	0.3%
Economic Vacancy & Credit Loss	$0	$0	$0	$0	(2,829,441)	($5.56)	(10.0%)
Effective Gross Income	$23,225,948	$23,985,172	$23,880,814	$24,280,892	$25,559,273	$50.23	90.3%

Real Estate Taxes	$6,970,523	$6,809,364	$5,982,581	$4,973,195	$5,867,283	$11.53	23.0%
Management Fee	$698,922	$731,108	$725,807	$736,988	$766,778	$1.51	3.0%
Insurance	$217,473	$278,031	$325,814	$399,027	$369,277	$0.73	1.4%
Utilities	$1,253,073	$1,123,183	$1,192,672	$1,346,953	$1,321,968	$2.60	5.2%
Other Expenses(4)	$1,340,544	$1,626,490	$1,664,720	$1,801,970	$1,878,484	$3.69	7.3%
Total Operating Expenses	$10,480,535	$10,568,176	$9,891,594	$9,258,133	$10,203,790	$20.05	39.9%

Net Operating Income	$12,745,413	$13,416,996	$13,989,220	$15,022,759	$15,355,483	$30.18	60.1%
Replacement Reserves	$0	$0	$0	$0	$101,775	$0.20	0.4%
TI/LC	$0	$0	$0	$0	$636,094	$1.25	2.5%
Net Cash Flow	$12,745,413	$13,416,996	$13,989,220	$15,022,759	$14,617,614	$28.73	57.2%
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Other Income includes tenant billbacks and various other sources of miscellaneous income.
(4)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative expenses.

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Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The Market. The 525 7th Avenue Property is located at the northeast corner of 38th Street and 7th Avenue in the Penn Plaza/Garment submarket of New York, New York. The 525 7th Avenue Property is close to Times Square, Bryant Park, Madison Square Garden, Herald Square, and the Empire State Building. According to the appraisal, the immediate area surrounding the 525 7th Avenue Property is comprised of high rise and residential buildings and is directly adjacent to the Garment District which is known for its history as a fashion center. Primary access to the 525 7th Avenue Property is provided by the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains with nearby access to New Jersey Transit, the New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North provided by Penn Station, Grand Central Station, and the Port Authority Bus Terminal.

According to a third-party market research report, the 525 7th Avenue Property is located in the Penn Plaza/Garment office and retail submarket of New York City. As of October 25, 2025, the Penn Plaza/Garment office submarket had a total inventory of 88,771,211 square feet, an overall vacancy rate of 13.3%, market asking rent of $76.25 per square foot and positive net absorption of 609,425 square feet. As of October 25, 2025, the Penn Plaza/Garment retail submarket had a total inventory of 5,802,911, a vacancy rate of 10.2% and market asking rent of $129.13 per square foot.

The following table presents information relating to comparable office leases for the 525 7th Avenue Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
525 7th Avenue New York, NY	-	1925 / 2024	Cameron Industries, Inc.(2)	24,473(2)	Oct-18(2)	7.7(2)	$37.35(2)
1385 Broadway New York, NY	0.1 mi	1926 / NAP	New York Health Foundation (NYHealth)	17,000	May-25	16.3	$42.00
469 Seventh Avenue New York, NY	0.1 mi	1920 / 2012	Situation Interactive	17,058	May-25	9.0	$51.00
499 Seventh Avenue New York, NY	0.1 mi	1925 / 2004	Greystone	8,000	Feb-25	8.6	$45.00
501 Seventh Avenue New York, NY	0.1 mi	1924 / NAP	Carolina Herrera	33,873	Apr-25	9.8	$50.00
530 Seventh Avenue New York, NY	0.4 mi	1974 / NAP	Tailored Brands	18,500	Mar-25	10.7	$53.00
1441 Broadway New York, NY	0.5 mi	1930 / NAP	Style Theory	14,634	Apr-25	10.5	$55.00
1430 Broadway New York, NY	0.5 mi	1956 / NAP	Vanguard Construction	13,296	Apr-25	8.4	$38.50
1040 Avenue of the Americas New York, NY	0.6 mi	1925 / NAP	Meirowitz & Wasserberg LLP	24,014	Apr-25	10.8	$55.00

(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated October 1, 2025. Base Rent (PSF) excludes rent steps.

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Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The Borrower. The borrower is 525 Delaware LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 525 7th Avenue Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Samuel W. Rosenblatt and MSGT LLC. Samuel W. Rosenblatt is the president of Olmstead Properties, Inc. (“Olmstead Properties”), a full-service real estate company founded in 1930 that focuses on the management, leasing, and development of office properties in New York City. Olmstead Properties currently owns and/or manages a portfolio of over thirty income-producing properties, totaling approximately four and a half million square feet. MGST LLC is an affiliate of the borrower through its manager, Enterprise Asset Management, Inc. (“Enterprise Manager”) and as of December 31, 2024 had interests in five commercial buildings, but does not own an interest in the borrower. One of the borrower sponsors was subject to a prior foreclosure. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Enterprise Manager is owned 20% each by the Estate of Robert G. James, Lois Zaro, Carol S. Weisman, Bonnie Englebart and Susan Zizes (and trusts for the latter four of these owners own MSGT LLC). Richard Marotto is the President of, and has operational management control of Enterprise Manager. Enterprise Manager is also the manager of Enterprise NYC Holdings, LLC, which has an approximately 36% interest in the borrower and is a 50% owner and joint manager of the indirect manager of the borrower. Enterprise NYC Holdings, LLC is owned 72.89% by Steinberg Investment, LP (which is owned approximately 11.26% by Danielle Englebardt and 10.0% by Brett Heyman) and 11.845% by The University of Nebraska Foundation.

Property Management. The 525 7th Avenue Property is managed by Olmstead Properties, a borrower-affiliated property management company.

Escrows and Reserves. At origination of the 525 7th Avenue Whole Loan, the borrower deposited approximately: (i) $2,567,313 into a real estate tax reserve, (ii) $2,026,411 into a free rent reserve and (iii) $642,025 into a reserve for unfunded obligations for tenant improvement costs.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $8,481 for replacements to the 525 7th Avenue Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $53,007 into a reserve for future tenant improvements and leasing commissions.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $513,463).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination an approved blanket policy was in place.

Lockbox / Cash Management. The 525 7th Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account on the origination date, and was required to deliver direction letters to each tenant at the 525 7th Avenue Property directing them to pay rent and other sums due to the lockbox account. The borrower is required to (or cause the property manager to) immediately deposit all revenue derived from the 525 7th Avenue Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 525 7th Avenue Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 525 7th Avenue Whole Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for

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Annex A-3	BBCMS 2025-C39
No. 1 – 525 7th Avenue

the 525 7th Avenue Whole Loan (provided that if there are insufficient funds in the TI/LC reserve to pay for future tenant improvements and leasing commissions for any lease approved in accordance with the 525 7th Avenue Whole Loan documents, the lender is required, upon the borrower’s request, to disburse funds to the borrower from the excess cash flow reserve account for such purpose) or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 525 7th Avenue Whole Loan documents, the lender may apply funds to the 525 7th Avenue Whole Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio falling below 1.20x; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, and (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter..

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

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Annex A-3	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

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Annex A-3	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Industrial - Warehouse / Distribution
% of IPB:	7.4%	Net Rentable Area (SF):	624,502
Loan Purpose:	Refinance	Location:	Brandywine, MD
Borrowers:	7900 Cedarville Road, LLC, SB Brandywine, LLC and Trisun Brandywine, LLC	Year Built / Renovated:	1991 / 2004
Borrower Sponsors:	Abdelrahman Ayyad and Sara Ayyad	Occupancy:	100.0%
Interest Rate:	6.62000%	Occupancy Date:	11/20/2025
Note Date:	11/20/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2035	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	300 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$8,244,198
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$247,326
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,996,872
Additional Debt(1):	Yes	UW NCF:	$7,934,422
Additional Debt Balance(1):	$16,000,000	Appraised Value / Per SF:	$138,300,000 / $221
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/15/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$122
Taxes:	$254,365	$84,788	N/A	Maturity Date Loan / SF:	$96
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.0%
Replacement Reserves:	$0	$5,204	N/A	Maturity Date LTV:	43.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.27x
Deferred Maintenance:	$2,500	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$76,000,000	100.0%	Loan Payoff(5)	$73,486,348	96.7%
			Closing Costs	1,593,975	2.1
			Return of Equity	662,811	0.9
			Upfront Reserves	256,865	0.3
Total Sources	$76,000,000	100.0%	Total Uses	$76,000,000	100.0%
(1)	The Brandywine Regency Warehouse & Distribution Center Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $76.0 million (the “Brandywine Regency Warehouse & Distribution Center Whole Loan”). The Financial Information in the chart above reflects the Brandywine Regency Warehouse & Distribution Center Whole Loan.
(2)	Defeasance of the Brandywine Regency Warehouse & Distribution Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the last securitization of any portion of the Brandywine Regency Warehouse & Distribution Center Whole Loan and (b) November 20, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Historical Financial information is not available because at origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan the sole tenant, which is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, signed a new 15-year triple net lease.
(5)	Loan Payoff is comprised of approximately (i) $38,746,388 to payoff the prior loan on the property and (ii) $34,739,960 to pay off mortgages on other properties in the borrower sponsor’s portfolio.

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Annex A-3	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

The Loan. The Brandywine Regency Warehouse & Distribution Center mortgage loan (the “Brandywine Regency Warehouse & Distribution Center Mortgage Loan”) is part of the Brandywine Regency Warehouse & Distribution Center Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $76,000,000 and is secured by the borrowers’ fee interest in a 624,502 square foot industrial warehouse and distribution center located in Brandywine, Maryland (the “Brandywine Regency Warehouse & Distribution Center Property”). The Brandywine Regency Warehouse & Distribution Center Whole Loan has an initial term of ten years, amortizes on a 300-month schedule and accrues interest at a fixed rate of 6.62000% per annum on an Actual/360 basis. The Brandywine Regency Warehouse & Distribution Center Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $60,000,000.

The table below identifies the promissory notes that comprise the Brandywine Regency Warehouse & Distribution Center Whole Loan. The relationship between the holders of the Brandywine Regency Warehouse & Distribution Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Brandywine Regency Warehouse & Distribution Center Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BBCMS 2025-C39	Yes
A-2(1)	$16,000,000	$16,000,000	CREFI	No
Whole Loan	$76,000,000	$76,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Brandywine Regency Warehouse & Distribution Center Property is comprised of a 624,502 square foot single-story industrial warehouse and distribution center located at 7900 Cedarville Road in Brandywine, Maryland. The Brandywine Regency Warehouse & Distribution Center Property is situated on an approximately 55.7-acre site and is located approximately 23.0 miles southeast of Washington D.C. The Brandywine Regency Warehouse & Distribution Center Property was originally constructed in 1991 and most recently renovated in 2004. The Brandywine Regency Warehouse & Distribution Center Property features 30’ clear heights, two grade level doors, 134 dock high doors, and 478 surface parking spaces, resulting in a parking ratio of 0.77 spaces per 1,000 square feet. The Brandywine Regency Warehouse & Distribution Center Property also contains 12,490 square feet of office space which accounts for 2.0% of net rentable area.

As of November 20, 2025, the Brandywine Regency Warehouse & Distribution Center Property was 100.0% leased to Regency Furniture, which commenced a new 15-year triple net lease in December 2025. Regency Furniture has been a tenant at the Brandywine Regency Warehouse & Distribution Center Property since 2003 and uses its space at the Brandywine Regency Warehouse & Distribution Center Property as a warehouse, showroom and distribution center.

Sole Tenant. The Brandywine Regency Warehouse & Distribution Center Property is 100.0% leased to Regency Furniture of Brandywine, Inc. (“Regency Furniture”).

Regency Furniture (624,502 square feet; 100.0% of total net rentable area; 100.0% of total underwritten base rent). Founded in 1999, Regency Furniture is a privately held furniture retail brand that has served the Washington D.C. metro area for over two decades. Regency Furniture operates large distribution centers that house and supply furniture to all 14 of its showrooms in the region, enabling the company to deliver purchased merchandise on a near-daily basis to each location. Regency Furniture is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, and has been a tenant at the Brandywine Regency Warehouse & Distribution Center Property since 2003. Regency Furniture has expanded its space at the Brandywine Regency Warehouse & Distribution Center Property from 456,016 square feet in 2003 to now 100.0% of the Brandywine Regency Warehouse & Distribution Center Property. Regency Furniture has a current lease term through November 2040 with no renewal or termination options remaining.

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Annex A-3	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

Appraisal. The Brandywine Regency Warehouse & Distribution Center Property had an “as-is” appraised value of $138,300,000 as of November 15, 2025. The appraisal also concluded to a “go dark” value of $94,600,000, resulting in a Cut-off Date loan to dark value ratio of 80.3% and a maturity date loan to dark value ratio of 63.5%. Based on the “as-is” value of $138,300,000, the Cut-off Date LTV and Maturity Date LTV for the Brandywine Regency Warehouse & Distribution Center Whole Loan are each 55.0% and 43.4% respectively.

Brandywine Regency Warehouse & Distribution Center Appraised Value(1)
Property	Value	Capitalization Rate
Brandywine Regency Warehouse & Distribution Center	$138,300,000	5.75%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the Brandywine Regency Warehouse & Distribution Center Property dated October 20, 2025 identified a recognized environmental condition related to the long-time use of the Brandywine Regency Warehouse & Distribution Center Property for auto repair activities. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the occupancy of the Brandywine Regency Warehouse & Distribution Center Property:

Occupancy(1)
Property	Current(2)
Brandywine Regency Warehouse & Distribution Center	100.0%
(1)	Historical Occupancies are not available because the sole tenant at the property recently signed a new 15-year triple net lease at origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan.
(2)	Based on the underwritten rent roll dated October 3, 2025.

The following table presents certain information relating to the sole tenant at the Brandywine Regency Warehouse & Distribution Center Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Regency Furniture	NR/NR/NR	624,502	100.0%	$8,430,777	100.0%	$13.50	11/18/2040	N	N
Occupied Subtotal/Wtd. Avg.		624,502	100.0%	$8,430,777	100.0%	$13.50
Vacant Space		0	0.0%
Total/Wtd. Avg.		624,502	100.0%
(1)	Based on the underwritten rent roll dated October 3, 2025.

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Annex A-3	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

The following table presents certain information relating to the lease rollover schedule at the Brandywine Regency Warehouse & Distribution Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035 & Beyond	1	624,502	100.0%	$8,430,777	100.0%	624,502	100.0%	$8,430,777	100.0%
Total	1	624,502	100.00%	$8,430,777	100.0%
(1)	Based on the underwritten rent roll dated October 3, 2025.

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Annex A-3	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

The following table presents certain information relating to the underwritten net cash flows of the Brandywine Regency Warehouse & Distribution Center Property:

Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Base Rent	$8,430,777	$13.50	97.2%
Contractual Rent Steps	$0	$0.00	0.0%
Reimbursements	$247,326	$0.40	2.9%
Gross Potential Income	$8,678,103	$13.90	100.0%
Economic Vacancy & Credit Loss	(433,905)	($0.69)	(5.3)%
Effective Gross Income	$8,244,198	$13.20	100.0%

Management Fee	$247,326	$0.40	3.0%
Other Expenses	$0	$0.00	0.0%
Total Operating Expenses(4)	$247,326	$0.40	3.0%

Net Operating Income	$7,996,872	$12.81	97.0%
Replacement Reserves	$62,450	$0.10	0.8%
Net Cash Flow	$7,934,422	$12.71	96.2%
(1)	Based on the underwritten rent roll dated October 3, 2025.
(2)	Historical financial information is not available because at origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan the sole tenant, which is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, signed a new 15-year triple net lease.
(3)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(4)	Total Expenses are underwritten based on the Brandywine Regency Warehouse & Distribution Center Property triple-net lease. As a result, there are no underwritten real estate taxes or insurance costs.

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Annex A-3	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

The Market. The Brandywine Regency Warehouse & Distribution Center Property is located at 7900 Cedarville Road in Brandywine, Maryland, within Prince George’s County. The Brandywine Regency Warehouse & Distribution Center Property is situated 23.0 miles southeast of Washinton D.C. According to the appraisal, the city of Brandywine is an outlying community of the Washington metropolitan area with a strategic location that is connected to economic hubs and has a stable economy supported by ongoing residential development and the retail sector. Primary access to the Brandywine Regency Warehouse & Distribution Center Property is provided by Cedarville Road with nearby access to major transportation arterials including U.S. Route 301 and State Route 5, which provide access to the surrounding area. The Brandywine Regency Warehouse & Distribution Center Property is also located approximately 24.0 miles southeast of Ronald Reagan Washington National Airport.

According to the appraisal, the Brandywine Regency Warehouse & Distribution Center Property is located in the Brandywine/Prince George’s South industrial submarket of the overall Washington D.C. industrial market. As of June 30, 2025, the Brandywine/Prince George’s South industrial submarket had a total inventory of 6,043,934 square feet, an overall vacancy rate of 18.1%, and market asking rent of $15.98 per square foot.

According to the appraisal, estimated 2024 population within a one-, two- and three-mile radius from the Brandywine Regency Warehouse & Distribution Center Property is 2,696, 24,002 and 70,807 and the 2024 average estimated household income within the same radii is $114,595, $133,084 and $128,411.

The following table presents information relating to comparable industrial leases for the Brandywine Regency Warehouse & Distribution Center Property:

Comparable Industrial Leases Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	NNN Rent (PSF)
Brandywine Regency Warehouse & Distribution Center Brandywine, MD 20613	-	1991 / 2004	Regency Furniture	624,502(2)	Nov-25(2)	15.0(2)	$13.50(2)
ELP DC Building 1 14900 Elion Way Brandywine, MD 20613	1.5 mi	2024 / NAP	Industrial Tenant	402,000	Oct-25	5.0	$12.50
Queens Court West Queens Court Brock Hall, MD 20774	15.7 mi	2025 / NAP	The Severn Group	301,392	Aug-25	10.0	$17.50
Airport 100 Warehouse 1020 Airport 100 Way Hanover, MD 21076	35.7 mi	2001 / NAP	Peapod	321,600	Mar-23	5.0	$13.50
Prologis Park Cranbury 7 Santa Fe Way Cranbury, NJ 08512	170.1 mi	2000 / NAP	Anixter international	501,400	Mar-24	10.0	$15.85
Lehigh Valley Industrial Park 2600 Brodhead Road Bethlehem, PA 18020	160.8 mi	1998 / NAP	The Hershey Company	528,670	Mar-25	5.0	$11.55
Delco Logistics Center 1500 East 2nd Street Eddystone, PA 19022	116.3 mi	2022 / NAP	Barry Callebaut USA	350,000	Feb-23	7.0	$14.65
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated October 3, 2025. Base Rent (PSF) excludes rent steps.

The Borrowers. The borrowers are 7900 Cedarville Road, LLC, a Nevada limited liability company, SB Brandywine, LLC, a Maryland limited liability company and Trisun Brandywine, LLC, a Maryland limited liability company, as tenants-in-common. Each of the borrowers is a special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Abdelrahman Ayyad and his wife Sara Ayyad, who together own 100% of each of the borrowers. Abdelrahman Ayyad is the owner and Chief Executive Officer of Regency Furniture. See “Sole Tenant” for more information on Regency Furniture.

Property Management. The Brandywine Regency Warehouse & Distribution Center Property is self-managed.

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Escrows and Reserves. At origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan, the borrowers deposited approximately: (i) $254,365 into a real estate tax reserve and (ii) $2,500 into a reserve for immediate repairs.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $5,204 for replacements to the Brandywine Regency Warehouse & Distribution Center Property.

TI/LC Reserve – On each monthly payment date occurring on and after the occurrence and continuance of a Trigger Period (as defined below), the borrowers are required to deposit approximately $26,021 into a reserve for future tenant improvements and leasing commissions.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $84,788).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination an approved blanket policy was in place.

Lockbox / Cash Management. The Brandywine Regency Warehouse & Distribution Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers established a lender-controlled lockbox account on the origination date and were required to deliver direction letters to the tenant at the Brandywine Regency Warehouse & Distribution Center Property directing them to pay rent and other sums due to the lockbox account. The borrowers are required to (or cause the property manager to) immediately deposit all revenue derived from the Brandywine Regency Warehouse & Distribution Center Property and received by the borrowers or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brandywine Regency Warehouse & Distribution Center Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brandywine Regency Warehouse & Distribution Center Whole Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the Brandywine Regency Warehouse & Distribution Center Whole Loan or (ii) to the extent that no Trigger Period exists, be disbursed to the borrowers. Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Brandywine Regency Warehouse & Distribution Center Whole Loan documents, the lender may apply funds to the Brandywine Regency Warehouse & Distribution Center Whole Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and (iv) the occurrence of the failure by the borrower to deliver to the lender any of the Specified Tenant (as defined below) financial statements within the applicable time periods set forth in the Brandywine Regency Warehouse & Distribution Center Whole Loan documents (“Required Records Failure”); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the cure (if applicable) of such event of default, (x) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two calendar quarters, (y) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, and (z) clause (iv) above, the date that is 30 days after the cure of such Required Records Failure.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the Specified Tenant being in default under the applicable Specified Tenant lease, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding,

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and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any assignment of the Specified Tenant lease and/or sublease of all or any portion of the Specified Tenant Space, in each case, in violation of the Brandywine Regency Warehouse & Distribution Center Whole Loan documents, (vii) any bankruptcy or similar insolvency of a Specified Tenant, (viii) any of the provisions of the Specified Tenant lease are amended, modified, cancelled, terminated, surrendered, withdrawn or waived without lender’s prior written consent, including, without limitation, in connection with any case, proceeding or other action under any creditors rights laws, or any insolvency or bankruptcy proceedings, in each case, involving Specified Tenant; and (ix) the Debt to EBITDAR Ratio (as defined below) being greater than 3.00x based on a trailing 12 month period and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the Brandywine Regency Warehouse & Distribution Center Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each lease have expired or been satisfied, and each lease has commenced and the applicable tenant(s) under such lease(s) are paying full unabated rent.

“Debt to EBITDAR Ratio” means a ratio calculated by the lender (on a trailing 12-month basis) of (i) the current total Specified Tenant indebtedness to (ii) Specified Tenant EBITDAR (as defined in the related loan agreement). The Debt to EBITDAR Ratio is required to be calculated (x) using the Specified Tenant’s financial statements delivered to the lender in accordance with the terms of the Brandywine Regency Warehouse & Distribution Center Whole Loan documents and (y) in accordance with an exhibit to the related loan agreement.

“Specified Tenant” means (i) Regency Furniture of Brandywine, Inc., a Maryland corporation, together with any successors and/or assigns, (ii)  any other lessee(s) of the Specified Tenant space (or any portion thereof), and (iii) solely with respect to calculations of Specified Tenant indebtedness and Specified Tenant EBITDAR, certain consolidated retail entities identified in the Brandywine Regency Warehouse & Distribution Center Whole Loan agreement.

“Specified Tenant Cure Conditions” means each of the following, as applicable, that the applicable Specified Tenant (i) has cured all events of default as defined under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (v) is paying full, unabated rent under the applicable Specified Tenant lease and (vi) the Debt to EBITDAR Ratio being less than 3.00x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

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PHOENIX
West Glen
Central Arts District
Downtown Phoenix
MARICOPA COUNTY
Central City
Southside
Arizona Industrial Park
W. Osborn Rd
Osborn Rd
E. Osborn Rd
W. Thomas Rd
Thomas Rd
E. Thomas Rd
W. Encanto Blvd
Encanto
E. McDowell Rd
McDowell
Roosevelt
W. Van Buren St
Van Buren
E. Van Buren St
E. Washington St
E. Jefferson St
W. Buckeye Rd
E. Buckeye Rd
N. 19th Ave
N. 7th Ave
N. 7th St
N. 16th St
N. Central Ave.
S. 19th Ave
S. 17th Ave
S. 7th Ave
S. Central Ave
S. 7th St
S. 16th St
METRO LIGHT RAIL
Piestewa Fwy
Papago Frwy
Papago Frwy
Maricopa Frwy
Phoenix-Wickenburg Hwy
Grand Ave
10
17
51
202
St. Joseph's Hospital & Medical Center
Park Central
Phoenix College
Phoenix Country Club
Abrazo Arizona Heart Hospital
Phoenix Children's Hospital
Encanto 9 Hole Golf Course
Enchanted Island Amusement Park
Encanto Park
AZ Veterans Memorial Coliseum
Arizona Exposition & State Fair
Heard Museum
Arizona Opera
Phoenix Art Museum
Grunow Memorial Medical Ctr.
Banner-University Medical Center Phoenix
Phoenix Trolley Museum
Burton Barr Central Library
Japanese Garden of Friendship
ROOSEVELT ROW
Phoenix Center for the Arts
Desert Sun Plaza
Arizona Center
Univ. of Arizona College of Medicine
Children's Museum of Phoenix
ASU Downtown Campus
St. Luke's Behavioral Health
Arizona Financial Theatre
Phoenix Conv. Ctr.
Arizona Science Center
State Capitol
Arizona State Library
Arizona Supreme Court
Bank of America Tower
Chase Field
Mortgage Matchup Ctr.
Renaissance Phoenix Downtown
100 North 1st Street
Phoenix, AZ 85004
Honeywell Aerospace Global HQ
Phoenix Sky Harbor International Airport
Phoenix Memorial Center
American Beverage Corporation
Rio Salado Habitat Restoration Area
Collins Aerospace
Salt River (Dry)
Amazon Distribution Center
UTC Aerospace Systems
Deer Valley
Sun City
Peoria
Glendale
El Mirage
Avondale
Tolleson
Laveen
Scottsdale
MC DOWELL MTS.
Paradise Valley
PHOENIX
Tempe
Mesa
Gilbert
Chandler
MARICOPA COUNTY
SOUTH MTS.
South Mountain
Komatke
PINAL COUNTY

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,000,000	Title(2):	Leasehold
Cut-off Date Principal Balance:	$55,000,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	6.8%	Net Rentable Area (Rooms):	521
Loan Purpose:	Refinance	Location:	Phoenix, AZ
Borrower:	PHXHotel LLC	Year Built / Renovated:	1975 / 2024
Borrower Sponsor:	Steven Cohn	Occupancy / ADR / RevPAR:	60.7% / $234.06 / $142.14
Interest Rate:	5.70000%	Occupancy / ADR / RevPAR Date:	7/31/2025
Note Date:	10/15/2025	4th Most Recent NOI (As of):	$10,504,408 (12/31/2022)
Maturity Date:	11/6/2035	3rd Most Recent NOI (As of):	$12,129,809 (12/31/2023)
Interest-only Term:	120 months	2nd Most Recent NOI (As of)(3):	$13,141,908 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(3) (4):	$12,364,063 (TTM 7/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	65.8% / $234.06 / $154.05
Amortization Type:	Interest Only	UW Revenues:	$45,804,633
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$32,371,322
Lockbox / Cash Management:	Springing	UW NOI(4):	$13,433,311
Additional Debt(1):	No	UW NCF:	$11,143,080
Additional Debt Balance(1):	N/A	Appraised Value / Per Room:	$157,000,000 / $301,344
Additional Debt Type(1):	N/A	Appraisal Date:	8/19/2025

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$105,566
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$105,566
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	35.0%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	35.0%
Debt Service Reserves:	$0	Springing	N/A	UW NCF DSCR:	3.51x
PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	24.4%
Ground Rent Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000	100.0%	Loan Payoff	$40,239,768	73.2%
			Sponsor Equity	13,749,613	25.0
			Closing Costs	1,010,619	1.8
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)	See “Permitted Future Subordinate and Mezzanine Debt” below for further discussion of future additional debt permitted.
(2)	Most of the Renaissance Phoenix Downtown Property (as defined below) is subject to a temporary ground lease (through November 1, 2031) related to GPLET (as defined below) treatment in lieu of ad valorem taxation. See “Ground Leases and Air Rights Leases” below.
(3)	The decrease in Most Recent NOI from the 2nd Most Recent NOI is attributed to operations working toward remediation of guestroom showers in renovated guestrooms. The work was completed in October 2025 and all impacted rooms were back online as of the origination of the Renaissance Phoenix Downtown Mortgage Loan (as defined below).
(4)	Underwritten NOI exceeds Most Recent NOI primarily due to temporary occupancy disruptions. Between May and December 2024, approximately 7,719 room nights were displaced (averaging 36 rooms per month), and an additional 100 rooms were impacted between May and September 2025. As a result, occupancy penetration declined from 97.1% in 2023 to 86.7% in the T-12 through July 2025. Underwriting is based on the prior year’s 2024 occupancy penetration index.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The Renaissance Phoenix Downtown mortgage loan (the “Renaissance Phoenix Downtown Mortgage Loan”) is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $55,000,000 and is secured by the borrower’s leasehold interest (as described below under “Ground Leases and Air Rights Leases”) in a 521-room, full-service hotel located in Phoenix, Arizona (the “Renaissance Phoenix Downtown Property”). The Renaissance Phoenix Downtown Mortgage Loan has a ten-year term, is interest-only for the full term and accrues interest at a rate of 5.70000% per annum on an Actual/360 basis.

The Property. The Renaissance Phoenix Downtown Property is a 521-room, 18-story full-service hotel under a long-term management agreement with Renaissance Hotel Operating Company, an affiliate of Marriott International, Inc. (“Marriott

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International”) that expires December 2041. The Renaissance Phoenix Downtown Property was originally built in 1975, underwent full guest room renovations between 2019 and 2022, and most recently received additional upgrades in 2024. The Renaissance Phoenix Downtown Property is situated on an approximately 1.26 acre site with 307 parking spaces in an on-site parking garage. The Renaissance Phoenix Downtown Property includes 51,910 square feet of meeting space, 1,850 square feet of retail space leased to FedEx and a gift shop.

The Renaissance Phoenix Downtown Property contains 223 king rooms, 210 double queen rooms, 13 double queen studio suites, 33 king executive rooms, 28 king junior suites, and 14 accessible rooms. Amenities include an outdoor pool, fitness center, member’s lounge and sundry shop. The food and beverage outlets at the Renaissance Phoenix Downtown Property include the Dust Cutter restaurant that offers breakfast, lunch and dinner, and Starbucks. The borrower sponsor has owned the Renaissance Phoenix Downtown Property for over 30 years and has invested approximately $37.4 million on capital improvements, including full guest room renovations, public areas, building façade, infrastructure, and lobby, restaurant and bar renovations, since 2015.

The following table presents certain information relating to the 2024 demand analysis with respect to the Renaissance Phoenix Downtown Property based on market segmentation as provided by the appraisal:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting &Group	Leisure
Renaissance Phoenix Downtown	521	25.0%	55.0%	20.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the performance of the Renaissance Phoenix Downtown Property:

Historical Occupancy, ADR, RevPAR
	Renaissance Phoenix(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	64.6%	$186.34	$120.40	62.3%	$188.10	$117.19	103.7%	99.1%	102.7%
2023	64.7%	$221.34	$143.26	66.7%	$206.44	$137.67	97.1%	107.2%	104.1%
2024	62.9%	$237.03	$149.06	68.6%	$209.97	$144.06	91.7%	112.9%	103.5%
TTM 7/31/2025	60.7%	$234.06	$142.14	70.1%	$210.23	$147.32	86.7%	111.3%	96.5%
(1)	Occupancy, ADR and RevPAR for the Renaissance Phoenix Downtown Property are based on the underwritten cash flow.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Renaissance Phoenix Downtown Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2022-TTM 7/31/2025 includes Hyatt Regency Phoenix, Embassy Suites by Hilton Phoenix Downtown North, Best Western Downtown Phoenix, Sheraton Phoenix Downtown, Hilton Garden Inn Phoenix Downtown, Westin Phoenix Downtown and Kimpton Hotel Palomar Phoenix.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Environmental. According to the Phase I environmental site assessment dated September 4, 2025, there was evidence of a recognized environmental condition at the Renaissance Phoenix Downtown Property associated with regional groundwater contamination but no further investigation was warranted. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Renaissance Phoenix Downtown Property is located at 100 North 1st Street in downtown Phoenix, Arizona, which location offers direct access to the light rail system and is approximately four miles from the Phoenix Sky Harbor International Airport. Other demand drivers in the area include Chase Field, PHX Arena, the Orpheum Theatre, Phoenix Convention Center, Arizona State University, and the Phoenix Art Museum.

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The following table presents certain information relating to the primary hotel competition for the Renaissance Phoenix Downtown Property:

Competitive Set(1)
Property	Distance from Subject	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Renaissance Phoenix Downtown(2)	-	1975	521	60.7%	$234.06	$142.14
100 North 1st Street Phoenix, AZ
Hyatt Regency Phoenix	< 0.25 mi	1976	693	70-75%	$220-$230	$160-$170
122 North 2nd Street, Phoenix, AZ
Sheraton Hotel Phoenix Downtown	0.50 mi	2008	1,003	60-65%	$195-$205	$120-$130
340 North 3rd Street, Phoenix, AZ
Westin Phoenix Downtown	< 0.25 mi	2011	242	75-80%	$225-$235	$170-$180
333 North Central Avenue, Phoenix, AZ
Kimpton Hotel Palomar Phoenix	0.50 mi	2012	242	70-75%	$220-$230	$155-$165
2 East Jefferson Street, Phoenix, AZ
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	The Renaissance Phoenix Downtown Property metrics are based on the underwriting as of July 31, 2025.

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The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the Renaissance Phoenix Downtown Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 7/31/2025	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	64.6%	64.7%	62.9%	60.7%	65.8%
ADR	$186.34	$221.34	$237.03	$234.06	$234.06
RevPAR	$120.40	$143.26	$149.06	$142.14	$154.05

Room Revenue	$22,895,570	$27,243,896	$28,422,888	$27,029,281	$29,294,890	$56,228	64.0%
Food & Beverage Revenue	$10,378,228	$11,348,610	$13,771,356	$12,919,471	$14,373,899	$27,589	31.4%
Parking Revenue	$289,044	$353,518	$264,151	$312,926	$275,708	$529	0.6%
Other Departmental Revenue(3)	$1,444,641	$1,447,354	$1,782,161	$1,870,140	$1,860,136	$3,570	4.1%
Total Revenue	$35,007,483	$40,393,378	$44,240,556	$42,131,819	$45,804,633	$87,917	100.0%
Room Expense	$5,380,046	$6,285,116	$6,347,087	$6,487,599	$6,541,813	$12,556	22.3%
Food & Beverage Expense	$7,530,614	$8,920,711	$9,813,362	$9,237,165	$10,242,729	$19,660	71.3%
Other Departmental Expenses	-$10	-$1,024	$0	$0	$0	$0	0.0%
Departmental Expenses	$12,910,649	$15,204,802	$16,160,449	$15,724,764	$16,784,542	$32,216	36.6%
Departmental Profit	$22,096,833	$25,188,576	$28,080,107	$26,407,055	$29,020,091	$55,701	63.4%
Management Fee(4)	$1,050,223	$1,344,369	$1,385,113	$999,222	$1,686,436	$3,237	3.7%
Marketing	$3,210,306	$3,530,757	$4,235,256	$3,901,286	$4,235,256	$8,129	9.2%
Other Undistributed Expenses(5)	$6,621,888	$7,313,984	$8,463,973	$8,179,673	$8,463,973	$16,246	18.5%
Total Undistributed Expenses	$10,882,418	$12,189,109	$14,084,342	$13,080,181	$14,385,664	$27,612	31.4%
Real Estate Taxes(6)	$200,113	$210,984	$223,021	$141,697	$384,620	$738	0.8%
Property Insurance	$281,844	$356,529	$310,131	$375,624	$402,628	$773	0.9%
Equipment Lease Expense	$137,060	$172,271	$63,875	$71,437	$71,437	$137	0.2%
Ground Lease Payment	$85,555	$75,726	$202,450	$320,466	$288,050	$553	0.6%
Other Fixed Expenses	$5,435	$54,147	$54,380	$53,588	$54,380	$104	0.1%
Total Fixed Expenses	$710,008	$869,657	$853,857	$962,811	$1,201,115	$2,305	2.6%
Net Operating Income(7) (8)	$10,504,408	$12,129,809	$13,141,908	$12,364,063	$13,433,311	$25,784	29.3%
FF&E	$1,750,372	$2,022,033	$2,215,967	$2,111,612	$2,290,232	$4,396	5.0%
Net Cash Flow	$8,754,036	$10,107,777	$10,925,942	$10,252,451	$11,143,080	$21,388	24.3%
(1)	Per Room is based on 521 rooms.
(2)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(3)	Other Departmental Revenue includes proceeds from cancellation fees, retail rent, and miscellaneous income.
(4)	The management agreement provides for a 3% base fee and a 20% incentive fee based on the excess of operating profit over the owner’s priority amount defined in the management agreement. The owner’s priority is currently set at $9,893,891 and increases by 10% of any sponsor-funded capital expenditure exceeding the Property Improvement Plan.
(5)	Other Undistributed Expenses includes administrative and general expenses, operations and maintenance, utilities, and information and telecommunication.
(6)	The Development Lease (as defined below) provides for (i) a fixed rent payment per the schedule in the Development Lease (shown below under “Ground Leases and Air Rights Leases)” in lieu of real estate taxes through 2031 and (ii) a contingent payment equal to the amount, if any, in which $791,468.12 (the property taxes before the GPLET was put in place) exceeds the sum of fixed annual rent, GPLET (as defined below) payments, and all other taxes relating to the Renaissance Phoenix Downtown Property. Thereafter, the Renaissance Phoenix Downtown Property will revert to full taxes. Underwritten amounts are based on the average of the scheduled GPLET payments and property taxes during the term of the Renaissance Phoenix Downtown Mortgage Loan.
(7)	The decrease in TTM 7/31/2025 NOI from 2024 NOI is attributed to disruption caused by remediation of guestroom showers in renovated guestrooms. The work was completed in October 2025 and all impacted rooms were back online as of the origination of the Renaissance Phoenix Downtown Mortgage Loan.
(8)	Underwritten NOI exceeds TTM 7/31/2025 NOI primarily due to temporary occupancy disruptions. Between May and December 2024, approximately 7,719 room nights were displaced (averaging 36 rooms per month), and an additional 100 rooms were impacted between May and September 2025. As a result, occupancy penetration declined from 97.1% in 2023 to 86.7% in the T-12 through July 2025. Underwriting is based on the prior year’s 2024 occupancy penetration index.

The Borrower. The borrower is PHXHotel LLC, a Delaware limited liability company and special purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance Phoenix Downtown Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve out guarantor is Steven Cohn. Mr. Cohn serves on the Board of Directors for the Greater Phoenix Convention and Visitors Bureau and has participated in shaping regional development initiatives. Over his career, he has built a diverse portfolio of hotel and commercial real estate investments across the United States. Notable assets previously owned by the borrower sponsor include the Sheraton International at O’Hare, the Sheraton Airport Hotel in Burlingame, California, the Radisson Read House in Chattanooga, Tennessee, the Vendue Inn in Charleston, South Carolina, and the Hamilton Turner Inn in Savannah, Georgia.

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No. 3 – Renaissance Phoenix Downtown

Property Management. The Renaissance Phoenix Downtown Property is managed by Renaissance Hotel Operating Company, an affiliate of Marriott International (the “Property Manager”) pursuant to an agreement (the “Management Agreement”) with the borrower dated October 11, 2011. The Management Agreement has an initial term of 30 years (through 2041), and a renewal option for an additional 10 years. There is no separate franchise agreement.

Escrows and Reserves. No upfront reserves were required at origination of the Renaissance Phoenix Downtown Mortgage Loan. Springing reserves are required as follows:

Tax Escrows – If the Property Manager fails to pay all taxes due, the borrower will be required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Escrows – If the Property Manager fails to pay all insurance premiums due or fails to obtain and maintain the insurance required under the management agreement, the borrower will be required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.

FF&E Reserve – If the Property Manager is no longer required to make payments into the FF&E reserve under the management agreement, the borrower will be required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 1/12th of 5% of the gross revenues for the Renaissance Phoenix Downtown Property.

PIP Reserve – On the date that any PIP is imposed by the Property Manager pursuant to the Management Agreement, the borrower will be required to deposit an amount equal to 125% of the sum required to pay for the budgeted portion of such PIP required to be completed within the subsequent 12-month period.

Ground Rent Reserve – If the Property Manager is no longer required to make ground rent payments to the ground lessors, the borrower will be required to deposit, on each monthly payment date, 1/12th of the amount sufficient to pay the ground rent payable during the next ensuing 12 months.

Debt Service Reserve – If a Cash Sweep Period has commenced, the borrower will be required to deposit, on or before each monthly payment date, an amount sufficient to pay the debt service due on or before each monthly payment date.

Lockbox / Cash Management. The Renaissance Phoenix Downtown Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below), the borrower is required to deposit the Borrower’s Remittance Amount (as defined below) directly into the lender-controlled lockbox account as and when payable to the borrower under the management agreement. Upon the occurrence and during the continuance of a Cash Sweep Period, (i) all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender, which funds will be applied and disbursed in accordance with the Renaissance Phoenix Downtown Mortgage Loan documents, and (ii) all excess cash flow funds remaining in the cash management account will be transferred to the excess cash flow reserve account and held by lender as additional collateral for the Renaissance Phoenix Downtown Mortgage Loan. To the extent that no Cash Sweep Period is continuing, all amounts in the excess cash flow reserve are required to be disbursed to the borrower.

“Borrower’s Remittance Amount” means, for so long as the Management Agreement is in full force and effect, the excess funds distributed to the borrower after the Property Manager has made all permitted disbursements and/or funded all reserves in accordance with the Management Agreement, including all operating expenses paid and all fees due.

“Cash Sweep Period” means a period (A) commencing upon any of (i) the occurrence and continuance of an event of default or (ii) notification by the Property Manager of its intent to terminate or cancel the Management Agreement and (B) expiring upon, with regard to (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, either (1) the Property Manager revokes such notice of termination, cancellation, or surrender of such Management Agreement and delivers to the lender a “good standing” letter or (2) the lender receives evidence, that borrower has entered into a management agreement with a Qualified Manager (as defined below), and that an amount of funds is on deposit (either in the PIP Reserve Account or a reserve account maintained for such purposes by such manager pursuant to the Management Agreement, or a combination thereof) and allocable pursuant to the terms and conditions of the Renaissance Phoenix Downtown Mortgage Loan documents (or such Management Agreement, as applicable) to cover at least 125% of the anticipated costs of all PIP work required to be performed in connection therewith. Such person or entity will be subject to the lender’s receipt of a rating agency confirmation.

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No. 3 – Renaissance Phoenix Downtown

“Qualified Manager” means a replacement property manager approved by the lender and subject to (i) the lender’s receipt of a rating agency confirmation and (ii) if such replacement property manager is affiliated with the borrower or the borrower sponsor, delivery of a new non-consolidation opinion with respect to such person or entity.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. The Renaissance Phoenix Downtown Mortgage Loan documents permit future mezzanine financing, subject to the satisfaction of certain conditions, including among others: (i) the debt yield occurring at the time of the mezzanine financing is no less than the debt yield as of the Renaissance Phoenix Downtown Mortgage Loan note date, (ii) the loan-to-value ratio at the time of the mezzanine financing is no greater than the loan-to-value ratio as of the Renaissance Phoenix Downtown Mortgage Loan note date and (iii) delivery of, among other things, (a) drafts of such financing documentation for the lender’s review and reasonable approval, (b) a market standard intercreditor agreement reasonably satisfactory to the lender, and (c) such opinions, title endorsements, documents and/or instruments relating to the Renaissance Phoenix Downtown Property and other materials as may be reasonably required by the lender, and any and all other documentation that the lender may reasonably require in connection such financing.

Upon the occurrence and during the continuance of a Market Disruption, the Renaissance Phoenix Mortgage Loan documents permit (i) the Borrower and its indirect equity owners to incur future unsecured and secured subordinate indebtedness (provided such debt is not secured by the Renaissance Phoenix Downtown Property) upon terms and conditions no less favorable to the borrower than those that the lender affords other mortgage borrowers during such period with respect to a loan secured by a hospitality property (subject to adjustment to reflect any differences in loan size, property value and loan and property performance) and (ii) delivery of any and all documentation that the lender may reasonably require in connection such financing. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

“Market Disruption” means a disruption in any of the national or Phoenix metropolitan area real estate, hospitality or financial markets due to unforeseen circumstances outside of the control of the borrower, such as occurred by way of example but not of limitation, following the terrorist attacks of September 11, 2001, during the financial crisis of 2007-2008 and during the COVID-19 pandemic.

Partial Release. Not permitted.

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No. 3 – Renaissance Phoenix Downtown

Ground Leases and Air Rights Leases. The borrower’s ownership interest consists of four leasehold interests: (i) the temporary development ground lease with the city of Phoenix (the “Development Ground Lease”); (ii) a partial ground lease with a third-party ground lessor for a small portion of the Renaissance Phoenix Downtown Property (the “Partial Ground Lease”); and (iii) the Air Rights Lease (as defined below) and (iv) the Drop Off Lease (as defined below).

The Development Ground Lease. The borrower entered into a redevelopment agreement on October 6, 2011 with the City of Phoenix (the “City”), pursuant to which the borrower conveyed the Renaissance Phoenix Downtown Property to the City and the City leased the Renaissance Phoenix Downtown Property back to the borrower pursuant to the Development Ground Lease. This structure rendered the Renaissance Phoenix Downtown Property eligible for Government Property Lease Excise Tax (“GPLET”) treatment in lieu of ad valorem taxation. The Development Ground Lease expires on November 1, 2031, at which time the fee interest will revert to the borrower upon, among other things, the borrower’s payment of a purchase price equal to $50,000. The Development Ground Lease provides for (i) a fixed rent payment per the following schedule and (ii) a contingent payment equal to the amount, if any, by which $791,468.12 (the property taxes before the GPLET was put in place) exceeds the sum of fixed annual rent, GPLET payments, and all other taxes relating to the Renaissance Phoenix Downtown Property. The contingent payment has historically been offset by occupancy taxes resulting in only the fixed rent payments being due. After expiration of the Development Ground Lease, full taxes will be due. The lender underwrote taxes based on the average of the scheduled GPLET payments and property taxes during the term of the Renaissance Phoenix Downtown Mortgage Loan.

GPLET Fixed Payments
Year	Payment
2025	$145,000
2026	$165,000
2027	$185,000
2028	$205,000
2029	$225,000
2030	$245,000
2031	$265,000
2032	-
2033	-
2034	-

The Partial Ground Lease. The borrower also leases a portion of the Renaissance Phoenix Downtown Property covering a 6,886 square foot parcel pursuant to a ground lease with a third party (the “Partial Ground Lease”) dated June 20, 1973. The Partial Ground Lease is scheduled to expire on December 31, 2049 with one, 25-year extension option. The current annual rent is $144,550, which resets every five years to an amount equal to 7% of the as-vacant fair value of the land, subject to a minimum rent of $40,000. The portion of the Renaissance Phoenix Downtown Property that is subject to the Partial Ground Lease is not subject to GPLET treatment.

Air Rights Lease and Drop Off Lease. The borrower is a party to two air rights leases, one of which covers certain air rights and subsurface rights above and below the sidewalks surrounding the hotel (the “Air Rights Lease”) and the other air rights lease allows a street curb cut for valet parking services and delivery vehicles (the “Drop Off Lease”), each of which is between the City and the borrower.

The Air Rights Lease commenced on August 3, 1973 and was recently extended through August 3, 2073. The current annual rent is $2,165 and such rent does not increase through lease expiration. The Air Rights Lease allows the hotel to offer covered outdoor seating, install lighting and add landscaping on the public right of way adjacent to the hotel building.

The Drop Off Lease commenced on April 27, 2001 and was automatically extended through August 3, 2073. The current annual rent is $42,402.62, and the annual rent payment increases by a consumer price index multiple every three years, subject to a maximum increase of 112.0% of the preceding year’s annual rent, with the next rent increase scheduled to occur on August 1, 2028. The Drop Off Lease covers the First Street drop-off location, (7,667 square feet),and the air space above it extending up to a maximum of 50 feet above the surface situated on the north side of Adams Street between Central Avenue and First Street in Phoenix, Arizona.

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No. 4 – Haverford Retail Partners Portfolio

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No. 4 – Haverford Retail Partners Portfolio

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No. 4 – Haverford Retail Partners Portfolio

SOUTHMONT PLAZA

LOWE'S
DICK'S SPORTING GOODS
BEST BUY
STAPLES
JACUZZI HOTTUBS OF SOUTHERN PA
LA SALON & DAY SPA
FRANK'S PIZZA AND ITALIAN RESTAURANT
KUNG FU II
T-Mobile
ROSS DRESS FOR LESS
Michaels
BARNES & NOBLE
MATTRESS FIRM
DUCK DONUTS
HOLIDAY HAIR
PET SUPPLIES PLUS
TEXAS ROADHOUSE
FRIDAYS
DOLLAR TREE
PNC
Panera BREAD
HOPE ROAD
FREEMANSBURG AVENUE
Anchor / Major
Non Anchor / Inline
Vacant
Not Part of Collateral
N

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No. 4 – Haverford Retail Partners Portfolio

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No. 4 – Haverford Retail Partners Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$51,900,000	Title:	Fee
Cut-off Date Principal Balance(1):	$51,900,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	6.4%	Net Rentable Area (SF):	767,546
Loan Purpose:	Acquisition	Location(6):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(6):	Various / Various
Borrower Sponsors:	Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey	Occupancy:	97.6%
Interest Rate:	5.95000%	Occupancy Date:	10/6/2025
Note Date:	11/21/2025	4th Most Recent NOI (As of):	$9,317,964 (12/31/2022)
Maturity Date:	12/6/2035	3rd Most Recent NOI (As of):	$9,744,758 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$9,655,549 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$10,549,082 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,797,813
Call Protection(3):	L(24),YM1(89),O(7)	UW Expenses:	$4,194,943
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,602,870
Additional Debt(1):	Yes	UW NCF:	$10,097,432
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF:	$137,300,000 / $179
Additional Debt Type(1):	Pari Passu	Appraisal Date(7):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$107
Taxes:	$722,894	$180,723	N/A	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.7%
Replacement Reserves:	$0	$9,594	N/A	Maturity Date LTV:	59.7%
TI/LC:	$0	$31,981	$1,500,000	UW NCF DSCR:	2.04x
Other Reserves(5):	$1,068,632	Springing	N/A	UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$81,900,000	62.9%	Purchase Price	$126,000,000	96.8%
Equity Contribution	48,273,742	37.1	Closing Costs	2,382,216	1.8
			Upfront Reserves	1,791,526	1.4
Total Sources	$130,173,742	100.0%	Total Uses	$130,173,742	100.0%
(1)	The Haverford Retail Partners Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $81.9 million (the “Haverford Retail Partners Portfolio Whole Loan”). The Financial Information in the chart above reflects the Haverford Retail Partners Portfolio Whole Loan.
(2)	The borrowers are (1) HRP Stow LLC, Bramblewood Stow LLC, and Concord Stow LLC, as tenants-in-common with respect to the Stow Community Center Property (as defined below), (2) HRP East Hanover LLC, Bramblewood East Hanover LLC, and Concord East Hanover LLC, as tenants-in-common with respect to the East Hanover Plaza Property (as defined below) and (3) HRP Southmont LLC, Bramblewood 89 LLC and Concord 89 LLC, as tenants-in-common with respect to the Southmont Plaza Property (as defined below).
(3)	Prepayment of the Haverford Retail Partners Portfolio Whole Loan with a prepayment fee equal to the greater of 1.00% and a yield maintenance premium is permitted at any time after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Haverford Retail Partners Portfolio Whole Loan and (b) November 21, 2028. The assumed prepayment lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves consist of (i) an initial unfunded obligations reserve of $829,382, (ii) an initial stormwater reserve of $239,250, and (iii) a springing monthly condominium assessments reserve.
(6)	See “Portfolio Summary” below.
(7)	The Appraised Value is as of the Appraisals dated from August 12, 2025 through August 15, 2025.

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No. 4 – Haverford Retail Partners Portfolio

The Loan. The Haverford Retail Partners Portfolio mortgage loan (the “Haverford Retail Partners Portfolio Mortgage Loan”) is part of the Haverford Retail Partners Portfolio Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $81,900,000 and is secured by the borrowers’ fee interests in three anchored retail properties totaling 767,546 square feet located in Ohio, Pennsylvania, and New Jersey (the “Haverford Retail Partners Portfolio Properties”). The Haverford Retail Partners Portfolio Whole Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 5.95000% per annum on an Actual/360 basis. The Haverford Retail Partners Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $51,900,000.

The table below identifies the promissory notes that comprise the Haverford Retail Partners Portfolio Whole Loan. The relationship between the holders of the Haverford Retail Partners Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Haverford Retail Partners Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$51,900,000	$51,900,000	BBCMS 2025-C39	Yes
A-2(1)	$30,000,000	$30,000,000	CREFI	No
Whole Loan	$81,900,000	$81,900,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Haverford Retail Partners Portfolio Properties are comprised of a 418,587 square foot anchored retail property located in Stow, Ohio (the “Stow Community Center Property”), a 250,939 square foot anchored retail property located in Easton, Pennsylvania (the “Southmont Plaza Property”) and a 98,020 square foot anchored retail property located in East Hanover, New Jersey (the “East Hanover Plaza Property”). As of October 6, 2025, the Haverford Retail Partners Portfolio was 97.6% occupied by 56 tenants with a weighted average tenant tenure of 17.0 years. The Haverford Retail Partners Portfolio Properties feature a diverse tenant roster with no individual tenant accounting for more than 11.8% of net rentable area or 8.1% of underwritten base rent.

The following table presents certain information relating to the Haverford Retail Partners Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value	U/W NOI(2)	% of U/W NOI
Stow Community Center	Stow, OH	1968, 1996-1998, 2008, and 2013/ NAP	418,587	$22,496,337	43.3%	$62,850,000	45.8%	$5,033,027	47.5%
Southmont Plaza	Easton, PA	2004 / 2021-2024	250,939	$19,137,729	36.9%	$47,750,000	34.8%	$3,778,660	35.6%
East Hanover Plaza	East Hanover, NJ	1994 / NAP	98,020	$10,265,934	19.8%	$26,700,000	19.4%	$1,791,183	16.9%
Total			767,546	51,900,000	100.0%	137,300,000	100.0%	10,602,870	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025.

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No. 4 – Haverford Retail Partners Portfolio

Stow Community Center Property

The Stow Community Center Property is an eight building, 418,587 square foot, anchored retail property located at 4224 Kent Road in Stow, Ohio, approximately 37 miles south of Cleveland and 10 miles north of Akron, Ohio. The Stow Community Center Property was constructed in phases over several decades in 1968, 1996-1998, 2008, and 2013 and is situated on a 50.02-acre site. As of October 6, 2025, the Stow Community Center Property was 96.2% occupied by 32 tenants with a weighted average tenant tenure of 19.1 years as of the Cut-off Date. The Stow Community Center Property is anchored by Giant Eagle, Kohls and Hobby Lobby and is also shadow anchored by Target.

Southmont Plaza Property

The Southmont Plaza Property is an eight building, 250,939 square foot, anchored retail center along Route 33 in Easton, Pennsylvania, approximately 15 miles east of Allentown, Pennsylvania. The Southmont Plaza Property was constructed in 2004, most recently renovated from 2021 to 2024, and is situated on a 45.98-acre site. As of October 6, 2025, the Southmont Plaza Property was 99.0% occupied by 21 tenants with a weighted average tenant tenure of 16.7 years as of the Cut-off Date. The Southmont Plaza Property is anchored by Dick’s Sporting Goods and Best Buy and is also shadow anchored by Lowe’s. The Southmont Plaza Property is subject to a horizontal condominium regime in which the related borrowers are the 62.5% controlling member.

East Hanover Plaza Property

The East Hanover Plaza Property is a three building, 98,020 square foot, anchored retail property located at 154 State Route 10 in East Hanover, New Jersey, approximately 26 miles west of New York City. The East Hanover Plaza Property was constructed in 1994 and is situated on an 8.43-acre site. As of October 6, 2025, the East Hanover Plaza Property was 100.0% occupied by eight tenants with a weighted average tenant tenure of 9.5 years as of the Cut-off Date. The East Hanover Plaza Property is anchored by HomeGoods and HomeSense and is also shadow anchored by Costco and T.J. Maxx.

Major Tenants. The three largest tenants based on net rentable area are Giant Eagle, Kohl’s and Hobby Lobby.

Giant Eagle (90,722 square feet; 11.8% of total net rentable area; 8.1% of total underwritten base rent). Founded in 1918, Giant Eagle is a food, fuel and pharmacy retailer with more than 470 locations across western Pennsylvania, northern central Ohio, northern West Virginia, Maryland, and Indiana. Giant Eagle has been a tenant at the Stow Community Center Property since October 1996 and has a current lease term through January 2027 with four, five-year renewal options and no termination options remaining.

Kohl’s (86,584 square feet; 11.3% of total net rentable area; 6.0% of underwritten base rent). Founded in 1962, Kohl’s is an omnichannel retailer that serves over 60 million customers across more than 1,100 stores in 49 states, online, and through the Kohl’s Mobile App. Kohl’s has been a tenant at the Stow Community Center Property since October 1998 and has a current lease term through February 2029 with four, five-year renewal options and no termination options remaining.

Hobby Lobby (55,342 square feet; 7.2% of total net rentable area; 3.8% of total underwritten base rent). Founded in 1970, Hobby Lobby is a large privately owned arts and crafts store chain with over 46,000 employees operating more than 1,000 stores across 48 states. Hobby Lobby has been a tenant at the Stow Community Center Property since October 2008 and has a current lease term through October 2028 with two, five-year renewal options and no termination options remaining.

Appraisals. The Haverford Retail Partners Portfolio Properties had an aggregate “as-is” appraised value of $137,300,000 as of the appraisals dated from August 12, 2025 through August 15, 2025, resulting in a Cut-off Date LTV and Maturity Date LTV of 59.7%.

Haverford Retail Partners Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Stow Community Center	$62,850,000	8.00%
Southmont Plaza	$47,750,000	7.75%
East Hanover Plaza	$26,700,000	6.50%
Total/Wtd. Average	$137,300,000	7.62%
(1)	Source: Appraisals.
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Environmental. The Phase I environmental assessments of the Haverford Retail Partners Portfolio Properties dated July 14, 2025 and August 29, 2025 identified recognized environmental conditions at the Stow Community Center Property and the East Hanover Plaza Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the occupancy of the Haverford Retail Partners Portfolio Properties:

Occupancy(1)
Property	12/31/2022	12/31/2023	12/31/2024	9/30/2025	Current(2)
Stow Community Center	94.6%	95.5%	96.0%	96.0%	96.2%
Southmont Plaza	98.5%	87.8%	99.0%	99.0%	99.0%
East Hanover Plaza	100.0%	100.0%	88.3%	100.0%	100.0%
Total	96.6%	93.6%	96.0%	97.5%	97.6%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent rolls dated October 6, 2025.

The following table presents certain information relating to the major tenants at the Haverford Retail Partners Portfolio Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options	Term. Options
Major Tenants
Giant Eagle	Stow Community Center	NR/NR/NR	90,722	11.8%	$934,437	8.1%	$10.30	1/31/2027	4 x 5 yr	N
Kohl's	Stow Community Center	B3/B+/BB-	86,584	11.3%	$692,672	6.0%	$8.00	2/2/2029	4 x 5 yr	N
Hobby Lobby	Stow Community Center	NR/NR/NR	55,342	7.2%	$442,736	3.8%	$8.00	10/31/2028	2 x 5 yr	N
Dick's Sporting Goods	Southmont Plaza	Baa2/BBB/NR	50,000	6.5%	$750,000	6.5%	$15.00	1/31/2030	1 x 4 yr 11 mos.	N
HomeGoods(3)	Stow Community Center and East Hanover Plaza	NR/NR/NR	47,000	6.1%	$733,787	6.4%	$15.61	Various(3)	Various(3)	N
Best Buy	Southmont Plaza	A3/BBB+/NR	33,862	4.4%	$393,041	3.4%	$11.61	1/31/2031	1 x 5 yr	N
Ross Dress for Less	Southmont Plaza	NR/NR/NR	28,150	3.7%	$394,100	3.4%	$14.00	1/31/2035	3 x 5 yr, 1 x 4 yr 11 mos.	N
Homesense	East Hanover Plaza	NR/NR/NR	25,024	3.3%	$500,480	4.3%	$20.00	9/30/2027	4 x 5 yr	N
Barnes & Noble	Southmont Plaza	NR/NR/NR	24,627	3.2%	$492,540	4.3%	$20.00	1/31/2035	N	N
TJ Maxx	Stow Community Center	A2/A/NR	24,002	3.1%	$283,824	2.5%	$11.83	3/31/2032	4 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.			465,313	60.6%	$5,617,617	48.7%	$12.07
Other Tenants			283,896	37.0%	$5,914,680	51.3%	$20.83
Occupied Subtotal/Wtd. Avg.			749,209	97.6%	$11,532,297	100.0%	$15.39
Vacant Space			18,337	2.4%
Total/Wtd. Avg.			767,546	100.0%
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	HomeGoods leases 23,500 square feet of space at the Stow Community Center Property expiring August 31, 2032 with four, five-year renewal options and 23,500 square feet of space at the East Hanover Property expiring October 31, 2028 with, three, five-year renewal options.

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Annex A-3	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

The following table presents certain information relating to the historical sales of the top five tenants that report sales at the Haverford Retail Partners Portfolio Properties:

Tenant Sales History(1)
Tenant	Property	Net Rentable Area (SF)	Annual UW Rent	2022 Sales PSF	2023 Sales PSF	2024 Sales PSF	U/W Occ. Costs
Giant Eagle	Stow Community Center	90,722	$934,436.64	$422.11	$422.13	$402.28	2.6%
HomeGoods	East Hanover Plaza	23,500	$423,000.00	$332.37	$347.10	$389.39	4.6%
HomeSense	East Hanover Plaza	25,024	$500,480.04	$396.32	$383.56	$370.16	5.4%
Hobby Lobby	Stow Community Center	55,342	$442,736.04	$140.98	$127.43	$120.68	6.6%
Ross Dress for Less	Southmont Plaza	28,150	$394,100.04	$0.00	$0.00	$73.22	19.1%
(1)	Historical sales represent Sales PSF / Year.

The following table presents certain information relating to the lease rollover schedule at the Haverford Retail Partners Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	18,337	2.4%	NAP	NAP	18,337	2.4%	NAP	NAP
2025 & MTM(2)	1	5,694	0.7%	$0	0.0%	24,031	3.1%	$0	0.0%
2026	3	9,905	1.3%	$210,749	1.8%	33,936	4.4%	$210,749	1.8%
2027	10	164,248	21.4%	$2,529,919	21.9%	198,184	25.8%	$2,740,668	23.8%
2028	10	103,132	13.4%	$1,503,560	13.0%	301,316	39.3%	$4,244,228	36.8%
2029	11	169,162	22.0%	$2,193,769	19.0%	470,478	61.3%	$6,437,997	55.8%
2030	9	104,561	13.6%	$1,970,295	17.1%	575,039	74.9%	$8,408,292	72.9%
2031	2	35,642	4.6%	$446,210	3.9%	610,681	79.6%	$8,854,502	76.8%
2032	6	68,782	9.0%	$957,261	8.3%	679,463	88.5%	$9,811,763	85.1%
2033	3	14,190	1.8%	$320,000	2.8%	693,653	90.4%	$10,131,763	87.9%
2034	2	3,721	0.5%	$121,855	1.1%	697,374	90.9%	$10,253,618	88.9%
2035 & Beyond	5	70172	9.1%	$1,278,679	11.1%	767,546	100.0%	$11,532,297	100.0%
Total	62	767,546	100.0%	11,532,297	100.0%
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026.
(2)	2025 & MTM includes a temporary license agreement to Bath & Body Works which occupies 5,694 SF at the Stow Community Center Property on a month-to-month basis and to which no rent is attributable.

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Annex A-3	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

The following table presents certain information relating to the historical and underwritten cash flows of the Haverford Retail Partners Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2022	12/31/2023	12/31/2024	9/30/2025	Underwritten	Per Square Foot	%(2)
Base Rent	$10,377,271	$10,661,816	$10,500,037	$11,064,661	$11,431,483	$14.89	74.2%
Contractual Rent Steps	$0	$0	$0	$0	$100,813	$0.13	0.7%
Potential Income from Vacant Space	$0	$0	$0	$0	$545,864	$0.71	3.5%
Reimbursements	$3,705,095	$3,986,469	$3,654,783	$3,637,284	$3,324,180	$4.33	21.6%
Gross Potential Income	$14,082,366	$14,648,284	$14,154,820	$14,701,945	$15,402,340	$20.07	100.0%
Other Income(3)	$147,754	$198,469	$158,206	$165,590	$165,590	$0.22	1.1%
Percentage Rent	$46,938	$63,216	$82,363	$5,140	$0	$0.00	0.0%
Economic Vacancy & Credit Loss	$17,074	($112,340)	($11,091)	$10,192	(770,117)	-$1.00	-5.0%
Effective Gross Income	$14,294,131	$14,797,629	$14,384,297	$14,882,867	$14,797,813	$19.28	96.1%

Real Estate Taxes	$2,179,012	$2,261,253	$1,998,320	$1,915,972	$1,944,120	$2.53	13.1%
Management Fee	$428,824	$443,929	$431,529	$446,486	$443,934	$0.58	3.0%
Insurance	$275,830	$317,529	$303,952	$329,016	$177,442	$0.23	1.2%
CAM Expenses	$1,584,128	$1,623,495	$1,646,024	$1,604,384	$1,604,384	$2.09	10.8%
Other Expenses(4)	$508,373	$406,666	$348,923	$37,928	$25,062	$0.03	0.2%
Total Operating Expenses	$4,976,167	$5,052,871	$4,728,748	$4,333,786	$4,194,943	$5.47	28.3%

Net Operating Income	$9,317,964	$9,744,758	$9,655,549	$10,549,082	$10,602,870	$13.81	71.7%
Replacement Reserves	$0	$0	$0	$0	$121,666	$0.16	0.8%
TI/LC	$0	$0	$0	$0	$383,773	$0.50	2.6%
Net Cash Flow	$9,317,964	$9,744,758	$9,655,549	$10,549,082	$10,097,432	$13.16	68.2%
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Other Income includes ancillary income such as parking, signage, and storage as well as late fee income.
(4)	Other Expenses includes non-recoverable operating expenses which includes expenses that are not eligible for tenant reimbursement such as permits, fee and miscellaneous expenditures.

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No. 4 – Haverford Retail Partners Portfolio

The Market. The Haverford Retail Partners Portfolio Properties are located across the Akron, Lehigh Valley - PA, and Eastern Morris retail markets of Stow, Ohio, Easton, Pennsylvania, and East Hanover, New Jersey, respectively.

The Stow Community Center Property is located at 4224 Kent Road in Stow, Ohio, approximately 37 miles south of Cleveland and 10 miles north of Akron, Ohio, and is a part of the Akron retail market. Primary access to the Stow Community Center Property is provided by Interstate 76 and State Route 8. According to the appraisal, as of the second quarter of 2025, the Akron retail submarket had inventory of 32,546,971 square feet, a vacancy rate of 3.2%, and average asking rent of $12.57 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the Stow Community Center Property is 6,291, 49,668 and 139,251 and the 2024 average estimated household income within the same radii is $120,843, $118,551 and $103,072.

The Southmont Plaza Property is located at 4423 Birkland Place in Easton, Pennsylvania, approximately 15 miles east of Allentown, Pennsylvania, and is a part of the Lehigh Valley - PA retail market. Primary access to the Southmont Plaza Property is provided by Pennsylvania Route 33 and Pennsylvania Route 22 with access to the Pennsylvania Turnpike. According to the appraisal, as of the second quarter of 2025, the Lehigh Valley – PA retail market had inventory of 50,610,587 square feet, a vacancy rate of 4.5%, and average asking rent of $17.18 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the Southmont Plaza Property is 7,377, 47,831 and 137,390 and the 2024 average estimated household income within the same radii is $157,554, $134,201 and $120,885.

The East Hanover Plaza Property is located at 154 State Route 10 in East Hanover, New Jersey, approximately 26 miles west of New York City and is part of the Eastern Morris retail market. Primary access to the East Hanover Plaza Property is provided by Interstate 287, Route 10, and Route 53. According to the appraisal, as of the second quarter of 2025, the Eastern Morris retail market had inventory of 3,454,422 square feet, a vacancy rate of 3.6%, and average asking rent of $24.29 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the East Hanover Plaza Property is 3,121, 37,534 and 158,933 and the 2024 average estimated household income within the same radii is $218,083, $233,838 and $227,618.

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No. 4 – Haverford Retail Partners Portfolio

The following table presents information relating to comparable retail leases for the Haverford Retail Partners Portfolio Properties:

Comparable Retail Rental Summary - Anchors and Jr Anchors(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
Stow Community Center(2)	-	1968, 1996-1998, 2008, 2013 / NAP	TJ Maxx	24,002	Mar-22	10.0	$11.45
4224 Kent Road Stow, OH 44224
Belden Park Crossing 5496 Dressler Road Canton, OH 44720	20 mi	1995 / NAP	PetSmart	26,326	Feb-23	10.0	$12.90
Massillon Marketplace 1-1001 Massillon Marketplace Drive Massillon, OH 44646	28 mi	2000 / NAP	Ross Dress for Less	25,000	Nov-22	10.0	$20.00
Southmont Plaza(2)	-	2004 / 2021-2024	Dicks Sporting Goods	50,000	Dec-04	25.0	$15.00
4423 Birkland Place Easton, PA 18045
Upland Square 321 Upland Square Drive Pottstown, PA	42 mi	2009 / NAP	Dicks Sporting Goods	46,321	2024	10.0	$16.44
Richoboro Shopping Center 1025 2nd Street Pike Richboro, PA	44 mi	1940 / 2022	Giant	50,000	2022	15.0	$14.00
East Hanover Plaza(2)	-	1994 / NAP	HomeSense	25,024	Sep-17	10.0	$20.00
154 State Route 10 East Hanover, NJ 07936
300 NJ-18 N East Brunswick, NJ	42 mi	NAV	Ross Dress for Less	24,000	Oct-23	10.0	$15.00
Route 46 & Waterview Boulevard Parsippany Troy Hills, NJ	43 mi	NAV	Home Goods	28,100	Aug-19	11.0	$20.00

(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025. Base Rent (PSF) excludes rent steps.

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Annex A-3	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

The following table presents information relating to comparable sales for the Haverford Retail Partners Portfolio Properties:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Sale Date	Sale Price	NRA	Price per SF
Stow Community Center	-	Nov-25	$55,000,000	418,587(2)	$131.39
4224 Kent Road
Stow, OH 44224
Westgate Shopping Center	31 mi	Jun-25	$51,500,000	216,940	$237.39
3181 Westgate Mall Drive
Fairview Park, OH 44126
Creekside Commons	37 mi	Oct-23	$24,125,000	208,433	$115.74
9599 Mentor Avenue
Mentor, OH 44060
Taylor Square	111 mi	Dec-24	$49,250,000	378,102	$130.26
2793 Taylor Road Extension
Reynoldsburg, OH 43068
Southmont Plaza	-	Nov-25	$47,000,000	250,939(2)	$187.30
4423 Birkland Place
Easton, PA 18045
Richland Marketplace	19 mi	Sep-22	$28,750,000	162,128	$177.33
3 W. Pumping Station Road
Quakertown, PA 18951
Forks Town Center	20 mi	Aug-25	$25,500,000	100,250	$254.36
301 Town Center Boulevard
Easton, PA 18040
Chambersburg Crossing	34 mi	Dec-24	$41,300,000	265,306	$155.67
925-971 Norland Ave, 901 Norland Ave
Chambersburg, PA 17201
East Hanover Plaza	-	Nov-25	$24,000,000	98,020(2)	$244.85
154 State Route 10
East Hanover, NJ 07936
Legacy Square	27 mi	Jun-23	$54,520,000	185,682	$293.62
1050 W. Edgar Road
Linden, NJ 7036
Hazlet Town Center	46 mi	Apr-25	$44,000,000	196,581	$223.83
3010-3054 State Route 35
Hazlet, NJ 7730
Cedar Hill Shopping Center	99 mi	Nov-23	$13,000,000	62,358	$208.47
142-178 Route 73
Voorhees, NJ 8043
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated October 6, 2025.

The Borrowers. The borrowers are (1) HRP Stow LLC, Bramblewood Stow LLC, and Concord Stow LLC, as tenants-in-common with respect to the Stow Community Center Property, (2) HRP East Hanover LLC, Bramblewood East Hanover LLC, and Concord East Hanover LLC, as tenants-in-common with respect to the East Hanover Plaza Property, and (3) HRP Southmont LLC, Bramblewood 89 LLC and Concord 89 LLC, as tenants-in-common with respect to the Southmont Plaza Property. Each of the borrowers is a Delaware limited liability company and a special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Haverford Retail Partners Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey, co-founders of Haverford Retail Partners. Haverford Retail Partners is a vertically integrated real estate firm that invests exclusively in retail assets. Haverford Retail Partners has completed over 100 retail transactions valued at over $2.5 billion.

Property Management. The Haverford Retail Partners Portfolio Properties are managed by Haverford Retail LLC, a borrower-affiliated property management company.

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No. 4 – Haverford Retail Partners Portfolio

Escrows and Reserves. At origination of the Haverford Retail Partners Portfolio Whole Loan, the borrowers deposited approximately: (i) $722,894 into a tax reserve, (ii) $239,250 into a reserve for stormwater maintenance work and (iii) $829,382 into a leasing reserve for outstanding tenant improvement and leasing commission obligations.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $9,594 for replacements to the Haverford Retail Partners Portfolio Properties.

TI/LC Reserve – On each monthly payment date, the borrowers are required to deposit approximately $31,981 into a reserve for future tenant improvements and leasing commissions; provided that the borrowers are not required to make such deposit at any time that the funds in such reserve equal or exceed $1,500,000.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $180,723).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination an approved blanket policy was in place.

Condominium Assessments Reserve – After the occurrence and continuance of a Trigger Period (as defined below) the borrowers are required to deposit into a condominium assessment reserve, on a monthly basis, 1/12th of the amount that the lender estimates will be sufficient to pay the condominium assessments over the next-ensuing 12-month period.

Lockbox / Cash Management. The Haverford Retail Partners Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lender-controlled lockbox account and to deposit, or cause the property manager to deposit, all revenue generated by the Haverford Retail Partners Portfolio Properties into such lender-controlled lockbox account within two business days of receipt thereof. The borrowers were required to deliver a notice to all tenants at the Haverford Retail Partners Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Haverford Retail Partners Portfolio Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Haverford Retail Partners Portfolio Whole Loan documents are required to (i) if a Trigger Period is continuing, be held by the lender in an excess cash flow reserve account as additional collateral for the Haverford Retail Partners Portfolio Whole Loan and (ii) if no Trigger Period exists, be disbursed to the borrowers. Notwithstanding the foregoing, if a Trigger Period exists solely due to the occurrence of a Specified Tenant Trigger Period (as defined below), and provided no other Trigger Period is ongoing and the debt yield is equal to or greater than 9.50% (excluding any income or gross rents attributable to the applicable Specified Tenant), deposits into the excess cash flow reserve account will not be required to the extent the amount on deposit in such account exceeds the Specified Tenant Excess Cash Flow Cap (as defined below). In addition, the borrowers may deposit cash or a letter of credit in lieu of required monthly deposits to the excess cash flow reserve account. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers; provided, however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the Haverford Retail Partners Portfolio Whole Loan documents, the lender may apply funds to the Haverford Retail Partners Portfolio Whole Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8.0% for one quarter and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt yield is equal to or greater than 8.25% for one calendar quarter, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

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No. 4 – Haverford Retail Partners Portfolio

A “Specified Tenant” means, as applicable, (i) HomeSense, together with its successors and/or assigns, (ii) HomeGoods, together with its successors and/or assigns, (iii) Giant Eagle, together with its successors and/or assigns, (iv) Kohl’s, together with its successors and/or assigns (v) any other person that leases either (A) 20% or more of the total rental income for the Haverford Retail Partners Portfolio Properties or (B) 20% or more of the leasable square feet of any individual Haverford Retail Partners Portfolio Property and (vi) any parents or affiliates of such tenants providing credit support for, or guarantor of such Specified Tenant leases.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary default of base rent beyond a 30-day cure period or any other material monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) other than in connection with certain permitted going dark events relating to a pandemic or related governmental orders or certain specified events in the nature of a force majeure event (“Permitted Dark Event”), a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) other than in connection with a Permitted Dark Event, a Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, or applicable portion thereof, (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required under the terms of the Haverford Retail Partners Portfolio Whole Loan documents for a minimum term of five years, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing (a) the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the Haverford Retail Partners Portfolio Whole Loan documents for a minimum term of five years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease and no other defaults occur under such Specified Tenant lease for a period of three consecutive months following such cure, (ii) is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Haverford Retail Partners Portfolio Whole Loan documents for a minimum term of five years and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (vi) is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“Specified Tenant Excess Cash Flow Cap” means an amount (as calculated by the lender) equal to (i) $35.00 per square foot for a Specified Tenant whose lease accounts for 20,000 square feet or less at the applicable property, (ii) $25.00 per square foot for a Specified Tenant whose lease accounts for at least 20,000 square feet up to 50,000 square feet at the applicable property, and (iii) $20.00 per square foot for a Specified Tenant whose lease accounts for greater than 50,000 square feet at any applicable property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

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No. 4 – Haverford Retail Partners Portfolio

Partial Release. The borrowers have the one-time right at any time after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Haverford Retail Partners Portfolio Whole Loan and (b) November 21, 2028 to obtain the release of any one of the individual Haverford Retail Partners Portfolio Properties, provided that, among other conditions, (i) the borrowers prepay an amount equal to 115% of the allocated loan amount with respect to such individual Haverford Retail Partners Portfolio Property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt yield with respect to the remaining Haverford Retail Partners Portfolio Properties must be not lesser than the greater of (1) the debt yield of all Haverford Retail Partners Portfolio Properties immediately prior to the release and (2) 12%, and (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Haverford Retail Partners Portfolio Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the Haverford Retail Partners Portfolio Properties immediately prior to the release and (2) 66%. The borrowers have the right to make an additional prepayment, without payment of the prepayment fee, to satisfy the above conditions relating to debt yield and loan-to-value ratio.

Ground Lease. None.

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No. 5 – Sonwil Distribution Center

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No. 5 – Sonwil Distribution Center

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Annex A-3	BBCMS 2025-C39
No. 5 – Sonwil Distribution Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,500,000	Title:	Fee
Cut-off Date Principal Balance:	$43,500,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of IPB:	5.4%	Net Rentable Area (SF):	323,260
Loan Purpose:	Refinance	Location:	Buffalo, NY
Borrower:	283 Ship Canal Parkway, LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	Peter G. Wilson	Occupancy:	100.0%
Interest Rate:	6.43500%	Occupancy Date:	11/24/2025
Note Date:	11/24/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	12/6/2035	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	300 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,852,204
Call Protection:	L(24),D(91),O(5)	UW Expenses:	$97,044
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$4,755,160
Additional Debt:	No	UW NCF:	$4,690,508
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$76,500,000 / $237
Additional Debt Type:	N/A	Appraisal Date:	11/6/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$135
Taxes:	$28,072	$2,849	N/A	Maturity Date Loan / SF:	$116
Insurance:	$68,154	$11,569	N/A	Cut-off Date LTV:	56.9%
Replacement Reserves:	$0	$2,694	N/A	Maturity Date LTV:	49.2%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.34x
				UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,500,000	100.0%	Payoff Existing Debt	$42,874,816	98.6%
			Closing Costs	521,565	1.2
			Upfront Reserves	96,226	0.2
			Return of Equity	7,393	0.0
Total Sources	$43,500,000	100.0%	Total Uses	$43,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Historical operating history is not available because the Sonwil Distribution Center Property (as defined below) was recently tenanted by a sponsor-affiliated tenant under a newly executed triple-net lease.

The Loan. The Sonwil Distribution Center mortgage loan (the “Sonwil Distribution Center Mortgage Loan”) is secured by the borrower’s fee interest in a recently constructed industrial property located in Buffalo, New York (the “Sonwil Distribution Center Property”). The Sonwil Distribution Center Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $43,500,000, has a 10-year term and, following a three-year interest-only period, amortizes on a 25-year schedule. The Sonwil Distribution Center Mortgage Loan accrues interest at a rate of 6.43500% per annum on an Actual/360 basis.

The Property. The Sonwil Distribution Center Property is a 323,260 square feet warehouse/distribution property located in Buffalo, New York. The Sonwil Distribution Center Property was constructed in 2022 with a focus on technology and automation. The Sonwil Distribution Center Property features 60-foot clear heights, 35 dock-high doors, high-tech racking systems and a food grade certification from both the FDA and BRC (Brand Reputation through Compliance). The Sonwil Distribution Center Property also includes 35 truck bays that allow for weather-protected loading and unloading with dock levelers that are an automated pallet-like system which directly loads into 18-wheelers. The building is fully racked at 60 feet clear heights, which, according to the borrower sponsor, provides approximately three times the number of pallet

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No. 5 – Sonwil Distribution Center

positions compared to a standard 30-foot clear warehouse. In addition, there are twelve rail docks with 1,500 feet of new track bed located at the Sonwil Distribution Center Property. There is only 2% office build out at the Sonwil Distribution Center Property. The Sonwil Distribution Center Property is 100% occupied by Sonwil Distribution (“Sonwil”), a borrower sponsor affiliate. The borrower sponsor has reported a total cost basis of approximately $65.6 million in the Sonwil Distribution Center Property.

The Sonwil Distribution Center Property benefits from a 15-year PILOT tax exemption (which is an 80% exemption for years one and two, 70% exemption for years three and four, 60% exemption for years five through nine and 50% exemption for years 10 through 15), which was obtained during construction. The PILOT tax exemption commenced in 2023.

Sole Tenant. The sole tenant at the Sonwil Distribution Center Property is Sonwil, an affiliate of the borrower sponsor.

Sonwil (323,260 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Sonwil is a privately-held, family-owned logistics company headquartered in Buffalo, New York (9.5 miles east of the Sonwil Industrial Center Property). The business traces its origins to 1941 in Western New York, with the current corporate entity incorporated in New York in 1962. Sonwil provides warehousing and distribution, e-commerce fulfillment, parcel/value-added services, re-manufacturing/refurbishment and reverse logistics, and transportation solutions delivered through an asset-based fleet and a freight-brokerage arm (Sonwil Logistics). Sonwil is currently led by Peter G. Wilson, who is the third-generation owner and borrower sponsor. Sonwil operates multiple facilities in the Buffalo market (approximately 1.3 million square feet including the Sonwil Industrial Center Property, across five properties). Sonwil is also a nationwide logistics brand that operates another 710,000 square feet in Nevada, New Jersey, Texas, and Georgia, and serves clients in the Las Vegas, New York City, Dallas-Fort Worth and Atlanta markets. Current clients include Tyson, General Mills, Georgia Pacific, Stanislaus, Aldi, and Nestle Purina, among others. An estimated 66%-75% of Sonwil’s business relates to food. At origination of the Sonwil Distribution Center Mortgage Loan, Sonwil entered into a new 15-year lease, which runs through November 2040 with no termination options. The lease contains two, five-year renewal options and require rental increases based on CPI. Additionally, the borrower sponsor personally guarantees the lease.

The following table presents certain information relating to the sole tenant at the Sonwil Distribution Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Sonwil(2)(3)	NR / NR / NR	323,260	100.0%	$15.50	$5,010,540	100.0%	11/23/2040

Occupied Collateral Total / Wtd. Avg.		323,260	100.0%	$15.50	$5,010,540	100.0%

Vacant Space		0	0.0%

Collateral Total		323,260	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	Sonwil has two, five-year renewal options remaining.
(3)	Sonwil is a borrower affiliate. The borrower sponsor personally guarantees the Sonwil lease.

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No. 5 – Sonwil Distribution Center

The following table presents certain information relating to the lease rollover schedule at the Sonwil Distribution Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2036 & Beyond	1	323,260	100.0	5,010,540	100.0		323,260	100.0%	$5,010,540	100.0%
Total	1	323,260	100.0%	$5,010,540	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.

The Market. The Sonwil Distribution Center Property is located in Buffalo, Erie County, New York. The Sonwil Distribution Center Property is located within the Lakeside Commerce Park, a recently developed industrial park situated just a few miles south of the Buffalo central business district and located on Buffalo’s Lake Erie Harbor. Buffalo is also a multi-modal logistics hub with access by train, truck or ship. Buffalo has multiple Class I rail connections (CSX, Northfolk Southern, Canadian Pacific and CN) and access to multiple major interstates (I-90, I-190 and I-290). The Sonwil Distribution Center Property is located within the Buffalo industrial market. As of the fourth quarter of 2025, the Buffalo industrial market has a vacancy rate of 5.4% and asking rent of $7.80 per square foot. The appraisal determined market rent of $15.50 per square foot for the industrial space at the Sonwil Distribution Center Property. The estimated 2024 population within a one-, three- and five-mile radius of the Sonwil Distribution Center Property is 2,049, 64,136 and 174,358, respectively. The estimated 2024 median household income within the same radii is $43,429, $48,410 and $45,770, respectively.

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No. 5 – Sonwil Distribution Center

The following table presents industrial rental data for comparable industrial single-tenant property leases with respect to the Sonwil Distribution Center Property as identified in the appraisal:

Comparable Industrial Rental Summary(1)
Property Name/Location	Clear Height (Ft.)	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
Sonwil Distribution Center 283 Ship Canal Parkway Buffalo, NY	60.0	100.0%	323,260	Sonwil	323,260	$15.50	Nov-2025	15.0	NNN
Amazon Last-Mile Facility 3920 Bayview Road Hamburg, NY	32.0	100.0%	183,628	Amazon	183,628	$16.96	Mar-2022	12.0	Net
Amazon.com Services 375 Paragon Drive Ogden, NY	24.0	100.0%	275,069	Amazon.com Services, LLC	275,069	$16.50	Jul-2022	15.0	Net
Amazon Last-Mile Facility 1200 Lexington Avenue Greece, NY	36.0	100.0%	182,803	Amazon.com Services, LLC	182,803	$19.83	Oct-2021	12.5	Net
Confidential Confidential Buffalo, NY	28.0	100.0%	76,000	Confidential	76,000	$11.17	Jul-2024	12.0	Net
Confidential Confidential Buffalo, NY	28.0	100.0%	45,000	Confidential	45,000	$13.34	Jul-2025	5.0	Net
Frito-Lay 6550 New Venture Gear Drive DeWitt, NY	36.0	100.0%	70,800	Frito-Lay	70,800	$12.70	Jul-2022	10.0	Net
Industrial Building 25 Tibbits Avenue Green Island, NY	28.0	100.0%	200,000	NYS OGS	200,000	$16.25	Jun-2025	15.0	Net
Industrial Facility 1000 Driving Park Avenue Rochester, NY	26.0	100.0%	40,000	Farmer Jon’s Popcorn	40,000	$19.87	Mar-2021	12.0	Net
(1)	Source: Appraisal, except for the Sonwil Distribution Center Property, which lease information is based on the underwritten rent roll dated October 1, 2025.

Environmental. According to the Phase I environmental assessment dated November 5, 2025, there was no evidence of any recognized environmental conditions at the Sonwil Distribution Center Property.

The following table presents certain information relating to the historical and current occupancy at the Sonwil Distribution Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
NAV	NAV	NAV	100.0%
(1)	The Sonwil Distribution Center Property received its temporary certificate of occupancy in August 2025.
(2)	Current Occupancy is as of October 1, 2025.

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No. 5 – Sonwil Distribution Center

The following table presents certain information relating to the underwritten cash flow at the Sonwil Distribution Center Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,010,540	$15.50	98.1%
Gross Potential Rent	$5,010,540	$15.50	98.1%
Total Reimbursements	97,043	0.30	1.9
Net Rental Income	$5,107,583	$15.80	100.0%
(Vacancy/Credit Loss)	(255,379)	(0.79)	(5.0)
Effective Gross Income	$4,852,204	$15.01	95.0%
Total Expenses	$97,044	$0.30	2.0%
Net Operating Income	$4,755,160	$14.71	98.0%
Total TI/LC, Capex/RR	64,652	0.20	1.3
Net Cash Flow	$4,690,508	$14.51	96.7%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

The Borrower. The borrower is 283 Ship Canal Parkway, LLC, a New York limited liability company and special purpose entity. The sole member of the borrower is also a special purpose entity and has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sonwil Distribution Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Peter G. Wilson. The borrower sponsor leads Sonwil, a third-generation, family-owned logistics company. Mr. Wilson has over 40 years of experience in warehouse and distribution.

Property Management. The Sonwil Distribution Center Property is managed by Sonwil Property Management Services, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $28,072 for real estate taxes and (ii) $68,154 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $2,849.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $11,569.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,694 for replacement reserves (approximately $0.10 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $2,694 (approximately $0.10 per square foot annually) for tenant improvement and leasing commission reserves. The TI/LC reserve is suspended so long as no Lease Sweep Period (as defined below) then exists. The reserve is currently suspended.

Lockbox / Cash Management. The Sonwil Distribution Center Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and/or property manager is required to collect and cause all rents to be deposited into a lockbox account within one business day of receipt. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Sonwil Distribution Center Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sonwil Distribution Center Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Sonwil Distribution Center Mortgage

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Loan (unless such Sweep Event Period is a Lease Sweep Period, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Lease Sweep Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower. Additionally, within two business days of a Sweep Event Period, the borrower is required to direct all tenants to pay rents directly to the lockbox account.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Sonwil Distribution Center Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months (and based on a 25-year amortization schedule); or (iii) the occurrence of a Lease Sweep Period (as defined below).

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; and (c) clause (iii) above, the Lease Sweep Period is cured in accordance with the Sonwil Distribution Center Mortgage Loan documents.

A “Lease Sweep Period” will commence upon the date on the first monthly payment date which: (A) (i) a Lease Sweep Tenant fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the Sonwil Distribution Center Mortgage Loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), prior to the earlier of the date that is 12 months prior to its lease expiration, (ii) a default by such Lease Sweep Tenant occurs under its lease, (iii) a Lease Sweep Tenant goes dark or otherwise ceases operations at the Sonwil Distribution Center Property or any material portion thereof, (iv) a Lease Sweep Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding (a “Lease Sweep Tenant Insolvency Proceeding”), (v) a Lease Sweep Tenant sublets any portion of its leased space without the lender’s consent or (vi) a Lease Sweep Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the Sonwil Distribution Center Property or any material portion thereof; or (B) from and after December 2026, the ratio of EBITDAR-to-Rent for a Lease Sweep Tenant (based on its annual corporate operating statements submitted annually and as calculated by the lender) falls below 1.40x for two consecutive calendar quarters.

A Lease Sweep Period will terminate with regard to: all sub-clauses mentioned under clause (A) above, if the related Lease Sweep Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (ii), upon the related Lease Sweep Tenant curing such default; (c) clause (iii), upon the related Lease Sweep Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters; (d) clause (iv), when the lease for the related Lease Sweep Tenant is assumed or affirmed in such proceeding and the related Lease Sweep Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to lender; and (e) clause (vi), the related Lease Sweep Tenant has rescinded such notice to terminate or cancel its lease.

Additionally, a Lease Sweep Period will terminate with regard to clause (B) above upon the EBTIDAR-to-Rent ratio for a Lease Sweep Tenant (based on its annual corporate operating statements submitted annually and as calculated by the lender) being at least 1.45x for one calendar quarter.

A “Lease Sweep Tenant” means Sonwil or any tenant otherwise occupying the space currently leased by Sonwil.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 6 – ExchangeRight Net Leased Portfolio #73

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$39,750,000	Title:	Fee
Cut-off Date Principal Balance:	$39,750,000	Property Type – Subtype(2):	Various - Various
% of IPB:	4.9%	Net Rentable Area (SF):	241,595
Loan Purpose:	Acquisition	Location(3):	Various, Various
Borrower:	ExchangeRight Net-Leased Portfolio 73 DST	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas	Occupancy:	100.0%
Interest Rate:	6.02000%	Occupancy Date:	11/20/2025
Note Date:	11/20/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/1/2035	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$5,251,510
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$157,545
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,093,965
Additional Debt:	No	UW NCF:	$5,057,726
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$80,415,000 / $333
Additional Debt Type:	N/A	Appraisal Date(5):	Various

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes:	18,234	$3,647	N/A	Maturity Date Loan / SF:	$165
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	49.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	49.4%
TI/LC:	$500,000	Springing	N/A	UW NCF DSCR:	2.08x
				UW NOI Debt Yield:	12.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$39,750,000	49.2%	Purchase Price(6)	$79,330,259	98.2%
Equity Contribution	41,018,435	50.8	Closing Costs(7)	919,941	1.1
			Upfront Reserves	518,234	0.6
Total Sources	$80,768,435	100.0%	Total Uses	$80,768,435	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The ExchangeRight Net Leased Portfolio #73 Properties (as defined below) are comprised of eight single-tenant retail properties and three single-tenant medical office properties.
(3)	See “The Properties” below for more information.
(4)	Historical financial information is not available because the ExchangeRight Net Leased Portfolio #73 Properties (as defined below) were acquired by the borrower between September 25, 2025 and November 20, 2025.
(5)	The individual appraisal valuation dates are between October 15, 2025 and November 7, 2025.
(6)	Purchase Price reflects the combined purchase price of the ExchangeRight Net Leased Portfolio #73 Properties which were acquired between September 25, 2025 and November 20, 2025.
(7)	Closing Costs includes a rate buydown fee of $291,500.

The Loan. The ExchangeRight Net Leased Portfolio #73 mortgage loan (the “ExchangeRight Net Leased Portfolio #73 Mortgage Loan”) is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $39,750,000 and is secured by the borrower’s fee interests in eight single-tenant retail properties and three single-tenant medical office properties located across New York, Kentucky, Wisconsin, Idaho, New Jersey and Colorado (the “ExchangeRight Net Leased Portfolio #73 Properties”). The ExchangeRight Net Leased Portfolio #73 Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.02000% per annum on an Actual/360 basis.

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No. 6 – ExchangeRight Net Leased Portfolio #73

The Properties. The ExchangeRight Net Leased Portfolio #73 Properties are comprised of eight single-tenant retail properties and three single-tenant medical office properties totaling 241,595 square feet and located across six states. The ExchangeRight Net Leased Portfolio #73 Properties are located in the following states: New York (four properties, 33.5% of net rentable area and 33.7% of underwritten rent), Kentucky (two properties, 27.3% of net rentable area and 10.1% of underwritten rent), Wisconsin (two properties, 17.2% of net rentable area and 23.5% of underwritten rent), Idaho (one property, 9.1% of net rentable area and 8.3% of underwritten rent), New Jersey (one property, 8.5% of net rentable area and 10.1% of underwritten rent), and Colorado (one property, 4.4% of net rentable area and 14.4% of underwritten rent). Built between 1976 and 2025, the ExchangeRight Net Leased Portfolio #73 Properties range in size from 10,740 square feet to 55,227 square feet.

The ExchangeRight Net Leased Portfolio #73 Properties are leased to the following four tenants: BioLife Plasma Services, Tractor Supply Company, Dollar General, and Hobby Lobby. Leases representing 92.9% of net rentable area and 88.3% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan.

ExchangeRight Net Leased Portfolio #73 Properties Summary(1)
Tenant Name City, State	Year Built	Tenant NRSF(2)	% of Portfolio NRSF	Lease Expiration Date(2)	Allocated Loan Amount	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Renewal Options
BioLife Plasma Services - Colorado Springs Colorado Springs, CO	2025	10,740	4.4%	11/30/2040	$5,930,000	$11,500,000	14.3%	$718,995	$66.95	14.2%	3 x 5 yr
BioLife Plasma Services - Madison Madison, WI	1979	24,265	10.0%	12/18/2035	$4,740,000	$9,500,000	11.8%	$587,070	$24.19	11.6%	4 x 5 yr
BioLife Plasma Services - Greenfield Greenfield, WI	1976	17,251	7.1%	9/16/2035	$4,740,000	$9,400,000	11.7%	$589,394	$34.17	11.6%	4 x 5 yr
Tractor Supply - Batavia Batavia, NY	2024	23,957	9.9%	12/31/2040	$4,410,000	$9,200,000	11.4%	$574,673	$23.99	11.3%	3 x 5 yr
Tractor Supply - Lockport Lockport, NY	2024	23,957	9.9%	12/31/2040	$4,270,000	$8,900,000	11.1%	$556,304	$23.22	11.0%	3 x 5 yr
Tractor Supply - Tully Tully, NY	2025	22,161	9.2%	11/30/2040	$3,930,000	$7,500,000	9.3%	$467,570	$21.10	9.2%	3 x 5 yr
Tractor Supply - Warren Warren, NJ	2024	20,419	8.5%	11/30/2040	$3,580,000	$8,200,000	10.2%	$511,823	$25.07	10.1%	3 x 5 yr
Tractor Supply - Driggs Driggs, ID	2023	21,930	9.1%	10/31/2040	$3,220,000	$6,700,000	8.3%	$420,413	$19.17	8.3%	3 x 5 yr
Hobby Lobby - Madisonville Madisonville, KY	2025	55,227	22.9%	7/31/2040	$2,890,000	$5,875,000	7.3%	$382,250	$6.92	7.5%	3 x 5 yr
Dollar General Market Madisonville, KY	2025	10,791	4.5%	9/30/2040	$1,130,000	$2,040,000	2.5%	$143,028	$13.25	2.8%	5 x 5 yr
Dollar General - Endicott Endicott, NY	2023	10,897	4.5%	11/30/2038	$910,000	$1,600,000	2.0%	$115,000	$10.55	2.3%	5 x 5 yr
Total/Weighted Average		241,595	100.00%		$39,750,000	$80,415,000	100.0%	$5,066,521	$20.97	100.0%
(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Based on underwritten rent rolls dated November 4, 2025.

Major Tenants. The three largest tenants based on net rentable area are Tractor Supply Company, Hobby Lobby, and BioLife Plasma Services.

Tractor Supply Company (112,424 square feet; 46.5% of net rentable area; 49.7% of underwritten base rent). Founded in 1938, Tractor Supply Company (NASDAQ: TSCO) is a rural lifestyle retailer with over 52,000 team members, ranking 296 on the Fortune 500. As of September 27, 2025, Tractor Supply Company operated 2,364 Tractor Supply stores in 49 states and 206 Petsense by Tractor Supply stores in 23 states. Tractor Supply Company has been a tenant at the ExchangeRight Net Leased Portfolio #73 Properties since November 2025 and leases space at five of the ExchangeRight Net Leased Portfolio #73 Properties with lease expirations between October 2040 and December 2040, three, five-year renewal options, and no termination options.

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Hobby Lobby (55,227 square feet; 22.9% of net rentable area; 7.3% of underwritten base rent). Founded in 1970, Hobby Lobby is a large privately owned arts and crafts store chain with over 46,000 employees operating more than 1,000 stores across 48 states. Hobby Lobby has been a tenant at the ExchangeRight Net Leased Portfolio #73 Properties since August 2025 and has a current lease term through July 2040 with three, five-year renewal options and no termination options.

BioLife Plasma Services (52,256 square feet; 21.6% of net rentable area; 37.9% of underwritten base rent). BioLife Plasma Services is a national plasma collection company and wholly owned subsidiary of Takeda Pharmaceuticals with more than 80 years of experience and 238 donation centers across the United States. BioLife Plasma Services has been a tenant at the ExchangeRight Net Leased Portfolio #73 Properties since September 2020 and leases space at three of the ExchangeRight Net Leased Portfolio #73 Properties with lease expirations between September 2035 and November 2040, and three, five-year renewal options for the BioLife Plasma Services – Colorado Springs property and four, five-year renewal options for the remaining properties leased to the tenant. The BioLife Plasma Services – Colorado Springs property tenant has the option to terminate its lease at any time during the term as long as it provides 30 days prior written notice to the landlord and pays a termination fee equal to the net present value of the total obligation for base rent and additional rent under such lease for the remainder of the current lease term, using an annual discount rate equal to the Prime Rate as reported in The Wall Street Journal on the date of termination, provided that such rate may not exceed 7.95%.

Appraisals. The ExchangeRight Net Leased Portfolio #73 Properties had an “as-is” appraised value of $80,415,000 as of dates between October 15, 2025, and November 7, 2025. Based on the “as-is” value of $80,415,000, the Cut-off Date LTV and Maturity Date LTV for the ExchangeRight Net Leased Portfolio #73 Mortgage Loan are each 49.4%.

ExchangeRight Net Leased Portfolio #73 Appraised Value(1)
Properties	Value	Capitalization Rate
BioLife Plasma Services - Colorado Springs	$11,500,000	6.25%
BioLife Plasma Services - Madison	9,500,000	6.25%
BioLife Plasma Services - Greenfield	9,400,000	6.25%
Tractor Supply - Batavia	9,200,000	6.25%
Tractor Supply - Lockport	8,900,000	6.25%
Tractor Supply - Warren	8,200,000	6.25%
Tractor Supply - Tully	7,500,000	6.25%
Tractor Supply - Driggs	6,700,000	6.25%
Hobby Lobby - Madisonville	5,875,000	6.50%
Dollar General Market	2,040,000	7.00%
Dollar General - Endicott	1,600,000	7.25%
Total / Wtd. Avg.(2)	$80,415,000	6.31%
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg. is based on the appraised value of each ExchangeRight Net Leased Portfolio #73 Property.

Environmental. The Phase I environmental assessments for the ExchangeRight Net Leased Portfolio #73 Properties dated between July 21, 2025 and November 6, 2025 identified recognized environmental conditions at the Hobby Lobby-Madisonville property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the occupancy of the ExchangeRight Net Leased Portfolio #73 Properties:

Current Occupancy(1)(2)
100.0%
(1)	Historical Occupancies are not available because the ExchangeRight Net Leased Portfolio #73 Properties were recently acquired between September 25, 2025 and November 20, 2025.
(2)	Based on the underwritten rent rolls dated November 4, 2025.

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The following table presents certain information relating to the major tenants at the ExchangeRight Net Leased Portfolio #73 Properties:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Tractor Supply Company(3)	Baa1/NR/BBB	112,424	46.5%	$2,611,883	49.7%	$23.23	Various	3 x 5 yr	N
Hobby Lobby	NR/NR/NR	55,227	22.9%	$382,250	7.3%	$6.92	7/31/2040	3 x 5 yr	N
BioLife Plasma Services(4)	Baa1/NR/BBB+	52,256	21.6%	$1,990,004	37.9%	$38.08	Various	Various(4)	Y(5)
Dollar General(6)	Baa3/NR/BBB	21,688	9.0%	$267,373	5.1%	$12.33	Various	5 x 5 yr	N
Total Occupied /Wtd. Avg.		241,595	100.0%	$5,251,510	100.0%	$21.74
Vacant Space		0	0.0%
Total/Wtd. Avg.		241,595	100.0%
(1)	Based on the underwritten rent rolls dated November 4, 2025 and inclusive of $184,990 of contractual rent steps.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tractor Supply Company leases 112,424 square feet of space across five properties: (i) Tractor Supply – Batavia, 23,957 square feet of space with an initial lease expiration of December 31, 2040; (ii) Tractor Supply – Lockport, 23,957 square feet of space with an initial lease expiration of December 31, 2040; (iii) Tractor Supply – Tully, 22,161 square feet of space with an initial lease expiration of November 30, 2040; (iv) Tractor Supply – Driggs, 21,930 square feet of space with an initial lease expiration of October 31, 2040, and (v) Tractor Supply – Warren, 20,419 square feet of space with an initial lease expiration of November 30, 2040. The tenant has three, five-year renewal options across all five locations.
(4)	BioLife Plasma Services leases 52,256 square feet of space across three properties: (i) Biolife Plasma Services – Madison, 24,265 square feet of space with an initial lease expiration of December 18, 2035 and four, 5-year renewal options; (ii) Biolife Plasma Services – Greenfield, 17,251 square feet of space with an initial lease expiration of September 16, 2035 and four, 5-year renewal options; and (iii) Biolife Plasma Services – Colorado Springs, 10,740 square feet of space with an initial lease expiration of November 30, 2040 and three, 5-year renewal options.
(5)	BioLife Plasma Services – Colorado Springs has the option to terminate its lease at any time during the term as long as it provides 30 days prior written notice to the landlord and pays a termination fee equal to the net present value of the total obligation for base rent and additional rent under such lease for the remainder of the current lease term, using an annual discount rate equal to the Prime Rate as reported in The Wall Street Journal on the date of termination, provided that such rate may not exceed 7.95%.
(6)	Dollar General leases 21,688 square feet of space across two properties: (i) Dollar General – Endicott, 10,897 square feet of space with an initial lease expiration of November 30, 2038; and (ii) Dollar General Market, 10,791 square feet of space with an initial lease expiration of September 30, 2040. The tenant has five, five-year renewal options across both locations.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #73 Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035	2	41,516	17.2%	$1,233,959	23.5%	41,516	17.2%	$1,233,959	23.5%
2036 & Beyond	9	200,079	82.8%	$4,017,551	76.5%	241,595	100.0%	$5,251,510	100.0%
Total	11	241,595	100.0%	5,251,510	100.0%
(1)	Based on the underwritten rent rolls dated November 4, 2025 and inclusive of $184,990 of contractual rent steps.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
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The following table presents certain information relating to the underwritten net cash flows of the ExchangeRight Net Leased Portfolio #73 Properties:

Operating History and Underwritten Net Cash Flow(1)(2)

	Underwritten	Per Square Foot	%(3)
Base Rent	$5,066,521	$20.97	96.5%
Contractual Rent Steps	$184,990	$0.77	3.5%
Reimbursements	$0	$0.00	0.0%
Gross Potential Income	$5,251,510	$21.74	100.0%
Economic Vacancy & Credit Loss	0	$0.00	0.0%
Effective Gross Income	$5,251,510	$21.74	100.0%

Management Fee	$157,545	$0.65	3.0%
Other Expenses	$0	$0.00	0.0%
Total Operating Expenses(4)	$157,545	$0.65	3.0%

Net Operating Income	$5,093,965	$21.08	97.0%
Replacement Reserves	$36,239	$0.15	0.7%
Net Cash Flow	$5,057,726	$20.93	96.3%
(1)	Based on the underwritten rent rolls dated November 4, 2025 and inclusive of $184,990 of contractual rent steps.
(2)	Historical financial information is not available because the ExchangeRight Net Leased Portfolio #73 Properties were recently acquired between September 25, 2025 and November 20, 2025.
(3)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(4)	Total Operating Expenses are underwritten based on the ExchangeRight Net Leased Portfolio #73 Properties absolute triple-net leases. As a result, there are no underwritten real estate taxes or insurance costs.

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The Market.

The following table presents certain market information relating to the ExchangeRight Net Leased Portfolio #73 Properties:

Market Area Summary(1)(2)
	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy	Submarket NNN Rent PSF
Tenant Name City, State
BioLife Plasma Services - Colorado Springs	Colorado Springs	Southwest	5,117,956	4.1%	$21.78
Colorado Springs, CO
BioLife Plasma Services - Madison	Madison	Northeast Madison	9,049,892	3.7%	$20.71
Madison, WI
BioLife Plasma Services - Greenfield	Milwaukee	SW Outlying Milwaukee	7,551,549	8.7%	$17.01
Greenfield, WI
Tractor Supply - Batavia	Buffalo	10-Mile Radius	3,600,859	6.8%	$12.19
Batavia, NY
Tractor Supply - Lockport	Buffalo	Outlying Niagara County	6,971,157	7.5%	$15.87
Lockport, NY
Tractor Supply - Tully	Syracuse	SE Outer Onondaga County	9,078,428	2.7%	$18.57
Tully, NY
Tractor Supply - Warren	Northern New Jersey	Route 78 East	6,601,788	3.5%	$23.41
Warren, NJ
Tractor Supply - Driggs	State of Idaho	Eastern Idaho	12,302,565	1.6%	$15.32
Driggs, ID
Hobby Lobby - Madisonville	Hopkins County	5-Mile Radius	2,179,071	7.3%	-
Madisonville, KY
Dollar General Market	Hopkins County	5-Mile Radius	2,179,071	7.3%	-
Madisonville, KY
Dollar General - Endicott	Binghamton	5-Mile Radius	1,585,602	15.80%	$13.44
Endicott, NY
(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Certain submarket information is not available because there are no delineated submarkets in the area. In these instances, market data is shown instead.

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The following table includes information regarding the demographics of each immediate trade area for the individual ExchangeRight Net Leased Portfolio #73 Properties:

Demographic Summary(1)
		Population(2)			Average Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
BioLife Plasma Services - Colorado Springs	Colorado Springs, CO	11,696	87,616	218,442	$85,266	$100,402	$94,613
BioLife Plasma Services - Madison	Madison, WI	6,716	57,833	131,385	$80,558	$92,904	$106,395
BioLife Plasma Services - Greenfield	Greenfield, WI	9,853	103,922	290,356	$102,435	$99,144	$98,138
Tractor Supply - Batavia	Batavia, NY	2,792	18,338	22,368	$82,903	$82,456	$83,204
Tractor Supply - Lockport	Lockport, NY	3,775	17,344	46,884	$80,844	$91,181	$91,298
Tractor Supply - Tully	Tully, NY	1,021	3,114	5,170	$115,059	$130,309	$126,910
Tractor Supply - Warren	Warren, NJ	3,547	48,930	198,108	$242,704	$200,474	$182,551
Tractor Supply - Driggs	Driggs, ID	517	3,293	4,997	$98,890	$109,764	$118,995
Hobby Lobby - Madisonville	Madisonville, KY	2,619	19,753	26,146	$70,964	$71,321	$71,638
Dollar General Market	Madisonville, KY	4,377	17,548	25,336	$73,426	$64,412	$70,149
Dollar General - Endicott	Endicott, NY	1,283	9,893	28,487	$97,922	$118,949	$98,185
Wtd. Avg. (based on UW NOI)		5,195	43,218	112,718	$104,592	$107,220	$106,310
(1)	Source: Appraisals.
(2)	Population and Average Household Income represent 2025 Population and Average Household Income.

The Borrower. The borrower for the ExchangeRight Net Leased Portfolio #73 Mortgage Loan is ExchangeRight Net-Leased Portfolio 73 DST, a Delaware statutory trust with at least one independent trustee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are ExchangeRight Real Estate, LLC, David Fisher, Warren Thomas and Joshua Ungerecht (together with David Fisher and Warren Thomas, the “Individual Guarantors”). As of August 31, 2025, ExchangeRight Real Estate, LLC and its affiliates’ vertically integrated platform features more than $6.7 billion in assets under management that are diversified across over 1,300 properties, and 26 million square feet throughout 47 states. ExchangeRight Real Estate, LLC and its three owners, the Individual Guarantors, are the guarantors of certain nonrecourse carveout liabilities under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan.

The borrower has master leased the ExchangeRight Net Leased Portfolio #73 Properties to ExchangeRight NLP 73 Master Lessee, LLC (the “ExchangeRight Net Leased Portfolio #73 Master Tenant”), which is owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #73 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #73 Master Tenant for the operation, maintenance and management of the ExchangeRight Net Leased Portfolio #73 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Net Leased Portfolio #73 Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #73 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #73 Master Tenant to pay rent as a result of the ExchangeRight Net Leased Portfolio #73 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material

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decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Net Leased Portfolio #73 Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #73 Mortgage Loan is not delivered to the lender.

Property Management. The ExchangeRight Net Leased Portfolio #73 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the ExchangeRight Net Leased Portfolio #73 Whole Loan, the borrower deposited approximately: (i) $18,234 into a real estate tax reserve and (iii) $500,000 into a reserve for unfunded obligations for tenant improvement costs and leasing commissions (“TI/LC”).

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $3,647), except that no deposits will be required on account of taxes with respect to the Direct Tax Pay Tenants (as defined below) for so long as the Direct Pay Conditions (as defined below) are satisfied. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents provide that the initial such Direct Tax Pay Tenants are all of the tenants at the ExchangeRight Net Leased Portfolio #73 Properties, other than the Dollar General Market and Dollar General - Endicott properties.

“Direct Pay Conditions” means (i) no event of default under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) of the applicable tax, insurance or capital expense (in the case of taxes and insurance, on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties or 15 days prior to the due date for such insurance premium, as applicable), (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the applicable expense has been materially jeopardized.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies, except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as the Direct Pay Conditions are satisfied. In addition, such insurance reserve will be conditionally waived so long as no event of default is continuing under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents and the borrower maintains a blanket policy meeting the requirements of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents. At origination a blanket policy was in place.

“Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are all of the tenants at the ExchangeRight Net Leased Portfolio #73 Properties, other than the tenant at the Hobby Lobby—Madisonville property.

Replacement Reserve – During a Cash Management Period (as defined below), the borrower is required to deposit into a replacement reserve on a monthly basis an amount equal to 1/12th of the product obtained by multiplying (x) $0.15 by (y) the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #73 Properties (initially estimated to be approximately $2,096). Notwithstanding the foregoing, no deposit will be required to be made with respect to the aggregate number of rentable square feet at the ExchangeRight Net Leased Portfolio #73 Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises; in each case, to the extent the Direct Pay Conditions are satisfied. The ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents provide that the initial such tenants are the tenants at the BioLife Plasma Services - Colorado Springs, BioLife Plasma Services - Greenfield, BioLife Plasma Services -Madison, Dollar General - Endicott and the Dollar General Market ExchangeRight Net Leased Portfolio #73 Properties.

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TI/LC Reserve – During a Cash Management Period, the borrower is required to deposit into the TI/LC reserve on a monthly basis an amount equal to 1/12th of the product obtained by multiplying (x) $0.75 by (y) the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #73 Properties (initially estimated to be approximately $15,100)

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio #73 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower, property manager and ExchangeRight Net Leased Portfolio #73 Master Tenant are required to cause all rents to be deposited directly by the tenants into a lender approved lockbox account. All funds received by the borrower, property manager, or ExchangeRight Net Leased Portfolio #73 Master Tenant are required to be deposited in the lockbox account within two business days following receipt. If no Cash Management Period Exists, funds in the lockbox account will be disbursed to the ExchangeRight Net Leased Portfolio #73 Master Tenant on each business day. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents are required to be held by the lender in a cash collateral account as additional collateral for the ExchangeRight Net Leased Portfolio #73 Mortgage Loan. Upon the cure of a Cash Management Period, the lender is required to return any amounts remaining on deposit in the cash collateral account to the borrower or ExchangeRight Net Leased Portfolio #73 Master Tenant. Upon an event of default under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents, the lender may apply funds in the cash collateral account to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan in such priority as it may determine.

A “Cash Management Period” means a period (A) commencing upon the lender giving notice to the lockbox bank of the occurrence of any of the following (i) a default or an event of default, (ii) the debt service coverage ratio being less than 1.20x, or (iii) the monthly payment date that occurs in December 2034, to the extent a Qualified Transfer (as defined below) has not occurred as of such date, and (B) ending upon the lender giving notice to the lockbox bank that the sweeping of the funds into the lockbox account may cease and (a) with respect to clause (i) above, such default has been cured (or in the case of an event of default, waived in writing by lender) and no other default or event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, or (c) with respect to clause (iii) above, a Qualified Transfer has occurred.

A “Qualified Transfer” means any time following November 20, 2026, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #73 Master Tenant to an Approved Transferee (as defined below) and to replace the guarantors with such Approved Transferee (or other acceptable replacement guarantor satisfactory to lender in its sole discretion); provided that certain conditions are satisfied, including among others: (i) no event of default has occurred and is continuing and no default or event of default will otherwise occur as a result of such transfer, (ii) the ExchangeRight Net Leased Portfolio #73 Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a guarantee of recourse obligations in substantially the same form as the guaranty delivered to the lender at origination pursuant to which it agrees to be liable under such guaranty of recourse obligation (from and after the transfer), (iv) the Approved Transferee owns, directly or indirectly, 100% of the legal and beneficial ownership interests in, and controls, the borrower and the ExchangeRight Net Leased Portfolio #73 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender, and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (i) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (ii) any person that (a) meets the requirements of a Qualified Transferee (as defined below), (b) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Net Leased Portfolio #73 Properties, (c) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (d) immediately upon consummation of the applicable permitted transfer, has, and at all time maintains, either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 (excluding the ExchangeRight Net Leased Portfolio #73 Properties) or (ii) an investment-grade rating of not less than BBB- by S&P or Baa3 by Moody’s, (e) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, (f) is not a Delaware statutory trust, and (g) causes the borrower to convert into a Delaware limited liability

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company, provided, however, such conversion will not be required if, prior to or otherwise in connection with any such transfer (A) the borrower is solely owned by a person under the management or control of David Fisher, Joshua Ungerecht and Warren Thomas, and (B) the borrower is no longer treated as an investment trust pursuant to the Internal Revenue Code of 1986.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not a sanctioned person and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following November 20, 2026, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #73 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof (including ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (“ExchangeRight Operating Partnership”) that is management controlled by such Approved REIT and that meets the requirements of a Qualified Transferee and to replace the guarantors with such Approved REIT subject to satisfaction of the requirements of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents.

"Approved REIT" means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (ii) is at all times (A) owned, directly or indirectly, by David Fisher, Joshua Ungerecht and Warren Thomas in an amount that is equal to either (1) 0.50% of all equity interests or (2) equity interests valued at not less than $15,000,000, and (B) under the management control of an approved REIT manager, and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Operating Partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust shall be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Net Leased Portfolio #73 Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. The borrower is permitted to obtain the release of one or more of the ExchangeRight Net Leased Portfolio #73 Properties from the lien of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents at any time after the date that is two years from the closing date of the BBCMS 2025-C39 securitization, subject to satisfaction of the following conditions, among others: (i) REMIC related conditions are satisfied, (ii) the ExchangeRight Net Leased Portfolio #73 Mortgage Loan is defeased in an amount equal to the greater of (a) 115% of the allocated loan amount of the ExchangeRight Net Leased Portfolio #73 Property or Properties being released and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #73 Property or Properties; (iii) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #73 Mortgage Loan after any such release is no less than the greater of (x) 2.00x and (y) the debt service coverage ratio immediately prior to such release; and (iv) the debt yield for the ExchangeRight Net Leased Portfolio #73 Mortgage Loan after giving effect to any such release is no less than the greater of (x) 12.53% and (y) the debt yield immediately prior to such release.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.3%	Net Rentable Area (SF):	1,154,250
Loan Purpose:	Recapitalization	Location:	Irvine, CA
Borrower:	Market Place Business Center LLC	Year Built / Renovated:	1999-2006 / 2015-2025
Borrower Sponsor:	The Irvine Company LLC	Occupancy:	80.9%
Interest Rate:	5.55200%	Occupancy Date:	7/31/2025
Note Date:	8/26/2025	4th Most Recent NOI (As of):	$20,593,064 (6/30/2023)
Maturity Date:	9/11/2035	3rd Most Recent NOI (As of):	$20,133,595 (6/30/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$20,381,263 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(4):	$21,319,637 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	81.8%
Amortization Type:	Interest Only	UW Revenues:	$34,555,896
Call Protection(2):	L(24),YM1(3),DorYM1(88),O(5)	UW Expenses:	$10,668,450
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$23,887,446
Additional Debt(1):	Yes	UW NCF:	$22,485,950
Additional Debt Balance(1):	$100,000,000	Appraised Value / Per SF:	$265,000,000 / $230
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/5/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$117
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$117
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.9%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.96x
TI/LC Obligations Reserve:	$1,909,289	$0	N/A	UW NOI Debt Yield:	17.7%
Rent Concession Reserve:	$537,085	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$135,000,000	100.0%	Loan Payoff(5)	$104,190,724	77.2%
			Return of Equity	28,010,124	20.7
			Upfront Reserves	2,446,374	1.8
			Closing Costs	352,778	0.3
Total Sources	$135,000,000	100.0%	Total Uses	$135,000,000	100.0%
(1)	The Market Place Center Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135.0 million (the “Market Place Center Whole Loan”). The financial information in the chart above reflects the Market Place Center Whole Loan.
(2)	Defeasance of the Market Place Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Market Place Center Whole Loan to be securitized and (b) October 11, 2028. The Market Place Center Whole Loan may be voluntarily prepaid in full, but not in part, after the payment date in October 2027, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in May 2035. The Market Place Center Whole Loan may be voluntarily prepaid at any time on or after the payment date in May 2035 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2025-C39 transaction in December 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” section below.
(4)	The increase in NOI between TTM 6/30/2025 and UW is primarily due to (i) 30 new and renewal leases commencing between July 2024 and July 2026 totaling 233,224 square feet and $5,299,961 of base rent and (ii) underwritten base rent inclusive of contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(5)	The borrower sponsor paid off approximately $104.2 million of existing debt in March 2025.

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The Loan. The Market Place Center mortgage loan (the “Market Place Center Mortgage Loan”) is part of the Market Place Center Whole Loan secured by the borrower’s fee interest in 22 office buildings totaling 1,154,250 square feet located in Irvine, California (the “Market Place Center Property”). The Market Place Center Whole Loan is evidenced by eight pari passu promissory notes and accrues interest at a rate of 5.55200% per annum on an Actual/360 basis. The Market Place Center Whole Loan has a 10-year term and is interest-only for the entire duration of the term. The Market Place Center Whole Loan was co-originated on August 26, 2025 by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Market Place Center Mortgage Loan is evidenced by the non-controlling Notes A-1-B, A-2 and A-3-B contributed by WFB with an aggregate original principal balance of $35,000,000.

The Market Place Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 transaction. The relationship between the holders of the Market Place Center Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Market Place Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$36,000,000	$36,000,000	WFCM 2025-C65	Yes
A-1-B	$4,000,000	$4,000,000	BBCMS 2025-C39	No
A-2	$27,000,000	$27,000,000	BBCMS 2025-C39	No
A-3-A(1)	$10,000,000	$10,000,000	WFB	No
A-3-B	$4,000,000	$4,000,000	BBCMS 2025-C39	No
A-4-A	$24,000,000	$24,000,000	WFCM 2025-C65	No
A-4-B(1)	$10,000,000	$10,000,000	JPMCB	No
A-5(1)	$20,000,000	$20,000,000	JPMCB	No
Whole Loan	$135,000,000	$135,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Market Place Center Property is comprised of 22 two-story office buildings totaling 1,154,250 square feet, located in Irvine, California. The Market Place Center Property is a master planned office development that was constructed by the sponsors in phases between 1999 and 2006. Located along Interstate 5, amenities include a café, fitness center, three outdoor basketball courts, a sand volleyball court, numerous grass lawns and brick paved patios, various indoor and outdoor seating areas, BBQ areas, and electric vehicle charging stations. The Market Place Center Property contains 4,692 parking spaces (4.06 spaces per 1,000 square feet). As of July 31, 2025, the Market Place Center Property was 80.9% leased to 83 unique tenants and averaged 90.1% between fiscal year 2015 and fiscal year 2024.

Major Tenants.

Universal Services of America (53,360 square feet; 4.6% of NRA; 5.6% of underwritten base rent). Founded in 1957, Universal Services of America (“Allied Universal”) is a security and facilities services company that provides security services and smart technology to clients. Operating in more than 100 countries, Allied Universal’s workforce comprises approximately 770,000 people. Allied Universal has been in occupancy at the Market Place Center Property, which serves as its western corporate headquarters, since 2023, has a lease expiration in July 2030 and has one, five-year renewal option. Allied Universal can terminate any time after March 1, 2026 if the manager reduces the contracted billable guard service hours provided by Allied Universal by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.

MobilityWare, LLC & Upstanding (50,851 square feet; 4.4% of NRA; 6.5% of underwritten base rent). Upstanding was founded as a communication software in 1990 by Dave Yonamine and John Libby, who later formed MobilityWare in 2003, MobilityWare is a mobile application game developer and provider that launched 13 titles, including Solitaire and Blackjack, on the first day of the App Store launch in 2008. In 2018, the company reached 400 million downloads across its portfolio

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of games. MobilityWare, LLC & Upstanding has been in occupancy at the Market Place Center Property, which serves as its headquarters, since 2016, has a lease expiration in March 2026 and has one, five-year renewal option and no termination options.

TriMark Raygal, LLC (46,526 square feet; 4.0% of NRA; 5.3% of underwritten base rent). TriMark Raygal, LLC (“TriMark”) is a provider of equipment, supplies, and design services to the foodservice industry. TriMark has over 125 years of history, which includes mergers and acquisitions of several companies that created today’s ten TriMark divisions. TriMark has been in occupancy at the Market Place Center Property since 2017, has a lease expiration in March 2027 and has one, five-year renewal option and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Market Place Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
88.0%	81.0%	79.0%	80.9%
(1)	Occupancies are as of June 30 unless otherwise stated.
(2)	As of July 31, 2025.

The following table presents certain information relating to the major tenants at the Market Place Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Major Tenants
Universal Services of America	NR / NR / NR	53,360	4.6%	$24.36	$1,299,850	5.6%	7/31/2030(2)
MobilityWare, LLC & Upstanding	NR / NR / NR	50,851	4.4%	$29.52	$1,501,122	6.5%	3/31/2026
TriMark Raygal, LLC(3)	NR / NR / NR	46,526	4.0%	$26.40	$1,228,286	5.3%	3/31/2027
HDR Engineering, Inc	NR / NR / NR	44,210	3.8%	$23.52	$1,039,819	4.5%	5/31/2034
Waymakers	NR / NR / NR	31,425	2.7%	$24.00	$754,200	3.3%	Various(4)
Major Tenants Subtotal / Wtd. Avg.		226,372	19.6%	$25.72	$5,823,277	25.1%
Other Tenants		707,607	61.3%	$24.55	$17,370,390	74.9%
Occupied Collateral Total / Wtd. Avg.		933,979	80.9%	$24.83	$23,193,667	100.0%
Vacant Space		220,271	19.1%
Collateral Total		1,154,250	100.0%
(1)	Information is based on the underwritten rent roll dated July 31, 2025, inclusive of contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(2)	Universal Services of America can terminate any time after March 1, 2026, if the manager reduces the contracted billable guard service hours provided by the tenant by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.
(3)	TriMark is marketing 15,101 square feet (1.3% of NRA) of its space for sublease. TriMark recently renewed its lease in April 2024.
(4)	Waymakers has multiple leases expiring April 30, 2031 (12,213 square feet) and August 31, 2031 (19,212 square feet).

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The following table presents certain information relating to the tenant lease expiration of the Market Place Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	220,271	19.1%	$0	0.0%	220,271	19.1%	$0	0.0%
2025 & MTM	0	0	0%	$0	0.0%	220,271	19.1%	$0	0.0%
2026(3)	14	151,302	13.1%	$4,098,868	17.7%	371,573	32.2%	$4,098,868	17.7%
2027	16	168,038	14.6%	$4,070,340	17.5%	539,611	46.7%	$8,169,209	35.2%
2028(4)	20	146,068	12.7%	$3,682,611	15.9%	685,679	59.4%	$11,851,820	51.1%
2029	15	148,748	12.9%	$3,554,005	15.3%	834,427	72.3%	$15,405,825	66.4%
2030	10	156,416	13.6%	$3,891,386	16.8%	990,843	85.8%	$19,297,212	83.2%
2031	5	64,271	5.6%	$1,554,755	6.7%	1,055,114	91.4%	$20,851,967	89.9%
2032	2	28,246	2.4%	$683,972	2.9%	1,083,360	93.9%	$21,535,939	92.9%
2033	0	0	0.0%	$0	0.0%	1,083,360	93.9%	$21,535,939	92.9%
2034	1	44,210	3.8%	$1,039,819	4.5%	1,127,570	97.7%	$22,575,758	97.3%
2035	1	26,680	2.3%	$617,909	2.7%	1,154,250	100.0%	$23,193,667	100.0%
2036 & Beyond	0	0	0.0%	$0	0.0%	1,154,250	100.0%	$23,193,667	100.0%
Total	84	1,154,250	100.0%	$23,193,667	100.0%
(1)	Information is based on the underwritten rent roll dated July 31, 2025, inclusive of contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Waymakers has two leases expiring April 30, 2031 (12,213 square feet) and August 31, 2031 (19,212 square feet).
(4)	Irvine Management Company's lease on two spaces (2,133 square feet and 2,374 square feet) expires September 30, 2028.

The following table presents certain information relating to the operating history and underwritten cash flows of the Market Place Center Property:

Operating History and Underwriting Net Cash Flow(1)
	2022(2)	2023(2)	2024	TTM(3)	Underwritten	Per SF	%(4)
Base Rent(5)	$23,984,661	$22,397,820	$21,704,737	$22,542,673	$28,347,985	$24.56	82.0%
(Vacancy)	0	0	0	0	(5,154,318)	($4.47)	(14.9%)
Total Base Rent	$23,984,661	$22,397,820	$21,704,737	$22,542,673	$23,193,667	$20.09	67.1%
(Free Rent Adjustment)	(625,549)	(1,126,550)	(1,354,859)	(1,459,805)	0	$0.00	0.0%
Net Rental Income	$23,359,112	$21,271,270	$20,349,878	$21,082,868	$23,193,667	$20.09	67.1%
Total Recoveries	8,740,508	8,738,054	9,694,591	10,292,638	10,528,606	$9.12	30.5%
Other Income	664,441	588,550	571,334	542,449	833,623	$0.72	2.4%
Effective Gross Income	$32,764,061	$30,597,874	$30,615,804	$31,917,955	$34,555,896	$29.94	100.0%
Total Expenses	$8,558,440	$10,004,810	$10,234,541	$10,598,318	$10,668,450	$9.24	30.9%
Net Operating Income	$24,205,621	$20,593,064	$20,381,263	$21,319,637	$23,887,446	$20.70	69.1%
Capital Expenditures	0	0	0	0	247,246	$0.21	0.7%
TI/LC	0	0	0	0	1,154,250	$1.00	3.3%
Net Cash Flow	$24,205,621	$20,593,064	$20,381,263	$21,319,637	$22,485,950	$19.48	65.1%
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending in June.
(3)	TTM reflects the trailing 12 months ending June 30, 2025.
(4)	% column represents percent of Effective Gross Income.
(5)	Underwritten Base Rent is based on the underwritten rent roll dated July 31, 2025, inclusive of contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.

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Environmental. According to the Phase I environmental site assessment dated March 17, 2025, there was no evidence of any recognized environmental conditions at the Market Place Center Property.

The Market. The Market Place Center Property is located in Irvine, California within Orange County, California. The Market Place Center Property comprises several square blocks, sits on a total of 73.5 acres and is situated at the southeast corner of the Santa Ana Freeway (5) and the Eastern Transportation Corridor (261) with additional frontage on El Camino Real. The Market Place Center Property is approximately 3.0 miles east of Costa Mesa Freeway (55), 3.8 miles north of the San Diego Freeway (405), and 4.6 miles northeast of John Wayne Airport in the City of Irvine, California. The local neighborhood contains a mix of office, industrial, retail, and residential uses. Major employers in the area include Disney Resorts, University of California, Irvine, St. Joseph Health, Kaiser Permanente, Target Brands, Inc., Walmart, Inc., Hoag Memorial Hospital Presbyterian, Allied Universal, California State University and MemorialCare Health System.

According to the appraisal, the Market Place Center Property is located within the Irvine/Tustin Legacy office submarket of the Orange County office market. As of the fourth quarter of 2024, the submarket had an inventory of 23.5 million square feet with a vacancy rate of 20.0% and average rent of $35.39 per square foot. The appraiser concluded to market rents for the Market Place Center Property of $23.40.

The 2023 population within a one-, three- and five-mile radius of the Market Place Center Property was 14,052, 163,308 and 529,936, respectively. The 2023 average household income within the same radii was $138,012, $136,667, $138,311, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Place Center Property: Property:

Market Rent Summary(1)
	Office Space	Café Space
Market Rent PSF	$23.40	$12.00
Lease Term (Years)	5	5
Lease Type	NNN	NNN
Escalations (Annual)	3.50%	3.50%
Tenant Improvements (New / Renewal)	$65 / $10	$50 / $10
Leasing Commissions (New / Renewal)	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New / Renewal)	5 / 5	5 / 3
(1)	Source: Appraisal.

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The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Place Center Property:

Comparable Office Leases(1)
Name / Property Location	Year	Total NRA (SF)	Total Occupancy	Major Tenant	Lease State Date / Term (yrs.)	Lease Size (SF)	Base Rent PSF
Market Place Center Irvine, CA	1999-2006	1,154,250	80.9%(2)	Universal Services of America	Feb-23 / 7.5	53,360	$24.36(3)
Jamboree Business Center 14000 Jamboree Road Irvine, CA	2008	77,624	NAV	Henkel Electronic Materials, LLC	Sep-25 / 5.0	77,624	$24.00
Discovery Park 15480 Laguna Canyon Road Irvine, CA	2000	44,820	NAV	St. Joseph Health System, LLC	Mar-25 / 10.3	44,820	$21.48
Jamboree Business Center 2875 Michelle Drive Irvine, CA	2007	77,625	NAV	C. Patrick Hamblin, APC	Dec-24 / 1.0	3,342	$27.36
Irvine Business Center 7515 Irvine Center Drive Irvine, CA	1998	63,412	NAV	Primoris Services Corporation	Oct-24 / 7.0	31,706	$24.00
Discovery Park 15271 Laguna Canyon Road Irvine, CA	2007	54,306	NAV	DVA Healthcare Renal Care	Sep-24 / 7.0	40,206	$22.80
Discovery Park 47 Discovery Irvine, CA	2000	53,220	NAV	Xilinx International, Inc.	Aug-24 / 3.0	3,615	$25.20
Jamboree Business Center 2860 Michelle Drive Irvine, CA	2004	41,069	NAV	W&W-AFCO Steel, LLC	Jun-24 / 3.2	2,984	$28.80
Discovery Park 46 Discovery Irvine, CA	2001	44,240	NAV	Proteor USA	Jun-24 / 9.0	22,120	$21.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2025.
(3)	Base Rent PSF for Universal Services of America includes rent steps through February 1, 2026.

Appraisal. According to the appraisal as of March 5, 2025, the Market Place Center Property had an “as-is” appraised value of $265,000,000 and as of April 1, 2028, had an “upon stabilization” value of $304,000,000.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Market Place Center	$265,000,000	7.58%
(1)	Source: Appraisal.

The Borrower. The borrower is Market Place Business Center LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Place Center Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Market Place Center Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million square feet and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company’s collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York.

Property Management. The Market Place Center Property is managed by Irvine Management Company, an affiliate of the borrower sponsor.

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Escrows and Reserves.

Tax Escrows – The Market Place Center Whole Loan documents do not require upfront or ongoing reserves for real estate taxes in the amount equal to 1/12th of the annual estimated tax payments; provided, (i) no Cash Trap Event Period (as defined below) has occurred and is continuing and (ii) borrower provides the lender with paid receipts or other evidence reasonably satisfactory to the lender that all taxes have been and continue to be fully and timely paid.

Insurance Escrows – The Market Place Center Whole Loan documents do not require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided, (i) no Cash Trap Event Period has occurred and is continuing; and (ii) the property is covered under an acceptable blanket policy and borrower provides the lender with evidence of renewal.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $20,604.

TI/LC Reserves – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly TI/LC reserves equal to $96,187.50.

Existing TI/LC Reserves – The Market Place Center Whole Loan documents required an upfront deposit of $1,909,289 for outstanding tenant improvements and leasing commissions related to thirteen tenants.

Rent Concession Reserve – The Market Place Center Whole Loan documents required an upfront deposit of $537,085 for outstanding free rent related to 10 tenants.

Lockbox / Cash Management. The Market Place Center Whole Loan is structured with a hard lockbox, which is already in place, and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” means (A) a period commencing on the earliest of (i) an event of default or (ii) subject to the borrower providing Cash Trap Cure Collateral (as defined below), a net cash flow (“NCF”) debt service coverage ratio (“DSCR”) of less than 1.15x for two consecutive calendar quarters; and (B) expiring upon with regard to (x) clause (i), the cure of such event of default or (y) clause (ii), the date that the NCF DSCR is greater than or equal to 1.20x for two consecutive calendar quarters.

“Cash Trap Cure Collateral” means either, or a combination of cash deposits or a letter of credit delivered to the lender in an amount which, if applied as a principal prepayment of the Market Place Center Whole Loan, would result in a DSCR that is equal to or greater than 1.20x. Provided there is no event of default, the Cash Trap Cure Collateral will be released to the borrower if the DSCR is equal to or greater than 1.20x for two (2) consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

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No. 7 – Market Place Center

Partial Release. The Market Place Center Whole Loan documents permit the release, without the lender consent and without fee, of any portion of the Market Place Center Property which: (a) is non-income producing; and (b) does not materially contribute to the ongoing use, economic value of, revenue or operations of the Market Place Center Property.

The Market Place Center Whole Loan documents provide that, following the prepayment lockout release date, the borrower may obtain the release of not more than two adjacent buildings in connection with a sale on an arms-length basis (includes affiliates), subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial prepayment of the loan, together with the applicable yield maintenance premium therefor, in an amount equal to the greatest of (A) 110% of the allocated loan amount for the release building, (B) an amount that would result in the post-release DSCR being no less than the greater of (1) 2.42x and (2) the pre-release DSCR for the then-constituent, (C) an amount that would result in the post-release LTV being at least equal to the lessor of (1) 50.9% and (2) the pre-release LTV for the then-constituent property; and (D) an amount sufficient to comply with related REMIC requirements, (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release complies with REMIC requirements.

Ground Lease. None.

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No. 8 – Capitol Hill Hotel

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No. 8 – Capitol Hill Hotel
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,500,000	Title:	Fee
Cut-off Date Principal Balance:	$34,500,000	Property Type - Subtype:	Hospitality - Extended Stay
% of Pool by IPB:	4.3%	Net Rentable Area (Rooms):	153
Loan Purpose:	Acquisition	Location:	Washington, DC
Borrowers:	Capitol Hill Hotel Owner 1, LLC, Capitol Hill Hotel Owner 2, LLC, Capitol Hill Hotel Owner 3, LLC, Capitol Hill Hotel Owner 4, LLC and Capitol Hill Hotel Owner 5, LLC	Year Built / Renovated:	1983 / 2022-2023
Borrower Sponsor:	Scott J. Seligman	Occupancy / ADR / RevPAR:	74.3% / $255.63 / $189.92
Interest Rate:	6.82000%	Occupancy / ADR / RevPAR Date:	7/31/2025
Note Date:	10/15/2025	4th Most Recent NOI (As of):	$3,145,108 (12/31/2022)
Maturity Date:	11/6/2035	3rd Most Recent NOI (As of):	$4,170,309 (12/31/2023)
Interest-only Term:	120 months	2nd Most Recent NOI (As of):	$4,534,643 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$4,707,719 (TTM 7/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	74.3% / $255.63 / $189.92
Amortization Type:	Interest Only	UW Revenues:	$11,722,605
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$7,019,221
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,703,384
Additional Debt:	No	UW NCF:	$4,234,480
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$63,600,000 / $415,686
Additional Debt Type:	N/A	Appraisal Date:	8/20/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$225,490
Taxes:	$71,270	$71,270	N/A	Maturity Date Loan / Room:	$225,490
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.2%
FF&E Reserves:	$250,000	$39,075	N/A	Maturity Date LTV:	54.2%
Deferred Maintenance:	$2,500	$0	N/A	UW NCF DSCR:	1.78x
Other(2):	$0	Springing	$596,395	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,500,000	56.2%	Purchase Price	$60,271,117	98.3%
Sponsor Equity	26,835,961	43.8	Closing Costs	741,074	1.2
			Upfront Reserves	323,770	0.5
Total Sources	$61,335,961	100.0%	Total Uses	$61,335,961	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves include a springing seasonality reserve capped at $596,395. See “Escrows and Reserves” below for further discussion.

The Loan. The Capitol Hill Hotel mortgage loan (the “Capitol Hill Hotel Mortgage Loan”) is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $34,500,000 and is secured by the borrowers’ fee interest in a 153-room, extended stay hotel located in Washington, D.C. (the “Capitol Hill Hotel Property”). The Capitol Hill Hotel Mortgage Loan has a ten-year term, is interest-only for the full term of the loan and accrues interest at a rate of 6.82000% per annum on an Actual/360 basis.

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No. 8 – Capitol Hill Hotel

The Property. The Capitol Hill Hotel Property is a six-story, 153-room, independent extended stay hotel located in the Capitol Hill neighborhood of Washington, D.C. The Capitol Hill Hotel Property was originally built in 1983 and most recently renovated from 2022 to 2023. Renovations totaled approximately $4,363,709 ($28,521 per room) and included renovations to soft goods and electrical work. Major demand generators for the Capitol Hill Hotel Property include the Library of Congress (0.3 miles), the Capitol Building (0.4 miles), the National Mall (0.9 miles), Union Station (1.0 mile) and the Smithsonian Museums. The Capitol Hill Hotel Property also benefits from its proximity to Reagan International Airport (4.8 miles).

The Capitol Hill Hotel Property contains 25 double queen rooms, 84 queen rooms, four king rooms, and 40 one-bedroom suites. Amenities at the Capitol Hill Hotel Property include approximately 2,445 square feet of meeting space, a business center, a fitness center, valet parking, vending and ice machines, a guest laundry room, and a sundries shop.

The following table presents certain information relating to the July 2025 demand analysis with respect to the Capitol Hill Hotel Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group
Capitol Hill Hotel	153	62.7%	37.3%
(1)	Source: Third-party hospitality research report.

The following table presents certain information relating to the performance of the Capitol Hill Hotel Property:

Historical Occupancy, ADR, RevPAR
	Capitol Hill Hotel(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	66.2%	$211.19	$139.79	65.5%	$203.06	$133.08	101.0%	104.0%	105.0%
2023	71.6%	$242.73	$173.76	74.1%	$225.62	$167.09	96.7%	107.6%	104.0%
2024	76.1%	$245.04	$186.59	72.4%	$229.36	$165.99	105.2%	106.8%	112.4%
TTM 7/31/2025	74.3%	$255.63	$189.92	71.3%	$230.68	$164.42	104.2%	110.8%	115.5%
(1)	Occupancy, ADR and RevPAR for the Capitol Hill Hotel Property are based on the underwritten cash flow.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Capitol Hill Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Kimpton The Hotel George, YOTEL Washington DC, Courtyard Washington Capitol Hill/Navy Yard, Phoenix Park Hotel, and Residence Inn Washington, DC National Mall.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Environmental. According to the Phase I environmental site assessment dated August 21, 2025, there was a controlled recognized environmental condition at the Capitol Hill Hotel Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics--Environmental Considerations” in the Preliminary Prospectus.

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No. 8 – Capitol Hill Hotel

Market. The Capitol Hill Hotel Property is located at the northeast quadrant of the intersection formed by C Street Southeast and 2nd Street Southeast within the Capitol Hill neighborhood of Washington, D.C. Primary access to the Capitol Hill Hotel Property is provided by Pennsylvania Avenue Southeast, Independence Avenue Southeast, C Street Southeast, and 2nd Street Southeast. The Capitol Hill Hotel Property is also located approximately one block from the Capitol South Metro Station. Major demand generators for the Capitol Hill Hotel Property include the Library of Congress (0.3 miles), Capitol Building (0.4 miles), National Mall (0.9 miles), Union Station (1.0 mile) as well as the Smithsonian Museums. The Capitol Hill Hotel Property is also located 4.8 miles from Reagan International Airport.

The following table presents certain information relating to the primary hotel competition for the Capitol Hill Hotel Property:

Competitive Set(1)
Property	Distance from Subject	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Capitol Hill Hotel(2)	-	1983	153	74.3%	$255.63	$189.92
Washington, DC
Courtyard Capitol Hill/Navy Yard	0.6 mi	2006	204	90-95%	$270-$275	$245-$250
Washington, DC
Residence Inn National Mall	0.7 mi	2005	233	90-95%	$275-$280	$250-$255
Washington, DC
YOTEL Washington DC	0.8 mi	1970	377	55-60%	$245-$250	$135-$140
Washington, DC
Phoenix Park Hotel	0.8 mi	1922	149	60-65%	$250-$255	$150-$155
Washington, DC
Kimpton The Hotel George	0.8 mi	1928	139	70-75%	$290-$295	$215-$220
Washington, DC
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	The Capitol Hill Hotel Property metrics are based on the underwriting as of July 31, 2025.

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The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the Capitol Hill Hotel Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 7/31/2025	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	66.19%	71.59%	76.15%	74.29%	74.29%
ADR	$211.19	$242.73	$245.04	$255.63	$255.63
RevPAR	$139.79	$173.76	$186.59	$189.92	$189.92

Room Revenue	$7,806,661	$9,703,714	$10,448,803	$10,606,180	$10,606,180	$69,321	90.5%
Other Departmental Revenue(3)	877,976	945,402	1,083,601	1,116,425	1,116,425	7,297	9.5%
Total Revenue	$8,684,636	$10,649,116	$11,532,404	$11,722,605	$11,722,605	$76,618	100.0%
Room Expense	2,074,546	2,369,438	2,627,750	2,628,807	2,628,807	17,182	24.8%
Other Departmental Expenses(4)	90,051	306,132	237,535	158,694	158,694	1,037	14.2%
Departmental Expenses	$2,164,597	$2,675,571	$2,865,285	$2,787,501	$2,787,501	$18,219	23.8%
Departmental Profit	$6,520,039	$7,973,545	$8,667,119	$8,935,103	$8,935,103	$58,399	76.2%
Management Fee	260,539	319,473	345,972	352,340	351,678	2,299	3.0%
Marketing and Franchise Fee	662,135	842,152	930,572	960,745	960,745	6,279	8.2%
Other Undistributed Expenses(5)	1,613,751	1,708,604	1,845,613	1,946,828	1,946,828	12,724	16.6%
Total Undistributed Expenses	$2,536,425	$2,870,229	$3,122,157	$3,259,913	$3,259,251	$21,302	27.8%
Real Estate Taxes	731,146	834,261	895,148	850,227	851,332	5,564	7.3%
Property Insurance	107,360	98,746	115,171	117,246	121,136	792	1.0%
Net Operating Income	$3,145,108	$4,170,309	$4,534,643	$4,707,719	$4,703,384	$30,741	40.1%
FF&E	347,385	425,965	461,296	468,904	468,904	3,065	4.0%
Net Cash Flow	$2,797,723	$3,744,344	$4,073,347	$4,238,814	$4,234,480	$27,676	36.1%
(1)	Per Room is based on 153 rooms.
(2)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(3)	Other Departmental Revenue includes income from resort fees, parking revenue, F&B income, and other miscellaneous revenue.
(4)	Other Departmental Expenses consists of the F&B expense, cost of parking service, and select service banquet expenses.
(5)	Other Undistributed Expenses includes administrative and general expenses, operations and maintenance, heat, power and light expenses, and information and telecommunications expenses.

The Borrowers. The borrowers are Capitol Hill Hotel Owner 1, LLC, Capitol Hill Hotel Owner 2, LLC, Capitol Hill Hotel Owner 3, LLC, Capitol Hill Hotel Owner 4, LLC and Capitol Hill Hotel Owner 5, LLC as tenants in common, each a Delaware limited liability company and special purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Capitol Hill Hotel Mortgage Loan.

The borrowers have master leased the Capitol Hill Hotel Property to Capitol Hill Hotel Lessee LLC, an affiliated master tenant (the “Master Tenant”), which has signed a joinder agreement with respect to the related loan agreement, mortgage, and assignment of leases and rents.

The Borrower Sponsor. The borrower sponsor is Scott J. Seligman (“Scott Seligman”) of The Seligman Group. The non-recourse carve out guarantors are Scott J. Seligman and the Scott J. Seligman Revocable Living Trust Dated 12/17/92. Founded in 1954, The Seligman Group owns and operates a portfolio of commercial development, industrial, residential, and retail properties across the United States. In addition to real estate, The Seligman Group has investment holdings in a variety of industries including banking, private aviation and wealth management. The borrower sponsor is currently and  has previously been subject to defaults and foreclosures.  See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

On March 25, 2024 the United States Office of the Comptroller of the Currency (“OCC”) issued a consent order against Scott Seligman related to his role in Sterling Bank’s residential lending activities. Pursuant to the OCC order, Mr. Seligman agreed to a civil money penalty and to refrain from participating in the banking industry. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Capitol Hill Hotel Property is managed by Hersha Hospitality Management L.P. and Joshua Asset Management, LLC, both independent third-party property management companies.

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Escrows and Reserves. At origination of the Capitol Hill Hotel Mortgage Loan, the borrowers deposited approximately: (i) $71,270 into a reserve account for taxes, (iii) $250,000 into a furniture, fixtures and equipment (“FF&E”) reserve for specified renovations to the lobby and breakfast room and (iii) $2,500 into a reserve account for deferred maintenance.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the ensuing 12-month period (initially estimated to be approximately $71,270).

Insurance Escrows – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination an approved blanket policy was in place.

FF&E Reserve – The borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the greater of (x) the annual gross revenues for the hotel-related operations at the Capitol Hill Hotel Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at the Capitol Hill Hotel Property for the calendar year in which such monthly deposit occurs as set forth in the approved annual budget; provided, that if, as of any applicable date of determination, no approved annual budget exists for the applicable calendar year, the amount of the FF&E deposit will be determined by the lender in its reasonable discretion (initially estimated to be approximately $39,075), and (ii) the amount of the deposit (if any) then required by any licensor on account of FF&E under any franchise agreement, if any, and/or the management agreement as applicable. As of the origination date, there is no franchise agreement with respect to the Capitol Hill Hotel Property.

PIP Reserve – In connection with any new property improvement plan or similar requirement under the franchise agreement (“PIP”) and/or modification of any PIP, the borrowers are required to deposit in a PIP reserve an amount equal to 125% of the costs of the related PIP work as estimated by the lender in its reasonable discretion. As of the origination date, there is no PIP with respect to the Capitol Hill Hotel Property.

Seasonality Reserve - The borrowers are required to deposit into a seasonality reserve, beginning on the monthly payment date occurring in March 2026 and on each monthly payment date occurring in April, May, June, September and October of 2026 and on each monthly payment date occurring in the months of January, March, April, May, June, September and October (inclusive) in each calendar year thereafter an amount equal to the Seasonality Reserve Monthly Deposit (as defined below), provided that the borrowers are required to make the Seasonality Reserve Monthly Deposit on any monthly payment date if the funds in the seasonality reserve are less than approximately $397,597. In addition, the funds on deposit in the seasonality reserve at any given time may not exceed approximately $596,395, and accordingly, no deposit may be made if it would cause the seasonality reserve to exceed such amount. The borrowers will cease to be obligated to make deposits into the seasonality reserve (and all amounts then on deposit in such reserve will be disbursed to them) if (i) no event of default is continuing, and (ii) there has been no operating shortfall in any month for 18 consecutive calendar months.

“Seasonality Reserve Monthly Deposit” means (i) with respect to the applicable monthly payment dates occurring in 2026, an amount equal to approximately $99,399; and (ii) with respect to any applicable monthly payment dates occurring in each calendar year commencing with the calendar year of 2027 and thereafter, an amount equal to the quotient obtained on the monthly payment date occurring in January of each calendar year (the “Seasonality Reserve Calculation Date”) by dividing (A) the positive difference, if any, between (x) the greater of (1) the sum of the negative monthly amounts occurring in the months of February, July, August, November and December (inclusive) immediately preceding such Seasonality Reserve Calculation Date and (2) the sum of the negative monthly amounts projected in the months of February, July, August, November and December (inclusive) immediately following such Seasonality Reserve Calculation Date, pursuant to the approved annual budget, and (y) the amount of seasonality reserve funds, if any, that are on deposit in the seasonality reserve account on such Seasonality Reserve Calculation Date, by (B) 7.

Lockbox / Cash Management. The Capitol Hill Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. Within ten days of the origination of the Capitol Hill Hotel Mortgage Loan, the borrowers were required to deliver or cause the Master Tenant to deliver, a notice to each tenant (if any) and each credit card company and each credit card clearing bank with which the borrowers, Master Tenant or property manager has entered into a merchant’s or other credit card agreement directing them to remit all payments under the applicable lease or credit-card processing agreement directly to the lender-controlled lockbox account. In addition, the borrowers are required to instruct the Master Tenant to pay

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all rents under the master lease into the lockbox account. All revenue received by the borrowers, Master Tenant or the property manager is required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case such funds will be transferred to a lender-controlled cash management account to be applied and disbursed in accordance with the Capitol Hill Hotel Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for the Capitol Hill Hotel Mortgage Loan, and if no Trigger Period exists, will be disbursed to the borrowers. Upon the cure of all Trigger Periods, provided no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Capitol Hill Hotel Mortgage Loan documents, the lender may apply funds to the Capitol Hill Hotel Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x, (iii) the occurrence of a Franchise Agreement Trigger Period (as defined below) and (iv) certain bankruptcy or insolvency events of the property manager and (B) expiring upon, with regard to (w) clause (i) above, the cure (if applicable) of such event of default, (x) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (y) clause (iii) above, a Franchise Agreement Trigger Period ceasing to exist and (z) clause (iv) above, the borrowers’ replacement of the applicable property manager with a property manager approved by the lender under a management agreement approved by the lender, which approval may be conditioned, but not unreasonably withheld, upon receipt of a rating agency confirmation.

“Franchise Agreement Trigger Period” means, at any time a franchise agreement is in place, a period (A) commencing upon the first to occur of (i) borrowers or Master Tenant being in default under the franchise agreement beyond any applicable notice and cure periods, (ii) borrowers, Master Tenant, or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of franchisor) and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of any franchisor, (v) the Capitol Hill Hotel Property failing to be operated, “flagged” and/or branded pursuant to the franchise agreement and (vi) any permit applicable to the franchise agreement ceasing to be in full force in effect; and (B) expiring upon lender’s receipt of reasonably acceptable evidence (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable franchisor in form and substance reasonably acceptable to the lender) of (1) (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of the Capitol Hill Hotel Property pursuant to a replacement Qualified Franchise Agreement (as defined below) entered into in accordance with the terms of the Capitol Hill Hotel Mortgage Loan documents and (2) to the extent any PIP is required in connection with the foregoing, the deposit of the corresponding PIP Deposit into the PIP reserve account.

“Franchise Agreement Cure Conditions” means each of the following (i) borrowers or Master Tenant have cured all defaults (if any) under the franchise agreement to the satisfaction of the applicable franchisor, (ii) borrowers and/or Master Tenant and the applicable franchisor have re-affirmed the franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Capitol Hill Hotel Property continues to be operated, “flagged” and branded pursuant to the franchise agreement and (v) all permits applicable to the related franchise agreement are in full force and effect.

“Qualified Franchise Agreement” means a franchise, trademark and franchise agreement with respect to the Capitol Hill Hotel Property with a qualified franchisor containing all applicable hotel operating agreements which is approved by the lender in writing (which such approval may be conditioned upon lender’s receipt of a rating agency confirmation with respect to such agreement).

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

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Ground Lease. None.

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MOVIE TAVERN
ACE
Aaron's
PICKLR
planet fitness
DENTON THRIFT
MC NAILS
Kroger
CARROLL BOULEVARD
PACK 'N' MAIL
SMOKE VAPES
HAPPY BEAUTY
THISTLE
Freeway
cricket
Firestone
total
bb.q CHICKEN
J's CHEAPER CIGAR
Crawford
octapharma plasma
DOLLAR TREE
BEAUTY MART
H&R BLOCK
Liquor
pro-cuts
ALPHA AUTO INSURANCE
NEW CHINA KING BUFFET
W. UNIVERSITY DRIVE
Anchor / Major
Non Anchor / Inline
Vacant

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	4.1%	Net Rentable Area (SF):	334,347
Loan Purpose:	Refinance	Location:	Denton, TX
Borrower:	RPI Denton Center, LTD.	Year Built / Renovated:	1964-2015 / NAP
Borrower Sponsor:	Jeffrey L. Olyan	Occupancy:	90.9%
Interest Rate:	5.74000%	Occupancy Date:	10/1/2025
Note Date:	9/5/2025	4th Most Recent NOI (As of):	$2,874,329 (12/31/2022)
Maturity Date:	9/6/2035	3rd Most Recent NOI (As of):	$3,170,689 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	$3,176,714 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(1)(2):	$3,434,708 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.1%
Amortization Type:	Interest Only	UW Revenues:	$5,707,309
Call Protection:	L(27),D(89),O(4)	UW Expenses:	$1,730,108
Lockbox / Cash Management:	Springing	UW NOI(2):	$3,977,200
Additional Debt:	No	UW NCF:	$3,793,625
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$57,000,000 / $170
Additional Debt Type:	N/A	Appraisal Date:	7/8/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$99
Taxes:	$574,063	$63,785	N/A	Maturity Date Loan / SF:	$99
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.9%
Replacement Reserves:	$150,456	Springing	$150,456	Maturity Date LTV:	57.9%
TI/LC:	$835,868	Springing	$835,868	UW NCF DSCR:	1.98x
Other Reserves(4):	$276,993	Springing	(4)	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Loan Payoff	$29,750,000	90.2%
			Reserves	1,837,380	5.6
			Closing Costs(5)	1,091,215	3.3
			Return of Equity	321,405	1.0
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%
(1)	The increase in 2nd Most Recent NOI to Most Recent NOI is due to the Denton Center Property’s (as defined below) increased leasing momentum. Ten new leases commenced throughout 2024 including four new tenants, five renewals and an expansion, totaling 59,060 SF (17.7% of NRA) and $911,450 of underwritten base rent (21.9% of total underwritten base rent).
(2)	The increase in Most Recent NOI to UW NOI is due to the Denton Center Property’s ongoing leasing activity, including the execution of four lease renewals in 2025 and two lease renewals scheduled for early 2026, totaling 17,000 SF (5.1% of NRA) and $275,510 of underwritten base rent (6.6% of total underwritten base rent).
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves include (i) an upfront outstanding TI/LC reserve deposit of $276,993, (ii) a springing monthly critical tenant reserve subject to the conditions and cap amount set forth in “Escrows and Reserves” below and (iii) a springing monthly low DSCR sweep avoidance reserve subject to the conditions and cap amount set forth in “Escrows and Reserves” below.
(5)	Closing Costs include a $660,000 rate buydown.

The Loan. The Denton Center mortgage loan (the “Denton Center Mortgage Loan”) has an original and Cut-off Date balance of $33,000,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 334,347 square foot anchored retail property located in Denton, Texas (the “Denton Center Property”). The Denton Center Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.74000% per annum on an Actual/360 basis.

The Property. The Denton Center Property consists of a 334,347 square foot anchored retail center situated on approximately 34.0 acres in Denton, Texas. The Denton Center Property consists of 10 buildings built in phases between 1964 and 2015 and offers 1,200 parking spaces. Per the rent roll dated October 1, 2025, the Denton Center Property is

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90.9% occupied and contains national tenants such as Kroger (18.2% of NRA), Movie Tavern (15.9% of NRA), Picklr (6.7% of NRA) and Planet Fitness (6.2% of NRA).

Major Tenants.

Kroger (60,930 square feet; 18.2% of NRA; 8.9% of underwritten base rent). Kroger is one of the nation’s largest retail grocery store chains, operating nearly 2,800 stores across 35 states as well as 1,500 fuel centers and 2,000 pharmacies. Kroger recorded 2024 year-end sales of approximately $61.8 million 2024 ($1,013 per SF) at the Denton Center Property which results in an occupancy cost of approximately 0.85%. Kroger has been in occupancy at the Denton Center Property since 1982, has a lease expiration date in February 2027 and has four, five-year renewal options remaining. Kroger has renewed five times since their original lease term expired.

Movie Tavern (53,029 square feet; 15.9% of NRA; 25.0% of underwritten base rent). Movie Tavern was acquired in 2019 by Marcus Corporation through its Marcus Theatres division, which is the fourth largest theatre circuit in the U.S. and owns or operates 985 screens at 78 locations across 17 states. Movie Tavern operates nine screens at the Denton Center Property, and recorded trailing twelve-month sales ending July 2025 of approximately $3.6 million ($399,591 per SF) resulting in an occupancy cost of 36.37%. Movie Tavern has been in occupancy at the Denton Center Property since 2005, has a lease expiration date in November 2031 and has four, five-year renewal options remaining.

Picklr (22,360 square feet; 6.7% of NRA; 6.9% of underwritten base rent). Picklr is an indoor pickleball club that offers pickleball court access, clinics and tournaments through varying levels of membership packages. Picklr has been in occupancy at the Denton Center Property since 2024, has a lease expiration date in October 2034 and has two, five-year renewal options remaining.

Planet Fitness (20,840 square feet; 6.2% of NRA; 7.0% of underwritten base rent). Planet Fitness was founded in 1992 and has grown into one of the largest fitness center operators and franchisors in the U.S., with over 2,700 gyms located across the U.S. and internationally. Planet Fitness has been in occupancy at the Denton Center Property since 2013, has a lease expiration date in November 2034 and has two, five-year renewal options remaining. Planet Fitness also signed a lease in December 2024 to expand 5,440 additional square feet at the Denton Center Property.

Environmental. According to the Phase I environmental assessment dated July 15, 2025, there was no evidence of any recognized environmental conditions at the Denton Center Property. However, the Phase I environmental assessment did identify a controlled recognized environmental condition in connection with residual groundwater impacts resulting from certain underground storage tanks related to a former gas station as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental

Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Denton Center Property:

Historical and Current Occupancy(1)
2022	2023	2024(2)	Current(2)(3)
78.9%	79.0%	80.8%	90.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The increase in occupancy from 2024 to Current is due to four new leases signed in 2024 totaling 28,220 SF, including a 10-year lease with Picklr covering 22,360 SF (6.7% of NRA).
(3)	Current occupancy is as of October 1, 2025.

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The following table presents certain information relating to the major tenants at the Denton Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Renewal Options
Kroger	Baa1/BBB/NR	60,930	18.2%	$6.05	$368,822	8.9%	2/28/2027	4 x 5 yrs
Movie Tavern(4)	NR/NR/NR	53,029	15.9	$19.55	$1,036,717	25.0	11/30/2031	4 x 5 yrs
Picklr	NR/NR/NR	22,360	6.7	$12.88	$287,997	6.9	10/31/2034	2 x 5 yrs
Planet Fitness	NR/NR/NR	20,840	6.2	$14.00	$291,760	7.0	11/30/2034	2 x 5 yrs
Ace Hardware	NR/NR/NR	14,221	4.3	$9.50	$135,099	3.3	1/31/2029	3 x 5 yrs
Thrift World	NR/NR/NR	12,600	3.8	$11.20	$141,126	3.4	10/31/2028	1 x 5 yrs
Aaron’s	NR/NR/NR	10,596	3.2	$7.00	$74,172	1.8	3/31/2028	2 x 5 yrs
New China King Buffet	NR/NR/NR	10,320	3.1	$10.50	$108,360	2.6	6/30/2028	N/A
Dollar Tree	Baa2/BBB/NR	9,600	2.9	$13.50	$129,600	3.1	4/30/2030	1 x 5 yrs
Octapharma Plasma	NR/NR/NR	9,598	2.9	$13.75	$131,973	3.2	12/31/2029	1 x 5.5 yrs
Major Tenants		224,094	67.0%	$12.07	$2,705,626	65.1%

Other Tenants		79,961	23.9%	$18.11	$1,448,089	34.9%

Occupied Collateral Total		304,055	90.9%	$13.66	$4,153,714	100.0%

Vacant Space		30,292	9.1%

Collateral Total		334,347	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees its lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include rent steps through December 2026 totaling $71,154.
(4)	Movie Tavern’s base rent is currently comprised of $75,124 per month of minimum rent, plus $9,391 per month of deferred rent. Deferred rent payments extend through December 2026. Beginning in June 2026, Movie Tavern’s minimum rent steps up to $86,393, totaling $1,036,717 annually. UW Base Rent of $1,036,717 does not reflect the monthly deferred rent payments which extend through December 2026.

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The following table presents certain information relating to the lease rollover schedule at the Denton Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	30,292	9.1%	NAP	NA	P	30,292	9.1%	NAP	NAP
2025 & MTM	1	1,200	0.4	$23,760	0.6%		31,492	9.4%	$23,760	0.6%
2026	2	8,100	2.4	112,177	2.7		39,592	11.8%	$135,937	3.3%
2027	6	78,530	23.5	650,316	15.7		118,122	35.3%	$786,253	18.9%
2028	11	62,217	18.6	861,545	20.7		180,339	53.9%	$1,647,798	39.7%
2029	9	40,819	12.2	577,575	13.9		221,158	66.1%	$2,225,373	53.6%
2030	4	13,200	3.9	214,220	5.2		234,358	70.1%	$2,439,592	58.7%
2031	2	54,629	16.3	1,063,085	25.6		288,987	86.4%	$3,502,677	84.3%
2032	0	0	0.0	0	0.0		288,987	86.4%	$3,502,677	84.3%
2033	0	0	0.0	0	0.0		288,987	86.4%	$3,502,677	84.3%
2034	3	45,360	13.6	651,037	15.7		334,347	100.0%	$4,153,714	100.0%
2035	0	0	0.0	0	0.0		334,347	100.0%	$4,153,714	100.0%
2036 & Beyond	0	0	0.0	0	0.0		334,347	100.0%	$4,153,714	100.0%
Total	38	334,347	100.0%	$4,153,714	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through December 2026 totaling $71,154.

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The following table presents certain information relating to the operating history and underwritten cash flows at the Denton Center Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024(2)	TTM(2)(3)(4)	Underwritten(3)	Per SF	%(5)
Base Rent	$3,306,199	$3,374,403	$3,503,385	$3,694,952	$4,153,714	$12.42	67.8%
Vacancy Gross Up	0	0	0	0	419,900	1.26	6.9%
Percentage Rent	102,890	140,908	168,653	168,259	168,259	0.50	2.7%
Gross Potential Income	$3,409,090	$3,515,311	$3,672,038	$3,863,211	$4,741,873	$14.18	77.4%
Reimbursements	1,128,568	1,309,748	1,229,756	1,340,573	1,381,385	4.13	22.5%
Other Income	210	1,543	1,461	3,950	3,950	0.01	0.1%
Net Rental Income	$4,537,868	$4,826,601	$4,903,255	$5,207,734	$6,127,209	$18.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(419,900)	(1.26)	(6.9%)
Effective Gross Income	$4,537,868	$4,826,601	$4,903,255	$5,207,734	$5,707,309	$17.07	93.1%
Taxes	880,972	792,387	801,028	801,028	743,123	2.22	13.0%
Insurance	392,183	453,148	394,832	394,832	394,832	1.18	6.9%
Management Fee	136,136	144,798	147,098	156,232	171,219	0.51	3.0%
Other Expenses	254,248	265,578	383,582	420,934	420,934	1.26	7.4%
Total Expenses	$1,663,540	$1,655,912	$1,726,540	$1,773,026	$1,730,108	$5.17	30.3%
Net Operating Income	$2,874,329	$3,170,689	$3,176,714	$3,434,708	$3,977,200	$11.90	69.7%
TI/LC	0	0	0	0	133,423	0.40	2.3%
Cap Ex	0	0	0	0	50,152	0.15	0.9%
Net Cash Flow	$2,874,329	$3,170,689	$3,176,714	$3,434,708	$3,793,625	$11.35	66.5%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	The increase in 2024 Net Operating Income and TTM Net Operating Income is due to the Denton Center Property’s increased leasing momentum. Ten new leases commenced throughout 2024 including four new tenants, five renewals and an expansion, totaling 59,060 SF (17.7% of NRA) and $911,450 of underwritten base rent (21.9% of total underwritten base rent).
(3)	The increase in TTM Net Operating Income to Underwritten Net Operating Income is due to the Denton Center Property’s ongoing leasing activity, including the execution of four lease renewals in 2025, and two lease renewals scheduled for early 2026, totaling 17,000 SF (5.1% of NRA) and $275,510 of underwritten base rent (6.6% of total underwritten base rent)
(4)	TTM represents the trailing 12-month period ending May 31, 2025.
(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Denton Center Property is located in Denton, Texas within the Dallas-Fort Worth-Arlington metropolitan statistical area, approximately 40 miles northwest of downtown Dallas. The Denton Center Property benefits from its proximity to the University of North Texas (over 40,000 student enrollment) and Texas Women’s University (over 12,000 student enrollment at its Denton campus), both of which serve as primary demand generators for the Denton Center Property. US 280 and Interstate Highway 35 are readily accessible from the Denton Center Property via West University Drive, facilitating connectivity to Dallas, Fort Worth, and broader North Texas markets.

According to the appraisal, the Denton Center Property is situated within the Denton retail submarket. As of the second quarter of 2025, the total inventory of the Denton retail market was approximately 9.6 million square feet with a 5.4% vacancy rate and asking rents of $22.87 per square foot. Per the appraisal, the 2024 total population within a one-, three-, and five-mile radius of the Denton Center Property was 12,751, 88,636, and 127,235, respectively, and the median household income within the same radius was $70,172, $63,613, and $68,822, respectively.

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The appraiser identified four comparable grocery unit retail rentals to the Denton Center Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Denton Center Denton, TX	1964-2015	90.9%(2)	334,347(2)	Kroger(2)	60,930(2)	$6.05(2)(3)	Mar-1982(2)	45(2)
Albertsons Corinth, TX	1997	100.0%	57,574	Albertsons	57,574	$8.31	Jul-2023	20
H-E-B Plus! Center Waxahachie, TX	1997	100.0%	128,258	H-E-B Plus!	128,258	$7.67	Mar-2024	15
Albertsons Azle, TX	1998	100.0%	55,922	Albertsons	55,922	$7.93	July-2023	20
Plaza 303 Grand Prairie, TX	1973	100.0%	51,000	Kroger	51,000	$5.99	Apr-2023	10
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2025.
(3)	Rent PSF for the Denton Center Property is inclusive of underwritten rent steps through December 2026 totaling $71,154.

The following table presents certain information relating to comparable sales for the Denton Center Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Denton Center Denton, TX	NAP	334,347(2)	90.9%	(2)	NAP	NAP	NAP
Marketplace At Highland Village Highland Village, TX	Jan-2024	206,792	93.0%		$42,000,000	$203.10	NAP
Arapaho Village Richardson, TX	Oct-2024	101,507	90.4%		$16,450,000	$162.06	NAP
Independence Square Plano, TX	Mar-2025	140,218	93.5%		$24,445,000	$174.34	NAP
Richardson Heights Richardson, TX	Mar-2024	201,433	79.9%		$43,750,000	$217.19	$221.24
The Crossing DeSoto, TX	Feb-2024	195,363	94.0%		$28,000,000	$143.32	NAP
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2025.

The Borrower. The borrower is RPI Denton Center, LTD., a Texas limited partnership and single purpose entity. The general partner of the borrower has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Denton Center Mortgage Loan. The non-recourse carve-out guarantor of the Denton Center Mortgage Loan is Jeffrey L. Olyan.

The Borrower Sponsor. The borrower sponsor is Jeffrey L. Olyan, founder and president of Retail Plazas, Inc. (“RPI”), which is a commercial real estate firm focused on acquiring and managing anchored shopping centers. Founded in 1992, RPI manages 13 properties in Texas and Nevada. Olyan has over 30 years of experience practicing law and operating and financing commercial properties.

Property Management. The Denton Center Property is managed by Freehold Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $574,063 for real estate taxes, (ii) $835,868 for future tenant improvements and leasing commissions, (iii) $150,456 for ongoing replacements and (iv) $276,993 for outstanding tenant improvements and leasing commissions and free rent.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is approximately $63,785.

Insurance Escrows – The borrower will not be required to escrow for monthly insurance premiums provided that (i) no event of default has occurred or is continuing and (ii) the Denton Center Property is covered under a blanket policy acceptable to the lender. As of origination, an acceptable blanket policy is in place.

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Replacement Reserves – On a monthly basis when the replacement reserve falls under $150,456, the borrower will be required escrow the lesser of (i) $4,179.34 (approximately $0.15 per SF per year) and (ii) the amount necessary to raise the replacement reserve balance to $150,456.

TI/LC Reserves – On a monthly basis when the TI/LC reserve falls under $835,868, the borrower will be required to escrow the lesser of (i) $27,862.25 (approximately $1.00 per SF per year) and (ii) the amount necessary to raise the TI/LC reserve balance to $835,868.

Critical Tenant Reserve – Upon the occurrence of a Critical Tenant Trigger Period (as defined below), the borrower will be required to deposit (A) in the case of a Critical Tenant Trigger Period under Movie Tavern’s lease, either (i) a monthly deposit of $41,667, subject to a cap of $600,000, for a maximum of six calendar months if such Critical Tenant Trigger Period is due to clause (iv) of the Critical Tenant Trigger Period definition or (ii) a $600,000 deposit in cash or letter of credit on the first payment date, or (B) in the case of a Critical Tenant Trigger Period under Kroger’s lease, either (i) a monthly deposit of $41,667, subject to a cap of $500,000, for a maximum of six calendar months if such Critical Tenant Trigger Period is due to clause (iv) of the Critical Tenant Trigger Period definition or (ii) a $500,000 deposit in cash or letter of credit on the first loan payment date.

Low DSCR Sweep Avoidance Reserve – Upon the occurrence of the debt service coverage ratio being less than 1.25x for the previous two calendar quarters, the borrower may avoid a Low DSCR Period (as defined below) by making a Monthly DSCR Sweep Avoidance Deposit (as defined below) in the form of cash or a letter of credit until the Low DSCR Period is no longer ongoing. At no point will the balance of the Low DSCR Sweep Avoidance Reserve account exceed $600,000.

A ”Critical Tenant Trigger Period” will occur upon any of (i) the bankruptcy of a Critical Tenant (as defined below), (ii) an event of default for the Critical Tenant under its lease, (iii) upon the Critical Tenant discontinuing business operations in a material portion of its space other than for repairs lasting less than 180 days or (iv) the Critical Tenant failing to renew its lease under terms acceptable to the lender by the earlier of (A) six months or (B) the date such Critical Tenant is required to deliver notice of its lease renewal pursuant to the terms of its lease. A Critical Tenant Trigger Period will end upon, with respect to clause (i), the Critical Tenant withdrawing its petition for bankruptcy or the borrower delivering to the lender one or more acceptable replacement leases, with respect to clause (ii), cure of such event of default, with respect to clause (iii), full physical occupancy of the Critical Tenant for at least 30 consecutive days and with respect to clause (iv), the Critical Tenant deciding to extend its lease with terms acceptable to the lender or the borrower delivering to the lender one or more acceptable replacement leases.

A “Critical Tenant” means each of (i) Movie Tavern and (ii) Kroger, together with their respective successors and assigns, and any other tenant hereafter occupying the related Critical Tenant space.

A “Critical Tenant Lease” means each of (i) the Movie Tavern lease, (ii) the Kroger lease and (iii) any lease entered into pursuant to which a tenant leases the related Critical Tenant space.

A “Low DSCR Period” will occur upon the debt service coverage ratio being less than 1.25x for two consecutive calendar quarters and will be cured upon the debt service coverage ratio being greater than or equal to 1.30x for two consecutive calendar quarters.

A “Monthly DSCR Sweep Avoidance Deposit” will be either (i)(x) $50,000 per month on each of the first 12 payment dates during which the Low DSCR Period is continuing and (y) an amount equal to the Monthly DSCR Sweep Avoidance Recalculated Amount (as defined below) per month on each subsequent payment date that the Low DSCR Period is continuing or (ii) following the date that both the cash management and lockbox accounts are open and available to receive deposits, (x) $300,000 in cash or a letter of credit on the first and seventh payment date during the Low DSCR Period and (y) cash or a letter of credit in an amount equal to six times the Monthly DSCR Sweep Avoidance Recalculated Amount on the 13th payment date and on each 6th subsequent payment date during the continuation of such Low DSCR Period.

The ”Monthly DSCR Sweep Avoidance Recalculated Amount” will be equal to 1/12th of the difference of (i) the amount of excess cash flow for then-following 12-month period which would exist if the Denton Center Property was operating at a debt service coverage ratio of 1.25x minus (ii) the excess cash flow for the then-following 12-month period as reasonably determined by the lender. The Monthly DSCR Sweep Avoidance Amount will be calculated once every 12 months beginning on the 13th month of an ongoing Low DSCR Period.

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Lockbox / Cash Management. The Denton Center Mortgage Loan requires a springing lockbox with springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to establish a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly. Upon the occurrence of a Trigger Period, all amounts in the lockbox account will be automatically transferred for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges, and if any amounts remaining to the excess cash flow reserve account.

A “Trigger Period” will occur upon (i) an event of default or (ii) insolvency of the borrower. A Trigger Period will be cured, with respect to clause (i) upon the cure of such event of default.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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4 UNION SQUARE SOUTH

6
Burlington
30,842 SF 3/2030
5
Burlington
30,881 SF 3/2030
4
Burlington
30,879 SF 3/2030
3
DSW
30,762 SF 10/2034
2
Whole Foods
17,214 SF 11/2040
Five Below
9,796 SF 1/2037
1
Kazunori
1,682 SF 3/2038
Whole Foods
15,792 SF 11/2040
Five Below
227 SF 1/2037
Sephora
8,018 SF 1/2033
LL
Whole Foods
28,091 SF 11/2040
Vacant
2030 – 2031
2032 – 2033
2034 – 2035
2036+

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No. 10 – 4 Union Square South

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Annex A-3	BBCMS 2025-C39
No. 10 – 4 Union Square South
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$32,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$32,500,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.0%	Net Rentable Area (SF):	204,189
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	4 USS LLC	Year Built / Renovated:	1971 / 2003
Borrower Sponsor:	Vornado Realty L.P.	Occupancy:	100.0%
Interest Rate:	5.64200%	Occupancy Date:	4/1/2025
Note Date:	8/12/2025	4th Most Recent NOI (As of):	$16,890,623 (12/31/2022)
Maturity Date:	9/11/2035	3rd Most Recent NOI (As of):	$16,961,741 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$17,204,383 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$17,243,702 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$28,099,056
Call Protection(2):	L(27),D(86),O(7)	UW Expenses:	$11,025,961
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$17,073,095
Additional Debt(1):	Yes	UW NCF:	$16,588,633
Additional Debt Balance(1):	$87,500,000	Appraised Value / Per SF:	$290,000,000 / $1,420
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/12/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$588
Taxes:	$1,567,806	$522,602	N/A	Maturity Date Loan / SF:	$588
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	41.4%
Rollover Reserve(4):	$200,000	$34,031	N/A	UW NCF DSCR:	2.42x
				UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$120,000,000	97.5%	Loan Payoff	$120,234,395	97.6%
Borrower Sponsor Equity	3,134,253	2.5	Reserves	1,767,806	1.4
			Closing Costs	1,132,052	0.9

Total Sources	$123,134,253	100.0%	Total Uses	$123,134,253	100.0%
(1)	The 4 Union Square South Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (the “4 Union Square South Whole Loan”). The Financial Information in the chart above reflects the 4 Union Square South Whole Loan.
(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on October 11, 2025. Defeasance of the 4 Union Square South Whole Loan in full is permitted at any time after the earlier to occur of (i) October 11, 2028 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, the 4 Union Square South Whole Loan documents permit partial prepayment at any time of the loan (with the applicable yield maintenance-based prepayment premium) if the borrower elects to make a low debt yield avoidance amount payment (a prepayment amount that results in the debt yield being at least 9.0%). The assumed lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	Initial deposit represents outstanding TI/LC Obligations related to Burlington (as defined below).

The Loan. The 4 Union Square South mortgage loan (the “4 Union Square South Mortgage Loan”) is part of the 4 Union Square South Whole Loan secured by the borrower’s fee interest in a 204,189 square foot, trophy-class urban anchored retail center located at 44 East 14th Street in New York, New York (the “4 Union Square South Property”). The 4 Union Square South Whole Loan is evidenced by three pari passu promissory notes and accrues interest at a rate of 5.64200% per annum on an Actual/360 basis. The 4 Union Square South Whole Loan has a 10-year term and is interest-only for the entire duration of the term. The 4 Union Square South Whole Loan was originated on August 12, 2025 by Wells Fargo Bank, National Association (“WFB”). The 4 Union Square South Mortgage Loan is evidenced by the non-controlling Note A-1-2 with an original principal balance of $32,500,000.

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Annex A-3	BBCMS 2025-C39
No. 10 – 4 Union Square South

The 4 Union Square South Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 transaction. The relationship between the holders of the 4 Union Square South Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 4 Union Square South Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$60,000,000	$60,000,000	WFCM 2025-C65	Yes
A-1-2	$32,500,000	$32,500,000	BBCMS 2025-C39	No
A-2(1)	$27,500,000	$27,500,000	WFB	No
Whole Loan	$120,000,000	$120,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The 4 Union Square South Property is an anchored retail center totaling 204,189 square feet located in New York, New York. Situated on an approximately 0.757-acre site, the property was built in 1971 and was redeveloped by the borrower sponsor in 2003 from a single-tenant department store into a multi-tenant retail center. The 4 Union Square South Property is anchored by Burlington, Whole Foods and DSW Shoes (“DSW”) with additional national tenants including Five Below and Sephora. As of April 1, 2025, the 4 Union Square South Property was 100.0% leased to six retail tenants and has averaged 99.0% occupancy since 2015.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the 4 Union Square South Property:

Tenant Sales(1)
	2023 Sales PSF	2024 Sales PSF	March 2025 TTM Sales PSF	Occupancy Cost(2)
Burlington	$390	$401	$399	27.0%
Whole Foods	$1,152	$1,207	$1,251	13.1%
DSW	$466	$525	$482	19.9%
Five Below	$421	$446	$444	24.4%
Sephora	$3,038	$3,074	$3,210	17.9%
(1)	Information obtained from the borrower.
(2)	Occupancy Cost is based on the underwritten rent and total reimbursements divided by March 2025 TTM reported sales.

Major Tenants.

Burlington (92,602 square feet; 45.4% of NRA; 21.8% of underwritten base rent). Founded in 1972 and headquartered in Burlington Township, New Jersey, Burlington is an American national off-price department store retailer with more than 1,100 stores in 47 states and Puerto Rico. As of March 31, 2025, Burlington reported trailing 12-month sales of $399 per square foot and an occupancy cost of 27.0%. Burlington has been in occupancy at the 4 Union Square South Property since 2012, has a lease expiration in March 2030 and has no renewal or termination options.

Whole Foods (61,097 square feet; 29.9% of NRA; 41.6% of underwritten base rent). Whole Foods Market, Inc., a subsidiary of Amazon, is an American multinational supermarket chain founded in 1980 and headquartered in Austin, Texas. Whole Foods has more than 500 stores in North America and seven in the United Kingdom. As of March 31, 2025, Whole Foods reported trailing 12-month sales of $1,251 per square foot and an occupancy cost of 13.1%. Whole Foods has been at the 4 Union Square South Property since 2004, has a lease expiration in November 2040 and has no renewal or termination options.

DSW (30,762 square feet; 15.1% of NRA; 12.5% of underwritten base rent). Founded in 1969, DSW is an American retail shoe store chain with more than 500 stores in the United States. As of March 31, 2025, DWS reported trailing 12-month

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Annex A-3	BBCMS 2025-C39
No. 10 – 4 Union Square South

sales of $482 per square foot and an occupancy cost of 19.9%. DSW has been in occupancy at the 4 Union Square South Property since 2004, has a lease expiration in October 2034 and has no renewal or termination options.

The following table presents certain information relating to the historical and current occupancy of the 4 Union Square South Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Based on December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll as of April 1, 2025.

The following table presents certain information relating to the largest tenants by net rentable area at the 4 Union Square South Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	March 2025 TTM Sales $	March 2025 TTM Sales PSF	March 2025 TTM Occ Cost %	Lease Expiration Date
Major Tenants
Burlington	NR/Ba1/BB+	92,602	45.4%	$55.66	$5,154,227	21.8%	$36,923,091	$399	27.0%	3/31/2030
Whole Foods	NR/A1/AA-	61,097	29.9%	$161.18	$9,847,604	41.6%	$76,424,936	$1,251	13.1%	11/30/2040
DSW	NR/NR/NR	30,762	15.1%	$95.90	$2,950,000	12.5%	$14,823,322	$482	19.9%	10/31/2034
Five Below	NR/NR/NR	10,025	4.9%	$100.55	$1,008,000	4.3%	$4,448,092	$444	24.4%	1/31/2037
Sephora	NR/NR/NR	8,018	3.9%	$545.00	$4,369,810	18.5%	$25,733,955	$3,210	17.9%	1/31/2033
Kazunori	NR/NR/NR	1,682	0.8%	$190.76	$320,855	1.4%	NAV	NAV	NAV	3/31/2038
Major Tenants Subtotal / Wtd. Avg.		204,186	100.0%	$115.83	$23,650,496	100.0%
Other(3)		3	0.0%	$2,675.36	$8,026	0.0%
Occupied Collateral Total / Wtd. Avg.		204,189	100.0%	$115.87	$23,658,522	100.0%
Vacant Space		0	0.0%
Collateral Total		204,189	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025 and includes rent steps through July 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.
(2)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(3)	Includes three antenna/telecommunication tenants totaling 3 square feet and $8,026 of underwritten rent.

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No. 10 – 4 Union Square South

The following table presents certain information relating to the lease rollover schedule at the 4 Union Square South Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring(3)	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM(3)	1	1	0.0%	$6,753	0.0%	1	0.0%	$6,753	0.0%
2026	0	0	0.0%	$0	0.0%	1	0.0%	$6,753	0.0%
2027(3)	1	1	0.0%	$1,273	0.0%	2	0.0%	$8,026	0.0%
2028	0	0	0.0%	$0	0.0%	2	0.0%	$8,026	0.0%
2029	0	0	0.0%	$0	0.0%	2	0.0%	$8,026	0.0%
2030	1	92,602	45.4%	$5,154,227	21.8%	92,604	45.4%	$5,162,253	21.8%
2031(3)	1	1	0.0%	$0	0.0%	92,605	45.4%	$5,162,253	21.8%
2032	0	0	0.0%	$0	0.0%	92,605	45.4%	$5,162,253	21.8%
2033	1	8,018	3.9%	$4,369,810	18.5%	100,623	49.3%	$9,532,063	40.3%
2034	1	30,762	15.1%	$2,950,000	12.5%	131,385	64.3%	$12,482,063	52.8%
2035	0	0	0.0%	$0	0.0%	131,385	64.3%	$12,482,063	52.8%
2036 & Beyond	3	72,804	35.7%	$11,176,459	47.2%	204,189	100.0%	$23,658,522	100.0%
Total	9	204,189	100.0%	$23,658,522	100.0%
(1)	Information is based on the underwritten rent roll dated April 1, 2025 and includes rent steps through July 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes three antenna/telecommunication tenants totaling 3 square feet and $8,026 of underwritten rent.

Environmental. According to the Phase I environmental site assessment dated May 23, 2025, there was no evidence of any recognized environmental conditions at the 4 Union Square South Property.

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No. 10 – 4 Union Square South

The following table presents certain information relating to the operating history and underwritten cash flows of the 4 Union Square South Property:

Operating History and Underwriting Net Cash Flow
	2022	2023	2024	TTM	Underwritten	Per SF	%(2)
Base Rent(3)	$20,121,754	$20,237,645	$20,838,157	$21,637,240	$23,658,522	$115.87	84.2%
(Vacancy)	$0	$0	$0	$0	($1,182,926)	($5.79)	(4.2%)
Total Base Rent	$20,121,754	$20,237,645	$20,838,157	$21,637,240	$22,475,596	$110.07	80.0%
(Free Rent Adjustment)	($340,417)	($125,755)	$0	$0	$0	$0.00	0.0%
Other Income	$22,117	$23,113	$23,008	$23,027	$23,020	$0.11	0.1%
Total Recoveries	$5,720,068	$6,109,529	$6,556,604	$6,135,677	$5,600,440	$27.43	19.9%
Effective Gross Income	$25,523,522	$26,496,042	$27,417,769	$27,795,944	$28,099,056	$137.61	100.0%
Total Expenses	$8,632,899	$9,534,301	$10,213,386	$10,552,243	$11,025,961	$54.00	39.2%
Net Operating Income	$16,890,623	$16,961,741	$17,204,383	$17,243,702	$17,073,095	$83.61	60.8%
Capital Expenditures	$0	$0	$0	$0	$76,090	$0.37	0.3%
TI/LC	$0	$0	$0	$0	$408,372	$2.00	1.5%
Net Cash Flow	$16,890,623	$16,961,741	$17,204,383	$17,243,702	$16,588,633	$81.24	59.0%
(1)	TTM reflects the trailing 12 months ending June 30, 2025.
(2)	% column represents percent of Effective Gross Income.
(3)	Underwritten Base Rent is based on the underwritten rent roll dated April 1, 2025, inclusive of rent averaging for investment grade tenants totaling $1,447,604.

The Market. The 4 Union Square South Property is located along the south side of East 14th Street and the north side of East 13th Street between Broadway and University Place within the Union Square neighborhood of Manhattan. According to the appraisal, the estimated 2024 population within a 0.25-, 0.5- and one-mile radius was approximately 21,649, 68,718 and 274,520, respectively, and the average household income within the same radii was $233,379, $213,493 and $189,537, respectively.

According to a third-party report, the 4 Union Square South Property is located within the Gramercy Park Retail submarket of the New York-NY retail market. As of third quarter 2025, the submarket reported total inventory of approximately 1.48 million square feet with a 3.8% vacancy rate and average asking rent of $143.92 per square foot. The appraiser concluded to market rents for the 4 Union Square South Property ranging from $110.0 per square foot for Retail (Floors 3-6), to $500.0 for Retail (Grade) (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 4 Union Square South Property:

Market Rent Summary(1)
	Retail (Grade University Place)	Retail (Grade)	Retail (Multi-Level Small)	Retail (Floors 3-6)	Retail (Multi-Level Large)
Market Rent (PSF)	$175.00	$500.00	$125.00	$110.00	$140.00
Lease Term (Years)	10	10	10	15	15
Lease Type (Reimbursements)	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross
Tenant Improvements New (PSF)	$100.00	$100.00	$100.00	$100.00	$100.00
Rent Increase Projection	3.00%/year	3.00%/year	3.00%/year	10% every 5 years	10% every 5 years
(1)	Source: Appraisal.

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No. 10 – 4 Union Square South

Appraisal. The appraisal concluded to an “as-is” value for the 4 Union Square South Property of $290,000,000 as of May 12, 2025.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
4 Union Square South	$290,000,000	5.50%
(1)	Source: Appraisal.

The Borrower. The borrower is 4 USS LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 4 Union Square South Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Vornado Realty L.P., owned and controlled by Vornado Realty Trust (“Vornado”, NYSE: VNO). Vornado is a fully-integrated real estate investment trust founded in 1982 and headquartered in New York City. As of April 2025, Vornado is the second largest commercial real estate owner in New York City with a portfolio of more than 34.8 million square feet of commercial real estate, with 26.4 million square feet located in New York City across 64 properties.

Property Management. The 4 Union Square South Property is managed by Vornado Office Management LLC, an affiliate of the borrower sponsor.

Escrows and Reserves.

Real Estate Taxes – The 4 Union Square South Whole Loan documents require an upfront deposit of $1,567,806 and ongoing monthly deposits equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially totaling $522,602).

Insurance Reserve – The 4 Union Square South Whole Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the 4 Union Square South Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

TI/LC Reserve – The 4 Union Square South Whole Loan documents require an upfront deposit of $200,000 for outstanding tenant improvements and leasing commissions related to Burlington. Additionally, the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $34,031 for tenant improvements and leasing commissions.

Replacement Reserves – During the occurrence of a Trigger Period (as defined below), the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $6,340 for capital expenditures.

Lockbox / Cash Management. The 4 Union Square South Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within 10 business days of receipt. Prior to the occurrence of a Trigger Period, all funds in the lockbox account are required to be distributed to the borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 4 Union Square South Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Trigger Period.

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No. 10 – 4 Union Square South

A “Trigger Period” means (A) a period commencing on the earliest of (i) an event of default, (ii) a net operating income (“NOI”) debt yield (“DY”) of less than 9.0%, provided, however, a Trigger Period shall be deemed not to exist if, within 15 business days after the borrower receives notice from the lender that a Trigger Period has commenced, the borrower (a) prepays a portion of the loan (including any applicable yield maintenance premium) in an amount that would result in the NOI DY being at least 9.0% or (b) delivers cash or a letter of credit to the lender as additional collateral for the loan in an amount that, if applied to the outstanding principal balance of the loan, would result in the NOI DY being at least 9.0% or (iii) either (a) Burlington or Whole Foods (each a “Major Tenant”) goes dark, vacates, is in material default under its lease or is subject to a bankruptcy or insolvency proceeding, or (b) Burlington has not yet renewed its lease at least 12 months prior to lease expiration for a term of at least five years; and (B) expiring upon with regard to (x) clause (i), the cure of such event of default, (y) clause (ii), the date that the NOI DY is greater than or equal to 9.0% or (z) clause (iii), (A) the entirety or a portion of the applicable major tenant space is leased to one or more replacement tenants pursuant to one or more executed qualified leases and the occupancy conditions are satisfied; (B) the Major Tenant is fully occupying its space and has recommenced normal business operations, the Major Tenant pays all obligations under its lease, the bankruptcy or insolvency proceeding is discharged and/or the applicable Major Tenant affirms the lease in such proceeding and is current on rent and other amounts due under the lease; or (C) Burlington extends or renews the existing lease for an additional 5 year period as evidenced by a written acknowledgement of such extension or renewal executed by Burlington Tenant in a form reasonably acceptable to the lender.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 11 – Foothill Tech Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,000,000	Title:	Fee
Cut-off Date Principal Balance:	$32,000,000	Property Type – Subtype:	Office – Flex/Lab
% of IPB:	4.0%	Net Rentable Area (SF):	254,862
Loan Purpose:	Refinance	Location:	Monrovia, CA
Borrower:	Foothill Technology Center LLC	Year Built / Renovated:	1986, 1989 / NAP
Borrower Sponsors:	Blaine P. Fetter and Lynda Boone Fetter	Occupancy:	84.8%
Interest Rate:	6.33600%	Occupancy Date:	9/8/2025
Note Date:	10/16/2025	4th Most Recent NOI (As of):	$5,054,533 (12/31/2022)
Maturity Date:	11/6/2035	3rd Most Recent NOI (As of)(1):	$4,412,371 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	$2,980,595 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(2):	$3,069,730 (TTM 8/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	81.4%
Amortization Type:	Interest Only	UW Revenues:	$7,608,089
Call Protection:	L(12),YM1(101),O(7)	UW Expenses:	$3,472,365
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$4,135,724
Additional Debt:	No	UW NCF:	$3,806,313
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$63,700,000 / $250
Additional Debt Type:	N/A	Appraisal Date:	8/10/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$126
Taxes:	$269,156	$70,363	N/A	Maturity Date Loan / SF:	$126
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.2%
Replacement Reserves:	$0	$4,885	N/A	Maturity Date LTV:	50.2%
TI/LC Reserve(3):	$1,115,000	Springing	$1,115,000	UW NCF DSCR:	1.85x
Rent Replication Reserve:	$351,399	$0	N/A	UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,000,000	100.0%	Loan Payoff	$28,245,886	88.3%
			Reserves	1,735,555	5.4
			Closing Costs	1,124,909	3.5
			Borrower Sponsor Equity	893,650	2.8
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%
(1)	The decline from 3rd Most Recent NOI to 2nd Most Recent NOI is mainly attributable to tenant turnover.
(2)	The increase from Most Recent NOI to UW NOI is mainly attributable to new leasing and rent steps.
(3)	TI/LC funds are reserved for general future leasing.

The Loan. The Foothill Tech Center mortgage loan (the “Foothill Tech Center Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $32,000,000 and is secured by the borrower’s fee interest in a research and development (“R&D”) office property located in Monrovia, California totaling 254,862 square feet (the “Foothill Tech Center Property”). The Foothill Tech Center Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 6.33600% per annum on an Actual/360 basis.

The Property. The Foothill Tech Center Property is comprised of a 254,862 square foot, multi-tenant office/lab/R&D campus located in Monrovia, California. The Foothill Tech Center Property consists of three buildings and one parking structure, situated on an approximately 11.4-acre site along Huntington Drive in the heart of the San Gabriel Valley’s Huntington High-Tech Corridor. Built between 1986 and 1989, the Foothill Tech Center Property has received approximately $1.6 million in capital improvements since 2021. The campus features a mix of office, lab, and warehouse space, with the buildout approximately 59% office, 31% lab, and 10% warehouse by square footage. The Foothill Tech Center Property includes a two-story, R&D facility with significant clean room space, a concrete parking structure with pedestrian bridge access, and

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multiple ingress/egress points. In addition, two of the buildings feature roll up loading doors and 24’ clear heights for warehousing space.

As a result of recent leasing activity and capital investment, the Foothill Tech Center Property had an occupancy of 84.8% as of September 2025. The Foothill Tech Center Property features a parking ratio of approximately 3.7 spaces per 1,000 square feet, with 940 parking spaces available. The Foothill Tech Center Property is leased to a diverse tenant base of 26 tenants, which include tenants operating in industries such as biotech/life sciences, technology and software, manufacturing, public works, transportation, and education. Key tenants include Azusa Pacific University (Moody’s/S&P/Fitch: Ba2/NR/BBB-), LabCorp (Moody’s/S&P/Fitch: Baa2/BBB/NR), and City of Hope (Moody’s/S&P/Fitch: A3/A-/A), with no single tenant occupying more than 10.8% of net rentable area. The average length of tenancy at the Foothill Tech Center Property is 12.4 years with a weighted average lease term remaining of 2.8 years. At loan closing, a $1,115,000 TI/LC reserve was funded for future leasing.

Major Tenants.

Azusa Pacific University (27,585 square feet; 10.8% of NRA; 13.5% of underwritten base rent) (Moody’s/S&P/Fitch: Ba2/NR/BBB-). Azusa Pacific University is a private, evangelical Christian university founded in 1899 and headquartered in Azusa, California. Azusa Pacific University is recognized for its strong academic programs, particularly in nursing, and has a total enrollment of 6,272 students with 934 faculty and 603 staff. At the Foothill Tech Center Property, Azusa Pacific University utilizes its space primarily for its nursing program. Azusa Pacific University has been a tenant at the Foothill Tech Center Property since 2013. The lease expires in July 2027 and does not include renewal options or termination options.

LabCorp (18,670 square feet; 7.3% of NRA; 11.2% of underwritten base rent) (NYSE: LH) (Moody’s/S&P/Fitch: Baa2/BBB/NR). LabCorp is a global life sciences company specializing in laboratory services for healthcare providers, pharmaceutical companies, and patients. LabCorp is publicly traded on the New York Stock Exchange and as of November 12, 2025, had a market capitalization of $22.0 billion. At the Foothill Tech Center Property, LabCorp utilizes its space for diagnostic testing, research and development, and biopharma services, including oncology and drug testing. LabCorp has been a tenant at the Foothill Tech Center Property since 2008, with its current lease expiring in October 2026. LabCorp has recently expanded its footprint at the Foothill Tech Center Property by 2,851 SF in August 2025. The lease includes one three-year renewal option at market value, and does not include termination options.

City of Hope (20,269 square feet; 8.0% of NRA; 8.8% of underwritten base rent) (Moody’s/S&P/Fitch: A3/A-/A). City of Hope is one of the largest cancer research and treatment organizations in the United States. Headquartered in Duarte, California, City of Hope is recognized as a national leader in cancer care, with a 100-year legacy. City of Hope enrolls over 6,000 patients and was ranked among the nation’s top 5 hospitals for cancer care by a third-party report. At the Foothill Tech Center Property, City of Hope’s space includes freezer lab and warehouse facilities for research purposes. City of Hope has been a tenant at the Foothill Tech Center Property since 2015, with the current lease expiring in December 2029. The lease includes one three-year renewal option, and does not include termination options.

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Environmental. The Phase I environmental assessment dated August 20, 2025 identified no evidence of any recognized environmental conditions at the Foothill Tech Center Property.

The following table presents certain information relating to the historical and current occupancy of the Foothill Tech Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
93.3%	70.8%	79.0%	84.8%
(1)	Occupancies are as of December 31 unless otherwise indicated.
(2)	As of September 8, 2025.

The following table presents certain information relating to the top tenants at the Foothill Tech Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Azusa Pacific University	Ba2 / NR / BBB-	27,585	10.8%	$30.28	$835,344	13.5%	7/31/2027
LabCorp	Baa2 / BBB / NR	18,670	7.3%	$37.29	696,120	11.2	10/31/2026
City of Hope	A3 / A- / A	20,269	8.0%	$27.00	547,263	8.8	12/31/2029
Financial Technology Solutions International, Inc.(3)	NR / NR / NR	13,370	5.2%	$30.90	413,136	6.7	4/30/2029
Episcopal Communities and Services(4)	NR / NR / NR	10,724	4.2%	$30.64	328,536	5.3	10/15/2027
China Mfg. Alliance LLC	NR / NR / NR	11,189	4.4%	$29.05	324,996	5.2	6/30/2027
SPS North America, Inc.	NR / NR / NR	9,980	3.9%	$28.80	287,424	4.6	6/30/2030
NZXT, Inc.	NR / NR / NR	10,827	4.2%	$25.92	280,632	4.5	9/30/2029
LL2, Inc.	NR / NR / NR	10,940	4.3%	$25.43	278,232	4.5	9/30/2027
Ortel LLC	NR / NR / NR	14,510	5.7%	$18.00	261,180	4.2	3/31/2030
Top Tenants Total		148,064	58.1%	$28.72	$4,252,863	68.7%
Other Occupied		68,073	26.7%	$28.50	1,940,088	31.3
Occupied Collateral Total / Wtd. Avg.		216,137	84.8%	$28.65	$6,192,951	100.0%
Vacant Space		38,725	15.2%
Collateral Total		254,862	100.0%

(1)	Information is based on the underwritten rent roll dated September 8, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	As of October 2025, Financial Technology Solutions International, Inc. consolidated its operations into 5,382 square feet in 605 East Huntington Drive and the remaining suite is listed for sublease.
(4)	Episcopal Communities and Services is currently subleasing approximately 2,950 square feet to Schneider Medical Industries; the sublease will expire on October 15, 2027 and the sublease rent is $19.93 per square foot. Episcopal Communities and Services had also subleased approximately 5,080 square feet to Curative, Inc.; the sublease expired on November 30, 2025 and the sublease rent was $24.59 per square foot.

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The following table presents certain information relating to the tenant lease expiration of the Foothill Tech Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	38,725	15.2%	NAP	NAP	38,725	15.2%	NAP	NAP
2025 & MTM	1	4,060	1.6%	$126,720	2.0%	42,785	16.8%	$126,720	2.0%
2026	5	20,746	8.1%	760,236	12.3%	63,531	24.9%	886,956	14.3%
2027	8	70,597	27.7%	2,059,476	33.3%	134,128	52.6%	2,946,432	47.6%
2028	4	24,047	9.4%	697,944	11.3%	158,175	62.1%	3,644,376	58.8%
2029	8	55,641	21.8%	1,551,987	25.1%	213,816	83.9%	5,196,363	83.9%
2030	7	37,147	14.6%	870,948	14.1%	250,963	98.5%	6,067,311	98.0%
2031	0	0	0.0%	0	0.0%	250,963	98.5%	6,067,311	98.0%
2032	0	0	0.0%	0	0.0%	250,963	98.5%	6,067,311	98.0%
2033	1	3,899	1.5%	125,640	2.0%	254,862	100.0%	6,192,951	100.0%
2034	0	0	0.0%	0	0.0%	254,862	100.0%	6,192,951	100.0%
2035	0	0	0.0%	0	0.0%	254,862	100.0%	6,192,951	100.0%
2036	0	0	0.0%	0	0.0%	254,862	100.0%	6,192,951	100.0%
2037 & Beyond	0	0	0.0%	0	0.0%	254,862	100.0%	6,192,951	100.0%
Total	34	254,862	100.0%	$6,192,951	100.0%
(1)	Information is based on the underwritten rent roll dated September 8, 2025. Certain tenants may have lease termination options which were not considered for the purposes of this table.

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The following table presents certain information relating to the operating history and underwritten net cash flows of the Foothill Tech Center Property:

Operating History and Underwriting Net Cash Flow(1)
	2022	2023	2024	TTM(2)(3)	Underwritten(3)	Per SF	%(4)
Base Rent	$7,396,352	$6,861,305	$5,532,373	$5,543,388	$6,192,951	$24.30	70.7%
Rent Steps(5)	0	0	0	0	177,942	0.70	2.0
Value of Vacant Space	0	0	0	0	1,153,323	4.53	13.2
Gross Potential Rent	$7,396,352	$6,861,305	$5,532,373	$5,543,388	$7,524,216	$29.52	85.9%
Total Reimbursements	1,036,350	800,173	726,266	838,519	1,232,576	4.84	14.1
Other Income	58,551	62,179	7,453	14,799	4,620	0.02	0.1
Total Gross Income	$8,491,254	$7,723,657	$6,266,092	$6,396,706	$8,761,412	$34.38	100.0%
Vacancy	0	0	0	0	(1,153,323)	(4.53)	(13.2)
Effective Gross Income	$8,491,254	$7,723,657	$6,266,092	$6,396,706	$7,608,089	$29.85	86.8%
Real Estate Taxes	768,575	775,287	762,615	762,876	817,439	3.21	10.7
Insurance	69,146	84,023	97,473	120,607	121,183	0.48	1.6
Other Expenses	2,598,999	2,451,976	2,425,408	2,443,493	2,533,743	9.94	33.3
Total Expenses	$3,436,720	$3,311,286	$3,285,497	$3,326,976	$3,472,365	$13.62	45.6%
Net Operating Income(6)	$5,054,533	$4,412,371	$2,980,595	$3,069,730	$4,135,724	$16.23	54.4%
Capital Expenditures	0	0	0	0	58,618	0.23	0.8
TI/LC	0	0	0	0	270,793	1.06	3.6
Net Cash Flow	$5,054,533	$4,412,371	$2,980,595	$3,069,730	$3,806,313	$14.93	50.0%
(1)	Based on the underwritten rent roll dated September 8, 2025.
(2)	TTM reflects the trailing 12 months ending August 31, 2025.
(3)	The increase from TTM Base Rent and Net Operating Income to Underwritten Base Rent and Net Operating Income is mainly attributable to new leasing and rent steps.
(4)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Rent Steps are based on the underwritten rent roll dated September 8, 2025, inclusive of straight-line rent of $53,363 through the current lease term for investment grade rated tenants.
(6)	The decline from 3rd Most Recent NOI to 2nd Most Recent NOI is mainly attributable to tenant turnover.

The Market. The Foothill Tech Center Property is located in Monrovia, California, within the Huntington High-Tech Corridor of the San Gabriel Valley, approximately 15 miles northeast of downtown Los Angeles and 8.5 miles east of Pasadena. The Foothill Tech Center Property is situated along East Huntington Drive, a major arterial that provides direct access to the I-210 freeway, which connects to Interstates 10 and 605, offering access to the central business districts of Pasadena, Downtown Los Angeles, and other regional employment hubs. The Monrovia station on the Metro Gold Line is located approximately one mile south of the Foothill Tech Center Property, providing light rail service to Pasadena and Downtown Los Angeles. The Huntington High-Tech Corridor is a well-established cluster of office, R&D, and life science facilities, attracting both large and emerging technology, biotech, and nanotech firms. The area benefits from proximity to leading research institutions, including the California Institute of Technology (Caltech), located 8.5 miles west of the Foothill Tech Center Property, which ranks among the nation’s top universities in biological sciences and biochemistry.

The Foothill Tech Center Property is located within the Western San Gabriel Valley office submarket and the Upper San Gabriel Valley flex/industrial submarket. As of the second quarter of 2025, the Western San Gabriel Valley office submarket had a vacancy rate of 6.5%, significantly below the Los Angeles metro average of 16.2%, and availability of 6.6%, with only 6,000 square feet under construction, indicating limited new supply. Average asking rents in the submarket are approximately $31.35 per square foot, compared to $41.50 per square foot for the Los Angeles metro. According to the appraisal, the Foothill Tech Center Property may benefit from insulation from the broader office market headwinds due to its mixed-use configuration—approximately 59% office, 31% lab, and 10% warehouse—and its location within a supply-constrained, high-demand corridor. The borrower sponsor for the Foothill Tech Center property owns two additional properties on Huntington Drive that compete with the Foothill Tech Center property.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Foothill Tech Center Property was 21,673, 98,290, and 315,351, respectively, and the 2024 average household income within the same radii was $131,243, $145,662, and $136,706, respectively.

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The following table presents certain information relating to comparable sales to the Foothill Tech Center Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Distance from Subject
Foothill Tech Center Monrovia, CA	NAP	254,862(2)	84.8	%(2)	NAP	NAP	NAP
R&D Facility Torrance, CA	Feb-25	79,652	0.0%		$21,400,000	$268.67	29 Miles
Pacific Concourse Los Angeles, CA	Oct-24	169,791	43.0%		$55,000,000	$323.93	26 Miles
Atrium Business Center Torrance, CA	Sep-24	62,620	94.4%		$18,500,000	$295.43	31 Miles
Gateway Corporate Center Diamond Bar, CA	Jul-24	80,753	100.0%		$18,875,000	$233.74	13 Miles
Multi Tenant Office Building Monrovia, CA	Sep-23	118,628	70.0%		$25,000,000	$210.74	0.3 Milles
Valencia Corporate Plaza, Santa Clarita, CA	Jan-23	195,387	63.4%		$48,930,000	$250.43	40 Miles
Multi-Tenant Office, Burbank, CA	Jan-23	127,140	71.0%		$37,000,000	$291.02	21 Miles
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 8, 2025.

The following table presents certain information relating to comparable leasing to the Foothill Tech Center Property:

Comparable Leasing(1)
Name / Property Location	Year Built / Renovated	Total NRA (SF)	Occupancy		Lease Date	Base Rent	Lease Area (SF)
Foothill Tech Center Monrovia, CA	1986, 1989 / NAP	254,862(2)	84.8	%(2)	NAP	NAP	NAP
101 East Huntington Drive Monrovia, CA	1986 / NAP	85,986	84%		May-24	$27.00 Modified Gross	12,733
Monrovia Technology Campus Monrovia, CA	2002 / NAP	163,593	100%		Mar-24	$34.20 Full Service	28,430
Office Property Monrovia, CA	1976 / NAP	68,120	100%		Oct-23	$30.00 Modified Gross	3,202
Huntington Plaza Monrovia, CA	1988 / NAP	121,873	86%		Aug-25	$30.00 Full Service	4,970
Lakeview Innovation Center Westlake Village, CA	1985 / 2023	259,540	51%		May-24	$27.12 Modified Gross	33,751
Free-Standing Lab Building Pasadena, CA	1954 / NAP	20,380	100%		Dec-25	$27.60 NNN	20,380
Agoura Hills Business Park Agoura Hill, CA	1986 / 2023	118,906	78%		May-24	$30.00 Modified Gross	4,863
Monrovia Technology Campus Monrovia, CA	2002 / NAP	163,593	100%		Feb-23	$36.00 NNN	37,823
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 8, 2025.

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No. 12 – Merritt Creek Farm
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	3.7%	Net Rentable Area (SF):	226,452
Loan Purpose:	Refinance	Location:	Barboursville, WV
Borrower:	Tanyard THD, LLC	Year Built / Renovated:	2002, 2003, 2013, 2023 / NAP
Borrower Sponsors:	James Brent Roswall and J. Michael Nidiffer	Occupancy:	94.8%
Interest Rate:	6.41500%	Occupancy Date:	9/11/2025
Note Date:	10/8/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	10/6/2035	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	$3,195,119 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,285,127
Call Protection:	L(26),D(89),O(5)	UW Expenses:	$1,185,003
Lockbox / Cash Management:	Springing	UW NOI:	$3,100,124
Additional Debt:	No	UW NCF:	$2,844,229
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,025,000 / $199
Additional Debt Type:	N/A	Appraisal Date:	8/4/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$132
Taxes:	$73,774	$28,375	N/A	Maturity Date Loan / SF:	$132
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	66.6%
Replacement Reserves:	$0	$3,774	$135,871	Maturity Date LTV:	66.6%
TI/LC Reserve:	$0	$18,871	N/A	UW NCF DSCR:	1.46x
Other Reserves(4):	$0	Springing	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	100.0%	Loan Payoff	$29,411,095	98.0%
			Closing Costs	352,816	1.2
			Return of Equity	162,314	0.5
			Upfront Reserves	73,774	0.2
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	Historical NOIs are not available due to historical cash flows not including all of the collateral associated with the Merritt Creek Farm Property (as defined below).
(2)	The Most Recent NOI includes only the cash flow for the retail center called Merritt Creek Farm and the manual addition of base rent and CAM reconciliation associated with the Academy Sports lease at Tanyard Station. Actual historical cash flows for solely the Academy Sports tenant at Tanyard Station were not provided. See “The Property” below for further details on the collateral.
(3)	On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender.
(4)	Other Reserves consist of a springing monthly DSCR Trigger Suspension Payment (as defined below). If the borrower elects to prevent or stop a Cash Management DSCR Trigger Event or a Cash Sweep DSCR Trigger Event (as further detailed in the Merritt Creek Farm Mortgage Loan documents), the borrower will be required to deposit with or deliver (as applicable) to the lender a letter of credit or cash in an amount determined by the lender sufficient that, if applied to pay down the then current outstanding principal balance of the Merritt Creek Farm Mortgage Loan, would cause the trailing 12-month period debt service coverage ratio (“DSCR”) to be at least 1.25x (the “DSCR Trigger Suspension Payment”), to be held as additional collateral for the Merritt Creek Farm Mortgage Loan. A “Material Tenant” means (i) Home Depot, (ii) Academy Sports or (iii) any tenant at the Merritt Creek Farm Property that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Merritt Creek Farm Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Merritt Creek Farm Property.

The Loan. The Merritt Creek Farm mortgage loan (the “Merritt Creek Farm Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is secured by a first lien mortgage encumbering the borrower’s fee interest in a 226,452 square foot retail property located in Barboursville, West Virginia (the “Merritt Creek Farm Property”). The Merritt Creek Farm Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.41500% per annum on an Actual/360 basis.

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The Property. The Merritt Creek Farm Property is a 226,452 square foot anchored shopping center consisting of a retail center called Merritt Creek Farm (163,153 square feet) and an anchored box at Tanyard Station (63,299 square feet) located in Barboursville, West Virginia. The Merritt Creek Farm Property consists of seven buildings (including the Home Depot and O’Charley’s ground lease buildings, each building tenant-owned) situated on an approximately 56.4-acre site and includes 1,673 parking spaces (7.4 spaces per 1,000 square feet). The Merritt Creek Farm buildings (163,153 square feet) were constructed in stages from 2002 to 2023 with the Tanyard Station building (63,299 square feet) completed in 2023.

As of September 11, 2025, the Merritt Creek Farm Property was 94.8% leased and is anchored by Home Depot (on a ground lease), Marshall’s (13.2% of NRA), Ross (9.4% of NRA) and Target (tenant-owned), which are part of Merritt Creek Farm, and Academy Sports (28.0% of NRA), which is part of Tanyard Station. Other national retailers at the Merritt Creek Farm Property include Petco (5.5% of NRA), Dollar Tree (4.4% of NRA), 5 Below (3.7% of NRA), Sally Beauty Co. (0.9% of NRA) and Starbucks (0.7% of NRA). The borrower sponsor owns Tanyard Station, but only the space occupied by Academy Sports is part of the collateral.

Major Tenants.

Academy Sports (63,299 square feet; 28.0% of NRA; 22.8% of underwritten base rent): Academy Sports (S&P: BB+) (NASDAQ: ASO) is a full-line sporting goods and outdoor recreation retailer in the United States. Founded in 1938 as a family business in Texas, Academy Sports operates 298 stores across 19 states as of February 1, 2025. Product assortments include outdoor, apparel, sports and recreation, and footwear (representing 30%, 27%, 23% and 20% of its 2024 net sales, respectively) through both national brands and a portfolio of 19 private label brands.

Marshall’s (30,000 square feet; 13.2% of NRA; 8.3% of underwritten base rent): Marshall’s is a retail chain segment of parent company, The TJX Companies, Inc. (Moody’s/S&P: A2/A) (NYSE: TJX), a Fortune 100 company and off-price retailer of apparel and home fashions in the U.S. and worldwide. The TJX Companies, Inc. has over 5,000 stores and six branded e-commerce sites consisting of retail chains TJ Maxx, Marshall’s, Sierra, HomeGoods, TJX Canada and TJX International as of fiscal 2024 year-end. The TJX Companies, Inc., which acquired Marshall’s in 1995, which sells family apparel (including footwear), accessories (including beauty and jewelry), home fashions (including home basics, decorative accessories and giftware), and other merchandise. Marshall’s e-commerce site, marshalls.com, launched in 2019.

Ross (21,306 square feet; 9.4% of NRA; 4.6% of underwritten base rent): Ross Stores, Inc. (Moody’s/S&P: A2/BBB+) (NASDAQ: ROST), is an S&P 500, Fortune 500, and Nasdaq 100 company headquartered in Dublin, California, with fiscal 2024 revenues of approximately $21.1 billion. Currently, Ross Stores, Inc. operates Ross, the largest off-price apparel and home fashion chain in the United States with 1,873 locations in 44 states, the District of Columbia, Guam, and Puerto Rico as of August 2, 2025.

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The following table presents certain information relating to the largest tenants by net rentable area at the Merritt Creek Farm Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Academy Sports	NR/BB+/NR	63,299	28.0%	$12.00	$759,588	22.8%	3/31/2043
Marshall's	A2/A/NR	30,000	13.2%	$9.25	$277,500	8.3%	1/31/2028
Ross	A2/BBB+/NR	21,306	9.4%	$7.25	$154,469	4.6%	1/31/2033
Office Depot	NR/NR/NR	18,448	8.1%	$13.50	$249,048	7.5%	10/31/2035
Petco	B3/B/NR	12,500	5.5%	$13.00	$162,500	4.9%	4/30/2035
Shoe Show	NR/NR/NR	10,075	4.4%	$15.51	$156,263	4.7%	1/31/2035
Dollar Tree	Baa2/BBB/NR	10,020	4.4%	$15.92	$159,518	4.8%	2/28/2034
5 Below	NR/NR/NR	8,400	3.7%	$17.60	$147,840	4.4%	4/22/2031
Eyemart Express, Ltd	NR/NR/NR	4,800	2.1%	$14.51	$69,668	2.1%	5/31/2030
Cato	NR/NR/NR	4,200	1.9%	$14.29	$60,000	1.8%	1/31/2027
Top 10 Tenants Subtotal / Wtd. Avg.		183,048	80.8%	$12.00	$2,196,395	65.9%
Other Tenants Collateral Total / Wtd. Avg.(3)		31,722	14.0%	$35.85	$1,137,146	34.1%
Occupied Collateral Total / Wtd. Avg.		214,770	94.8%	$15.52	$3,333,540	100.0%
Vacant Space		11,682	5.2%
Collateral Total		226,452	100.0%
(1)	Based on the underwritten rent roll dated September 11, 2025, inclusive of contractual rent steps through November 1, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Other Tenants includes Home Depot (one square foot; 12.6% of underwritten base rent) and O’Charley’s (one square foot; 3.3% of underwritten base rent), which are on ground leases. Other Tenants also includes Target (one square foot), which is not part of the collateral, but pays CAM with certain tenants having co-tenancy options associated with Target.

The following table presents certain information relating to the lease rollover schedule at the Merritt Creek Farm Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	11,682	5.2%	NAP	NAP	11,682	5.2%	NAP	NAP
2025 & MTM(3)	5	7,981	3.5%	$111,800	3.4%	19,663	8.7%	$111,800	3.4%
2026	1	2,800	1.2%	$70,840	2.1%	22,463	9.9%	$182,640	5.5%
2027(4)	5	12,233	5.4%	$333,320	10.0%	34,696	15.3%	$515,960	15.5%
2028	3	34,020	15.0%	$359,620	10.8%	68,716	30.3%	$875,580	26.3%
2029(5)	2	1,673	0.7%	$468,956	14.1%	70,389	31.1%	$1,344,536	40.3%
2030	1	4,800	2.1%	$69,668	2.1%	75,189	33.2%	$1,414,204	42.4%
2031	2	10,400	4.6%	$185,950	5.6%	85,589	37.8%	$1,600,154	48.0%
2032	0	0	0.0%	$0	0.0%	85,589	37.8%	$1,600,154	48.0%
2033	1	21,306	9.4%	$154,469	4.6%	106,895	47.2%	$1,754,623	52.6%
2034	1	10,020	4.4%	$159,518	4.8%	116,915	51.6%	$1,914,141	57.4%
2035	5	46,238	20.4%	$659,811	19.8%	163,153	72.0%	$2,573,952	77.2%
2036 & Thereafter	1	63,299	28.0%	$759,588	22.8%	226,452	100.0%	$3,333,540	100.0%
Total	27	226,452	100.0%	$3,333,540	100.0%
(1)	Based on the underwritten rent roll dated September 11, 2025, inclusive of contractual rent steps through November 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes Target (one square foot), which is not part of the collateral, but pays CAM with certain tenants having co-tenancy options associated with Target.
(4)	Includes O’Charley’s (one square foot; 3.3% of underwritten base rent), which is on a ground lease and owns its own improvements.
(5)	Includes Home Depot (one square foot; 12.6% of underwritten base rent), which is on a ground lease and owns its own improvements.

Environmental. According to the Phase I environmental assessment dated August 11, 2025, there was no evidence of any recognized environmental conditions at the Merritt Creek Farm Property.

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Annex A-3	BBCMS 2025-C39
No. 12 – Merritt Creek Farm

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Merritt Creek Farm Property:

Operating History and Underwritten Net Cash Flow(1)
	2024(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$3,446,452	$3,333,540	$14.72	73.9%
Vacant Income	0	226,440	1.00	5.0
Gross Potential Rent	$3,446,452	$3,559,980	$15.72	78.9%
Total Reimbursements	855,157	951,586	4.20	21.1
Other Income	0	0	0.00	0.0
Net Rental Income	$4,301,609	$4,511,567	$19.92	100.0%
(Vacancy/Credit Loss)	0	(226,440)	(1.00)	(5.0)
Effective Gross Income	$4,301,609	$4,285,127	$18.92	95.0%

Total Expenses	1,106,490	1,185,003	5.23	27.7

Net Operating Income	$3,195,119	$3,100,124	$13.69	72.3%

Total TI/LC, Capex/RR	0	255,894	1.13	6.0

Net Cash Flow	$3,195,119	$2,844,229	$12.56	66.4%
(1)	Historical cash flows are not available due to historical cash flows not including all of the collateral associated with the Merrit Creek Farm Property.
(2)	2024 includes only the cash flow for Merritt Creek Farm and the manual addition of base rent and CAM reconciliation associated with the Academy Sports lease at Tanyard Station. Actual historical cash flows for solely the Academy Sports tenant at Tanyard Station were not provided. See “The Property” for further details on the collateral.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Based on the underwritten rent roll dated September 11, 2025, inclusive of contractual rent steps through November 1, 2026.

Appraisal. According to the appraisal, the Merritt Creek Farm Property had an “as-is” appraised value of $45,025,000 as of August 4, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$45,025,000	7.25%

The Market. The Merritt Creek Farm Property is located in Barboursville, West Virginia, approximately 9.3 miles from Huntington, 24.6 miles from Ashland and 42.7 miles from Charleston, West Virginia. Primary access to the Merritt Creek Farm Property is provided by Interstate 64, a major east-west highway with two major junctions with Interstate 77, and US Route 60, which runs southeast to northwest through the central and southern portions of West Virginia. The only major retail development within the submarket is Huntington Mall, located in the central portion of the area at the junction of Interstate 64 and East Mall Road, approximately 3.0 miles east of the Merritt Creek Farm Property. This regional mall has approximately 1,095,000 square feet, over 120 stores and is anchored by JC Penney, Dick’s Sporting Goods, Best Buy, Books-A-Million, Cinemark and Dave and Buster’s, as well as several other national retailers.

According to a third-party market research report, the Merritt Creek Farm Property is located in the Huntington, WV retail market within the South Cabell County retail submarket. As of July 2025, the South Cabell County retail submarket contained 2,215,324 square feet of retail inventory space with an average rent of $15.83 PSF and a vacancy rate of 5.7%. As of year-end 2024, the South Cabell County retail submarket contained 2,215,324 square feet of retail inventory space with an average rent of $15.77 and a vacancy rate of 7.4%.

According to a third-party market research report, the estimated 2025 population within a five-mile radius of the Merritt Creek Farm portion of the Merritt Creek Farm Property was 35,718, and the estimated 2025 average household income within the same radius was $84,308. The estimated 2025 population within a five-mile radius of the Tanyard Station portion of the Merritt Creek Farm Property was 37,154, and the estimated 2025 average household income within the same radius was $82,988.

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Annex A-3	BBCMS 2025-C39
No. 12 – Merritt Creek Farm

The following table presents certain information with respect to comparable retail leases to the Merritt Creek Farm Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built / Renovated	Total NRA	Occ. %	Tenant Name	Lease Date / Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Merritt Creek Farm Barboursville, WV	2002, 2003, 2013, 2023 / NAP	226,452(2)	94.8%(2)
Riverwalk Plaza 5-40 Riverwalk Mall South Charleston, WV	1988 / NAP	143,833	100.0%	Thomas Hospital Sonnet Skies George Shawkey A&B Tobacco	Jan-23 / 7.0 Jul-22 / 3.0 Sep-21 / 5.0 Aug-20 / 5.0	3,800 1,200 1,200 1,265	$15.00 $20.00 $17.00 $15.00	NNN NNN NNN NNN
Bowling Green Specialty Center 1680 Campbell Lane Bowling Green, KY	1995 / NAP	97,170	100.0%	My Eye Lab Great Clips T-Mobile Sun Tan City	Jan-24 / 5.0 Nov-23 / 5.0 Aug-23 / 5.0 Apr-23 / 5.0	2,800 1,200 2,058 2,800	$22.00 $24.50 $23.80 $23.00	NNN NNN NNN NNN
Mayo Plaza 334 North Mayo Plaza Paintsville, KY	1987 / NAP	333,554	68.0%	TJ Maxx Rymco, LLC	Aug-23 / 10.1 Apr-22 / 5.4	21,600 1,200	$8.95 $20.00	NNN NNN
Cross Roads Plaza 35-296 Weddington Branch Road Coal Run Village, KY	1988 / 2010	107,515	60.0%	Emerald Energy Edward Jones & Co. DaVita	Jan-23 / 3.0 Oct-21 / 5.0 Sep-21 / 5.0	2,400 1,360 4,800	$13.75 $17.87 $12.50	NNN NNN NNN
Weddington Square Shopping Center 4519 North Mayo Trail Coal Run Village, KY	1987 / 1993	84,146	96.0%	New Day Nutrition 2 Broke Teachers Daffodils Boutique Peking Restaurant	May-25 / 5.0 Jun-24 / 1.1 Jan-24 / 3.0 Jan-24 / 8.0	1,900 1,000 3,880 6,500	$14.05 $18.00 $13.61 $11.08	NNN NNN NNN NNN
Cumberland Crossing Shopping Center 133-255 Cumberland Crossing Monticello, KY	1988 / 2024	84,174	97.0%	Trays Garden Chinese Buffet	Jul-23 / 10.0	3,200	$6.69	NNN
Woodlawn Shopping Center 291 North Hubbards Lane Louisville, KY	1990 / NAP	142,000	90.0%	Mathnasium Louisville Optometric Center Osteo Strong	Jun-22 / 5.0 Oct-21 / 5.0 Jun-19 / 5.3	1,540 1,950 2,030	$20.00 $25.00 $17.00	NNN NNN NNN
Middletown Shops 12911, 12935, 12937 & 12949 Shelbyville Road Louisville, KY	2003 / NAP	59,338	94.0%	Nothing Bundt Cakes Feeders Supply Massage Envy	Oct-24 / 5.0 Apr-24 / 5.0 Jul-23 / 5.0	2,724 14,840 4,628	$27.50 $18.00 $26.50	NNN NNN NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 11, 2025.

The following table presents certain information with respect to market rent at the Merritt Creek Farm Property as identified in the appraisal:

Market Rent Summary(1)

	Inline (<3,000 SF)	Inline (3,000 SF - 5,000 SF)	Junior Anchor	Anchor	Anchor Ground Lease	Pad Ground Lease
Market Rent (PSF/Years)	$20.00	$18.00	$16.00	$11.00	$3.50	$16.00
Lease Term (Years)	5	5	10	10	10	10
Lease Type	Net plus 15% Admin	Net plus 15% Admin	Net plus 15% Admin	Net plus 15% Admin	Net plus 15% Admin	Net plus 15% Admin
Escalations	2.5% / Year	2.5% / Year	2.5% / Year	2.5% / Year	2.5% / Year	2.5% / Year
(1)	Source: Appraisal.

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Annex A-3	BBCMS 2025-C39
No. 13 – U-Haul Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,953,838	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	3.7%	Net Rentable Area (SF):	649,445
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	U-Haul Holding Company	Occupancy:	87.9%
Interest Rate(3):	5.58000%	Occupancy Date:	8/31/2025
Note Date:	11/6/2025	4th Most Recent NOI (As of):	$8,725,246 (12/31/2022)
Anticipated Repayment Date(3):	11/6/2035	3rd Most Recent NOI (As of):	$9,121,646 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$9,124,120 (12/31/2024)
Original Term(3):	120 months	Most Recent NOI (As of):	$9,228,360 (TTM 8/31/2025)
Original Amortization Term(3):	300 months	UW Economic Occupancy:	87.8%
Amortization Type(3):	Amortizing Balloon - ARD	UW Revenues:	$12,779,671
Call Protection(4):	L(25),D(88),O(7)	UW Expenses:	$4,070,946
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$8,708,724
Additional Debt(1):	Yes	UW NCF:	$8,611,699
Additional Debt Balance(1):	$48,868,688	Appraised Value / Per SF(5):	$152,700,000 / $235
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	9/25/2025

Escrows and Reserves				Financial Information(1)(3)
.	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$121
Taxes:	$650,670	Springing	N/A	Maturity Date Loan / SF:	$93
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.6%
Replacement Reserve	$0	Springing	N/A	Maturity Date LTV:	39.5%
				UW NCF DSCR:	1.47x
				UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$78,944,000	100.0%	Loan Payoff	$40,713,461	51.6%
			Return of Equity	35,885,493	45.5
			Closing Costs	1,694,376	2.1
			Upfront Reserves	650,670	0.8
Total Sources	$78,944,000	100.0%	Total Uses	$78,944,000	100.0%
(1)	The U-Haul Portfolio Mortgage Loan (as defined below) is part of the U-Haul Portfolio Whole Loan (as defined below) which is comprised of four pari passu promissory notes with an aggregate original principal balance of $78,944,000. The U-Haul Portfolio Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”). The financial information presented above is based on the U-Haul Portfolio Whole Loan.
(2)	The borrowers are U-Haul Co. of Florida 11, LLC, AREC 11, LLC and UHIL 11, LLC.
(3)	The U-Haul Portfolio Whole Loan is structured with an anticipated repayment date of November 6, 2035, (the “ARD”) and a final maturity of November 6, 2050. From and after the ARD, the U-Haul Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate as of the ARD plus 1.31%. The financial information above is calculated based on the ARD.
(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on December 6, 2025. Defeasance of the U-Haul Portfolio Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note comprising a part of the U-Haul Portfolio Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the expected BBCMS 2025-C39 securitization closing date in December 2025. The actual lockout period may be longer.
(5)	Based on the portfolio appraised value of $152,700,000 as of September 25, 2025, which is inclusive of an approximately 4.4% portfolio premium and reflects the “as-is” values of the U-Haul Portfolio Properties (as defined below) as a whole if sold in their entirety to a single buyer. The aggregate as-is appraised value of the U-Haul Portfolio Properties is $146,240,000. The Cut-off Date LTV and Maturity Date LTV of the U-Haul Portfolio Whole Loan based upon the aggregate individual “as-is” appraised value are 53.9% and 41.2%, respectively.

The Loan. The U-Haul Portfolio mortgage loan (the “U-Haul Portfolio Mortgage Loan”) is part of a whole loan (the “U-Haul Portfolio Whole Loan”) secured by the borrowers’ fee interests in 21 self-storage properties, totaling 7,609 units and 649,445 square feet, located across California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan,

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No. 13 – U-Haul Portfolio

Oklahoma and Illinois (the “U-Haul Portfolio Properties”). The U-Haul Portfolio Whole Loan is evidenced by four promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $78,822,526. The U-Haul Portfolio Whole Loan was originated on November 6, 2025 by GSBI and accrues interest at a fixed rate of 5.58000% per annum on an Actual/360 basis. The U-Haul Portfolio Whole Loan has a 10-year term and amortizes based on a 25-year schedule for the 10-year term. From and after the ARD, the U-Haul Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate plus 1.31%, until the final maturity date of November 6, 2050. The U-Haul Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of approximately $29,953,838.

The U-Haul Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C39 trust securitization until the controlling Note A-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the U-Haul Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$30,000,000	$29,953,838	GSMC	Yes
A-2	$30,000,000	$29,953,838	BBCMS 2025-C39	No
A-3(1)	$10,000,000	$9,984,613	GSMC	No
A-4(1)	$8,944,000	$8,930,237	GSMC	No
Whole Loan	$78,944,000	$78,822,526
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The U-Haul Portfolio Properties are comprised of 21 self-storage properties totaling 649,445 square feet of net rentable area containing an aggregate of 7,609 units. The U-Haul Portfolio Properties are located in California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan, Oklahoma and Illinois. The U-Haul Portfolio Properties were built between 1911 and 2024. The U-Haul Portfolio Properties range in size from 7,143 to 97,515 square feet and contain between 128 and 1,092 units. The U-Haul Portfolio Properties has a granular rent roll with no individual property accounting for more than 10.2% of underwritten net cash flow.

The following table presents certain information relating to the historical and current occupancy of the U-Haul Portfolio Properties:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
91.9%	93.6%	92.1%	87.9%
(1)	Historical Occupancies are the annual average occupancy of each respective year and based on total units.
(2)	Current Occupancy is based on units and the underwritten rent rolls dated as of August 31, 2025.

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Annex A-3	BBCMS 2025-C39
No. 13 – U-Haul Portfolio

The following table presents certain information relating to the U-Haul Portfolio Properties:

Portfolio Summary
Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built / Renovated	Net Rentable Area (SF)(1)	Units(1)	As-Is Appraised Value	% of UW NCF
U-Haul Moving & Storage of Moreno Valley	Moreno Valley, CA	$8,304,000	10.5%	92.2%	1958, 1962, 1983 / NAP	43,289	721	$15,080,000	10.2%
U-Haul Moving & Storage of Pasadena	Pasadena, TX	$8,252,000	10.5%	81.1%	1979 / 2016	97,515	1,092	$13,400,000	10.1
U-Haul Moving & Storage of Hamden	Hamden, CT	$7,226,000	9.2%	93.5%	1940 / 1958	50,305	665	$14,100,000	8.8
U-Haul Moving & Storage of Evansville	Evansville, IN	$6,224,000	7.9%	90.5%	1980, 2015 / NAP	61,540	640	$10,350,000	7.9
U-Haul Moving & Storage at Janaf	Norfolk, VA	$5,959,000	7.5%	92.1%	1966, 2015, 2024 / NAP	33,543	225	$9,260,000	7.5
U-Haul Moving & Storage of Eastside Erie	Erie, PA	$4,937,000	6.3%	89.7%	1978, 1998- 2012 / NAP	54,022	511	$8,150,000	6.2
U-Haul Moving & Storage of Gardena	Gardena, CA	$4,889,000	6.2%	95.9%	1958 / NAP	23,581	281	$14,440,000	6.4
U-Haul Moving & Storage of Garden City	Garden City, ID	$3,804,000	4.8%	91.5%	1984 / NAP	30,617	270	$8,000,000	4.9
U-Haul Moving & Storage at Edgewood Ave	Jacksonville, FL	$3,258,000	4.1%	90.1%	1994 / NAP	25,794	317	$5,300,000	4.2
U-Haul Moving & Storage of Leominster	Leominster, MA	$3,233,000	4.1%	86.7%	1950, 2001 / NAP	22,152	331	$6,120,000	4.1
U-Haul Moving & Storage of Hillwood Plaza	Nashville, TN	$2,985,000	3.8%	91.3%	1977 / 2005	19,375	261	$4,780,000	4.0
U-Haul Moving & Storage of Spartanburg	Spartanburg and Boiling Springs, SC	$2,970,000	3.8%	72.9%	1966, 2019 / NAP	51,804	505	$8,100,000	3.8
U-Haul Moving & Storage of Norristown	Norristown, PA	$2,846,000	3.6%	86.4%	1950, 1983 / NAP	16,517	272	$4,900,000	3.6
U-Haul Moving & Storage at Capital Boulevard	Raleigh, NC	$2,604,000	3.3%	87.6%	1973, 1993 / NAP	20,070	266	$4,600,000	3.3
U-Haul Moving & Storage at Appleton Ave	Milwaukee, WI	$2,427,000	3.1%	94.7%	1963 / NAP	16,585	164	$3,810,000	3.3
U-Haul Moving & Storage of Duluth	Hermantown, MN	$2,178,000	2.8%	95.2%	1980 / 1984	9,915	146	$3,360,000	3.1
U-Haul Moving & Storage at Montgomery Highway	Dothan, AL	$2,074,000	2.6%	94.6%	1911 / 2005	18,667	248	$3,200,000	2.7
U-Haul Moving & Storage of Albuquerque	Albuquerque, NM	$1,943,000	2.5%	76.6%	1994, 1998 / NAP	19,496	231	$3,540,000	2.4
U-Haul Moving & Storage at Burlingame	Wyoming, MI	$1,101,000	1.4%	82.1%	1976, 1980 / NAP	10,240	128	$1,870,000	1.4
U-Haul Moving & Storage at Southside	Oklahoma City, OK	$1,055,000	1.3%	91.0%	1978 / NAP	17,276	200	$2,280,000	1.3
U-Haul Moving & Storage of Center Main Street	Bloomington, IL	$675,000	0.9%	85.2%	1945 / NAP	7,143	135	$1,600,000	0.9
Total		$78,944,000	100.0%	87.9%		649,445	7,609	$146,240,000	100.0%
(1)	Occupancy, Net Rentable Area (SF) and Units are based on the underwritten rent rolls dated as of August 31, 2025.

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No. 13 – U-Haul Portfolio

The following table presents detailed information with respect to the unit mix of the U-Haul Portfolio Properties:

U-Haul Portfolio Properties Unit Mix(1)

Property Name	Available Units	% of Available Units	Available SF	% of Available SF	Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage Units	Current Occupancy
U-Haul Moving & Storage of Moreno Valley	721	9.5%	43,289	6.7%	72	10.0%	92.2%
U-Haul Moving & Storage of Pasadena	1,092	14.4%	97,515	15.0%	732	67.0%	81.1%
U-Haul Moving & Storage of Hamden	665	8.7%	50,305	7.7%	336	50.5%	93.5%
U-Haul Moving & Storage of Evansville	640	8.4%	61,540	9.5%	533	83.3%	90.5%
U-Haul Moving & Storage at Janaf	225	3.0%	33,543	5.2%	0	0.0%	92.1%
U-Haul Moving & Storage of Eastside Erie	511	6.7%	54,022	8.3%	284	55.6%	89.7%
U-Haul Moving & Storage of Gardena	281	3.7%	23,581	3.6%	79	28.1%	95.9%
U-Haul Moving & Storage of Garden City	270	3.5%	30,617	4.7%	0	0.0%	91.5%
U-Haul Moving & Storage at Edgewood Ave	317	4.2%	25,794	4.0%	153	48.3%	90.1%
U-Haul Moving & Storage of Leominster	331	4.4%	22,152	3.4%	265	80.1%	86.7%
U-Haul Moving & Storage of Hillwood Plaza	261	3.4%	19,375	3.0%	17	6.5%	91.3%
U-Haul Moving & Storage of Spartanburg	505	6.6%	51,804	8.0%	125	24.8%	72.9%
U-Haul Moving & Storage of Norristown	272	3.6%	16,517	2.5%	141	51.8%	86.4%
U-Haul Moving & Storage at Capital Boulevard	266	3.5%	20,070	3.1%	30	11.3%	87.6%
U-Haul Moving & Storage at Appleton Ave	164	2.2%	16,585	2.6%	44	26.8%	94.7%
U-Haul Moving & Storage of Duluth	146	1.9%	9,915	1.5%	67	45.9%	95.2%
U-Haul Moving & Storage at Montgomery Highway	248	3.3%	18,667	2.9%	0	0.0%	94.6%
U-Haul Moving & Storage of Albuquerque	231	3.0%	19,496	3.0%	108	46.8%	76.6%
U-Haul Moving & Storage at Burlingame	128	1.7%	10,240	1.6%	128	100.0%	82.1%
U-Haul Moving & Storage at Southside	200	2.6%	17,276	2.7%	114	57.0%	91.0%
U-Haul Moving & Storage of Center Main Street	135	1.8%	7,143	1.1%	135	100.0%	85.2%
Total	7,609	100.0%	649,445	100.0%	3,363	44.2%	87.9%
(1)	Based on the underwritten rent rolls dated as of August 31, 2025.

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Annex A-3	BBCMS 2025-C39
No. 13 – U-Haul Portfolio

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U-Haul Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	2023	2024	TTM August 2025	UW	Per Unit	Per Square Foot	%(2)
Net Storage Income	$6,961,638	$7,821,649	$9,170,916	$9,753,234	$9,859,368	$10,015,756	$10,015,756	$1,316	$15.42	100.0%
Net Sales	772,204	740,339	718,718	688,395	610,321	545,108	545,108	72	0.84	5.4
Other Income(3)	1,345,966	1,633,823	1,817,147	1,705,922	1,739,258	1,842,091	1,842,091	242	2.84	18.4
Commercial Income(4)	336,676	336,570	340,705	347,876	341,331	344,664	344,664	45	0.53	3.4
Miscellaneous Income	27,030	39,644	38,511	31,336	39,940	32,052	32,052	4	0.05	0.3
Total Other Income	$2,481,876	$2,750,376	$2,915,080	$2,773,528	$2,730,850	$2,763,914	$2,763,914	$363	$4.26	27.6%
Effective Gross Income	$9,443,514	$10,572,025	$12,085,996	$12,526,762	$12,590,218	$12,779,671	$12,779,671	$1,680	$19.68	127.6%
Real Estate Taxes	953,178	1,001,995	1,126,675	1,164,234	1,208,221	1,232,883	1,347,835	177	2.08	10.5
Insurance	116,721	111,419	137,636	123,460	157,042	204,987	98,483	13	0.15	0.8
Management Fee	0	0	0	0	0	0	511,187	67	0.79	4.0
Other Expenses(5)	1,948,233	2,050,506	2,096,439	2,117,422	2,100,834	2,113,442	2,113,442	278	3.25	16.5
Total Expenses	$3,018,132	$3,163,920	$3,360,750	$3,405,116	$3,466,098	$3,551,311	$4,070,946	$535	$6.27	31.9%

Net Operating Income	$6,425,382	$7,408,105	$8,725,246	$9,121,646	$9,124,120	$9,228,360	$8,708,724	$1,145	$13.41	68.1%
Replacement Reserves	0	0	0	0	0	0	97,025	13	0.15	0.8
Net Cash Flow	$6,425,382	$7,408,105	$8,725,246	$9,121,646	$9,124,120	$9,228,360	$8,611,699	$1,132	$13.26	67.4%
(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	% column reflects percent of Net Storage Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of U-Box storage income, U-Box other income, U-Box delivery income and U-Move net commission.
(4)	Commercial Income includes intercompany and third-party leases.
(5)	Other Expenses includes personnel, repairs and maintenance, utilities, advertising, supplies and telephone costs.

Environmental. According to the Phase I environmental assessments dated between September 12, 2025 and September 23, 2025, there was (i) a controlled recognized environmental condition at the U-Haul Moving & Storage at Burlingame property related to impacts from former underground storage tanks at the property, (ii) a recognized environmental condition at the U-Haul Moving & Storage of Gardena property related to the absence of completed subsurface investigations in the area related to the former operation of a dry cleaner at the property, (iii) a recognized environmental condition at the U-Haul Moving & Storage of Gardena property related to chlorinated solvent contamination that appears to be migrating onto the property from off-site sources, (iv) a recognized environmental condition at the U-Haul Moving & Storage of Spartanburg property related to continued remediation and monitoring activity at the property, in connection with leaking underground storage tank listings, (v) a recognized environmental condition at the U-Haul Moving & Storage of Eastside Erie property related to the lack of identified institutional/engineering controls or deeded activity and use restrictions in connection with the presence of contaminated soils at the property, (vi) a recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to the unknown disposition of an underground storage tank at the property, (vii) a controlled recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to activity and use limitations and continuing obligations related to residual contamination at the property as well as a closed leaking underground storage tank case file related to the property, (viii) another controlled recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to continuing obligations related to a closed environmental repair program case file, (ix) a recognized environmental condition at the U-Haul Moving & Storage at Montgomery Highway property related to a waste oil underground storage tank listing and in-ground hydraulic lifts, and (x) a controlled recognized environmental condition at the U-Haul Moving & Storage at Janaf property related to the closure of a release case pertaining to the release of hydraulic oil. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Markets. The U-Haul Portfolio Properties are located in California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan, Oklahoma and Illinois.

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Annex A-3	BBCMS 2025-C39
No. 13 – U-Haul Portfolio

The following table presents certain 2024 demographic information for the U-Haul Portfolio Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
U-Haul Moving & Storage of Moreno Valley	Moreno Valley, CA	25,468	144,773	237,062	$67,335	$83,744	$92,947
U-Haul Moving & Storage of Pasadena	Pasadena, TX	15,149	115,957	218,855	$66,639	$68,029	$70,700
U-Haul Moving & Storage of Hamden	Hamden, CT	15,345	95,136	222,989	$75,736	$73,031	$67,453
U-Haul Moving & Storage of Evansville	Evansville, IN	12,480	58,773	110,418	$49,955	$50,997	$54,381
U-Haul Moving & Storage at Janaf	Norfolk, VA	8,635	103,486	313,388	$68,442	$68,117	$72,435
U-Haul Moving & Storage of Eastside Erie	Erie, PA	3,410	30,684	75,098	$83,682	$64,797	$52,590
U-Haul Moving & Storage of Gardena	Gardena, CA	40,289	300,136	742,641	$75,650	$79,496	$83,549
U-Haul Moving & Storage of Garden City	Garden City, ID	9,421	97,440	215,670	$83,565	$79,643	$84,935
U-Haul Moving & Storage at Edgewood Ave	Jacksonville, FL	7,594	77,258	163,599	$42,095	$39,042	$46,086
U-Haul Moving & Storage of Leominster	Leominster, MA	15,307	42,187	78,675	$70,288	$84,614	$84,649
U-Haul Moving & Storage of Hillwood Plaza	Nashville, TN	9,067	45,671	131,123	$70,560	$106,821	$94,403
U-Haul Moving & Storage of Spartanburg	Spartanburg and Boiling Springs, SC	6,561	46,542	107,037	$39,412	$47,473	$55,710
U-Haul Moving & Storage of Norristown	Norristown, PA	21,835	101,717	188,614	$65,897	$88,054	$104,187
U-Haul Moving & Storage at Capital Boulevard	Raleigh, NC	9,229	91,603	238,668	$82,765	$82,263	$86,393
U-Haul Moving & Storage at Appleton Ave	Milwaukee, WI	23,039	160,873	340,247	$57,633	$58,510	$58,592
U-Haul Moving & Storage of Duluth	Hermantown, MN	1,914	17,810	67,104	$68,833	$75,865	$61,376
U-Haul Moving & Storage at Montgomery Highway	Dothan, AL	5,005	37,035	68,716	$41,077	$46,844	$59,627
U-Haul Moving & Storage of Albuquerque	Albuquerque, NM	18,139	109,218	253,148	$43,594	$56,189	$60,140
U-Haul Moving & Storage at Burlingame	Wyoming, MI	16,250	98,358	260,845	$66,463	$68,557	$72,121
U-Haul Moving & Storage at Southside	Oklahoma City, OK	13,191	74,685	214,787	$42,416	$44,899	$52,619
U-Haul Moving & Storage of Center Main Street	Bloomington, IL	15,886	86,581	130,258	$46,110	$58,852	$75,541
(1)	Source: Appraisal.

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Annex A-3	BBCMS 2025-C39
No. 14 – Daybreak Corporate Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,650,000	Title:	Fee
Cut-off Date Principal Balance:	$26,650,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.3%	Net Rentable Area (SF):	177,000
Loan Purpose:	Acquisition	Location:	South Jordan, UT
Borrower:	FSP17 Daybreak, LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsors:	James Balderson and Crest Commercial Management, LLC	Occupancy:	95.4%
Interest Rate:	6.35000%	Occupancy Date:	7/1/2025
Note Date:	9/12/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	10/6/2035	3rd Most Recent NOI (As of)(1):	$340,631 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,633,751 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$3,828,586 (TTM 7/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.1%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$5,912,103
Call Protection:	L(26),D(87),O(7)	UW Expenses:	$1,264,572
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,647,531
Additional Debt:	No	UW NCF:	$4,541,153
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,500,000 / $234
Additional Debt Type:	N/A	Appraisal Date:	7/10/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$343,966	$29,524	N/A	Maturity Date Loan / SF:	$141
Insurance:	$9,621	$4,811	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves:	$0	$3,688	$88,500	Maturity Date LTV:	60.3%
TI / LC Reserve:	$0	$22,125	N/A	UW NCF DSCR:	2.28x
				UW NOI Debt Yield:	17.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,650,000	63.4%	Purchase Price	$41,000,000	97.5%
Principal Cash Contribution	15,405,242	36.6	Closing Costs	701,655	1.7
			Upfront Reserves	353,587	0.8
Total Sources	$42,055,242	100.0%	Total Uses	$42,055,242	100.0%
(1)	2023 NOI was materially lower than other historical periods due to $3,121,947 in rent concessions associated with Rio Tinto Kennecott’s lease renewal and the execution of direct leases from Travelpass Group and Enova. Rio Tinto Kennecott received 10 months of free rent from February 2023 to November 2023 ($2,683,475), Enova received 7 months of free rent from February 2023 to August 2023 ($264,864) and Travelpass Group received 3 months of free rent from February 2023 to April 2023 ($173,608).

The Loan. The Daybreak Corporate Center mortgage loan (the “Daybreak Corporate Center Mortgage Loan”) is secured by the borrower’s fee simple interest in an approximately 177,000 square foot Class A office building located in South Jordan, Utah (the “Daybreak Corporate Center Property”). The Daybreak Corporate Center Mortgage Loan was originated by Goldman Sachs Bank USA on September 12, 2025, has a 60-month interest-only term, followed by 60 months of amortization on a 360-month term, and accrues interest at a rate of 6.35000% per annum on an Actual/360 basis. The scheduled maturity date of the Daybreak Corporate Center Mortgage Loan is the payment date in October 2035.

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No. 14 – Daybreak Corporate Center

The Property. The Daybreak Corporate Center Property is a Class A, 177,000 square foot, office building located at 4700 West Daybreak Parkway in South Jordan, Salt Lake County, Utah. Constructed in 2008 (built-to-suit for Rio Tinto Kennecott), the building is 95.4% occupied as of July 1, 2025 by three tenants, with Rio Tinto Kennecott being the largest tenant, occupying 127,131 square feet (71.8% of the rentable square footage) with a lease expiring in November 2033 that includes 3.0% annual rent increases. The property is LEED Platinum certified. The Daybreak Corporate Center Property features a rooftop terrace and a workout space exclusively for Rio Tinto Kennecott.

The property was sold to the current seller through a sale-lease back agreement in January 2016. At that time, Rio Tinto Kennecott signed a new 7-year lease through January 2023. In 2019, Rio Tinto Kennecott subleased approximately 35,700 SF to Travelpass Group (22,966 SF) and Enova (12,709 SF), with sublease terms that both terminated in January 2023, which was followed with the execution of direct leases later that year.

The following information presents certain information relating to the historical and current occupancy of the Daybreak Corporate Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	95.4%	95.4%	95.4%
(1)	Based on December 31 of each respective year.
(2)	Current Occupancy is as of July 1, 2025.

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No. 14 – Daybreak Corporate Center

Appraisal. According to the appraisal, the Daybreak Corporate Center Property had an “as-is” appraised value of $41,500,000 as of July 10, 2025.

Appraisal Valuation Summary(1)
Property Name	Appraised Value	Capitalization Rate
Daybreak Corporate Center	$41,500,000	9.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated July 17, 2025, there was no evidence of any recognized environmental conditions at the Daybreak Corporate Center Property. The Phase I environmental report dated July 17, 2025 identified a controlled recognized environmental condition at the Daybreak Corporate Center Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Major Tenants. The three largest tenants by underwritten net rentable area (“NRA”) at the Daybreak Corporate Center Property are Kennecott Utah Copper LLC ("Rio Tinto Kennecott"), TravelPass Group, Inc. ("Travelpass Group") and ODK Capital, LLC, CNU of Louisiana, LLC and NC Financial Solutions of Louisiana, LLC ("Enova").

Rio Tinto Kennecott (127,131 square feet; 71.8% of NRA; 75.0% of underwritten base rent): Rio Tinto Kennecott is a major integrated copper mining, smelting, and refining company in the United States, owned by the Rio Tinto Group. Located near Salt Lake City, its primary asset is the Bingham Canyon Mine. Rio Tinto Kennecott produces significant amounts of copper, gold, silver, and molybdenum. Rio Tinto Kennecott has operations spanning every stage of mineral production—from exploration and extraction to processing and distribution. In addition to its mining operations, Rio Tinto Kennecott manages a global network of infrastructure, including ports, railways, smelters, refineries, processing plants, and research centers. Rio Tinto Kennecott has ongoing investments in sustainable mining practices.

Travelpass Group (25,252 square feet; 14.3% of NRA; 15.3% of underwritten base rent): Travelpass Group is a travel technology company. Acting as a marketplace, Travelpass Group connects independent and brand-name hotels, wholesalers and travel agencies. Travelpass Group utilizes a proprietary technology platform built on advanced machine learning.

Enova (16,511 square feet; 9.3% of NRA; 9.7% of underwritten base rent): Enova is a financial technology company delivering online lending solutions through its advanced AI-and machine learning-powered platform. Specializing in serving non-prime consumers and small businesses, Enova provides fast, flexible financial products.

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No. 14 – Daybreak Corporate Center

The following table presents certain information relating to the major tenants at the Daybreak Corporate Center Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Rio Tinto Kennecott	A1/A/A	127,131	71.8%	$29.32	$3,727,481	75.0%	11/30/2033
Travelpass Group	NR/NR/NR	25,252	14.3%	$30.05	$758,699	15.3%	7/31/2029
Enova	NR/NR/NR	16,511	9.3%	$29.18	$481,789	9.7%	4/30/2028
Occupied Total Collateral		168,894	95.4%	$29.41	$4,967,969	100.0%
Vacant Space (Owned)		8,106	4.6%
Totals/ Wtd. Avg. All Owned Tenants		177,000	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

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No. 14 – Daybreak Corporate Center

The following table presents certain information relating to the lease rollover schedule at the Daybreak Corporate Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	8,106	4.6%	NAP	NAP	8,106	4.6%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	8,106	4.6%	$0	0.0%
2026	0	0	0.0%	0	0.0%	8,106	4.6%	0	0.0%
2027	0	0	0.0%	0	0.0%	8,106	4.6%	0	0.0%
2028	1	16,511	9.3%	481,789	9.7%	24,617	13.9%	481,789	9.7%
2029	1	25,252	14.3%	758,699	15.3%	49,869	28.2%	1,240,488	25.0%
2030	0	0	0.0%	0	0.0%	49,869	28.2%	1,240,488	25.0%
2031	0	0	0.0%	0	0.0%	49,869	28.2%	1,240,488	25.0%
2032	0	0	0.0%	0	0.0%	49,869	28.2%	1,240,488	25.0%
2033	1	127,131	71.8%	3,727,481	75.0%	177,000	100.0%	4,967,969	100.0%
2034	0	0	0.0%	0	0.0%	177,000	100.0%	4,967,969	100.0%
2035	0	0	0.0%	0	0.0%	177,000	100.0%	4,967,969	100.0%
2036 & Beyond	0	0	0.0%	0	0.0%	177,000	100.0%	4,967,969	100.0%
Total	3	177,000	100.0%	$4,967,969	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2025.

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No. 14 – Daybreak Corporate Center

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Daybreak Corporate Center Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2023	2024	TTM 7/31/2025	Underwritten	PSF	%(2)
Base Rental Revenue	$4,530,432	$4,516,026	$4,776,793	$4,967,969	$28.07	80.7%
Credit Tenant Rent Steps(3)	0	0	0	611,707	$3.46	9.9%
Total Commercial Reimbursement Revenue	63,259	418,505	270,661	220,758	$1.25	3.6%
Market Revenue from Vacant Units	0	0	0	241,295	$1.36	3.9%
Other Revenue	105,203	108,422	110,130	111,669	$0.63	1.8%
Potential Gross Revenue	$4,698,894	$5,042,953	$5,157,584	$6,153,398	$34.76	100.0%
Vacancy Loss	0	0	0	(241,295)	($1.36)	(3.9%)
Concessions / Credit Loss	(3,121,947)	0	0	0	$0.00	0.0%
Effective Gross Revenue	$1,576,948	$5,042,953	$5,157,584	$5,912,103	$33.40	96.1%
Real Estate Taxes	427,895	349,953	322,440	343,966	$1.94	5.8%
Insurance	54,592	79,130	97,876	57,727	$0.33	1.0%
Utilities	215,587	344,542	311,234	313,003	$1.77	5.3%
Repairs & Maintenance	411,749	337,621	350,362	287,214	$1.62	4.9%
Management Fee	95,698	201,486	195,096	236,484	$1.34	4.0%
General and Administrative - Direct	30,795	96,471	51,990	26,178	$0.15	0.4%
Total Expenses	$1,236,317	$1,409,202	$1,328,998	$1,264,572	$7.14	21.4%
Net Operating Income(4)	$340,631	$3,633,751	$3,828,586	$4,647,531	$26.26	78.6%
Replacement Reserves	0	0	0	44,250	$0.25	0.7%
TI/LC	0	0	0	62,127	$0.35	1.1%
Net Cash Flow	$340,631	$3,633,751	$3,828,586	$4,541,153	$25.66	76.8%
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.
(3)	Underwritten Credit Tenant Rent Steps are the present value of contractual rent increases for Rio Tinto Kennecott over their lease term.
(4)	2023 NOI was materially lower than other historical periods due to $3,121,947 in rent concessions associated with Rio Tinto Kennecott’s lease renewal and the execution of direct leases from Travelpass Group and Enova. Rio Tinto Kennecott received 10 months of free rent from February 2023 to November 2023 ($2,683,475), Enova received 7 months of free rent from February 2023 to August 2023 ($264,864) and Travelpass Group received 3 months of free rent from February 2023 to April 2023 ($173,608).

The Market. The Daybreak Corporate Center Property is situated in the Southwest Valley submarket, which is part of the broader Salt Lake City metropolitan area in South Jordan, Salt Lake County, Utah. According to the appraisal, the Salt Lake City MSA's economy is experiencing broad-based hiring in various sectors including manufacturing, finance, and construction, and it is projected to outperform National Region Metros in most performance categories over the next five years. Key economic drivers include high-wage jobs in tech and knowledge-based industries, a favorable age structure, and stable employment from universities. As of the second quarter of 2025, the average vacancy rate for the Southwest Valley submarket was 6.8%, which is lower than the overall Salt Lake City market's average of 10.2%. The average office gross rental rate for the Southwest Valley submarket was $27.48 per square foot, annually, which is higher than the overall Salt Lake City market's rate of $25.84 per square foot.

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No. 14 – Daybreak Corporate Center

The following table presents certain information regarding comparable sales of the Daybreak Corporate Center Property:

Competitive Sales(1)
Property Name	Yr. Built	Sale Date	Rentable Area	Occupancy	Price Per SF	Cap Rate
Daybreak Corporate Center	2008	September 2025	177,000	95.4(2)%	$232	9.5%
Podium Lehi, Building I	2018	February 2025	132,541	100%	$238	10.0%
Sandy Commerce Center	2017	November 2023	121,197	100%	$182	10.2%
Tech Center 2000 B and C	2000	August 2023	29,312	94%	$198	7.8%
Newpark I & III	2005	August 2024	123,123	100%	$315	8.2%
(1)	Source: Appraisal.
(2)	Current Occupancy is as of July 1, 2025.

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No. 15 – Broadstone Plaza II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	3.0%	Net Rentable Area (SF):	118,334
Loan Purpose:	Refinance	Location:	Folsom, CA
Borrower:	Broadstone Plaza 02, L.P.	Year Built / Renovated:	2002 / NAP
Borrower Sponsors:	Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007	Occupancy:	98.8%
Interest Rate:	6.70000%	Occupancy Date:	11/20/2025
Note Date:	8/6/2025	4th Most Recent NOI (As of):	$2,327,052 (12/31/2022)
Maturity Date:	8/6/2035	3rd Most Recent NOI (As of):	$2,463,992 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,422,915 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,459,068 (TTM 10/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,262,198
Call Protection:	L(28),D(87),O(5)	UW Expenses:	$766,596
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,495,602
Additional Debt:	No	UW NCF:	$2,382,917
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,500,000 / $300
Additional Debt Type:	N/A	Appraisal Date:	7/10/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$203
Taxes:	$177,654	$29,609	N/A	Maturity Date Loan / SF:	$203
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.6%
Replacement Reserves:	$0	$1,479	N/A	Maturity Date LTV:	67.6%
TI / LC(1):	$250,000	$9,368	$500,000(1)	UW NCF DSCR:	1.46x
Existing TI / LC Reserve(2):	$168,389	$0	N/A	UW NOI DY:	10.4%
Lease Sweep Reserve(3):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	100.0%	Loan Payoff	$21,281,667	88.7%
			Return of Equity	1,512,736	6.3
			Closing Costs	609,555	2.5
			Upfront Reserves	596,043	2.5
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%

(1)	So long as no event of default or cash trap event period is continuing (as defined in the Broadstone Plaza II Mortgage Loan (as defined below) documents), the TI / LC reserve cap will be $500,000; provided, further, that the borrower is required to recommence making the monthly TI / LC reserve deposits in the event the balance of said reserve (less any pending disbursements) is thereafter less than $500,000.
(2)	The Existing TI / LC Reserve includes tenant improvements and leasing commissions owed under the lease documents for the tenants Umpqua Bank and Knee Deep Brewing.
(3)	The Lease Sweep Reserve relates to covenant triggers tied to tenants Ashley Furniture HomeStore and American Furniture Galleries, as further described in the Broadstone Plaza II Mortgage Loan documents.

The Loan. The Broadstone Plaza II mortgage loan (the “Broadstone Plaza II Mortgage Loan”) is evidenced by a single promissory note in the original principal balance and Cut-off Date balance of $24,000,000 and is secured by the borrower’s fee interest in an anchored retail shopping center located in Folsom, California (the “Broadstone Plaza II Property”). The Broadstone Plaza II Mortgage Loan was originated by Zions Bancorporation, N.A., accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis, has a 10-year term and is interest-only for the entire term.

The Property. The Broadstone Plaza II Property is a 118,334 square foot, anchored retail center located in Folsom, California. The Broadstone Plaza II Property, constructed in 2002, is a part of the larger Broadstone Plaza, a 508,511 power

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No. 15 – Broadstone Plaza II

center anchored by major tenants including Home Depot, Bob’s Discount Furniture, Marshalls, Ross Dress for Less, Michaels, Old Navy, and PetSmart, which are not part of the collateral for the Broadstone Plaza II Mortgage Loan.

The Broadstone Plaza II Property comprises five one-story buildings located on an approximately 12.6-acre site and has 595 surface parking spaces, resulting in a parking ratio of approximately 5.0 spaces per 1,000 square feet. According to a third-party market research provider, traffic counts at the intersection of East Bidwell Street and Broadstone Parkway NW (immediately proximate to the Broadstone Plaza II Property) feature 41,953 vehicles per day. The borrower sponsors completed approximately $1,127,251 in capital expenditures at the Broadstone Plaza II Property from 2004-2025, including capital roofing, parking lot repairs, painting, and electrical maintenance and repairs.

As of November 20, 2025, the Broadstone Plaza II Property is 98.8% leased to 21 tenants, which includes both national and local retailers. National retailers include tenants such as Ashley Furniture HomeStore, World Market, Bath & Body Works, Batteries Plus, Jamba Juice, The UPS Store, Cold Stone Creamery, GNC, Sport Clips, Golftec, and Nothing Bundt Cakes.

As of the Cut-off Date, the current tenant roster has been at the Broadstone Plaza II Property for a weighted average of 12.8 years.

Major Tenants. The three largest tenants based on net rentable area and underwritten base rent are Ashley Furniture HomeStore, American Furniture Galleries and World Market.

Ashley Furniture HomeStore (32,711 square feet; 27.6% of net rentable area; 19.4% of underwritten base rent). Founded in 1945, Ashley Furniture HomeStore is family-owned home furnishings retailer and manufacturing company. Ashley Furniture HomeStore operates more than 1,000 retail stores and 15 manufacturing and distribution facilities and has more than 20,000 storefronts across 155 countries. Ashley Furniture HomeStore has been a tenant at the Broadstone Plaza II Property since June 2013 and has a current lease term through February 2029 with two, five-year renewal options remaining and no termination options. The base rent for the next renewal option, if exercised, would increase to $17.05 per square foot from March 2029 to February 2034.

American Furniture Galleries (30,930 square feet; 26.1% of net rentable area; 15.7% of underwritten base rent). Founded in 1991, American Furniture Galleries is family-owned home furnishings company that sells furniture for the living room, bedroom, dining room, home office, and entertainment centers. American Furniture Galleries operates five storefront locations in California. American Furniture Galleries has been at the Broadstone Plaza II Property since February 2019 and has a current lease term through July 2029 with one, five-year renewal option remaining and no termination options. The base rental rate for the next renewal option, if exercised, would increase to $14.52 per square foot from August 2029 to August 2034.

World Market (17,857 square feet; 15.1% of net rentable area; 10.3% of underwritten base rent). Founded in 1958, World Market is a national specialty retailer that sells a wide variety of furniture, home décor, and international food and beverage items. World Market operates over 240 stores across the United States. World Market has been at the Broadstone Plaza II Property since August 2002 and has a current lease term through January 2028 with one, five-year renewal option remaining and no termination options. The base rental rate for the next renewal option, if exercised, would increase to $24.50 per square foot from February 2028 to January 2033.

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No. 15 – Broadstone Plaza II

The following table presents certain information relating to the historical and current occupancy of the Broadstone Plaza II Property:

Historical and Current Occupancy(1)
2022	2023	2024	2025	Current(2)
97.6%	100.0%	96.6%	96.6%	98.8%
(1)	Historical Occupancies are as of January 1st of each respective year.
(2)	Based on the underwritten rent roll dated November 20, 2025.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the Broadstone Plaza II Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	UW Occ. Cost(5)	Term. Option	Renewal Option
Ashley Furniture HomeStore	NR/NR/NR	32,711	27.6%	$15.50	$507,021	19.4%	2/28/2029	NAV	NAV	N	2 x 5 yr
American Furniture Galleries	NR/NR/NR	30,930	26.1	$13.20	$408,276	15.7	7/31/2029	NAV	NAV	N	1 x 5 yr
World Market	NR/NR/NR	17,857	15.1	$15.00	$267,855	10.3	1/31/2028	$194	10.5%	N	1 x 5 yr
Umpqua Bank	NR/BBB/BBB+	4,705	4.0	$46.13	$217,042	8.3	3/31/2030	NAV	NAV	N	1 x 3 yr
Knee Deep Brewing Company	NR/NR/NR	3,991	3.4	$37.08	$147,986	5.7	7/31/2030	NAV	NAV	N	2 x 5 yr
Top 5 Tenants		90,194	76.2%	$17.16	$1,548,179	59.4%
Other Tenants		26,729	22.6%	$39.64	$1,059,440	40.6%
Occupied Collateral Total / Wtd. Avg.		116,923	98.8%	$22.30	$2,607,619	100.0%
Vacant Space		1,411	1.2%
Collateral Total		118,334	100.0%

(1)	Based on the underwritten rent roll dated November 20, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent, and % of Total UW Base Rent include contractual steps through November 1, 2026, for nine tenants totaling $23,252.
(4)	Sales PSF are as of the trailing 12-month period ending December 31, 2024, as provided by the tenants to the borrower.
(5)	UW Occ. Cost is based on underwritten base rent and reimbursements and most recently reported sales.

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No. 15 – Broadstone Plaza II

The following table presents certain information relating to tenant lease expirations at the Broadstone Plaza II Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	1,411	1.2%	NAP	NAP	1,411	1.2%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	1,411	1.2%	$0	0.0%
2026	5	8,539	7.2%	$316,959	12.2%	9,950	8.4%	$316,959	12.2%
2027	2	2,514	2.1%	$104,191	4.0%	12,464	10.5%	$421,150	16.2%
2028	4	24,444	20.7%	$528,579	20.3%	36,908	31.2%	$949,729	36.4%
2029	2	63,641	53.8%	$915,297	35.1%	100,549	85.0%	$1,865,026	71.5%
2030	3	9,826	8.3%	$417,234	16.0%	110,375	93.3%	$2,282,260	87.5%
2031	2	2,590	2.2%	$98,288	3.8%	112,965	95.5%	$2,380,548	91.3%
2032	2	2,471	2.1%	$116,869	4.5%	115,436	97.6%	$2,497,417	95.8%
2033	1	2,898	2.4%	$110,202	4.2%	118,334	100.0%	$2,607,619	100.0%
2034	0	0	0.0%	$0	0.0%	118,334	100.0%	$2,607,619	100.0%
2035	0	0	0.0%	$0	0.0%	118,334	100.0%	$2,607,619	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%	118,334	100.0%	$2,607,619	100.0%
Total	21	118,334	100.0%	$2,607,619	100.0%	118,334	100.0%	$2,607,619	100.0%
(1)	Based on the underwritten rent roll dated November 20, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through November 1, 2026, for nine tenants totaling $23,252.

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No. 15 – Broadstone Plaza II

The following table presents certain information relating to operating history and underwritten net cash flows at the Broadstone Plaza II Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 10/31/2025	Underwritten	Per SF	%(1)
Base Rent(2)	$2,374,751	$2,452,352	$2,428,233	$2,438,747	$2,607,619	$22.04	76.0%
Grossed Up Vacant Space	$0	$0	$0	$0	$56,440	$0.48	1.6
Reimbursements	$671,748	$692,588	$706,869	$780,589	$766,680	$6.48	22.3
Gross Potential Income	$3,046,499	$3,144,940	$3,135,101	$3,219,336	$3,430,739	$28.99	100.0%
(Vacancy & Credit Loss)(3)	0	0	0	0	(171,537)	($1.45)	(5.0)
Other Income(4)	$10,859	$5,283	$3,076	$2,995	$2,995	$0.03	0.1
Effective Gross Income	$3,057,357	$3,150,223	$3,138,177	$3,222,332	$3,262,198	$27.57	95.1%
Total Expenses(5)	$730,306	$686,230	$715,262	$763,264	$766,596	$6.48	23.5%

Net Operating Income	$2,327,052	$2,463,992	$2,422,915	$2,459,068	$2,495,602	$21.09	76.5%
Capital Expenditures	$0	$0	$0	$0	$17,750	$0.15	0.5
TI/LC	$0	$0	$0	$0	$94,935	$0.80	2.9
Net Cash Flow	$2,327,052	$2,463,992	$2,422,915	$2,459,068	$2,382,917	$20.14	73.0%

(1)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Underwritten Base Rent includes contractual rent steps through November 1, 2026, for nine tenants totaling $23,252.
(3)	The underwritten economic occupancy is 95.0%, based on Gross Potential Income. The Broadstone Plaza II Property was 98.8% leased based on the November 20, 2025 rent roll.
(4)	Historically, Other Income reflects immaterial late fees, insufficient fund fees, and lease cancellation fees, which are non-recurring, one-time events.
(5)	The management fee is underwritten to reflect 4.0% of Effective Gross Income and is subordinate to the Broadstone Plaza II Mortgage Loan. The Broadstone Plaza II Property is managed by a borrower sponsor affiliate.

Appraisal. According to the appraisal, the Broadstone Plaza II Property had an “as-is” appraised value of $35,500,000 as of July 10, 2025, as shown in the table below.

Broadstone Plaza II Appraised Value(1)
Property	Value	Capitalization Rate
Broadstone Plaza II	$35,500,000	7.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental report dated July 25, 2025, there was no evidence of any recognized environmental conditions at the Broadstone Plaza II Property.

The Market. The Broadstone Plaza II Property is located in Folsom, California, approximately 25 miles east of downtown Sacramento, California with access provided by Highway 50. According to the appraisal, the immediate area surrounding the Broadstone Plaza II Property is approximately 5% industrial, 15% office or retail, 70% residential and 10% other uses. Folsom recently expanded its city limits south of US-50, in an area known as Folsom Ranch. Construction is underway with 10,000 planned homes, along with schools and concentrated retail to serve this residential development. Plans do not include major anchored shopping centers, and additional direct competition from this expansion area is not expected, according to the appraisal.

According to a third-party market research report, within a one-, three- and five- mile radius of the Broadstone Plaza II Property, the reported average household income was $177,051, $160,612 and $157,176, respectively; and the estimated population was 8,548, 72,618 and 132,217, respectively. According to a third-party market research report, the Broadstone Plaza II Property is situated in the Folsom retail submarket of the Sacramento – CA retail market. As of October 2, 2025, the submarket reported a total inventory of approximately 5,789,108 square feet, an overall vacancy rate of 3.6% and average asking rents of $29.42 per square foot.

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Annex A-3	BBCMS 2025-C39
No. 15 – Broadstone Plaza II

The following table presents certain information relating to comparable Anchor / Junior Anchor leases for the Broadstone Plaza II Property:

Comparable Anchor / Junior Anchor Rental Summary(1)
Property Name/Location	Year Built	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Broadstone Plaza II 2779-2799 East Bidwell Street Folsom, CA	2002	Various(2)	Various(2)	17,857 -32,711(2)	$13.20 -$15.50(2)	NNN(2)
Sierra Oaks Plaza 4060-4090 Douglas Boulevard Granite Bay, CA	1987	Nugget Market	20.0	46,500	$23.40	NNN
Elk Grove Marketplace 8517 Bond Road Elk Grove, CA	2005	Joann Fabric	5.0	35,000	$15.48	NNN
Ridge at Creekside/Creekside Plaza 1112-1164 Galleria Boulevard Roseville, CA	2002	World Market	10.3	20,177	$19.75	NNN
The Ridge 7530 Elk Grove Boulevard Elk Grove, CA	2018	Nordstrom Rack	10.0	25,000	$21.00	NNN
Rock Creek Plaza State Highway 49 at Bell Road Auburn, CA	1980	Old Navy	10.0	15,850	$15.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 20, 2025.

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No. 15 – Broadstone Plaza II

The following table presents certain information relating to comparable in-line leases for the Broadstone Plaza II Property:

Comparable In-Line Rental Summary(1)
Property Name/Location	Year Built	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Broadstone Plaza II 2779-2799 East Bidwell Street Folsom, CA	2002	Various(2)	Various(2)	1,077 -4,705(2)	$33.72 -$57.60(2)	NNN(2)
Broadstone Marketplace 2750 E Bidwell Street Folsom, CA	2007	Available	NAV	2,303	$36.00	NNN
Country Gables Shopping Center 6811-6987 Douglas Blvd Granite Bay, CA	1989	Mimosa House	10.0	2,845	$28.33	NNN
Marketplace at Birdcage 6110 Sunrise Boulevard Citrus Heights, CA
	1976	Teriyaki Madness	10.0	1,400	$36.00	NNN

Country Gables Shopping Center 6811-6987 Douglas Blvd Granite Bay, CA
	1989	Club Pilates	10.0	2,144	$33.00	NNN

Raley’s at the Parkway 25065 Blue Ravine Road Folsom, CA	2006	Tri Counties Bank	10.0	3,263	$42.60	NNN
Shops at Folsom Ranch 3230 East Bidwell Street Folsom, CA	2023	Capriotti’s Sandwich Shop	10.0	1,556	$45.00	NNN
Country Gables Shopping Center 6811-6987 Douglas Blvd Granite Bay, CA	1989	Green Grill	11.0	1,224	$36.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 20, 2025.

The following table presents information relating to comparable sales for the Broadstone Plaza II Property:

Summary of Comparable Sales(1)
Property Name / Address	Sale Date	Sale Price	Square Feet	Price per SF
Willow Creek Shopping Center 2825 Grass Valley Highway Auburn, CA	May-25	$27,750,000	67,825	$409.14
Point West Plaza 1874-1892 Arden Way Sacramento, CA	Apr-25	$28,964,000	119,664	$242.04
Empire Shopping Center 5865 Lone Tree Way 5897 Antioch, CA	Jan-25	$34,825,000	122,742	$283.73
Ridge at Creekside/Creekside Plaza 1112-1164 Galleria Boulevard Roseville, CA	Oct-24	$39,750,000	186,385	$213.27
Arden Watt Market Place 3308-3350 Arden Way Sacramento, CA	Feb-23	$25,500,000	137,714	$185.17
(1)	Source: Appraisal.

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Annex A-3	BBCMS 2025-C39
No. 15 – Broadstone Plaza II

The following table presents certain information relating to the appraisal’s market rent conclusions for the Broadstone Plaza Il Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Reimbursement Method
Anchor / Junior Anchor	$18.00	10	NNN
Retail	$40.00	10	NNN
(1)	Source: Appraisal.

Right of First Offer to Purchase. In the event that the owner of the Broadstone Plaza II Property desires to sell such property to a third party, such owner is obligated to first notify and offer to sell the Broadstone Plaza II Property to the owner of a neighboring property.  Such right of first offer does not apply to a foreclosure or the first sale following a foreclosure but such right will apply to any subsequent sales.

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Attention: General Contact		RRcmbs@barclays.com; SPLegalNotices@barclays.com
745 Seventh Avenue | New York, NY 10019 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	NoticeAdmin@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	LNR Partners, LLC
	Attention: Heather Bennett and Arnold Shulkin		hbennett@starwood.com; AShulkin@lnrpartners.com; lnr.cmbs.notices@lnrproperty.com
2340 Collins Avenue, Suite 700 | Miami Beach, FL 33139 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Attention: BBCMS 2025-C39 – Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Directing Certificateholder	LNR Securities Holdings, LLC
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in t he Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	01/16/26	BBCMS Mortgage Trust 2025-C39
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-C39

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of December 1, 2025 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and Trustee, and Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer.
Transaction: BBCMS Mortgage Trust 2025-C39, Commercial Mortgage Pass-Through Certificates Series 2025-C39
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: LNR Partners, LLC
Directing Certificateholder: LNR Securities Holdings, LLC (or its affiliate)

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	[●] Mortgage Loans were the subject of a Major Decision as to which the Operating Advisor had consultation rights pursuant to the Pooling and Servicing Agreement.

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1        This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.           List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

6.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

7.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

8.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor

C-2

does not have authority to speak with the Directing Certificateholder or Mortgagor directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

9.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

10.  Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

11.  There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

12.  The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

13.  This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

D-1-1

whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related non-serviced securitization trust) against such franchisor, either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related non-serviced trust or its designee providing notice of the transfer of such note to the related non-serviced trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6     Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged

D-1-2

Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan

D-1-3

Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.  Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.  Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

D-1-4

13.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.  Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.  No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4

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or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the

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Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.  Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion

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Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22.  Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.   Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the

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Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans)

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outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

29.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan

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documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.  Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be

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assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.  Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)   Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the

D-1-12

Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.  Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12

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months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.  Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.  Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated

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to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.  Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties).

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All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Citi Real Estate Funding Inc.	Starwood Mortgage Capital LLC	German American Capital Corporation	Wells Fargo Bank, National Association
None.	None.	None.	None.	None.
Goldman Sachs Mortgage Company	BSPRT CMBS Finance, LLC	UBS AG New York Branch	Zions Bancorporation, N.A.
None.	None.	None.	None.

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Citi Real Estate Funding Inc.	Starwood Mortgage Capital LLC	German American Capital Corporation	Wells Fargo Bank, National Association
None.	None.	None.	None.	None.
Goldman Sachs Mortgage Company	BSPRT CMBS Finance, LLC	UBS AG New York Branch	Zions Bancorporation, N.A.
None.	Renaissance Phoenix Downtown (Loan No. 3)	None.	None.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Barclays Capital Real Estate Inc.	Citi Real Estate Funding Inc.	Starwood Mortgage Capital LLC	German American Capital Corporation	Wells Fargo Bank, National Association
None.	None.	None.	None.	None.
Goldman Sachs Mortgage Company	BSPRT CMBS Finance, LLC	UBS AG New York Branch	Zions Bancorporation, N.A.
None.	None.	None.	None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Citi Real Estate Funding Inc.	Starwood Mortgage Capital LLC	German American Capital Corporation	Wells Fargo Bank, National Association

Denton Center
(Loan No. 9)
(Group A)

H-Mart Town Center
(Loan No. 18)
(Group A)

New York Plaza
(Loan No. 28)
(Group A)

Woodridge Mini Storage
(Loan No. 29)
(Group C)

Olive Branch
(Loan No. 34)
(Group C)

A Safe Storage
(Loan No. 36)
(Group C)

	None.	None.

Security Public Storage – Richmond
(Loan No. 20)
(Group B)

Security Public Storage – Herndon
(Loan No. 22)
(Group B)

Security Public Storage – Vacaville
(Loan No. 26)
(Group B)

Security Public Storage – Roseville
(Loan No. 32)
(Group B)

Security Public Storage – Sacramento II
(Loan No. 33)
(Group B)

None.
Goldman Sachs Mortgage Company	BSPRT CMBS Finance, LLC	UBS AG New York Branch	Zions Bancorporation, N.A.
None.	None.	None.	None.

D-1-20

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Woodridge Mini Storage (Loan No. 29)	The Mortgage Loan documents do provide for windstorm and/or windstorm related perils and/or “named storms” coverage satisfying the requirements of Representation and Warranty No. 17, except that with respect to roofs at the related Mortgaged Property, wind (including named storm) or hail coverage is only required on an actual cash value basis.
(17) Insurance	Century Storage (Loan No. 27)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	A Safe Storage (Loan No. 36)	The Mortgage Loan documents do provide for windstorm and/or windstorm related perils and/or “named storms” coverage satisfying the requirements of Representation and Warranty No. 17, except that with respect to roofs at the related Mortgaged Property, wind (including named storm) or hail coverage is only required on an actual cash value basis.
(25) Local Law Compliance	H-Mart Town Center (Loan No. 18)	Certain fire code violations are open at the related Mortgaged Property. The Mortgage Loan documents require the Mortgagor to clear such open violations.
(25) Local Law Compliance	Woodridge Mini Storage (Loan No. 29)	The Mortgaged Property is legal non-conforming as to use as self-storage uses are no longer permitted under the current zoning code. Under such zoning code, the extent of a legal non-conforming use may not be increased. In addition, if a structure containing a legal non-conforming use is destroyed by fire, wind, flood or other natural disaster, it may be only be restored to its prior legal non-conforming use provided that the restoration complies with the provisions of the current zoning code.
(25) Local Law Compliance	Olive Branch (Loan No. 34)	The Mortgaged Property is legal non-conforming as to use as recreational vehicle park uses are no longer permitted under the current zoning code. Under such zoning code, a legal non-conforming use may not be enlarged, expanded or extended in a manner that increases the non-conformity. In addition, if a legal non-conforming use is removed or discontinued, either due to action by the owner or a catastrophic incident, the Mortgaged Property may only be restored in accordance with the current zoning code.
(32) Single-Purpose Entity	Century Storage (Loan No. 27)	The related Mortgagor is a recycled Single-Purpose Entity that previously owned three parcels located adjacent to the Mortgaged Property that were transferred to an unaffiliated third party prior to the origination of the Mortgage Loan.

D-2-1

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment; (7) Permitted Liens; Title Insurance	Haverford Partners Retail Portfolio (Loan No. 4)	With respect to the Southmont Plaza Mortgaged Property, the tenant T.G.I. Friday’s has a right of first offer to purchase its leased premises if the landlord decides to sell the leased premises. With respect to the East Hanover Plaza Mortgaged Property, the tenant Chili’s has a right of first offer if the landlord receives a bona fide third party offer to purchase the tenant’s leased premises as a separate parcel, or the landlord makes an offer to sell or lease the tenant’s leased premises as a separate parcel.
(6) Lien; Valid Assignment; (7) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio #73 (Loan No. 6)	The leases for the sole tenants at each of the following Mortgaged Properties contain a right of first offer (“ROFR”) to purchase the applicable Mortgaged Property: (i) Tractor Supply—Batavia, (ii) Tractor Supply—Driggs, (iii) Tractor Supply—Lockport, (iv) Tractor Supply—Warren and (v) Tractor Supply—Tully. Each such tenant has signed a subordination, non-disturbance and attornment agreement (“SNDA”) in which it has agreed that the tenant’s rights under its lease, including its ROFR, will be subject and subordinate to the related Mortgage. However, such SNDAs do not expressly state that the ROFR will not apply to a foreclosure or deed in lieu thereof.
(17) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(25) Local Law Compliance; (26) Licenses and Permits	ExchangeRight Net Leased Portfolio #73 (Loan No. 6)	According to the zoning report obtained in connection with origination of the Mortgage Loan, the use of the BioLife—Greenfield Mortgaged Property as a medical office (blood and organ banks) is a legal non-conforming use, as under the current zoning code a special use permit is required for such use and such a permit has not been obtained.
(25) Local Law Compliance; (26) Licenses and Permits	Capitol Hill Hotel (Loan No. 8)	According to the zoning report obtained in connection with origination of the Mortgage Loan, the use of the Mortgaged Property as a hotel is a legal non-conforming use.
(27) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 17 are also exceptions to this Representation and Warranty No. 30.
(31) Due on Sale	Haverford Retail Partners Portfolio (Loan No. 4)	In connection with an anticipated reverse 1031 exchange, a 1031 exchange accommodation party (the “Accommodation Owner”) owns certain of the Mortgagors. SP RE-INV LLC, an indirect owner of the Mortgagors prior to the transfer to the Accomodation Owner, which is also expected to own the same interests in the Mortgagors following the consummation or unwinding of the reverse 1031 exchange, lent two loans aggregating approximately $22,314,558 to the Accommodation Owner to enable the acquisition of the Mortgaged Properties, each of which loans is secured by a pledge of certain of the Accommodation Owner’s interests in the Mortgagors.
(41) Environmental Conditions	Haverford Retail Partners Portfolio (Loan No. 4)	With respect to the Stow Community Center Mortgaged Property, the related ESA identified ongoing remediation at the Mortgaged Property to address contaminated stormwater as a recognized environmental condition (“Environmental Condition”). Although an amount reasonably estimated by an environmental consultant to be sufficient to cover the estimated cost to cure the Environmental Condition has been escrowed, only $239,250 of the consultant’s $825,000 estimate has been escrowed with the lender. A separate escrow of $792,000 was established with funds provided by the seller of the Mortgaged Property (the “Outside Escrow”) pursuant to an escrow agreement among such seller, the Mortgagor, an escrow agent and the lender. The lender does not hold or control the funds in the Outside Escrow.

D-2-2

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment;	Raytheon Aurora (Loan No. 16)	The single tenant at the Mortgaged Property, Raytheon, or its affiliate has a right of first offer to purchase the Mortgaged Property pursuant to the terms of its lease if the Mortgagor intends to offer the Mortgaged Property for sale.
(6) Lien; Valid Assignment;	Wentzville Bend (Loan No. 21)	Raising Cane’s has a right of first refusal to purchase its leased premises pursuant to the terms of its lease if the Mortgagor receives a purchase offer for such space that it wishes to accept. Such right of first refusal will not apply in the event of a sale of the entire Mortgaged Property.
(7) Permitted Liens; Title Insurance;	Sonwil Distribution Center (Loan No. 5)	Certain Permitted Encumbrances contain blanket easements for the benefit of third parties.
(7) Permitted Liens; Title Insurance;	Raytheon Aurora (Loan No. 16)	The single tenant at the Mortgaged Property, Raytheon, or its affiliate has a right of first offer to purchase the Mortgaged Property pursuant to the terms of its lease if the Mortgagor intends to offer the Mortgaged Property for sale.
(7) Permitted Liens; Title Insurance;	Wentzville Bend (Loan No. 21)	Raising Cane’s has a right of first refusal to purchase its leased premises pursuant to the terms of its lease if the Mortgagor receives a purchase offer for such space that it wishes to accept. Such right of first refusal will not apply in the event of a sale of the entire Mortgaged Property.
(17) Insurance	Raytheon Aurora (Loan No. 16)	The Mortgage Loan documents provide that, if Raytheon, the sole tenant at the Mortgaged Property, provides third-party insurance or self-insures in accordance with its lease, the Mortgagor’s obligations to maintain property insurance, wind/hail and named storm insurance and terrorism insurance may be suspended with respect to the Mortgaged Property so long as, among other things, (i) the related lease is in full force and effect, (ii) Raytheon is not in default under the related lease, (iii) Raytheon is in actual, physical possession of the entire leased premises, (iv) Raytheon has satisfied all insurance requirements under the related lease, (v) the Mortgagor has delivered to the Mortgagee evidence satisfactory to the Mortgagee that Raytheon satisfies the net worth requirement within the related lease, (vi) Raytheon has either elected to self-insure in accordance with the terms of the related lease and/or the Mortgagor has delivered to the Mortgagee evidence of the policies maintained by Raytheon, in each case, such self-insurance or policies shall satisfy the requirement set forth within the related lease, and, if a policy is maintained by Raytheon, such policy shall name the Mortgagee as a mortgagee and shall provide the same coverage and at least the amounts as provided as of the origination date of the Mortgage Loan and (vii) the related lease provides that after the occurrence of a casualty and during the term of the Mortgage Loan, (A) if Raytheon does not terminate the related lease and the improvements are to be restored, then the insurance proceeds shall be applied to the restoration of the improvements, and (B) if Raytheon elects to terminate the related lease, then Raytheon is obligated to pay to the Mortgagor an amount equal to 100% of the full replacement cost, which the Mortgagor shall deliver to the Mortgagee within two business days of receipt.
(26) Licenses and Permits	Sonwil Distribution Center (Loan No. 5)	The Mortgagor has not yet obtained a final certificate of occupancy for the Mortgaged Property.
D-2-3

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance; (25) Local Law Compliance;	Security Public Storage – Richmond (Loan No. 20)	As part of a subdivision plan, there is a declaration of restrictions (the “Declaration” that prohibits all non-residential activity on a portion of the Mortgaged Property. The Mortgage Loan Seller estimates that approximately 5-10% of the storage units are located on such portion of the Mortgaged Property. Violation or attempted violation of the Declaration entitles any owner of any plot of land covered by the Declaration to file suit against the violator to either prevent such violation or to recover damages. The title policy provides coverage for losses resulting from existing (as of the date of the title policy) violations of the covenants and restrictions contained in the Declaration.
(25) Local Law Compliance; (26) Licenses and Permits	Security Public Storage – Richmond (Loan No. 20)	The Mortgaged Property is non-legal non-conforming with respect to parking, being deficient by 56 parking spaces. To return the Mortgaged Property to legal conforming status, an additional 57 parking spaces would need to be striped. The Mortgage Loan agreement requires the Mortgagor to promptly comply with any formal, written requirement, direction or order from a governmental authority to stripe additional parking spaces at the Mortgaged Property and to notify the lender in writing within 3 business days of such requirement, direction or order.
(27) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(28) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	Any exceptions to Representation 17 are also exceptions to this Representation 30.

D-2-4

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Market Place Center (Loan No. 7)	The mortgaged property is security for 8 pari passu notes aggregating $135,000,000. The loan documents permit a property insurance deductible up to $1,500,000. The in-place deductible is $500,000.
(17) Insurance	4 Union Square South (Loan No. 10)	The mortgaged property is security for 3 pari passu notes aggregating $120,000,000. (i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $250,000. The in-place deductible is $100,000. (ii) Lender Control over Disbursement of Casualty/ Condemnation Proceeds. The loan documents provide that, provided no event of default is continuing, the lender shall disburse net proceeds less than $10 million (approximately 8.3% of the whole loan amount) to the borrower for restoration work, subject to related conditions set forth therein. (iii) Captive Terrorism Insurance Provider. The loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (A) TRIPRA shall be in full force and effect; (B) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (C) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated S&P “A-” and Moody’s “A2” or better or, if Moody’s does not rate such insurer, Best’s “A-/VIII” or better; (D) all reinsurance agreements between the captive insurer and other reinsurance providers shall be reasonably acceptable to lender; and (E) such captive insurer shall be licensed in the State of New York or other jurisdiction to the extent reasonably approved by lender and qualified to issue the terrorism policy in accordance with applicable legal requirements.
(27) Recourse Obligations	All Wells Fargo Loans	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(30) Acts of Terrorism Exclusion	Market Place Center (Loan No. 7)	The mortgaged property is security for 8 pari passu notes aggregating $135,000,000. The loan documents permit property revenues to be managed and accounted for pursuant to a centralized cash management system between the borrower and any one of the following affiliates of Borrower: The Irvine Company LLC, The Irvine Company Acquisition and Development or Irvine Management Company (together, “permitted affiliates”), in which such funds are deposited into a concentration account owned, maintained and administered by any of the permitted affiliates and into which funds from other affiliates of The Irvine Company are also deposited. All funds in the concentration account are required to be tracked so that the cash attributable to the borrower will be accurately monitored and ascertainable, and the Borrower’s obligations will not be paid from funds attributable to the permitted affiliates, as applicable, or any affiliate of any of the foregoing. The Cash Management System is covered in the non-consolidation opinion.

D-2-5

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(14) Actions Concerning Mortgage Loan	Thorn Run (Loan No. 31)	Ongoing litigation was initiated by MSC-310 Grant HoldCo, LLC (“HoldCo”) against William C. Rudolph (“Rudolph”), one of the guarantors for the Mortgage Loan, and Charles S. Perlow (“Perlow”) arising out of a non-recourse $4 million mezzanine loan made by HoldCo to McKnight Grant Building Associates I, LP (“Mezz Mortgagor”). In connection with the mezzanine loan, Rudolph and Perlow signed a limited Mezzanine Guaranty of Recourse Obligations guarantying payment and performance of certain limited obligations under the mezzanine loan. HoldCo has alleged that Rudolph’s and Perlow’s recourse liability has been triggered by certain actions undertaken by the Mezz Mortgagor regarding (i) an equipment lease for a boiler installed at the Grant Building (which was installed to preserve the related property and which, as of the date the action against Rudolph and Perlow was filed by HoldCo, had been paid in full), (ii) permitting a mechanic’s lien to be filed against the property for certain tenant improvement work (which, as of the date the action against Rudolph and Perlow was filed by HoldCo, had been paid in full), (iii) failure to collect rent under a lease with an affiliate of the Mezz Mortgagor (which lease obligation was not the obligation of the Mezz Mortgagor and was settled by the third-party with the landlord), (iv) a comingling of funds (which did not occur), and (v) attorney’s fees (not owing). The legal action is currently pending a ruling by the court on HoldCo’s motion for summary judgment.
(17) Insurance	U-Haul Portfolio (Loan No. 13)	The Loan Documents provide for a $20,000,000 self-insured retention/deductible under the all risk insurance policy and a $10,000,000 deductible under the general liability policy, each provided by an unrated entity/guarantor, which may not be considered customary.
(18) Access; Utilities; Separate Tax Parcels	U-Haul Portfolio (Loan No. 13)	The individual Mortgaged Property located at 4723 Miller Trunk Highway, Hermantown, Minnesota has access to a public road over an adjacent property pursuant to an unrecorded purchase agreement entered into in connection with the Mortgagor’s acquisition of such property. The Mortgage Loan documents contain loss carve-out related to the same and the title policy includes indirect access endorsement.
(25) Local Law Compliance	U-Haul Portfolio (Loan No. 13)

There are mobile storage units at that certain individual Mortgaged Property located at 3101 SW 29th Street, Oklahoma City, Oklahoma (the “OKC Property”) that encroach upon separation/set back requirements. Covenants include that the Mortgagor will not permit the structure(s) located thereon to be expanded in such a manner as to increase or otherwise expand any zoning related non-conformity. Moreover, if the applicable governmental authority issues any notice to the Mortgagor (or any affiliate of the Mortgagor) instructing the Mortgagor to relocate or otherwise modify the improvements located at the OKC Property in such a manner as to comply with applicable legal requirements, then within the earlier of (i) thirty (30) days after receipt of such written notice thereof from the applicable governmental authority and (ii) such date as may be required pursuant to such written notice, the Mortgagor is required to comply with all requirements set forth in such written notice necessary to cause the OKC Property to comply with applicable legal requirements. Loss carve-out includes any zoning related non-conforming (as opposed to legal non-conforming) aspects of the OKC Property.

The individual Mortgaged Property located at 345 Whitney Road, Spartanburg, SC (the “Spartanburg Property”) is non-conforming as to separation required between improvements. Covenants include that the Mortgagor will (at its sole cost and expense) promptly commence all permitting, variance or similar approval process with the applicable governmental authority required to cause the Spartanburg Property to comply with all applicable legal requirements and will thereafter diligently and expeditiously pursue the same to satisfactory completion such that the Spartanburg Property complies with all applicable legal requirements, but in any

D-2-6

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

event such approvals will be received no later than the earlier of (x) the date that is six (6) months following the loan origination date (which period may be extended by the lender in its reasonable discretion provided the Mortgagor is using good faith commercially reasonable efforts to obtain such approvals) and (y) such date as may be required by applicable legal requirements. Subject to the Mortgagor rights to contest pursuant to the Mortgage Loan documents, in the event that the Mortgagor is unable to obtain all necessary approvals from the applicable governmental authority such that the Spartanburg Property complies with all applicable legal requirements within the timeframe set forth in the immediately preceding sentence, the Mortgagor is required to cause the Spartanburg Property to be released pursuant to and in accordance with the Mortgage Loan documents on the first date that such release is permitted pursuant to the terms and conditions of the Mortgage Loan documents. Loss carve-out includes any zoning related non-conforming (as opposed to legal non-conforming) aspects of the Spartanburg Property or any breach of the above covenant.

There are various fire code violations at 2 of the individual Mortgaged Properties which are to be remedied post origination. Such fire code violations have not been deemed material.

(28) Mortgage Releases	All GSMC Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(32) Single-Purpose Entity	U-Haul Portfolio (Loan No. 13)	The Mortgagor previously owned (i) that certain property known as U-Haul 24th & McDowel (Site# 822042 (formerly 723042)) located in Phoenix, Arizona, (ii) that certain property known as U-Haul Broadway Ave (Site# 766062) located in Bedford, Ohio, (iii) that certain property known as U-Haul at South Amarillo (Site# 740066) located in Amarillo, Texas, (iv) that certain property known as U-Haul Storage of Gulfport (Site# 748066) located in Gulfport, Mississippi, (v) that certain property known as U-Haul Moving & Storage of Midtown Syracuse (Site# 873067) located in Syracuse, New York and (vi) that certain property known as U-Haul Moving & Storage of West Babylon (Site# 806057) located in West Babylon, New York. The Mortgage Loan documents contain representations and loss carve-out related to such prior ownership.

D-2-7

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(15) Escrow Deposits	Renaissance Phoenix Downtown (Loan No. 3)	So long as the property management agreement with an affiliate of Marriott International, Inc., is in full force and effect and the required expenses are being paid by the property manager pursuant to the terms of the property management agreement, the Mortgagor is not required to deposit funds into the lender controlled reserve accounts and the Mortgagor is required to cause the property manager to deposit funds into one or more operating accounts maintained by the property manager.
(35) Ground Leases	Renaissance Phoenix Downtown (Loan No. 3)	With respect to clause (c), the related Mortgaged Property is subject to a ground lease with the City of Phoenix that expires on November 1, 2031, with no renewal options. Upon expiration of the ground lease, the Mortgagor is required to purchase the fee interest in the Mortgaged Property upon payment of a termination fee equal to $50,000.

D-2-8

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Merritt Creek Farm (Loan No. 12)	In the event that the owner of the Mortgaged Property desires to sell the parcel at the Mortgaged Property that is ground-leased to the largest tenant, Home Depot, such owner is obligated to provide 30 days’ prior notice to Home Depot prior to accepting any offer to purchase such parcel. Such tenant executed a subordination, non-disturbance and attornment agreement pursuant to which the notification right does not apply to a foreclosure or a deed-in-lieu of foreclosure. Such notification right would, however, apply to subsequent sales by the lender of the Mortgaged Property after it has acquired the Mortgaged Property.
(17) Insurance	Rentar Plaza (Loan No. 24)	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
(25) Local Law Compliance	Merritt Creek Farm (Loan No. 12)	The Village of Barboursville, where the Mortgaged Property is located, has no Zoning Regulations.
(27) Recourse Obligations	Rentar Plaza (Loan No. 24)	The related Mortgage Loan documents do not provide recourse to a separate guarantor or environmental indemnitor that is distinct from the Mortgagor.
(28) Mortgage Releases	Rentar Plaza (Loan No. 24)	The Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(30) Acts of Terrorism Exclusion	Rentar Plaza (Loan No. 24)	All exceptions to Representation 17 are also exceptions to this representation 30.
D-2-9

Zions Bancorporation, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Broadstone Plaza II (Loan No. 15)	In the event that the owner of the related Mortgaged Property desires to sell such Mortgaged Property to a third party, such owner is obligated to first notify and offer to sell such Mortgaged Property to the owner of a neighboring property. Such right of first offer does not apply to a foreclosure or the first sale following a foreclosure but such right will apply to any subsequent sales.
(7) Permitted Liens; Title Insurance	Broadstone Plaza II (Loan No. 15)	See exception to Representation and Warranty No. 6, above.

D-2-10

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
January 2026	$25,463,000.00
February 2026	$25,463,000.00
March 2026	$25,463,000.00
April 2026	$25,463,000.00
May 2026	$25,463,000.00
June 2026	$25,463,000.00
July 2026	$25,463,000.00
August 2026	$25,463,000.00
September 2026	$25,463,000.00
October 2026	$25,463,000.00
November 2026	$25,463,000.00
December 2026	$25,463,000.00
January 2027	$25,463,000.00
February 2027	$25,463,000.00
March 2027	$25,463,000.00
April 2027	$25,463,000.00
May 2027	$25,463,000.00
June 2027	$25,463,000.00
July 2027	$25,463,000.00
August 2027	$25,463,000.00
September 2027	$25,463,000.00
October 2027	$25,463,000.00
November 2027	$25,463,000.00
December 2027	$25,463,000.00
January 2028	$25,463,000.00
February 2028	$25,463,000.00
March 2028	$25,463,000.00
April 2028	$25,463,000.00
May 2028	$25,463,000.00
June 2028	$25,463,000.00
July 2028	$25,463,000.00
August 2028	$25,463,000.00
September 2028	$25,463,000.00
October 2028	$25,463,000.00
November 2028	$25,463,000.00
December 2028	$25,463,000.00
January 2029	$25,463,000.00
February 2029	$25,463,000.00
March 2029	$25,463,000.00
April 2029	$25,463,000.00
May 2029	$25,463,000.00
June 2029	$25,463,000.00
July 2029	$25,463,000.00
August 2029	$25,463,000.00
September 2029	$25,463,000.00
October 2029	$25,463,000.00
November 2029	$25,463,000.00
December 2029	$25,463,000.00
January 2030	$25,463,000.00
February 2030	$25,463,000.00
March 2030	$25,463,000.00
April 2030	$25,463,000.00
May 2030	$25,463,000.00
June 2030	$25,463,000.00
July 2030	$25,463,000.00
August 2030	$25,463,000.00
September 2030	$25,463,000.00
October 2030	$25,463,000.00

Distribution Date	Balance($)
November 2030	$25,463,000.00
December 2030	$25,462,629.16
January 2031	$25,077,216.52
February 2031	$24,689,695.28
March 2031	$24,183,497.92
April 2031	$23,791,091.68
May 2031	$23,357,844.90
June 2031	$22,960,922.72
July 2031	$22,523,281.69
August 2031	$22,121,794.65
September 2031	$21,718,110.72
October 2031	$21,273,890.11
November 2031	$20,865,568.02
December 2031	$20,416,834.21
January 2032	$20,003,823.69
February 2032	$19,588,552.97
March 2032	$19,095,105.82
April 2032	$18,674,865.30
May 2032	$18,214,534.15
June 2032	$17,789,476.00
July 2032	$17,324,457.03
August 2032	$16,894,529.04
September 2032	$16,462,247.92
October 2032	$15,990,200.55
November 2032	$15,552,971.27
December 2032	$15,076,109.05
January 2033	$14,633,877.97
February 2033	$14,189,226.15
March 2033	$13,631,143.48
April 2033	$13,181,007.74
May 2033	$12,691,586.77
June 2033	$12,236,309.32
July 2033	$11,741,885.15
August 2033	$11,281,410.23
September 2033	$10,818,414.32
October 2033	$10,316,479.63
November 2033	$9,848,202.54
December 2033	$9,341,128.95
January 2034	$8,867,513.41
February 2034	$8,391,304.66
March 2034	$7,804,562.33
April 2034	$7,322,538.73
May 2034	$6,802,088.96
June 2034	$6,314,577.86
July 2034	$5,788,788.40
August 2034	$5,295,730.29
September 2034	$4,799,972.09
October 2034	$4,266,157.70
November 2034	$3,764,763.03
December 2034	$3,225,463.99
January 2035	$2,718,371.70
February 2035	$2,208,502.17
March 2035	$1,591,189.42
April 2035	$1,075,151.96
May 2035	$521,604.58
June 2035 and thereafter	$0.00

E-2-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	26
Summary of Risk Factors	61
Risk Factors	63
Description of the Mortgage Pool	156
Transaction Parties	226
Credit Risk Retention	317
Description of the Certificates	327
Description of the Mortgage Loan Purchase Agreements	364
Pooling and Servicing Agreement	374
Certain Legal Aspects of Mortgage Loans	478
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	494
Pending Legal Proceedings Involving Transaction Parties	497
Use of Proceeds	497
Yield and Maturity Considerations	498
Material Federal Income Tax Considerations	508
Certain State and Local Tax Considerations	520
Method of Distribution (Underwriter)	520
Incorporation of Certain Information by Reference	523
Where You Can Find More Information	524
Financial Information	524
Certain ERISA Considerations	524
Legal Investment	528
Legal Matters	529
Ratings	529
Index of Defined Terms	533

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$721,928,000
(Approximate)

Barclays
Commercial Mortgage
Securities LLC
Depositor

BBCMS
MORTGAGE TRUST 2025-C39
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2025-C39

Class A-1	$16,918,000
Class A-4	$0	-
	$200,000,000
Class A-5	$322,255,000	-
	$522,255,000
Class A-SB	$25,463,000
Class X-A	$564,636,000
Class A-S	$86,712,000
Class B	$40,332,000
Class C	$30,248,000

PRELIMINARY
PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

Citigroup

Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities Inc.
Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

December [_], 2025